Prospectus Supplement                           Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated December 13, 2001)            Registration No. 333-73446-01

                                 $7,089,867,488
                               EQCC Trust 2001-1F
                                     Issuer
                    Asset Backed Certificates, Series 2001-1F
                          EQCC Receivables Corporation
                                    Depositor
                        EquiCredit Corporation of America
                         Transferor and Initial Servicer

       Principal and interest payable monthly, beginning January 25, 2002

--------------------------------------------------------------------------------

Carefully consider the risk factors beginning on page S-15 of this prospectus supplement and on page 5 in the accompanying prospectus.

Neither the offered certificates, nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The offered certificates represent interests in the trust only and will not be obligations of or represent interests in any other entity.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus.

--------------------------------------------------------------------------------

     The trust will issue--

     . Eight classes of certificates, of which the following class A certificates are offered by this prospectus supplement and the accompanying prospectus:


                       Original Principal
          Class             Balance         Principal Type       Interest Type
          -----             -------         --------------       -------------
        class A-1        $1,999,185,957         senior            fixed rate
        class A-2        $1,500,768,958         senior            fixed rate
        class A-3        $1,595,675,768         senior            fixed rate
        class A-4        $1,994,236,805         senior            fixed rate

     The assets of the trust will include--

     . a pool of fixed rate first or second lien mortgage loans on one to four- family residential properties that were originated or acquired by EquiCredit Corporation of America or an affiliate. The mortgage pool will be divided into four loan groups.

     . any money received on the mortgage loans on and after December 1, 2001, excluding interest accrued on the mortgage loans prior to December 1, 2001.

     . four irrevocable surety bonds issued by Ambac Assurance Corporation, one for each class A certificate.

                                      Ambac

Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                              ___________________

The class A certificates will be initially purchased by Bank of America, N.A., an affiliate of the depositor, in a privately negotiated transaction. The proceeds to the depositor, less expenses payable by it, estimated to be approximately $2,000,000, will be paid to EquiCredit Corporation of America in partial consideration for the mortgage loans.

                              ___________________

           The date of this Prospectus Supplement is December 13, 2001

              Important Notice about Information Presented in this Prospectus Supplement and the Accompanying Prospectus

     The depositor describes the certificates in two separate documents that progressively provide more detail:

          . the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and

          . this prospectus supplement, which describes the specific terms of your certificates.

     If the description of the terms of your certificates is more specific in this prospectus supplement than in the accompanying prospectus, you should rely on the information in this prospectus supplement.

     Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Significant Terms" in this document and in the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus contain forward-looking statements relating to future economic performance or projections and other financial items. Such forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield and Prepayment Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus, and may be identified by, among other things, the use of forward-looking words such as "expects," "intends," "anticipates," "estimates," "believes," "may" or other comparable words. Such statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from those forward-looking statements. Those risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preferences and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to update or revise forward-looking statements to reflect any change in the depositor's expectations or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                Table of Contents

                              Prospectus Supplement

Summary Information..............................................     S-5
Risk Factors.....................................................    S-15
Description of the Mortgage Pool.................................    S-26
   General.......................................................    S-26
   Mortgage Loan Group 1.........................................    S-28
   Mortgage Loan Group 2.........................................    S-36
   Mortgage Loan Group 3.........................................    S-44
   Mortgage Loan Group 4.........................................    S-52
Yield and Prepayment Considerations..............................    S-61
The Originators, the Transferor and the Initial
Servicer ........................................................    S-71
   General.......................................................    S-71
   Loan Origination History......................................    S-72
   EquiCredit's Servicing Portfolio..............................    S-72
   EquiCredit's Delinquency and Loss Experience..................    S-73
   EquiCredit's Outstanding Real
      Estate Owned...............................................    S-74
   Legal Proceedings.............................................    S-74
The Successor Servicer...........................................    S-76
   General.......................................................    S-76
   Fairbanks Capital Corp........................................    S-76
   Fairbanks' Collection Procedures and
      Performance Standards .....................................    S-77
   Fairbanks' Servicing Portfolio................................    S-77
   Fairbanks' Delinquency and Foreclosure
      Experience ................................................    S-77
Servicing Performance Standards..................................    S-78
Description of the Certificates..................................    S-79
   General.......................................................    S-79
   Book-Entry Registration.......................................    S-80
   Assignment of the Mortgage Loans..............................    S-81
   Distributions.................................................    S-81
   Overcollateralization and Cross-
      Collateralization .........................................    S-87
   Explanation of Terms..........................................    S-88
   Surety Bonds..................................................    S-89
   Payment of Trust Related Expenses.............................    S-89
   Advances of Delinquent Interest from the
      Principal and Interest Account ............................    S-90
   Other Servicing Advances; Existing
      Advances; Advancing Party .................................    S-90
   Servicing Compensation........................................    S-91
   Termination; Purchase of Mortgage
      Loans......................................................    S-91
   Amendments to the Pooling and
      Servicing Agreement........................................    S-92
   NIMS Insurer..................................................    S-93
The Trustee......................................................    S-93
The Surety Bonds and the Insurer.................................    S-94
   The Insurer...................................................    S-94
   The Surety Bonds..............................................    S-96
Federal Income Tax Consequences..................................    S-97
   Taxation of Class A Regular Interests.........................    S-97
ERISA Considerations.............................................    S-98
Legal Investment.................................................    S-99
Use of Proceeds..................................................    S-99
Plan of Distribution.............................................    S-99
Secondary Market.................................................    S-99
Experts..........................................................   S-100
Ratings..........................................................   S-100
Legal Matters....................................................   S-101
Index of Significant Terms.......................................   S-102
Global Clearance, Settlement and Tax
Documentation Procedures ........................................   S-103

                       The EQCC Trust 2001-1F Certificates

                                    Original              Pass-                                            Initial Rating
                                    Principal            through           Principal      Interest           of Offered
             Class                   Balance               Rate            Types/(6)/    Types/(6)/      Certificates/(7)/
             -----                   -------               ----            ----------    ----------      -----------------
Offered Certificates
Class A-1/(1)/                    $1,999,185,957          6.55%/(8)/       Senior      Fixed Rate         AAA/Aaa/AAA
Class A-2/(2)/                    $1,500,768,958          6.55%/(8)/       Senior      Fixed Rate         AAA/Aaa/AAA
Class A-3/(3)/                    $1,595,675,768          6.24%/(8)/       Senior      Fixed Rate         AAA/Aaa/AAA
Class A-4/(4)/                    $1,994,236,805          6.24%/(8)/       Senior      Fixed Rate         AAA/Aaa/AAA
Non-Offered Certificates
Class X                                           /(9)/        /(9)/    Subordinated   Interest Only       NA/NA/NA
Class R-I                                        /(10)/       /(10)/       /(10)/          /(10)/          NA/NA/NA
Class R-II                                       /(10)/       /(10)/       /(10)/          /(10)/          NA/NA/NA
Class R-III                                      /(10)/       /(10)/       /(10)/          /(10)/          NA/NA/NA

/(1)/ The class A-1 certificates correspond to one group of mortgage loans, referred to as mortgage loan group 1, which is comprised of first lien and second lien fixed rate mortgage loans.

/(2)/ The class A-2 certificates correspond to a second group of mortgage loans, referred to as mortgage loan group 2, which is comprised of first lien and second lien fixed rate mortgage loans.

/(3)/ The class A-3 certificates correspond to a third group of mortgage loans, referred to as mortgage loan group 3, which is comprised of first lien and second lien fixed rate mortgage loans.

/(4)/ The class A-4 certificates correspond to a fourth group of mortgage loans, referred to as mortgage loan group 4, which is comprised of first lien and second lien fixed rate mortgage loans.

/(5)/ The listed original principal balances of the offered certificates are approximate and are subject to adjustment by plus or minus 5%.

/(6)/ Please refer to "Description of the Certificates--Categories of Classes of Certificates" in the accompanying prospectus for a description of the principal and interest categories.

/(7)/ You will find a description of the ratings of the certificates offered by this prospectus supplement under the heading "Rating of Certificates" in the Summary Information, and under "Ratings" in this prospectus supplement.

/(8)/ During each accrual period, interest will accrue on each of the class A-1, class A-2, class A-3 and class A-4 certificates at the respective fixed rates per annum set forth in the chart above, subject to a ceiling equal to the net funds cap rate for the related mortgage loan group. See "Description of the Certificates--Distributions--Interest" in this prospectus supplement.

/(9)/ The class X certificates are interest-only certificates and have no principal balance. On any payment date, the class X certificates will be entitled to the amount of excess spread on the mortgage loans after payment of amounts payable on other classes, including the reimbursement of amounts previously payable to it that were applied to pay more senior classes.

/(10)/ This class has no principal balance and will not be entitled to distributions of interest or principal.

                               Summary Information

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire document and the accompanying prospectus carefully for additional detailed information about the offered certificates.

Relevant Parties:                                      Relevant Dates:

Issuer                                                 Closing Date
EQCC Trust 2001-1F.                                    December 14, 2001.

Depositor                                              Cut-off Date
EQCC Receivables Corporation.                          Opening of business on December 1, 2001.

Originators                                            Payment Date
EquiCredit Corporation of America and affiliates of    The 25th day of each month or, if such day is not a
EquiCredit.                                            business day, the next business day. The first payment
                                                       date is January 25, 2002.

Transferor                                             Determination Date
EquiCredit Corporation of America.                     The fourth business day prior to each payment date.

Initial Servicer of Mortgage Loans                     Due Period
EquiCredit Corporation of America.                     For any payment date, the preceding calendar month.

Expected Successor Servicer of Mortgage Loans          Prepayment Period
Fairbanks Capital Corp.                                For any payment date, the period from the end of the
                                                       previous prepayment period (or, in the case of the first
Trustee                                                payment date, from the cut-off date) through the 15/th/
The Bank of New York.                                  day of the month in which the payment date occurs (or if
                                                       such day is not a business day, the immediately
                                                       preceding business day).

Custodian                                              Record Date
First Union National Bank.                             The last calendar day of each month preceding a payment
                                                       date.

Advancing Party
Bank of America, N.A.

Insurer
Ambac Assurance Corporation

Rating Agencies
Standard & Poors
Moody's Investors Service
Fitch Inc.

                           Description of Certificates

     The Asset Backed Certificates, Series 2001-1F, will be issued on the closing date under a pooling and servicing agreement to be dated as of December 1, 2001, among the depositor, the transferor, the initial servicer, the expected successor servicer and the trustee.

     The certificates will consist of:

          .    the class A-1, class A-2, class A-3 and class A-4 certificates,

          .    the class X certificates, and

          .    the class R-I, class R-II and class R-III certificates.

     Only the class A-1, class A-2, class A-3 and class A-4 certificates are being offered by this prospectus supplement and the prospectus. The class X, class R-I, class R-II and class R-III certificates are not being offered to the public and will initially be held by affiliates of the depositor.

     The class A certificates will have an approximate aggregate original principal balance of $7,089,867,488. The approximate original principal balance of each class of class A certificates is set forth on the front cover and may be increased or decreased by up to 5%.

     The class A certificates represent interests in the assets of the trust.

                             The Assets of the Trust

     The assets of the trust will consist primarily of:

          . a pool of fixed rate residential mortgage loans, divided into four groups;

          . any money received on the mortgage loans on and after December 1, 2001, excluding money received on account of interest accrued on the mortgage loans prior to December 1, 2001; and

          . four irrevocable surety bonds issued by Ambac Assurance Corporation, each of which will guarantee timely payments of interest and ultimate payment of principal on a class of the class A certificates to the extent described in this prospectus supplement.

                                The Mortgage Pool

     Your trust will consist of a pool of fixed rate mortgage loans. The mortgage loans will consist of promissory notes secured by mortgages, deeds of trust or other instruments creating first or second liens on one- to four-family properties. All of the mortgage loans were originated or acquired by the originators, who are affiliates of the depositor.

     The mortgage loan pool will be divided into four groups of first and second lien mortgage loans. Each class of class A certificates will represent an undivided ownership interest in all of the mortgage loans in the mortgage loan group with a corresponding numerical designation and will receive distributions of principal and interest primarily from the related mortgage loan group.

     The mortgage loans will be acquired by the depositor from the transferor. The depositor will then transfer the mortgage loans acquired by it to the trust under the pooling and servicing agreement on the closing date. See "Description of the Certificates--Assignment of the Mortgage Loans" in this prospectus supplement and "Description of the Certificates--Assignment of the Mortgage Assets" in the accompanying prospectus.

                             Statistical Information

     The statistical information presented in this prospectus supplement concerning the mortgage loans reflects, and is based on, the characteristics of the mortgage pool, and of the mortgage loans in the four mortgage loan groups, as of the opening of business on December 1, 2001, the cut-off date for the mortgage pool. Between the cut-off date and the closing date, some of the mortgage may pay off or be removed from the mortgage pool for other reasons, and some information with respect to the mortgage loans will change. The depositor believes that the information in this prospectus supplement with respect to the mortgage pool and the mortgage loan groups as of the cut-off date is representative of the characteristics of the mortgage pool.

     The mortgage pool is expected to have the following approximate characteristics:

               Selected Mortgage Loan Data as of December 1, 2001

                                            Mortgage Loan        Mortgage Loan        Mortgage Loan         Mortgage Loan
                        Mortgage Pool          Group 1              Group 2              Group 3               Group 4
                       ----------------    -----------------    -----------------   ------------------    ------------------
Number of Mortgage
Loans                          96,888               25,220               17,802               18,529                 35,337

Aggregate Unpaid
Principal Balance      $7,089,857,490      $ 1,999,185,958      $ 1,500,768,958     $  1,595,675,768      $   1,994,236,806

Average Unpaid
Balance                $       73,176      $        79,270      $        84,303     $         86,118      $          56,435

Range of Unpaid        $        1,032 to   $         1,113 to   $         1,051 to  $          1,067      $           1,032 to
Principal Balances     $      433,272      $       433,272      $       349,302     $     to 349,263      $         368,982

Range of Original      $        2,600 to   $         6,920 to   $         5,720 to  $          6,300 to   $           2,600 to
Balances               $      437,000      $       437,000      $       350,000     $        350,000      $         376,000

Range of Mortgage                 1.7 to               1.7 to               5.0 to               5.5 to                 5.5 to
Interest Rates                   21.5%                18.8%                18.0%                18.6%                  21.5%

Weighted Average
Mortgage Interest
Rate                             10.0%                10.2%                10.0%                 9.8%                   9.9%

Weighted Average
Combined
Loan-to-Value Ratio              79.3%                80.6%                80.1%                79.8%                  76.9%

Range of Remaining
Terms to Maturity
(in months)                   1 to 357             1 to 357             1 to 357            14 to 356              1 to 349

Weighted Average
Remaining Term to
Maturity (in months)               266                  292                  278                  266                   232

Weighted Average
Original Term to
Maturity (in months)               288                  307                  295                  284                   266

Range Origination             02/28/74 to          01/28/87 to          05/23/87 to          10/18/89 to           02/28/74 to
Dates                         08/31/01             08/31/01             08/31/01             08/01/01              12/29/00

Percentage of
Balloon Loans                     21.3%                12.7%                21.7%                29.0%                 23.5%

Number of States
with Geographic
Concentration of
Mortgaged
Properties in Excess
of 5% of the
Aggregate Unpaid
Principal Balance                    3                    5                    5                    4                     3

Mortgage Loans
with Prepayment
Charges                           69.9%                77.6%                77.2%                77.3%                 50.7%

Percentage
Originated in last 12
months                            32.3%                47.8%                44.8%                41.4%                  0.0%

Percentage
Delinquent 30-59
Days as of
November 30, 2001                  3.2%                 3.1%                 3.0%                 3.1%                  3.5%

Weighted Average
FICO                               633                  631                  635                  637                   630

     Changes to Mortgage Pool. The depositor may remove mortgage loans from the mortgage pool, or may make substitutions for certain mortgage loans, in advance of the closing date.

     After the issuance of the certificates, the depositor or the transferor may remove mortgage loans from the mortgage pool through repurchase or substitution because of breaches of representations and warranties or defective documentation.

     Additional information about the mortgage pool appears under "Description of the Mortgage Pool" in this prospectus supplement.

                            Priority of Distributions

     Distributions to holders of the certificates will generally be made from the sum of payments collected on the mortgage loans in the related mortgage loan group, less servicing fees and other amounts which are reimbursable to the servicer, the advancing party and EquiCredit, including reimbursement of servicing advances made by the servicer and reimbursed by the advancing party and existing advances made by EquiCredit prior to the cut-off date, plus any payments received from the insurer.

     Available funds from each mortgage loan group will be applied on each payment date generally in the following order of priority:

          . first, sequentially (A) for deposit into the insurance account for the benefit of the insurer, the monthly premium payable to the insurer with respect to that mortgage loan group, and (B) to the trustee its reimbursable expenses and indemnification amounts, subject to a cap for all mortgage loan groups of $100,000 for any calendar year and $500,000 for the duration of the trust (to be allocated by the trustee, to the extent possible, among the mortgage loan groups based upon their relative principal balances);

          . second, to the related class of class A certificates, the related interest remittance amount, consisting of one month's interest on the principal balance of the class at its pass-through rate, less any Relief Act shortfalls for the mortgage loan group for the related due period;

          . third, to the related class of class A certificates, the related mortgage loan group's basic principal distribution amount;

          . fourth, to the insurer, to reimburse any previously unreimbursed insured payments, with interest, made with respect to the related class of class A certificates;

          . fifth, to the insurer, to reimburse any previously unreimbursed insured payments, with interest, made with respect to any class of class A certificates related to any other mortgage loan group, to the extent unpaid pursuant to clause fourth out of available funds from that other mortgage loan group;

          . sixth, to any class of class A certificates related to any other mortgage loan group, any interest payments payable under clause second above on that other class which were not paid out of available funds from the mortgage loan group related to that other class;

          . seventh, to any class of class A certificates related to any other mortgage loan group, any principal payments payable under clause third above on that other class which were not paid out of available funds from the mortgage loan group related to that other class;

          . eighth, to the related class of class A certificates, an amount to reduce the principal balance of that class to the extent necessary to eliminate any overcollateralization deficiency amount with respect to that class;

               . ninth, to any class of class A certificates related to any other mortgage loan group, an amount to reduce the principal balance of that class to the extent necessary to eliminate any overcollateralization deficiency amount with respect to that other class, to the extent not paid under clause eighth out of available funds from the mortgage loan group related to that other class;

               . tenth, to the servicer, the advancing party, the depositor and/or the transferor, an amount equal to the mortgage loan group's allocable share of the amounts reimbursable to them under the pooling and servicing agreement but not previously reimbursed, not including advance reimbursements;

               . eleventh, to the trustee, its expense reimbursements and indemnification amounts as provided in the pooling and servicing agreement, to the extent they exceed the caps referred to in clause first;

               . twelfth, to the related class of class A certificates, the amount of any Relief Act shortfalls incurred with respect to the mortgage loan group during the preceding due period, and the amount of any such Relief Act shortfalls incurred during previous due periods that were not paid on earlier payment dates;

               . thirteenth, to the advancing party and EquiCredit, the amount of all interest accrued on previously unreimbursed servicing advances and existing advances made by the advancing party or EquiCredit, on mortgage loans in the mortgage loan group that were liquidated during the preceding due period;

               . fourteenth, to the class X certificateholders, to the extent of that class's entitlement under the pooling and servicing agreement; and

               . fifteenth, to one or more classes of class R certificateholders, the balance, if any, of available funds in the manner provided in the pooling and servicing agreement.

     Additional information on the source and priority of distributions appears under "Description of the Certificates--Distributions" in this prospectus supplement.

                             Interest Distributions

     Each class of class A certificates will accrue interest at the annual rates described on page S-4 in this prospectus supplement. The amount of accrued interest payable on any payment date for any class of class A certificates will be reduced by the amount of any Relief Act shortfalls on the mortgage loans in the related mortgage loan group. Payment of Relief Act shortfalls is not covered by any surety bond, and these shortfalls will be made up on the same or subsequent payment dates only to the extent of excess funds prior to payments to the class X certificateholders. See "--Priority of Distributions" above, "Risk Factors--Recent Events May Result in Higher Delinquencies, Defaults and Relief Act Interest Shortfalls Which May Adversely Affect the Yield On Your Certificates," and "Description of the Certificates--Distributions--

Interest" in this prospectus supplement. In addition, if on any payment date, a mortgage loan group's net funds cap rate is less than the stated rate for the related class of class A certificates, the amount of any resulting net funds cap shortfall will not be recoverable by the related certificateholders. Payment of net funds cap shortfalls is not covered by any surety bond. See "Description of the Certificates--Distributions--Interest" in this prospectus supplement.

     Each accrual period for any payment date on the class A certificates will be the preceding calendar month. The amount of interest that will accrue on your class of class A certificates each month is based on a 360-day year comprised of twelve 30-day months, and will equal:

          .    the product of

               .    the pass through rate for your class of certificates, and

               . the outstanding principal balance of your class immediately prior to the applicable payment date,

          . reduced by the amount of Relief Act shortfalls incurred on the related mortgage loan group during the due period related to the payment date.

     See "Description of the Certificates--Distributions--Interest" in this prospectus supplement.

                             Principal Distributions

     On each payment date, you will receive a distribution of principal on your class A certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will be a function of several things, including the amount of excess interest and principal receipts on the mortgage loans.

     You should review the priority of payments described under "Description of the Certificates--Distributions--Principal" in this prospectus supplement.

     The final scheduled payment date for each class of class A certificates is October, 2031, although it is expected that the actual final payment date will occur significantly earlier. See "Description of the Certificates--General" and "Yield and Prepayment Considerations" in this prospectus supplement.

                                  Denominations

     The class A certificates will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.

                    Registration of the Class A Certificates

     Your certificates will be issued in book-entry form and registered in the name of Cede & Co., as the nominee of The Depository Trust Company. The Depository Trust Company is also referred to as DTC.

     You may elect to hold your certificates through DTC, in the United States, or through Clearstream, Luxembourg or Euroclear in Europe. Transfers within DTC, Clearstream, Luxembourg or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly or indirectly through DTC and counterparties holding directly or indirectly through Clearstream, Luxembourg or Euroclear will be made in DTC through the relevant depositaries of Clearstream, Luxembourg or Euroclear.

     The depositor expects that the class A certificates will be delivered in book-entry form through the facilities of DTC, Clearstream, Luxembourg and Euroclear on or about December 14, 2001.

     Additional information on registration of the class A certificates appears under "Description of the Certificates--Book-Entry Registration" in this prospectus supplement.

                                The Surety Bonds

     A surety bond will be issued with respect to each class of class A certificates by Ambac Assurance Corporation, referred to in this prospectus supplement as the insurer. The insurer will guarantee timely payments of the class A interest remittance amount on the class A certificates, and will make payments of principal on the class A certificates to the extent necessary to ensure that the aggregate certificate principal balance does not exceed the aggregate principal balance of the mortgage loans, as described in this prospectus supplement.

     The insurer will not guarantee any Relief Act shortfall, or any net funds cap shortfalls on any of the class A certificates.

     Additional information on the surety bonds appears under "Description of the Certificates--Surety Bonds" and "The Surety Bonds and the Insurer" in this prospectus supplement.

                                  NIMS Insurer

     One or more insurance companies, together referred to as the NIMS insurer, may in the future issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of the class X certificates and the residual certificates.

                                    Servicing

     EquiCredit Corporation of America is the current servicer of the mortgage loans. EquiCredit intends to sell its servicing portfolio, including the servicing of the mortgage loans underlying your certificates. EquiCredit has entered into a contract with Fairbanks Capital Corp. under which, subject to the satisfaction of certain conditions, Fairbanks will begin performing the servicing of the mortgage loans, in EquiCredit's name and using EquiCredit's systems, on or about January 2, 2002, pending a full servicing transfer to Fairbanks' name and servicing systems on or about May 1, 2002. See "Risk Factors--Transfer of Servicing May Cause Disruption in Cashflows to Certificateholders," "The Originators, the Transferor and the Initial Servicer" and "The Successor Servicer" in this prospectus supplement.

                     Limited Advances of Delinquent Interest

     The servicer, including any successor servicer, will make cash advances with respect to delinquent payments of interest on the mortgage loans, but only from and to the extent of amounts on deposit with the servicer and held for future remittance to the trustee. The servicer will not be required to make advances from its own funds on account of mortgage loan delinquencies. See "Description of the Certificates--Advances from the Principal and Interest Account" in this prospectus supplement.

                     Servicing Advances and Advancing Party

     In the course of servicing the mortgage loans, the servicer will be required to make servicing advances that meet eligibility criteria set forth in the pooling and servicing agreement, including specified delinquent real property taxes, costs of maintaining hazard insurance on mortgaged properties, and specified foreclosure and liquidation expenses. Bank of America, N.A. or a successor or assignee, as advancing party, will provide liquidity for servicing advances by reimbursing the servicer for servicing advances that meet eligibility criteria set forth in the pooling and servicing agreement, on a daily basis. The advancing party will not be a master servicer, and will have no responsibility for the performance, or for oversight of the performance, by the servicer of its obligations under the pooling and servicing agreement.

                        Optional Termination of the Trust

     The servicer or the holders of the class X certificates may purchase all remaining mortgage loans in the mortgage pool and thereby effect early retirement of your certificates on any payment date on which the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of December 1, 2001. If neither the servicer nor the class X holders exercise this option, the NIMS insurer, if any, may do so.

     See "Description of the Certificates--Termination; Purchase of Mortgage Loans" in this prospectus supplement.

                             Rating of Certificates

     The trust will not issue the class A certificates unless they have been rated at least "AAA" by Standard & Poor's and Fitch Inc., and at least Aaa by Moody's Investors Service.

          . The ratings assigned to the class A certificates will be based on the financial strength of the insurer.

          . Any reduction in the financial strength of the insurer will likely result in a reduction of the ratings on the class A certificates.

          . The ratings of the certificates by the rating agencies are not recommendations to buy, sell or hold the certificates rated. A rating may be subject to revision or withdrawal at any time by the assigning rating agency.

          . If the ratings on your certificates are downgraded or withdrawn, the value of your certificates may be reduced, and you may have difficulty selling your certificates.

     See "Ratings" in this prospectus supplement and "Risk Factors" and "Ratings" in the accompanying prospectus.

                         Federal Income Tax Consequences

     For federal income tax purposes, elections will be made to treat portions of the trust fund as three separate real estate mortgage investment conduits or REMICs. The class A certificates and the class X certificates will represent regular interests in a REMIC and will be treated as debt instruments for federal income tax purposes. Each class of class R certificates will be the sole class of residual interest in one of the three REMICs.

     Interest on the class A certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

     For additional information see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Original Issue Discount" in the accompanying prospectus.

                              ERISA Considerations

     The class A certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, only if an applicable underwriting or similar prohibited transaction exemption applies. A fiduciary of an employee benefit plan must determine that the purchase of a class A certificate is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law.

     For additional information see "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

                                Legal Investment

     If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the class A certificates. We recommend that you consult your legal, tax and accounting advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of class A certificates.

     Your certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     For additional information see "Legal Investment" in this prospectus supplement.

                                  Risk Factors

     An investment in the class A certificates involves significant risks. The class A certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors. Before you decide to invest in the class A certificates, we recommend that you carefully consider the following risk factors. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Transfer of Servicing May Cause Disruptions in Cashflows to Certificateholders

     On August 15, 2001, Bank of America Corporation, the ultimate parent of EquiCredit, announced that it was exiting the subprime real estate lending business and that EquiCredit would cease originating new mortgage loans. In addition, Bank of America Corporation announced its intention to sell EquiCredit's subprime servicing portfolio upon finding a purchaser. EquiCredit has executed an agreement with Fairbanks Capital Corp. under which Fairbanks has agreed, subject to the satisfaction of certain conditions precedent, to assume the servicing of the mortgage loans on or about January 2, 2002. Servicing of the mortgage loans will continue to be conducted under EquiCredit's name and using EquiCredit's accounts and systems until regulatory approval (including any required approvals under the Hart-Scott-Rodino Antitrust Improvements Act) and consummation of the transfer of servicing is completed. In the event that the conditions to sale are not satisfied or transfer of servicing to Fairbanks is not consummated and approved, EquiCredit will continue to service the mortgage loans until a sale and transfer of the servicing portfolio is consummated and approved. We cannot provide any assurances that the sale and transfer of the servicing portfolio will be consummated and approved and if so, we cannot provide any assurances as to the terms of any such sale and transfer. As a result, you should consider the possibility that EquiCredit may be the servicer for a significant period of time.

     When EquiCredit transfers servicing of the mortgage loans to Fairbanks or to any other successor servicer, the rates of delinquencies and defaults are likely to increase at least for a period of time due to transitional difficulties, including, among other things, data input errors, misapplied or misdirected payments, and system incompatibilities. In addition, any unaffiliated servicer may take a more aggressive approach to foreclosures and liquidations than an affiliated servicer may take, which could produce higher rates of involuntary prepayments or greater losses than would have been typical for other securities issued by the depositor or its affiliates and serviced by the servicer. We cannot assure you as to the extent or duration of any disruptions associated with a transfer of servicing, the foreclosure or liquidation approaches of any subsequent servicer, or as to the resulting effects on the yield on your certificates.

Recent Events May Result In Higher Delinquencies, Defaults And Relief Act Interest Shortfalls Which May Adversely Affect The Yield On Your Certificates

     On September 11, 2001, tragic events occurred at the World Trade Center in New York City and at the Pentagon in Arlington, Virginia that have caused significant uncertainty with respect to global markets. The short-term and long-term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity.

     Some government agencies, government sponsored entities and private financial institutions have implemented special servicing procedures which may include:

          . A moratorium on the commencement of foreclosure proceedings, and a suspension of any current foreclosure proceedings, with regard to borrowers who have been personally affected by the terrorist attacks;

          . Increased use of repayment plans that will seek to cure delinquencies without imposing undue hardship on the affected borrowers;

          .    Extending due dates for mortgage payments;

          .    Waiving or reducing late payment fees or similar fees; and

          . Suspending the submission of reports to credit bureaus for affected borrowers who have delinquent mortgage loans.

We cannot give you any assurances as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect to the mortgage loans. Any adverse impact as a result of these events would be borne by holders of the class A certificates to the extent not covered by the surety bonds.

     The response of the United States to the events of September 11, 2001 involves military operations that will increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Soldiers' and Sailors' Civil Relief Act of 1940, called the Relief Act, provides generally that a borrower who is covered by the Relief Act and so notifies his lender may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time. The servicer is not required to advance these shortfalls as delinquent payments and any shortfalls are not covered by any form of credit enhancement on the class A certificates, including the surety bonds. Interest shortfalls on the mortgage loans in any mortgage loan group during any due period resulting from the application of the Relief Act or similar legislation or regulations, referred to in this prospectus supplement as Relief Act shortfalls, will reduce the interest remittance amount payable on the related class of class A certificates on the related payment date.

     The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

     We do not know how many mortgage loans have been or may be affected by the application of the Relief Act.

You May Have Difficulty Selling Your Certificates

     The class A certificates will not be listed on any securities exchange. As a result, if you wish to sell your class A certificates, you will have to find a purchaser that is willing to purchase your certificates. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be similar times in the future. In addition, the liquidity of the class A certificates may be adversely impacted as a result of EquiCredit's exiting the subprime mortgage lending business and the resulting limitations on the amount of new certificates that may be issued by EquiCredit or its affiliates. As a result of the foregoing, you may not be able to sell your certificates when you wish to do so or your may not be able to obtain the price you wish to receive.

Rate of Prepayments May Adversely Affect Average Life or Yield of the
Certificates

     The average life of the class A certificates and, if purchased at a price other than par, the yield to maturity of the class A certificates, will depend on the rate and timing of principal payments on the mortgage loans in the related mortgage loan group, including:

          .    the rate of principal prepayments on the mortgage loans;

          .    liquidations of defaulted mortgage loans; and

          . repurchases of, or payments of realized losses on, mortgage loans as a result of defective documentation or breaches of representations and warranties.

     Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase and may have an adverse impact on the rate of return on your certificate. Conversely, if interest rates on similar mortgage loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

     Some of the mortgage loans require the mortgagor to pay a penalty in certain instances if the mortgagor prepays the mortgage loan during a stated period after the mortgage loan was originated. Pursuant to the pooling and servicing agreement, the servicer will be prohibited from enforcing any prepayment penalty on a mortgage loan after the fifth anniversary of its origination, and the pooling and servicing agreement limits the amount of any prepayment penalty that the servicer may enforce. A prepayment penalty may or may not discourage a mortgagor from prepaying a mortgage loan during the applicable period.

     If you are purchasing class A certificates at a discount, you should consider the risk that if principal payments on the mortgage loans occur at a rate slower than you expected, your yield may be lower than you expected.

     If you are purchasing class A certificates at a premium, you should consider the risk that if principal payments on the mortgage loans occur at a rate faster than you expected, your yield may be lower than you expected.

     See "Yield and Prepayment Considerations" in this prospectus supplement and in the accompanying prospectus.

Interest Payments May Be Insufficient to Create Overcollateralization

     Because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the certificates as well as fees and expenses of the trust as specified in the pooling and servicing agreement. Any excess interest will first be used to compensate class A certificates for losses that occur on the mortgage loans. Then, any available excess interest will be used to create and maintain overcollateralization for each class of class A certificates in amounts specified by the insurer. However, the amount of excess interest generated may not be enough to maintain the required overcollateralization level for each class of class A certificates. The factors described below will affect the amount of excess interest that the mortgage loans will generate.

          . Every time a mortgage loan is prepaid in full, excess interest may be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial payment, will be generating less interest.

          . Every time a mortgage loan is liquidated or written off, excess interest may be reduced because that mortgage loan will no longer be outstanding and generating interest.

          . If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay current interest and principal to the certificateholders.

     In addition, the surety bonds only provide coverage for an overcollateralization deficit with respect to the mortgage pool as a whole. Consequently, it is possible for one group of class A certificates to be undercollateralized due to insufficient excess interest to cover losses on mortgage loans in the related mortgage loan group, without resulting in a payment of principal under the surety bond on those certificates to eliminate the deficit position, if the undercollateralization of that mortgage loan group is offset by sufficient overcollateralization with respect to the other mortgage loan groups.

Reimbursement of EquiCredit Existing Advances May Reduce Available Funds

     Prior to the cut-off date, approximately $3,651,405, $2,558,470, $2,603,990, and $7,228,068, respectively, of unreimbursed servicing and delinquent interest advances were made by EquiCredit with respect to certain of the mortgage loans in mortgage loan group 1, mortgage loan group 2, mortgage loan group 3, and mortgage loan group 4, respectively. These amounts are reimbursable to EquiCredit upon repayment by a mortgagor, typically in connection with a refinancing or prepayment in full of the related mortgage loan, together with accrued interest on the repayment amount. In the event any mortgage loan with respect to which these advances are outstanding becomes a defaulted mortgage loan and is liquidated, EquiCredit will be entitled to be reimbursed for these advances, to the extent of liquidation proceeds related to the liquidated mortgage loan. Reimbursement of these amounts from liquidation proceeds likely will result in less amounts being available for distribution on the certificates than would be the case if these existing advances were not reimbursed from liquidation proceeds. In the event liquidation proceeds with respect to a mortgage loan are not adequate to reimburse these advances, or any such advances are otherwise deemed to have become non-recoverable from proceeds of the related mortgage loans, EquiCredit will be entitled to be reimbursed for these shortfalls out of collections on all of the mortgage loans, prior to the availability of those collections to the certificateholders, which could have an adverse impact on the distributions available on your certificate. See "Description of the Certificates-- Distributions-- Collections on the Mortgage Loans; Available Funds" in this prospectus supplement.

The Servicer is Not Required to Make Delinquent Interest Advances from its Own Funds

     The servicer has no obligation to advance its own funds to make advances to the trust of delinquent interest payments on the mortgage loans. Delinquent interest advances will be made on any payment date only to the extent of amounts then on deposit in the principal and interest account and held for future distribution. The surety bonds will cover such amounts only to the extent that there would otherwise be a shortfall in the interest payable on the class A certificates. Amounts available on any payment date to make payments to certificateholders will likely be lower than would be the case if the servicer were required to make advances out of its own funds. As a result, the amortization of the certificates and the creation of overcollateralization may be slower than would otherwise be the case. See "Description of the Certificates--Advances of Delinquent Interest from the Principal and Interest Account" in this prospectus supplement.

The Servicer is Not Obligated to Cover Prepayment Interest Shortfalls from its Own Funds

     When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. The servicer will not be required to reduce its servicing fee or otherwise make any payments in the nature of compensating interest.

     Prepayments collected from the first through the fifteenth day of a month (or if such day is not a business day, the preceding business day), after the month of the cut-off date, will be distributed on the payment date in the same month thereby avoiding any interest shortfall with respect to those prepayments. Any interest paid by the borrower in connection with the prepayment will be prepayment interest excess and will be available to offset shortfalls arising from prepayments after the end of the preceding prepayment period. Any prepayment interest shortfalls not covered by prepayment interest excess will be covered by other available funds due to the priority of application of available funds. As a result, there is likely to be less excess interest to cover realized losses and to create or maintain overcollateralization. There can be no assurance as to whether any prepayment interest excess will be generated, and if generated, whether it will be sufficient to reduce materially the amounts of prepayment interest shortfalls. Prepayment interest shortfalls, while they may reduce or eliminate excess funds and overcollateralization and may effect the yield of the related class of class A certificates, will only cause a shortfall in interest if the insurer defaults under its surety bond guarantee of the payment of timely interest on the class A certificates.

Interest Rates on the Certificates are Subject to Limits

     If the weighted average interest rate, minus the servicer and insurer fee rates, on the mortgage loans in a mortgage loan group is less than 6.55% per annum for each of mortgage loan groups 1 and 2 and 6.24% per annum for each of mortgage loan groups 3 and 4, then the interest rate on the affected class of class A certificates will be the lower net funds cap rate for the related mortgage loan group. In this event, the difference between interest that would have accrued on that class at its fixed pass-through rate and interest that accrued on the class at the applicable net funds cap rate, will not be paid to the certificateholders on that payment date or on any subsequent payment date. As a result, your yield may be reduced and the value of your certificates may be adversely affected.

     The surety bonds do not guarantee the payment of any net funds cap shortfall.

Delinquent Mortgage Loans May Perform More Poorly than Other Mortgage Loans

     Approximately 3.18% of the mortgage loans are 30-59 days delinquent in payment as of the close of business on November 30, 2001. A payment is considered 30-59 days delinquent if it remains unpaid on or before the end of the month following the month in which the payment was due. Delinquencies and liquidation proceedings are more likely with these types of mortgage loans than with other mortgage loans. In the event any mortgage loan becomes delinquent or subject to liquidation, you may face delays in receiving payments, and you may suffer losses if the credit enhancements are insufficient to cover the delays and losses.

Servicer's Performance May Affect Payments on Class A Certificates

     Because of the nature of the mortgage loans, the performance of the class A certificates depends on the effective performance by the servicer of its obligations under the pooling and servicing agreement. The expected successor servicer intends to pledge its rights, including its rights to servicer compensation, to a lender who is financing the expected successor servicer's purchase of servicing rights from EquiCredit. No assurance can be given that this will not affect the expected successor servicer's performance of its servicing duties.

Servicer Alternatives to Foreclosure May Affect Your Yield

     Some of the mortgage loans will be delinquent as of the cut-off date. See "Description of the Mortgage Pool" in this prospectus supplement. Other mortgage loans may become delinquent after the cut-off date. The servicer may either foreclose on any delinquent mortgage loan, or work out an agreement with the mortgagor, which may involve waiving or modifying any term of the mortgage loan. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

Missing Mortgage Loan Documentation and Breaches of Loan Representations May Result in Repurchases of Mortgage Loans

     Some of the loan files being transferred to the custodian are known to be missing certain of the items required to be contained therein. The transferor will not be required to repurchase a mortgage loan with defective or missing documentation or with respect to which a representation is breached, unless and until (i) a loss is realized on that mortgage loan as a direct and proximate result of the defective or missing documentation or breached representation (including an inability to foreclose on a mortgage loan) or (ii) the defect or breach causes the mortgage loan not to be a qualified mortgage for REMIC purposes. In the case of a realized loss, the transferor may satisfy its repurchase obligation by depositing the amount of the realized loss. Because the obligation generally will not arise until a loss is realized, the trust may suffer greater numbers of losses, and the amounts of the losses may be greater, than would otherwise be the case if the transferor were to be required to repurchase the mortgage loan upon receipt of notice of the defect or breach as is typical in most mortgage loan securitizations. The transferor's obligation to repurchase mortgage loans and indemnify the trust fund for losses as a result of these defects is guaranteed by Bank of America, N.A.

Some Features of the Mortgage Loans May Result in Cash Flow Delays or Shortfalls

     There are a number of features of the mortgage loans that create risks of loss or payment delays, including the following:

          . Sub-Prime Mortgage Loans More Likely to Default. The mortgage loans generally do not meet the customary credit standards of Fannie Mae and Freddie Mac. As a result, the trust may experience higher rates of delinquencies, defaults and losses than if the mortgage loans were underwritten in a more traditional manner.

          . Balloon Mortgage Loans May Have a Greater Default Risk at Maturity. Approximately 12.7%, 21.7%, 29.0% and 23.5% of the mortgage loans in mortgage loan group 1, mortgage loan group 2, mortgage loan group 3 and mortgage loan group 4, respectively, as of the cut-off date, are balloon mortgage loans which provide for a final monthly payment substantially greater than the preceding monthly payments. Balloon mortgage loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. This may result in a higher default risk for such loans than may occur with fully amortizing mortgage loans.

          . Extended Loans May Be More Likely to Default. Approximately 2.2% of the mortgage loans in mortgage group 4 have been extended in the past, typically as a result of the borrower being unable to meet his or her existing obligations. These loans may, as a consequence, be more likely to default than those where the borrower has consistently met his or her payment obligations. Fewer than 1% of the mortgage loans in mortgage loan group 1, mortgage loan group 2 and mortgage loan group 3 have been extended.

          . Geographic Concentration of Mortgage Loans May Increase Exposure to Regional Economic Downturns. Approximately 14.3%, 20.1% and 22.8% of the mortgage loans in mortgage loan group 2, mortgage loan group 3 and mortgage loan group 4 are secured by mortgaged properties located in California. Approximately 13.4%, 11.9%, 10.1% and 9.9% of the mortgage loans in mortgage loan group 1, mortgage loan group 2, mortgage loan group 3 and mortgage loan group 4 are secured by mortgaged properties located in Florida. These and other concentrations of mortgaged properties could adversely affect the performance of a mortgage loan group in the event of a regional economic downturn affecting those locations.

          . Mortgage Loans With High Combined Loan-to-Value Ratios May Be More Likely to Default. Approximately 30.8%, 26.3%, 24.0% and 17.3% of the mortgage loans in mortgage loan group 1, mortgage loan group 2, mortgage loan group 3 and mortgage loan group 4 have a combined loan-to-value ratio of 90% or more. Higher loan-to-value loans may be more likely to default than other loans, particularly if property values decline, and the borrower has little or no equity in the mortgaged property.

          . Mortgage Loans with Low FICO Scores May Be More Likely to Default. Approximately 9.2%, 8.6%, 8.7% and 14.3% of the mortgage loans in mortgage loan group 1, mortgage loan group 2, mortgage loan group 3 and mortgage loan group 4 have FICO scores of 540 or below. These mortgages may be more likely to default than those where the borrower has a higher credit rating.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors--Risks Associated with the Mortgage Loans" in the accompanying prospectus.

The Mortgaged Properties Might Not Be Adequate Security for the Second Lien Mortgage Loans

     Some of the mortgage loans in each of the mortgage loan groups are loans secured by second lien mortgages that are subordinate to the rights of the mortgagee under a senior mortgage or mortgages. Although the second lien mortgage loans are secured by liens on mortgaged properties, this collateral may not provide assurance of repayment of the mortgage loans comparable to the assurance of repayment that many first lien mortgage loans provide, and these mortgage loans, especially those with high combined loan-to-value ratios, may have risk of repayment characteristics more similar to unsecured consumer loans and may result in losses on your certificates.

     The proceeds from any liquidation, insurance or condemnation proceedings with respect to second lien mortgage loans will be available to satisfy the outstanding principal balances of these mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including payment of any related foreclosure costs. If the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related mortgage loan. These considerations will be particularly applicable to mortgage loans secured by second mortgages that have high combined loan-to-value ratios because, in these cases, the servicer is more likely to determine that foreclosure would be uneconomical. These losses will be borne by you, if overcollateralization and cross-collateralization are insufficient to absorb the losses and the insurer defaults in its obligations under the surety bonds.

     The rate of default of mortgage loans secured by junior mortgages may be greater than that of mortgage loans secured by senior mortgages on comparable properties.

     We cannot assure you that the values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in value, this could extinguish the value of the interest of a junior mortgagee in the mortgaged property before having any adverse effect on the interest of the related senior mortgagees and could adversely impact the return on your certificates.

Consumer Protection Laws May Result in Losses on the Mortgage Loans

     Federal and state laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originators. Actual or alleged violations of these federal and state laws may, among other things:

          . limit the ability of the servicer to collect principal or interest on the loans,

          .  provide the borrower with a right to rescind the loans,

          . entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

          . result in a litigation proceeding being brought against the trust, and

          . subject the trust to liability for expenses, penalties and damages resulting from the violations.

     As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Legal Aspects of the Mortgage Loans" in the accompanying prospectus.

     In connection with the case styled Mildred E. Samuel v. EquiCredit Corporation, U.S. Bank National Association, Trustee, pending in federal court in the Eastern District of Pennsylvania (Philadelphia), the initial servicer is presently subject to a court-ordered moratorium prohibiting foreclosure sales on mortgaged properties located in Pennsylvania. See "The Originators, the Transferor and the Initial Servicer--Legal Proceedings." Currently, approximately 66 scheduled foreclosure sales have been delayed due to the moratorium, and EquiCredit estimates that an additional 200-300 mortgage loans will be ready for foreclosure sales when the moratorium expires. This moratorium is scheduled to expire on January 4, 2002, but a preliminary injunction is pending in which plaintiffs request an extension of the moratorium until the Samuel class action is resolved. EquiCredit intends to vigorously defend against the injunction request, but there can be no assurance that EquiCredit will be successful. If EquiCredit is unsuccessful, the servicer will not be permitted to foreclose Pennsylvania mortgage loans that default until the Samuel class action is resolved. Approximately 3.8% of the mortgage loans are secured by Pennsylvania properties. We can provide no assurance as to when the class action will be resolved. If an injunction is granted, it would result in the trust's receiving no collections on defaulted mortgage loans secured by Pennsylvania properties for an indeterminate amount of time, and in this event the properties securing these defaulted loans could deteriorate significantly before they can be sold, thereby increasing losses on the mortgage loans.

The Mortgage Loans are Subject to Additional Regulations Which Could Adversely Impact Your Distributions

     Federal laws to which the mortgage loans are subject include:

          . the federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagor regarding the terms of the mortgage loan;

          . the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          . the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

     Violations of certain provisions of these federal laws by any party originating or servicing any of the mortgage loans may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and, in addition, could subject the trust to damages and administrative enforcement, each of which could have an adverse impact on the distributions on your certificates.

     Mortgage loan group 4 may contain some mortgage loans that are subject to the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), which amended the Truth in Lending Act as it applies to mortgages subject to HOEPA. HOEPA requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to HOEPA. HOEPA also provides that any purchaser or assignee of a mortgage covered by HOEPA, including the trust, is subject to all of the claims and defenses which the mortgagor could assert against the original lender. Violations of HOEPA could subject a mortgage lender, or its assignee, to monetary penalties and could provide mortgagors with certain rescission rights. In addition, some states such as North Carolina and Texas have recently enacted similar statutes that are more restrictive than HOEPA. Any violation of HOEPA or such similar state laws with respect to a mortgage loan subject to those laws would be a breach of the transferor's representations and warranties, and the transferor would be obligated to cure, repurchase or, if permitted by the pooling and servicing agreement, substitute for the mortgage loans in question if the breach materially and adversely affects the interests of the certificateholders in the mortgage loans. While the transferor believes that mortgage loan group 4 contains a small percentage of HOEPA loans, it is unable to specify how many mortgage loans in mortgage loan group 4 are subject to HOEPA. In any event, it will represent that it has complied with applicable laws and regulations in connection with the origination of the mortgage loans. Bank of America, N.A. has guaranteed the transferor's obligation to repurchase mortgage loans due to breaches of these representations and warranties. However, no assurance can be given that a Bank of America guarantee of the transferor's obligations to purchase mortgage loans will limit any liabilities the trust could incur as a result of any related breach.

Legal Actions are Pending Against EquiCredit

     As a large subprime lender that conducted operations throughout the United States, EquiCredit is subject to numerous claims and legal actions that may arise in the ordinary course of business. The claims include lawsuits styled as class actions and allege violations of various federal and state consumer protection laws.

     If one or more of the yield spread premium actions referred to in this prospectus supplement under "The Originators, the Transferor and the Initial Servicer--Legal Proceedings" are certified as a class, it is possible that some of the class members would include mortgagors under the mortgage loans included in the trust. In the event one or more mortgagors prevailed in such litigation, it is unclear whether liability could attach to the trust as owner of the mortgage loan or if the mortgagor's obligations under the related mortgage loan could be altered. EquiCredit represents that as of the closing date, each mortgage loan was originated in compliance with applicable federal and state laws and regulations, and in the event of a breach of such representation, EquiCredit is obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner and to the extent described under "Description of the

Certificates--Representations and Warranties of EquiCredit and the Depositors" in the accompanying prospectus.

     Although a successful legal claim or action against EquiCredit could have a significant adverse financial effect on EquiCredit, EquiCredit believes that the aggregate amount of liabilities it may face will not have a material adverse effect on its ability to fulfill its obligations as servicer and seller of the mortgage loans. See "The Originators, the Transferor and the Initial Servicer--Legal Proceedings" in this prospectus supplement.

Reduction or Withdrawal of Ratings

     The trust will not issue the class A certificates unless they have been rated at least "AAA" by Standard & Poor's and Fitch Inc., and at least "Aaa" by Moody's Investors Service.

       . The ratings assigned to the class A certificates will be based on the financial strength of the insurer.

       . Any reduction in the claims-paying ability of the insurer will likely result in a reduction of the ratings on the class A certificates.

       . The ratings of the certificates by the rating agencies are not recommendations to buy, sell or hold the certificates rated. A rating may be subject to revision or withdrawal at any time by the assigning rating agency.

       . If the ratings on your certificates are downgraded or withdrawn, the value of your certificate may be reduced, and you may have difficulty selling your certificates.

     See "Ratings" in this prospectus supplement and "Risk Factors" and "Ratings" in the accompanying prospectus.

                        Description of the Mortgage Pool

General

     Unless otherwise noted, the statistical information presented in this prospectus supplement concerning the mortgage loan pool is based on the mortgage loans included in the mortgage loan pool as of the cut-off date for the mortgage pool, which is the opening of business on December 1, 2001. Between the cut-off date and the closing date, some loans included in the mortgage pool as of the cut-off date may prepay in full, or may be determined not to meet the eligibility requirements for the final pool, and thus may not be included in the final pool, and some information with respect to the mortgage loans will change.

     The aggregate principal balance of the pool of mortgage loans, as of the cut-off date, is approximately $7,089,867,490.

     This section generally describes some of the material characteristics of the mortgage loan pool. Unless otherwise specified in this prospectus supplement, references to percentages of mortgage loans refer in each case to the approximate percentage of the aggregate principal balance of the pool of mortgage loans, in the aggregate or in the related mortgage loan group, as the context indicates, as of the cut-off date, based on the outstanding principal balances of the pool of mortgage loans, in each case as of the cut-off date, and giving effect to all payments received prior to the cut-off date. Approximately 47.42% of the pool of mortgage loans were originated and underwritten by EquiCredit or by a wholly-owned subsidiary of EquiCredit. The remainder of the pool of mortgage loans were purchased by EquiCredit or a wholly-owned subsidiary of EquiCredit. These purchased mortgage loans were re-underwritten by EquiCredit or a wholly-owned subsidiary of EquiCredit, except that, in the case of some of the purchased mortgage loans, a representative sample of those mortgage loans was re-underwritten. Percentages expressed in this prospectus supplement based on principal balances have been rounded, and in the tables set forth in this prospectus supplement the sum of the percentages may not equal the respective totals due to such rounding.

     Each mortgage loan in the trust will be assigned to one of four mortgage loan groups, each consisting of mortgage loans secured by first liens and second liens on mortgaged properties. Distributions on each class of the class A certificates will be based primarily on amounts available for distribution in respect of mortgage loans in the related mortgage loan group.

     Approximately 77.6%, 77.2%, 77.3% and 50.7% of the mortgage loans in mortgage loan group 1, mortgage loan group 2, mortgage loan group 3, and mortgage loan group 4, respectively, provide for payment by the mortgagor of a prepayment penalty in limited circumstances on certain prepayments. Generally, each mortgage loan having a prepayment penalty provision will provide for payment of a prepayment penalty on certain partial prepayments and all prepayments in full made within a stated number of months from the date of origination of the mortgage loan. The amount of the prepayment penalty is provided in the related mortgage note and is generally equal to up to six months' interest on the amount prepaid in excess of 20% of the original principal balance of the related mortgage loan in any twelve-month period. The pooling and servicing agreement prohibits the servicer from enforcing any prepayment penalty in connection with a prepayment that occurs more than 60 months following the related mortgage loan's origination date, and limits the amount of any prepayment penalty the servicer may enforce. The prepayment penalties may be sold to a third party and, in this event the servicer will not be permitted to waive any prepayment penalty except in some limited circumstances. As a result, the servicer may waive fewer prepayment penalties than it might otherwise waive and prepayments may occur at a slower rate than they might if such charges were not required. There can be no assurance as to the effect of prepayment penalties on the rate of prepayments that will be experienced on the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment penalties, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans. Neither the transferor nor the depositor make any representations as to the effect that the prepayment penalties, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans. Any prepayment penalties collected will not be for the account of the trust.

Mortgage Loan Group 1

     All of the mortgage loans in mortgage loan group 1 were originated between January 28, 1987 and August 31, 2001 and have a scheduled maturity date no later than September 5, 2031.

     All of the mortgage loans in mortgage loan group 1 are secured by either a first mortgage or second mortgage on the related mortgaged property. None of the mortgage loans in mortgage loan group 1 is secured by more than one property.

     Approximately 88.91% of the mortgage loans in mortgage loan group 1 are secured by first mortgages and approximately 11.09% of the mortgage loans in mortgage loan group 1 are secured by second mortgages.

     Approximately 12.7% of the mortgage loans in mortgage loan group 1 are balloon loans, of which more than 98.9% are based on a 30-year amortization schedule. Of those, 1.6% have a single payment of the remaining loan balance less than 10 years after origination, 21.3% have a single payment on the remaining loan balance between 10 and 15 years after origination, and 77.1% have a single payment on the remaining loan balance at 15 years or more after origination.

     Approximately 3.07% of the mortgage loans in mortgage loan group 1 are 30-59 days contractually delinquent as of the close of business on November 30, 2001.

                     Pool Statistics--Mortgage Loan Group 1

     Set forth below is a tabular description of certain characteristics of the mortgage loans included in mortgage loan group 1 as of the cut-off date. The percentage columns may not sum to 100% due to rounding.

     The following table sets forth the number and outstanding principal balance as of the cut-off date and the percentage of mortgage loan group 1 as of the cut-off date represented by mortgage loans with outstanding principal balances as of the cut-off date in the ranges set forth in the table:

                           Range of Principal Balances

                                                                            Percent of Mortgage Loan
      Range of                  Number of               Aggregate               Group 1 by
  Principal Balances          Mortgage Loans         Principal Balance        Principal Balance
----------------------     -------------------    ----------------------   --------------------------
 $  1,001 - $ 50,000              9,205               $  295,008,947                 14.8%
 $ 50,001 - $100,000              9,224                  664,980,711                 33.3
 $100,001 - $150,000              3,918                  476,421,190                 23.8
 $150,001 - $200,000              1,780                  305,730,411                 15.3
 $200,001 - $250,000                804                  178,446,799                  8.9
 $250,001 - $450,000                289                   78,597,899                  3.9
                           ------------------    -----------------------   --------------------------
         Total                   25,220               $1,999,185,958                100.0%
                           ==================   ========================   ==========================

     The average principal balance outstanding of the mortgage loans in mortgage loan group 1 was approximately $79,270. The original principal balances of the mortgage loans in mortgage loan group 1 ranged from $1,113 to $433,272.

                        Geographic Distribution of Loans

     The following table sets forth the geographic distribution of the mortgaged properties related to the mortgage loans in mortgage loan group 1 by geographic area as of the cut-off date:

                                                                                           Percent of Mortgage Loan
                                             Number of                 Aggregate                 Group 1 by
            State                         Mortgage Loans            Principal Balance        Principal Balance
----------------------------------  ---------------------------  ------------------------  --------------------------
Florida...........................              3,741                  $   268,157,720                  13.4%
New York..........................              1,729                      181,446,972                   9.1
Ohio..............................              1,440                      120,309,500                   6.0
Connecticut.......................              1,391                      146,018,704                   7.3
California........................              1,382                      131,011,420                   6.6
Indiana...........................              1,323                       84,314,355                   4.2
Pennsylvania......................              1,323                       92,388,286                   4.6
Michigan..........................              1,036                       79,646,504                   4.0
Georgia...........................                975                       70,250,349                   3.5
Illinois..........................                970                       74,198,131                   3.7
Massachusetts.....................                700                       66,867,394                   3.3
Louisiana.........................                680                       46,804,513                   2.3
Minnesota.........................                661                       46,518,855                   2.3
Maryland..........................                609                       43,429,337                   2.2
Tennessee.........................                601                       40,524,352                   2.0
Arizona...........................                566                       53,243,629                   2.7
Missouri..........................                548                       36,732,293                   1.8
North Carolina....................                539                       36,440,608                   1.8
Virginia..........................                499                       35,696,352                   1.8
Kentucky..........................                445                       33,243,536                   1.7
South Carolina....................                404                       24,544,982                   1.2
Rhode Island......................                363                       29,219,993                   1.5
Texas.............................                346                       31,229,279                   1.6
Mississippi.......................                310                       19,004,135                   1.0
New Jersey........................                308                       31,141,350                   1.6
Colorado..........................                251                       21,989,202                   1.1
All Other States Under 1%.........              2,080                      154,814,207                   7.7
                                    ---------------------------  ------------------------  --------------------------
     Total                                     25,220                  $ 1,999,185,958                 100.0%
                                    ===========================  ========================  ==========================

     No more than approximately 0.1% of the mortgage loans in mortgage loan group 1 were secured by mortgaged properties located in any one five-digit zip code area in the State of California, and no more than 0.3% of the mortgage loans in mortgage loan group 1 were secured by mortgaged properties located in any one five-digit zip code area outside the State of California.

                          Combined Loan-to-Value Ratios

         The following table sets forth the combined loan-to-value ratios of the mortgage loans in mortgage loan group 1 as of the cut-off date:

                                                                                       Percent of Mortgage
        Range of Combined                  Number of                Aggregate            Loan Group 1 by
      Loan-to-Value Ratios             Mortgage Loans          Principal Balance        Principal Balance
---------------------------------  ---------------------   -----------------------  -------------------------
    1.00 -   39.99%                          514             $   20,402,446                   1.0%
   40.00 -   49.99%                          539                 29,587,586                   1.5
   50.00 -   59.99%                        1,069                 68,546,761                   3.4
   60.00 -   69.99%                        2,259                163,329,512                   8.2
   70.00 -   79.99%                        5,084                380,451,053                  19.0
   80.00 -   84.99%                        4,794                377,048,087                  18.9
   85.00 -   89.99%                        4,243                343,693,998                  17.2
   90.00 -  100.00%                        6,695                615,419,717                  30.8
   Not Available                              23                    706,798                   0.0
                                   ---------------------   ----------------------  --------------------------
        Total                             25,220             $1,999,185,958                 100.0%
                                   =====================   ======================  ==========================

         The combined loan-to-value ratio of any mortgage loan is the ratio, expressed as a percentage, of (1) the sum of (a) the principal balance of that mortgage loan at the cut-off date plus (b) the outstanding balance of any senior lien at the date of origination of the mortgage loan, if any, divided by (2) the lesser of (a) the value of the related mortgaged property, based upon the appraisal made at the time of origination of the mortgage loan and (b) the purchase price of the mortgaged property if the mortgage loan proceeds were used to purchase the mortgaged property. The weighted average combined loan-to-value ratio of the mortgage loans in mortgage loan group 1 was approximately 80.6%. Approximately 11.1% of the mortgage loans in mortgage loan group 1 are secured by second liens on mortgaged properties.

                          Mortgage Loan Interest Rates

         The following table sets forth the mortgage interest rates borne by the mortgage notes relating to the mortgage loans in mortgage loan group 1 as of the cut-off date:

                                                                                              Percent of Mortgage
  Range of Mortgage Loan                  Number of                     Aggregate              Loan Group 1 by
       Interest Rates                   Mortgage Loans              Principal Balance          Principal Balance
------------------------------     ------------------------     ------------------------   -------------------------
     Below 7.50%                                 416                  $    58,343,238                  2.9%
     7.50 - 7.999%                               746                      103,826,597                  5.2
     8.00 - 8.499%                               908                      118,404,513                  5.9
     8.50 - 8.999%                             2,110                      239,083,197                 12.0
     9.00 - 9.499%                             1,874                      197,912,028                  9.9
     9.50 - 9.999%                             2,720                      261,039,293                 13.1
     10.00 - 10.499%                           2,290                      197,132,496                  9.9
     10.50 - 10.999%                           2,878                      230,227,043                 11.5
     11.00 - 11.499%                           2,405                      177,653,137                  8.9
     11.50 - 11.999%                           2,546                      161,424,430                  8.1
     12.00 - 12.499%                           1,683                       90,876,369                  4.5
     12.50 - 12.999%                           1,503                       66,952,704                  3.3
     13.00% +                                  3,141                       96,310,913                  4.8
                                   ------------------------     ------------------------   -------------------------
         Total                                25,220                  $ 1,999,185,958                100.0%
                                   ========================     ========================   =========================

         The weighted average mortgage interest rate of the mortgage loans in mortgage loan group 1 was approximately 10.2% per annum.

                        Original Term to Stated Maturity

         The following table sets forth the range of original months to stated maturity of the mortgage loans in mortgage loan group 1 as of the cut-off date:

                                                                                              Percent of Mortgage
       Original Term to                  Number of                     Aggregate               Loan Group 1 by
       Stated Maturity                Mortgage Loans              Principal Balance            Principal Balance
------------------------------  ---------------------------   ---------------------------  ---------------------------
        0 - 120 Months                      1,217                   $    74,111,543                     3.7%
      121 - 240 Months                      9,691                       517,508,751                    25.9
      241 - 360 Months                     14,312                     1,407,565,664                    70.4
                                ---------------------------   ---------------------------  ---------------------------
          Total                            25,220                   $ 1,999,185,958                   100.0%
                                ===========================   ===========================  ===========================

         The weighted average original term to maturity of the mortgage loans in mortgage loan group 1 was approximately 307 months.

                        Remaining Term to Stated Maturity

     The following table sets forth the range of remaining months to stated maturity of the mortgage loans in mortgage loan group 1 as of the cut-off date:

                                                                                               Percent of Mortgage
        Remaining Term                    Number of                     Aggregate                Loan Group 1 by
 to Stated Maturity (months)            Mortgage Loans              Principal Balance           Principal Balance
-----------------------------    ----------------------------   -------------------------   -------------------------
           0 - 120                           2,397                   $   103,860,731                    5.2%
         121 - 240                           8,511                       487,759,563                   24.4
         241 - 360                          14,312                     1,407,565,664                   70.4
                                 ----------------------------   -------------------------   -------------------------
             Total                          25,220                   $ 1,999,185,958                  100.0%
                                 ============================   =========================   =========================

     The weighted average remaining term to maturity of the mortgage loans in mortgage loan group 1 was approximately 292 months.

                          Months Since Loan Origination

     The following table sets forth the number of months since origination of the mortgage loans in mortgage loan group 1 as of the cut-off date:

                                                                                               Percent of Mortgage
      Range of Months                  Number of                       Aggregate                 Loan Group 1 by
     Since Origination               Mortgage Loans                Principal Balance            Principal Balance
---------------------------    --------------------------     ---------------------------    ------------------------
         0 - 6                             3,700                     $   340,915,775                   17.1%
         7 - 12                            6,846                         615,222,511                   30.8
        13 - 18                            5,821                         422,500,507                   21.1
        19 - 24                            5,076                         394,489,757                   19.7
        25 - 30                            2,165                         180,422,436                    9.0
        31+                                1,612                          45,634,973                    2.3
                               --------------------------     ---------------------------    ------------------------
         Total                            25,220                     $ 1,999,185,958                  100.0%
                               ==========================     ===========================    ========================

                          Types of Mortgaged Properties

                                                                                               Percent of Mortgage
                                              Number of                  Aggregate                Loan Group 1 by
   Types of Mortgaged Properties            Mortgage Loans           Principal Balance          Principal Balance
------------------------------------   ------------------------  -------------------------  --------------------------
       Single Family                            21,017                 $ 1,653,992,685                 82.7%
       2 to 4 Family                             2,491                     240,479,240                 12.0
       Condominium                                 702                      47,985,370                  2.4
       Town House                                  674                      37,462,412                  1.9
       Other/Unknown                               336                      19,266,251                  1.0
                                       ------------------------  -------------------------  --------------------------
             Total                              25,220                 $ 1,999,185,958                100.0%
                                       ========================  =========================  ==========================

                    Occupancy Status of Mortgaged Properties

                                                                                                Percent of Mortgage
                                        Number of                      Aggregate                  Loan Group 1 by
    Original Loan Balances            Mortgage Loans               Principal Balance             Principal Balance
------------------------------  ---------------------------   ---------------------------   --------------------------
    Owner Occupied                         22,317                     $ 1,821,254,972                 91.1%
    Investor                                2,087                         124,562,385                  6.2
    Second Home                               816                          53,368,601                  2.7
                                ---------------------------   ---------------------------   --------------------------
         Total                             25,220                     $ 1,999,185,958                100.0%
                                ===========================   ===========================   ==========================

_________________
/(1)/ Based upon a representation by the mortgagor at the time the mortgage loan was originated that the related mortgaged property would be occupied by the mortgagor as a primary or secondary residence, referred to herein as an owner occupied mortgaged property.

                                   FICO Scores

                                                                                               Percent of Mortgage
                                            Number of                   Aggregate                Loan Group 1 by
         FICO Score/(1)/                  Mortgage Loans            Principal Balance           Principal Balance
---------------------------------  ----------------------------  ------------------------   -------------------------
          50 - 500                              613                   $    37,050,182                  1.9%
         501 - 520                              864                        57,452,176                  2.9
         521 - 540                            1,315                        89,310,147                  4.5
         541 - 560                            1,733                       120,744,688                  6.0
         561 - 580                            1,905                       136,249,163                  6.8
         581 - 600                            2,268                       169,569,146                  8.5
         601 - 620                            2,756                       213,322,195                 10.7
         621 - 640                            3,146                       258,323,316                 12.9
         641 - 660                            2,941                       245,330,144                 12.3
         661 - 680                            2,333                       203,550,173                 10.2
         681 - 700                            1,764                       154,543,837                  7.7
         701 - 720                            1,171                       102,352,833                  5.1
         721 - 740                              817                        72,448,725                  3.6
         741 - 760                              547                        47,134,354                  2.4
         761 - 820                              648                        53,138,968                  2.6
        Unavailable                             399                        38,665,913                  1.9
                                   ----------------------------  ------------------------   -------------------------
           Total                             25,220                   $ 1,999,185,958                100.0%
                                   ============================  ========================   =========================

/(1)/ FICO Scores are as of the respective dates such scores were ascertained in the process of underwriting the mortgage loans. Of the available credit scores, the weighted average FICO credit score of the borrowers of the mortgage loans in mortgage loan group 1 is approximately 631.

                              Underwriting Criteria

         The following table sets forth the distribution of the mortgage loans in mortgage loan group 1 among EquiCredit's designated credit grades as of the dates of their origination. See "The Depositors, the Servicer and the Originator--Specific Underwriting Criteria" in the accompanying prospectus for a discussion of EquiCredit's underwriting policies and credit grades.

                                                                                                Percent of Mortgage
                                         Number of              Principal Balances as             Loan Group 1 by
    Company Credit Grade*             Mortgage Loans               of Cut-Off Date              Principal Balance
----------------------------    ---------------------------    -------------------------     -------------------------
Class A                                   14,520                      $1,267,234,272                   63.4%
Class B                                    9,692                         696,254,393                   34.8
Class C                                      950                          34,115,300                    1.7
Class C3                                      39                             746,651                    0.0
Class D                                       19                             835,342                    0.0
                                ---------------------------    -------------------------     -------------------------
       Total                              25,220                      $1,999,185,958                  100.0%
                                ===========================    =========================     =========================

     * Class A refers collectively to EquiCredit's class A+ and class A credit grades, class B refers collectively to EquiCredit's class B+ and class B credit grades, class C refers collectively to EquiCredit's class C+ and class C credit grades, class C3 refers to EquiCredit's class C3 credit grade and Class D refers to EquiCredit's class D credit grade.

Mortgage Loan Group 2

         All of the mortgage loans in mortgage loan group 2 were originated between May 23, 1987 and August 31, 2001 and have a scheduled maturity date no later than September 5, 2031.

         All of the mortgage loans in mortgage loan group 2 are secured by either a first mortgage or second mortgage on the related mortgaged property. None of the mortgage loans in mortgage loan group 2 is secured by more than one property.

         Approximately 91.1% of the mortgage loans in mortgage loan group 2 are secured by first mortgages and approximately 8.9% of the mortgage loans in mortgage loan group 2 are secured by second mortgages.

         Approximately 21.7% of the mortgage loans in mortgage loan group 2 are balloon loans, of which more than 98.9% are based on a 30-year amortization schedule. Of those, 0.6% have a single payment on the remaining loan balance at less than 10 years after origination, 7.9% have a single payment on the remaining loan balance between 10 and 15 years after origination, and 91.5% have a single payment on the remaining loan balance at 15 years or more after origination.

         Approximately 3.0% of the mortgage loans in mortgage loan group 2 are 30-59 days contractually delinquent as of the close of business on November 30, 2001.

                     Pool Statistics--Mortgage Loan Group 2

         Set forth below is a tabular description of certain characteristics of the mortgage loans included in mortgage loan group 2 as of the cut-off date. The percentage columns may not sum to 100% due to rounding.

         The following table sets forth the number and outstanding principal balance as of the cut-off date and the percentage of mortgage loan group 2 as of the cut-off date represented by mortgage loans with outstanding principal balances as of the cut-off date in the ranges set forth in the table:

                          Range of Principal Balances

                                                                                             Percent of Mortgage Loan
            Range of                     Number of                     Aggregate                  Group 2 by
      Principal Balances               Mortgage Loans              Principal Balance           Principal Balance
-------------------------------  ----------------------------  --------------------------  --------------------------
   $  1,001 - $ 50,000                         5,951                  $   193,789,287                  12.9%
   $ 50,001 - $100,000                         6,402                      465,531,514                  31.0
   $100,001 - $150,000                         3,069                      373,775,853                  24.9
   $150,001 - $200,000                         1,462                      252,443,595                  16.8
   $200,001 - $250,000                           683                      152,072,210                  10.1
   $250,001 - $450,000                           235                       63,156,499                   4.2
                                 ----------------------------  --------------------------  --------------------------
           Total                              17,802                  $ 1,500,768,958                 100.0%
                                 ============================  ==========================  ==========================

         The average principal balance outstanding of the mortgage loans in mortgage loan group 2 was approximately $84,303. The original principal balances of the mortgage loans in mortgage loan group 2 ranged from $1,051 to $349,302.

                        Geographic Distribution of Loans

         The following table sets forth the geographic distribution of the mortgaged properties related to the mortgage loans in mortgage loan group 2 by geographic area as of the cut-off date:

                                                                                                    Percent of Mortgage
                                               Number of                    Aggregate                 Loan Group 2 by
              State                          Mortgage Loans             Principal Balance            Principal Balance
---------------------------------------  -----------------------    --------------------------  --------------------------
Florida................................      2,292                   $   177,971,712                  11.9%
California.............................      1,811                       214,570,545                  14.3
New York...............................      1,107                       119,481,509                   8.0
Georgia................................      1,035                        89,383,862                   6.0
Ohio...................................        942                        76,467,683                   5.1
Pennsylvania...........................        795                        55,970,190                   3.7
Indiana................................        740                        45,663,872                   3.0
Illinois...............................        668                        56,978,977                   3.8
Connecticut............................        593                        63,395,768                   4.2
Michigan...............................        561                        42,205,897                   2.8
North Carolina.........................        492                        37,429,848                   2.5
Louisiana..............................        432                        27,214,480                   1.8
South Carolina.........................        429                        26,937,318                   1.8
Tennessee..............................        417                        32,395,104                   2.2
Maryland...............................        415                        32,030,215                   2.1
Missouri...............................        369                        23,222,533                   1.5
Massachusetts..........................        365                        36,059,589                   2.4
Texas..................................        365                        28,761,845                   1.9
Minnesota..............................        356                        29,346,585                   2.0
Virginia...............................        323                        24,984,077                   1.7
Mississippi............................        315                        17,411,595                   1.2
Kentucky...............................        285                        20,210,904                   1.3
Arizona................................        281                        25,327,691                   1.7
New Jersey.............................        266                        25,476,607                   1.7
Washington.............................        263                        23,373,506                   1.6
Colorado...............................        202                        18,890,934                   1.3
Oregon.................................        193                        18,453,359                   1.2
All Other States Under 1%..............      1,490                       111,152,753                   7.4
                                         ------------------         ---------------------       ---------------------
    Total                                   17,802                   $ 1,500,768,958                 100.0%
                                         ==================         =====================       =====================

         No more than approximately 0.15% of the mortgage loans in mortgage loan group 2 were secured by mortgaged properties located in any one five-digit zip code area in the State of California, and no more than 0.23% of the mortgage loans in mortgage loan group 2 were secured by mortgaged properties located in any one five-digit zip code area outside the State of California.

                          Combined Loan-to-Value Ratios

         The following table sets forth the combined loan-to-value ratios of the mortgage loans in mortgage loan group 2 as of the cut-off date:

                                                                                            Percent of Mortgage Loan
     Range of Combined                 Number of                      Aggregate               Group 2 by Principal
   Loan-to-Value Ratios             Mortgage Loans               Principal Balance                  Balance
---------------------------   ---------------------------    --------------------------- -----------------------------
    1.00 -   39.99%                         324                     $    14,838,380                    1.0%
   40.00 -   49.99%                         346                          21,442,154                    1.4
   50.00 -   59.99%                         667                          45,043,103                    3.0
   60.00 -   69.99%                       1,550                         118,108,441                    7.9
   70.00 -   79.99%                       3,668                         294,384,213                   19.6
   80.00 -   84.99%                       4,079                         374,803,133                   25.0
   85.00 -   89.99%                       2,778                         237,046,878                   15.8
   90.00 -  100.00%                       4,380                         394,608,546                   26.3
      Not Available                          10                             494,111                    0.0
                              ---------------------------    ---------------------------   --------------------------
         Total                           17,802                     $ 1,500,768,958                  100.0%
                              ===========================    ===========================   ==========================

         The combined loan-to-value ratio of any mortgage loan is the ratio, expressed as a percentage, of (1) the sum of (a) the principal balance of that mortgage loan at the cut-off date plus (b) the outstanding balance of any senior lien at the date of origination of the mortgage loan, if any, divided by (2) the lesser of (a) the value of the related mortgaged property, based upon the appraisal made at the time of origination of the mortgage loan and (b) the purchase price of the mortgaged property if the mortgage loan proceeds were used to purchase the mortgaged property. The weighted average combined loan-to-value ratio of the mortgage loans in mortgage loan group 2 was approximately 80.1%. Approximately 8.9% of the mortgage loans in mortgage loan group 2 are secured by second liens on mortgaged properties.

                          Mortgage Loan Interest Rates

         The following table sets forth the mortgage interest rates borne by the mortgage notes relating to the mortgage loans in mortgage loan group 2 as of the cut-off date:

                                                                                           Percent of Mortgage Loan
    Range of Mortgage Loan                Number of                    Aggregate                  Group 2 by
        Interest Rates                  Mortgage Loans             Principal Balance           Principal Balance
--------------------------------  ---------------------------  --------------------------  ---------------------------
       Below 7.50%                               362                  $    56,057,713                 3.7%
       7.50 - 7.999%                             713                       99,895,822                 6.7
       8.00 - 8.499%                             743                       95,270,366                 6.3
       8.50 - 8.999%                           1,909                      233,875,656                15.6
       9.00 - 9.499%                           1,290                      137,074,682                 9.1
       9.50 - 9.999%                           2,279                      214,137,803                14.3
       10.00 - 10.499%                         1,471                      127,780,160                 8.5
       10.50 - 10.999%                         2,171                      177,168,600                11.8
       11.00 - 11.499%                         1,374                       98,955,767                 6.6
       11.50 - 11.999%                         1,586                      100,746,654                 6.7
       12.00 - 12.499%                           962                       49,639,606                 3.3
       12.50 - 12.999%                         1,013                       47,104,640                 3.1
       13.00 +                                 1,929                       63,061,489                 4.2
                                  ---------------------------  --------------------------  ---------------------------
             Total                            17,802                  $ 1,500,768,958               100.0%
                                  ===========================  ==========================  ===========================

         The weighted average mortgage interest rate of the mortgage loans in mortgage loan group 2 was approximately 10.0% per annum.

                        Original Term to Stated Maturity

         The following table sets forth the range of original months to stated maturity of the mortgage loans in mortgage loan group 2 as of the cut-off date:

                                                                                            Percent of Mortgage Loan
        Original Term to                    Number of                   Aggregate             Group 2 by Principal
        Stated Maturity                  Mortgage Loans             Principal Balance                Balance
---------------------------------  ----------------------------  -------------------------  --------------------------
          0 - 120 Months                          768                  $    37,542,879                  2.5%
        121 - 240 Months                        7,747                      516,088,763                 34.4
        241 - 360 Months                        9,287                      947,137,316                 63.1
                                   ----------------------------  -------------------------  --------------------------
           Total                               17,802                  $ 1,500,768,958                100.0%
                                   ============================  =========================  ==========================

         The weighted average original term to maturity of the mortgage loans in mortgage loan group 2 was approximately 295 months.

                        Remaining Term to Stated Maturity

         The following table sets forth the range of remaining months to stated maturity of the mortgage loans in mortgage loan group 2 as of the cut-off date:

                                                                                             Percent of Mortgage Loan
     Remaining Term to                  Number of                     Aggregate                    Group 2 by
  Stated Maturity (months)             Mortgage Loans              Principal Balance           Principal Balance
------------------------------  -----------------------------  --------------------------  ---------------------------
            0 - 120                           1,168                  $    48,055,469                  3.2%
          121 - 240                           7,347                      505,576,173                 33.7
          241 - 360                           9,287                      947,137,316                 63.1
                                -----------------------------  --------------------------  ---------------------------
           Total                             17,802                  $ 1,500,768,958                100.0%
                                =============================  ==========================  ===========================

         The weighted average remaining term to maturity of the mortgage loans in mortgage loan group 2 was approximately 278 months.

                          Months Since Loan Origination

         The following table sets forth the number of months since origination of the mortgage loans in mortgage loan group 2 as of the cut-off date:

                                                                                             Percent of Mortgage
   Range of Months                   Number of                    Aggregate                    Loan Group 2 by
  Since Origination                Mortgage Loans              Principal Balance              Principal Balance
----------------------------  --------------------------  -----------------------------  -----------------------------
     0 - 6 Months                         1,857                   $   185,228,012                  12.3%
     7 - 12 Months                        5,215                       487,757,072                  32.5
    13 - 18 Months                        3,196                       225,202,894                  15.0
    19 - 24 Months                        2,914                       219,407,354                  14.6
    25 - 30 Months                        2,985                       275,526,778                  18.4
    31 - 36 Months                          575                        49,682,158                   3.3
    37 - 42 Months                          297                        25,141,252                   1.7
    43+ Months                              763                        32,823,438                   2.2
                              --------------------------  -----------------------------  -----------------------------
               Total                     17,802                   $ 1,500,768,958                 100.0%
                              ==========================  =============================  =============================

                          Types of Mortgaged Properties

                                                                                               Percent of Mortgage
                                               Number of                   Aggregate             Loan Group 2 by
  Types of Mortgaged Properties              Mortgage Loans           Principal Balance          Principal Balance
---------------------------------    ---------------------------  -------------------------  -------------------------
      Single Family                              15,234                 $ 1,279,563,480               85.3%
      2 to 4 Family                               1,517                     148,740,297                9.9
      Condominium                                   494                      38,395,339                2.6
      Other/Unknown                                 557                      34,069,843                2.3
                                     ---------------------------  -------------------------  -------------------------
           Total                                 17,802                 $ 1,500,768,958              100.0%
                                     ===========================  =========================  =========================

                    Occupancy Status of Mortgaged Properties

                                                                                               Percent of Mortgage
                                           Number of                    Aggregate                Loan Group 2 by
   Original Loan Balances                Mortgage Loans              Principal Balance         Principal Balance
---------------------------------    ---------------------------  -------------------------  -------------------------
      Owner Occupied                             15,869                 $ 1,380,716,341               92.0%
      Investor                                    1,514                      92,569,906                6.2
      Second Home                                   419                      27,482,712                1.8
                                     ---------------------------  -------------------------  -------------------------
           Total                                 17,802                 $ 1,500,768,958              100.0%
                                     ===========================  =========================  =========================

-----------------
/(1)/ Based upon a representation by the mortgagor at the time the mortgage loan was originated that the related mortgaged property would be occupied by the mortgagor as a primary or secondary residence, referred to herein as an owner occupied mortgaged property.

                                   FICO Scores

                                                                       Percent of Mortgage Loan
                               Number of              Aggregate          Group 2 by Principal
     FICO Score/(1)/        Mortgage Loans       Principal Balance           Balance
----------------------  -------------------  -----------------------   ------------------------
       50 - 500                   406           $      26,306,826              1.8%
      501 - 520                   587                  40,497,465              2.7
      521 - 540                   879                  62,844,989              4.2
      541 - 560                 1,134                  83,851,487              5.6
      561 - 580                 1,259                  93,935,565              6.3
      581 - 600                 1,573                 121,365,865              8.1
      601 - 620                 1,916                 154,912,229             10.3
      621 - 640                 2,227                 190,021,762             12.7
      641 - 660                 2,125                 188,564,600             12.6
      661 - 680                 1,786                 164,096,296             10.9
      681 - 700                 1,309                 125,570,829              8.4
      701 - 720                   915                  87,654,057              5.8
      721 - 740                   610                  59,673,158              4.0
      741 - 760                   391                  36,958,016              2.5
      761 - 780                   301                  29,607,686              2.0
      781 - 820                   207                  18,774,019              1.3
      Unavailable                 177                  16,134,108              1.1
                        -------------------  -----------------------   ------------------------
           Total               17,802           $   1,500,768,958            100.0%
                        ===================  =======================   ========================

/(1)/ FICO Scores are as of the respective dates such scores were ascertained in the process of underwriting the mortgage loans. Of the available credit scores, the weighted average FICO credit score of the borrowers of the mortgage loans in mortgage loan group 2 is approximately 635.

                              Underwriting Criteria

         The following table sets forth the distribution of the mortgage loans in mortgage loan group 2 among EquiCredit's designated credit grades as of the dates of their origination. See "The Depositors, the Servicer and the Originator--Specific Underwriting Criteria" in the accompanying prospectus for a discussion of EquiCredit's underwriting policies and credit grades.

                                                                           Percent of Mortgage
                                 Number of         Principal Balances       Loan Group 2 by
   Company Credit Grade*      Mortgage Loans       as of Cut-Off Date      Principal Balance
-------------------------   -------------------   ---------------------   --------------------
Class A                                10,438         $  983,462,079              65.5%
Class B                                 6,432            481,629,957              32.1
Class C                                   611             23,210,765               1.5
Class C3                                   24              1,156,742               0.1
Class D                                   297             11,309,415               0.8
                            -------------------   ---------------------   --------------------
       Total                           17,802         $1,500,768,958             100.0%
                            ===================   =====================   ====================

* Class A refers collectively to EquiCredit's class A+ and class A credit grades, class B refers collectively to EquiCredit's class B+ and class B credit grades, class C refers collectively to EquiCredit's class C+ and class C credit grades, C3 refers to EquiCredit's class C3 credit grade, and class D refers to EquiCredit's class D credit grade.

Mortgage Loan Group 3

         All of the mortgage loans in mortgage loan group 3 were originated between October 18, 1989 and August 1, 2001 and have a scheduled maturity date no later than August 1, 2031.

         All of the mortgage loans in mortgage loan group 3 are secured by either a first mortgage or second mortgage on the related mortgaged property. None of the statistical calculation pool mortgage loans in mortgage loan group 3 is secured by more than one property.

         Approximately 92.6% of the mortgage loans in mortgage loan group 3 are secured by first mortgages and approximately 7.4% of the mortgage loans in mortgage loan group 3 are secured by second mortgages.

         Approximately 29.0% of the mortgage loans in mortgage loan group 3 are balloon loans, of which more than 98.9% are based on a 30-year amortization schedule. Of those, 0.2% have a single payment on the remaining loan balance less than 10 years after origination, 2.3% have a single payment on the remaining loan balance between 10 and 15 years after origination, and 97.3% have a single payment on the remaining loan balance at 15 years or more after origination.

         Approximately 3.1% of the mortgage loans in mortgage loan group 3 are 30-59 days contractually delinquent as of the close of business on November 30, 2001.

                     Pool Statistics--Mortgage Loan Group 3

         Set forth below is a tabular description of certain characteristics of the mortgage loans included in mortgage loan group 3 as of the cut-off date. The percentage columns may not sum to 100% due to rounding.

     The following table sets forth the number and outstanding principal balance as of the cut-off date and the percentage of mortgage loan group 3 as of the cut-off date represented by mortgage loans with outstanding principal balances as of the cut-off date in the ranges set forth in the table:

                           Range of Principal Balances

                                                                         Percent of Mortgage
          Range of                Number of             Aggregate           Loan Group 3 by
      Principal Balances        Mortgage Loans      Principal Balance     Principal Balance
--------------------------    ----------------   ---------------------   --------------------
  $  1,001 - $ 50,000               6,003        $      196,187,089               12.3%
  $ 50,001 - $100,000               6,495               472,277,994               29.6
  $100,001 - $150,000               3,470               420,959,295               26.4
  $150,001 - $200,000               1,557               269,503,987               16.9
  $200,001 - $250,000                 725               161,209,288               10.1
  $250,001 - $450,000                 279                75,538,115                4.8
                              ----------------   ---------------------   --------------------
         Total                     18,529        $    1,595,675,768              100.0%
                              ================   =====================   ====================

     The average principal balance outstanding of the mortgage loans in mortgage loan group 3 was approximately $86,118. The original principal balances of the mortgage loans in mortgage loan group 3 ranged from $1,067 to $349,263.

                        Geographic Distribution of Loans

         The following table sets forth the geographic distribution of the mortgaged properties related to the mortgage loans in mortgage loan group 3 by geographic area as of the cut-off date:

                                                                                    Percent of Mortgage
                                             Number of              Aggregate         Loan Group 3 by
          State                            Mortgage Loans      Principal Balance     Principal Balance
--------------------------------       ------------------   --------------------   --------------------
California......................              2,676           $   320,435,015               20.1%
Florida.........................              1,995               161,107,793               10.1
Georgia.........................              1,339               122,413,580                7.7
New York........................                982               114,546,479                7.2
Ohio............................                878                67,521,910                4.2
Pennsylvania....................                833                59,849,708                3.8
Indiana.........................                644                37,476,813                2.3
North Carolina..................                637                49,987,881                3.1
Illinois........................                630                54,618,281                3.4
Texas...........................                599                44,444,649                2.8
South Carolina..................                565                38,333,058                2.4
Tennessee.......................                512                40,690,257                2.6
Michigan........................                487                37,580,841                2.4
Missouri........................                417                27,239,542                1.7
Maryland........................                381                29,853,000                1.9
Mississippi.....................                373                18,631,161                1.2
Louisiana.......................                365                21,730,545                1.4
New Jersey......................                357                30,903,089                1.9
Oregon..........................                341                33,088,079                2.1
Washington......................                310                31,468,555                2.0
Massachusetts...................                308                30,240,761                1.9
Virginia........................                271                23,836,693                1.5
Kentucky........................                268                16,338,335                1.0
Connecticut.....................                253                23,412,500                1.5
Arizona.........................                247                21,743,641                1.4
Colorado........................                208                19,703,528                1.2
Minnesota.......................                202                18,316,791                1.1
All Other States Under 1%.......              1,451               100,163,285                6.3
                                       ------------------   --------------------   --------------------
    Total                                    18,529           $ 1,595,675,768              100.0%
                                       ==================   ====================   ====================

         No more than approximately 0.22% of the mortgage loans in mortgage loan group 3 were secured by mortgaged properties located in any one five-digit zip code area in the State of California, and no more than 0.21% of the mortgage loans in mortgage loan group 3 were secured by mortgaged properties located in any one five-digit zip code area outside the State of California.

                          Combined Loan-to-Value Ratios

         The following table sets forth the combined loan-to-value ratios of the mortgage loans in mortgage loan group 3 as of the cut-off date:

                                                                       Percent of Mortgage
    Range of Combined            Number of          Aggregate           Loan Group 3 by
    Loan-to-Value Ratios       Mortgage Loans    Principal Balance     Principal Balance
-------------------------    ----------------   --------------------   --------------------
     1.00 -  39.99%                      361      $      17,136,603              1.1%
    40.00 -  49.99%                      376             23,515,424              1.5
    50.00 -  59.99%                      706             50,462,837              3.2
    60.00 -  69.99%                    1,492            117,161,319              7.3
    70.00 -  79.99%                    3,790            306,007,557             19.2
    80.00 -  84.99%                    4,748            471,245,258             29.5
    85.00 -  89.99%                    2,642            226,357,604             14.2
    90.00 - 100.00%                    4,408            383,469,589             24.0
  Not Available                            6                319,577              0.0
                             ----------------   --------------------   --------------------
        Total                         18,529      $   1,595,675,768            100.0%
                             ================   ====================   ====================

         The combined loan-to-value ratio of any mortgage loan is the ratio, expressed as a percentage, of (1) the sum of (a) the principal balance of that mortgage loan at the cut-off date plus (b) the outstanding balance of any senior lien at the date of origination of the mortgage loan, if any, divided by (2) the lesser of (a) the value of the related mortgaged property, based upon the appraisal made at the time of origination of the mortgage loan and (b) the purchase price of the mortgaged property if the mortgage loan proceeds were used to purchase the mortgaged property. The weighted average combined loan-to-value ratio of the mortgage loans in mortgage loan group 3 was approximately 79.8%. Approximately 7.4% of the mortgage loans in mortgage loan group 3 are secured by second liens on mortgaged properties.

                          Mortgage Loan Interest Rates

     The following table sets forth the mortgage interest rates borne by the mortgage notes relating to the pool mortgage loans in mortgage loan group 3 as of the cut-off date:

                                                                                              Percent of Mortgage
      Range of Mortgage                 Number of                     Aggregate                 Loan Group 3 by
     Loan Interest Rates             Mortgage Loans               Principal Balance            Principal Balance
----------------------------  ----------------------------   ---------------------------  ---------------------------
   Below  7.50%                              398                $        64,707,938                   4.1%
    7.50 -  7.999%                           848                        118,601,903                   7.4
    8.00 -  8.499%                           984                        123,910,521                   7.8
    8.50 -  8.999%                         2,397                        287,806,235                  18.0
    9.00 -  9.499%                         1,345                        139,256,693                   8.7
    9.50 -  9.999%                         2,543                        235,725,104                  14.8
   10.00 - 10.499%                         1,385                        114,852,563                   7.2
   10.50 - 10.999%                         2,288                        180,857,151                  11.3
   11.00 - 11.499%                         1,232                         84,195,284                   5.3
   11.50 - 11.999%                         1,401                         87,628,349                   5.5
   12.00 - 12.499%                           856                         44,075,625                   2.8
   12.50 - 12.999%                         1,036                         51,357,137                   3.2
   13.00% +                                1,816                         62,701,264                   3.9
                              ----------------------------   ---------------------------  ---------------------------
        Total                             18,529                $     1,595,675,768                 100.0%
                              ============================   ===========================  ===========================

     The weighted average mortgage interest rate of the mortgage loans in mortgage loan group 3 was approximately 9.8% per annum.

                        Original Term to Stated Maturity

     The following table sets forth the range of original months to stated maturity of the mortgage loans in mortgage loan group 3 as of the cut-off date:

                                                                                               Percent of Mortgage
         Original Term                     Number of                  Aggregate                 Loan Group 3 by
       to Stated Maturity                Mortgage Loans             Principal Balance           Principal Balance
--------------------------------  ----------------------------  -------------------------  ---------------------------
        0 - 120 Months                           684               $       23,552,771                   1.5%
      121 - 240 Months                         9,153                      666,757,448                  41.8
      241 - 360 Months                         8,692                      905,365,550                  56.7
                                  ----------------------------  -------------------------  ---------------------------
            Total                             18,529               $    1,595,675,768                 100.0%
                                  ============================  =========================  ===========================

     The weighted average original term to maturity of the mortgage loans in mortgage loan group 3 was approximately 284 months.

                        Remaining Term to Stated Maturity

     The following table sets forth the range of remaining months to stated maturity of the mortgage loans in mortgage loan group 3 as of the cut-off date:

                                                                                              Percent of Mortgage
       Remaining Term to                   Number of                   Aggregate                Loan Group 3 by
    Stated Maturity (months)             Mortgage Loans             Principal Balance          Principal Balance
--------------------------------  ----------------------------  -------------------------  ---------------------------
        0 - 120 Months                          702                 $    24,315,978                   1.5%
      121 - 240 Months                        9,138                     666,359,329                  41.8
      241 - 360 Months                        8,689                     905,000,461                  56.7
                                  ----------------------------  -------------------------  ---------------------------
            Total                            18,529                 $ 1,595,675,768                 100.0%
                                  ============================  =========================  ===========================

     The weighted average remaining term to maturity of the mortgage loans in mortgage loan group 3 was approximately 266 months.

                          Months Since Loan Origination

     The following table sets forth the number of months since origination of the mortgage loans in mortgage loan group 3 as of the cut-off date:

                                                                                                   Percent of Mortgage
       Range of Months                              Number of               Aggregate                Loan Group 3 by
      Since Origination                          Mortgage Loans         Principal Balance           Principal Balance
--------------------------------              --------------------  -------------------------  ---------------------------
         0 -  6 Months                                 1,179            $    123,584,829                7.7%
         7 - 12 Months                                 5,584                 537,144,159               33.7
        13 - 18 Months                                 2,577                 168,143,783               10.5
        19 - 24 Months                                 2,723                 190,644,518               11.9
        25 - 30 Months                                 4,285                 400,857,346               25.1
        31 - 36 Months                                 1,132                  92,140,082                5.8
        37 - 42 Months                                   573                  51,244,722                3.2
        43 +    Months                                   476                  31,916,328                2.0
                                              --------------------  -----------------------  ------------------------
         Total                                        18,529            $  1,595,675,768              100.0%
                                              ====================  =======================  ========================

                                  Types of Mortgaged Properties

                                                                                     Percent of Mortgage
        Types of                  Number of                Aggregate                  Loan Group 3 by
   Mortgaged Properties         Mortgage Loans          Principal Balance            Principal Balance
--------------------------    ------------------     -----------------------    ---------------------------
  Single Family                      16,183               $ 1,384,726,382                  86.8%
  2 to 4 Family                       1,393                   143,590,166                   9.0
  Condominium                           504                    38,145,993                   2.4
  Other/Unknown                         449                    29,213,228                   1.8
                              ------------------     -----------------------    ---------------------------
         Total                       18,529               $ 1,595,675,768                 100.0%
                              ==================     =======================    ===========================


                             Occupancy Status of Mortgaged Properties

                                                                                    Percent of Mortgage
                                  Number of                 Aggregate                Loan Group 3 by
 Original Loan Balances         Mortgage Loans          Principal Balance           Principal Balance
--------------------------    ------------------     -----------------------    ---------------------------
  Owner Occupied                     16,625               $ 1,479,405,834                  92.7%
  Investor/(1)/                       1,637                    98,444,019                   6.2
  Second Home/(1)/                      267                    17,825,915                   1.1
                              ------------------     -----------------------    ---------------------------
         Total                       18,529               $ 1,595,675,768                 100.0%
                              ==================     =======================    ===========================

-----------------
/(1)/ Based upon a representation by the mortgagor at the time the mortgage loan was originated that the related mortgaged property would be occupied by the mortgagor as a primary or secondary residence, referred to herein as an owner occupied mortgaged property.

                                   FICO Scores

                                                                                 Percent of Mortgage
                                Number of                Aggregate                 Loan Group 3 by
     FICO Score/(1)/          Mortgage Loans          Principal Balance           Principal Balance
------------------------  ---------------------    ----------------------    ---------------------------
     382 - 500                      414                $    28,751,233                  1.8%
     501 - 520                      586                     43,018,833                  2.7
     521 - 540                      917                     67,849,679                  4.3
     541 - 560                    1,139                     84,967,552                  5.3
     561 - 580                    1,356                    101,725,449                  6.4
     581 - 600                    1,629                    127,257,714                  8.0
     601 - 620                    1,865                    155,267,770                  9.7
     621 - 640                    2,212                    191,732,097                 12.0
     641 - 660                    2,172                    193,508,510                 12.1
     661 - 680                    1,960                    180,087,326                 11.3
     681 - 700                    1,422                    136,476,764                  8.6
     701 - 720                    1,067                    101,664,254                  6.4
     721 - 740                      659                     66,787,550                  4.2
     741 - 760                      441                     44,977,244                  2.8
     761 - 780                      328                     36,000,108                  2.3
     781 - 820                      232                     24,112,111                  1.5
     Unavailable                    130                     11,491,574                  0.7
                          ---------------------    ----------------------    ---------------------------
        Total                    18,529                $ 1,595,675,768                100.0%
                          =====================    ======================    ===========================

/(1)/ FICO Scores are as of the respective dates such scores were ascertained in the process of underwriting the mortgage loans. Of the available credit scores, the weighted average FICO credit score of the borrowers of the mortgage loans in mortgage loan group 3 is approximately 637.

                              Underwriting Criteria

     The following table sets forth the distribution of the mortgage loans in mortgage loan group 3 among EquiCredit's designated credit grades as of the dates of their origination. See "The Depositors, the Servicer and the Originator--Specific Underwriting Criteria" in the accompanying prospectus for a discussion of EquiCredit's underwriting policies and credit grades.

                                                                                          Percent of Mortgage
     Company Credit                 Number of              Principal Balances as            Loan Group 3 by
        Grade*                   Mortgage Loans               of Cut-Off Date              Principal Balance
-------------------------    ------------------------    ---------------------------    ------------------------
Class A                               10,882                    $1,049,295,587                    65.8%
Class B                                6,489                       503,154,360                    31.5
Class C                                  571                        21,470,920                     1.3
Class C3                                  23                         1,729,340                     0.1
Class D                                  564                        20,025,560                     1.3
                             ------------------------    ---------------------------    ------------------------
       Total                          18,529                    $1,595,675,768                   100.0%
                             ========================    ===========================    ========================

     * Class A refers collectively to EquiCredit's class A+ and class A credit grades, class B refers collectively to EquiCredit's class B+ and class B credit grades, class C refers collectively to EquiCredit's class C+ and class C credit grades, class C3 refers to EquiCredit's class C3 credit grade, and class D refers to EquiCredit's class D credit grade.

Mortgage Loan Group 4

     All of the mortgage loans in mortgage loan group 4 were originated between February 28, 1974 and December 29, 2000 and have a scheduled maturity date no later than January 1, 2031.

     All of the mortgage loans in mortgage loan group 4 are secured by either a first mortgage or second mortgage on the related mortgaged property. None of the mortgage loans in mortgage loan group 4 is secured by more than one property.

     Approximately 88.2% of the mortgage loans in mortgage loan group 4 are secured by first mortgages and approximately 11.8% of the mortgage loans in mortgage loan group 4 are secured by second mortgages.

     Approximately 23.5% of the mortgage loans in mortgage loan group 4 are balloon loans, of which more than 98.9% are based on a 30-year amortization schedule. Of those, 0.7% have a single payment on the remaining loan balance less than 10 years after origination, 10.4% have a single payment on the remaining loan balance between 10 and 15 years after origination and 88.8% have a single payment on the remaining loan balance at 15 years or more after origination.

     Approximately 3.6% of the mortgage loans in mortgage loan group 4 are 30-59 days contractually delinquent as of the close of business on November 30, 2001.

                     Pool Statistics--Mortgage Loan Group 4

     Set forth below is a tabular description of certain characteristics of the mortgage loans included in mortgage loan group 4 as of the cut-off date. The percentage columns may not sum to 100% due to rounding.

     The following table sets forth the number and outstanding principal balance as of the cut-off date and the percentage of mortgage loan group 4 as of the cut-off date represented by mortgage loans with outstanding principal balances as of the cut-off date in the ranges set forth in the table:

                           Range of Principal Balances

                                                                       Percent of Mortgage
          Range of               Number of           Aggregate           Loan Group 4 by
     Principal Balances       Mortgage Loans     Principal Balance      Principal Balance
--------------------------  -----------------  ----------------------  ---------------------
$  1,001 - $ 50,000                  20,087         $   569,792,398             28.6%
$ 50,001 - $100,000                  10,546             721,350,731             36.2
$100,001 - $150,000                   2,865             347,124,320             17.4
$150,001 - $200,000                   1,162             200,133,199             10.0
$200,001 - $250,000                     550             122,417,732              6.1
$250,001 - $450,000                     127              33,418,425              1.7
                            -----------------  ----------------------  ---------------------
         Total                       35,337         $ 1,994,236,806            100.0%
                            =================  ======================  =====================

     The average principal balance outstanding of the mortgage loans in mortgage loan group 4 was approximately $56,435. The original principal balances of the mortgage loans in mortgage loan group 4 ranged from $1,032 to $368,982.

                        Geographic Distribution of Loans

         The following table sets forth the geographic distribution of the mortgaged properties related to the mortgage loans in mortgage loan group 4 by geographic area as of the cut-off date:

                                                                                         Percent of Mortgage
                                            Number of               Aggregate              Loan Group 4 by
              State                       Mortgage Loans        Principal Balance          Principal Balance
---------------------------------   -----------------------  ------------------------  --------------------------
California.......................                5,122            $   454,718,360             22.8%
Florida..........................                4,088                197,163,014              9.9
Texas............................                3,324                151,358,144              7.6
Ohio.............................                1,581                 79,397,189              4.0
New York.........................                1,517                 80,543,999              4.0
Georgia..........................                1,457                 71,921,394              3.6
North Carolina...................                1,441                 69,776,915              3.5
Pennsylvania.....................                1,318                 59,512,151              3.0
Illinois.........................                1,283                 71,694,895              3.6
Michigan.........................                1,204                 60,382,908              3.0
Tennessee........................                1,141                 55,042,518              2.8
Indiana..........................                  844                 40,366,268              2.0
South Carolina...................                  841                 36,864,420              1.8
Louisiana........................                  805                 35,596,740              1.8
Maryland.........................                  783                 42,803,402              2.1
Oregon...........................                  770                 58,718,219              2.9
Virginia.........................                  768                 38,161,844              1.9
Arizona..........................                  745                 41,479,761              2.1
New Jersey.......................                  660                 38,328,745              1.9
Missouri.........................                  625                 26,562,219              1.3
Washington.......................                  556                 44,949,788              2.3
Alabama..........................                  465                 20,072,233              1.0
Nevada...........................                  380                 22,684,445              1.1
Colorado.........................                  330                 20,477,828              1.0
Utah.............................                  312                 20,288,138              1.0
All Other States Under 1%........                2,977                155,371,267              7.8
                                    -----------------------  ------------------------  --------------------------
         Total                                  35,337            $ 1,994,236,806            100.0%
                                    =======================  ========================  ==========================

     No more than approximately 0.27% of the mortgage loans in mortgage loan group 4 were secured by mortgaged properties located in any one five-digit zip code area in the State of California, and no more than 1.17% of the mortgage loans in mortgage loan group 4 were secured by mortgaged properties located in any one five-digit zip code area outside the State of California.

                          Combined Loan-to-Value Ratios

     The following table sets forth the combined loan-to-value ratios of the mortgage loans in mortgage loan group 4 as of the cut-off date:

                                                                                             Percent of Mortgage
      Range of Combined                 Number of                    Aggregate                 Loan Group 4 by
    Loan-to-Value Ratios             Mortgage Loans              Principal Balance            Principal Balance
------------------------------  --------------------------   ---------------------------  ---------------------------
     1.00 -   39.99%                       2,236                    $    62,272,822                    3.1%
    40.00 -   49.99%                       1,379                         52,957,185                    2.7
    50.00 -   59.99%                       2,042                         91,065,609                    4.6
    60.00 -   69.99%                       3,582                        187,837,014                    9.4
    70.00 -   79.99%                       7,764                        530,411,458                   26.6
    80.00 -   84.99%                       6,067                        454,811,320                   22.8
    85.00 -   89.99%                       4,140                        250,063,891                   12.5
    90.00 -  100.00%                       7,124                        339,991,565                   17.0
     Not Available                         1,003                         24,825,941                    1.2
                                --------------------------   ---------------------------  ---------------------------
           Total                          35,337                    $ 1,994,236,806                  100.0%
                                ==========================   ===========================  ===========================

     The combined loan-to-value ratio of any mortgage loan is the ratio, expressed as a percentage, of (1) the sum of (a) the principal balance of that mortgage loan at the cut-off date plus (b) the outstanding balance of any senior lien at the date of origination of the mortgage loan, if any, divided by (2) the lesser of (a) the value of the related mortgaged property, based upon the appraisal made at the time of origination of the mortgage loan and (b) the purchase price of the mortgaged property if the mortgage loan proceeds were used to purchase the mortgaged property. The weighted average combined loan-to-value ratio of the mortgage loans in mortgage loan group 4 was approximately 76.9%. Approximately 11.8% of the mortgage loans in mortgage loan group 4 are secured by second liens on mortgaged properties.

                          Mortgage Loan Interest Rates

     The following table sets forth the mortgage interest rates borne by the mortgage notes relating to the mortgage loans in mortgage loan group 4 as of the cut-off date:

                                                                                         Percent of Mortgage
         Range of Mortgage                Number of                 Aggregate              Loan Group 4 by
        Loan Interest Rates            Mortgage Loans           Principal Balance         Principal Balance
-------------------------------   -------------------------  ------------------------  -------------------------
        Below 7.50%                            315                 $    21,673,431                 1.1%
         7.50 -  7.999%                      1,369                     130,244,384                 6.5
         8.00 -  8.499%                      2,082                     191,708,683                 9.6
         8.50 -  8.999%                      4,203                     347,790,934                17.4
         9.00 -  9.499%                      3,010                     198,639,708                10.0
         9.50 -  9.999%                      4,471                     286,619,868                14.4
        10.00 - 10.499%                      3,115                     175,989,064                 8.8
        10.50 - 10.999%                      3,935                     209,777,194                10.5
        11.00 - 11.499%                      2,161                     102,159,492                 5.1
        11.50 - 11.999%                      2,894                     111,621,098                 5.6
        12.00 - 12.499%                      1,889                      63,715,861                 3.2
        12.50 - 12.999%                      2,106                      63,874,999                 3.2
        13.00%+                              3,787                      90,422,090                 4.5
                                  -------------------------  ------------------------  -------------------------
              Total                         35,337                 $ 1,994,236,806               100.0%
                                  =========================  ========================  =========================

     The weighted average mortgage interest rate of the mortgage loans in mortgage loan group 4 was approximately 9.9% per annum.

                        Original Term to Stated Maturity

     The following table sets forth the range of original months to stated maturity of the pool mortgage loans in mortgage loan group 4 as of the cut-off date:

                                                                                      Percent of Mortgage Loan
          Original Term                Number of                  Aggregate                   Group 4 by
       to Stated Maturity           Mortgage Loans            Principal Balance           Principal Balance
-----------------------------  --------------------------  -------------------------  --------------------------
            0 - 120 Months                 4,646                 $   114,837,477                 5.8%
          121 - 240 Months                18,271                     920,063,266                46.1
          241 - 360 Months                12,420                     959,336,063                48.1
                               --------------------------  -------------------------  --------------------------
            Total                         35,337                 $ 1,994,236,806               100.0%
                               ==========================  =========================  ==========================

     The weighted average original term to maturity of the mortgage loans in mortgage loan group 4 was approximately 266 months.

                        Remaining Term to Stated Maturity

     The following table sets forth the range of remaining months to stated maturity of the mortgage loans in mortgage loan group 4 as of the cut-off date:

                                                                                            Percent of Mortgage Loan
        Remaining Term                    Number of                    Aggregate                   Group 4 by
  to Stated Maturity (months)           Mortgage Loans             Principal Balance            Principal Balance
--------------------------------  ---------------------------  --------------------------   --------------------------
           0 - 120 Months                      6,601                  $   174,126,784                   8.7%
         121 - 240 Months                     16,381                      862,270,598                  43.2
         241 - 360 Months                     12,355                      957,839,423                  48.0
                                  ---------------------------  --------------------------   --------------------------
            Total                             35,337                  $ 1,994,236,806                 100.0%
                                  ===========================  ==========================   ==========================

     The weighted average remaining term to maturity of the mortgage loans in mortgage loan group 4 was approximately 232 months.

                          Months Since Loan Origination

     The following table sets forth the number of months since origination of the mortgage loans in mortgage loan group 4 as of the cut-off date:

                                                                                            Percent of Mortgage
      Range of Months                  Number of                     Aggregate                 Loan Group 4 by
     Since Origination               Mortgage Loans              Principal Balance            Principal Balance
-----------------------------  ---------------------------   --------------------------  ----------------------------
        7 - 24 Months                       2,285                   $   130,503,870                   6.5%
       25 - 30 Months                      10,639                       640,835,736                  32.1
       31 - 36 Months                      10,189                       644,752,815                  32.3
       37 - 42 Months                       5,934                       340,931,656                  17.1
       43 - 48 Months                       1,761                        73,267,933                   3.7
           49+ Months                       4,529                       163,944,795                   8.2
                               ---------------------------   --------------------------  ----------------------------
         Total                             35,337                   $ 1,994,236,806                 100.0%
                               ===========================   ==========================  ============================

                          Types of Mortgaged Properties

                                                                    Percent of Mortgage
    Types of Mortgaged         Number of           Aggregate          Loan Group 4 by
        Properties           Mortgage Loans    Principal Balance    Principal Balance
-------------------------   ----------------  -------------------  --------------------
  Single Family                  31,266        $ 1,750,267,529           87.8%
  2 to 4 Family                   1,568             88,761,727            4.5
  Town House                        779             57,086,722            2.9
  Condominium                       697             40,984,091            2.1
  Other/Unknown                   1,027             57,136,735            2.9
                            ----------------  -------------------  --------------------
         Total                   35,337        $ 1,994,236,806          100.0%
                            ================  ===================  ====================


                        Occupancy Status of Mortgaged Properties

                                                                    Percent of Mortgage
                               Number of           Aggregate         Loan Group 4 by
 Original Loan Balances      Mortgage Loans    Principal Balance    Principal Balance
-------------------------   ----------------  -------------------  --------------------
  Owner Occupied                 30,335          $ 1,698,306,051         85.2%
  Second Home                     4,035              247,241,899         12.4
  Investor                          902               46,615,255          2.3
  N/A                                65                2,073,601          0.1
                            ---------------   -------------------  --------------------
         Total                   35,337          $ 1,994,236,806        100.0%
                            ===============   ===================  ====================

_________________
/(1)/ Based upon a representation by the mortgagor at time the mortgage loan was originated that the related mortgaged property would be occupied by the mortgagor as a primary or secondary residence, referred to herein as an owner occupied mortgaged property.

                                   FICO Scores

                                                           Percent of Mortgage
                        Number of           Aggregate        Loan Group 4 by
    FICO Score/(1)/   Mortgage Loans    Principal Balance   Principal Balance
-------------------- ----------------   -----------------  -------------------
     421 - 500            1,326         $    67,011,081            3.4%
     501 - 520            1,742              89,082,899            4.5
     521 - 540            2,451             129,849,131            6.5
     541 - 560            2,689             142,589,275            7.2
     561 - 580            2,608             140,516,752            7.0
     581 - 600            2,568             137,360,586            6.9
     601 - 620            2,803             151,945,540            7.6
     621 - 640            3,267             186,989,484            9.4
     641 - 660            3,510             205,769,512           10.3
     661 - 680            3,302             196,792,687            9.9
     681 - 700            2,833             174,513,312            8.8
     701 - 720            2,225             135,625,746            6.8
     721 - 740            1,437              91,596,110            4.6
     741 - 760            1,077              61,169,366            3.1
     761 - 780              798              44,379,986            2.2
     781 - 820              565              31,392,000            1.6
    Unavailable             136               7,653,338            0.4
                     ----------------   -----------------  -------------------
        Total            35,337         $ 1,994,236,806          100.0%
                     ================   =================  ===================

/(1)/ FICO Scores are as of the redates such scores were ascertained in the process of underwriting the mortgage loans. Of the available credit scores, the weighted average FICO credit score of the borrowers of the mortgage loans in mortgage loan group 4 is approximately 630.

                              Underwriting Criteria

     The following table sets forth the distribution of the mortgage loans in mortgage loan group 4 among EquiCredit's designated credit grades as of the dates of their origination. See "The Depositors, the Servicer and the Originator--Specific Underwriting Criteria" in the accompanying prospectus for a discussion of EquiCredit's underwriting policies and credit grades.

                                                                    Percent of Mortgage Loan
                           Number of       Principal Balances as         Group 4 by
Company Credit Grade*    Mortgage Loans      of Cut-Off Date           Principal Balance
----------------------------------------   ---------------------    -------------------------
Class A                      14,453          $   820,190,608                 41.1%
Class B                      13,060              727,993,871                 36.5
Class C                       1,777               47,895,211                  2.4
Class C3                         43                2,282,775                  0.1
Class D                       4,959              369,368,347                 18.5
Not Offered                   1,026               25,761,611                  1.3
Unknown                          19                  744,383                  0.0
                         ---------------    --------------------    -------------------------
       Total                 35,337          $ 1,994,236,806                100.0%
                         ===============    ====================    =========================

_________________
     * Class A refers collectively to EquiCredit's class A+ and class A credit grades, class B refers collectively to EquiCredit's class B+ and class B credit grades, class C refers collectively to EquiCredit's class C+ and class C credit grades, class C3 refers to EquiCredit's class C3 credit grade, and class D refers to EquiCredit's class D credit grade. Not Offered refers to loans made as exceptions to EquiCredit's standard underwriting policies.

                       Yield and Prepayment Considerations

         The rate of principal payments on each class of the class A certificates, the aggregate amount of each interest payment on each class of the class A certificates and the yield to maturity of each class of the class A certificates are related to the rate and timing of payments of principal on the mortgage loans in the related mortgage loan group, which may be in the form of scheduled and unscheduled payments. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. See "Risk Factors--Some Features of the Mortgage Loans May Result in Cash Flow Delays or Shortfalls" and "Risk Factors--The Mortgaged Properties Might Not Be Adequate Security for the Second Lien Mortgage Loans." Prepayments, liquidations and repurchases of the mortgage loans will result in distributions to the class A certificateholders of amounts of principal which would otherwise be distributed over the remaining terms of the mortgage loans.

         In addition, the servicer or the holders of the class X certificates may, at their option, purchase from the trust all of the outstanding mortgage loans and REO properties, and thus effect the early retirement of the class A certificates, on any payment date on or following the first payment date on which the pool principal balance (measured as of the last day of the related due period) is less than 10% of the original pool principal balance. If neither the servicer nor the class X certificateholders exercise their option, the NIMS insurer, if any, may do so. See "Description of the Certificates--Termination; Purchase of Mortgage Loans" in this prospectus supplement.

         As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates, such as the mortgage loans in the mortgage pool, are affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage interest rate, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. No assurance can be given as to the level of prepayments that the mortgage loans in any mortgage loan group will experience.

         For the second lien mortgage loans, any inability of the mortgagor to pay off the balance of the junior mortgage loan may also affect the ability of the mortgagor to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the mortgagor's circumstances.

         When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. For each payment date, the available funds attributable to principal will include the amount of all prepayments collected by the servicer during the preceding prepayment period, which begins at the end of the preceding prepayment period (or in the case of the first payment date, on the cut-off date), and ends on the

15/th/ day of the month (or if such day is not a business day, on the previous business day) in which the payment date occurs. Prepayments made after the 15th day of any month (or the preceding business day) will result in a shortfall in interest collections available from the prepaid mortgage loans to make payments on the payment date in the next month, these shortfalls are referred to in this prospectus supplement as prepayment interest shortfalls. Prepayments made in any month (or the preceding business day) on or before the 15th day of the month will include interest accrued through the date of prepayment. Because the interest accrued on the certificates for any payment date is limited to interest accrued during the preceding calendar month, the interest paid on these prepaid mortgage loans that accrued after the end of the preceding calendar month will constitute a prepayment interest excess.

         Prepayment interest excess for a mortgage loan group and prepayment period will be applied to offset prepayment interest shortfalls for that mortgage loan group and prepayment period. There can be no assurance as to whether any prepayment interest excess will be generated, and as to whether, if generated, it will be sufficient to reduce materially the amounts of prepayment interest shortfalls. For any mortgage loan group and any payment date, the amount by which the prepayment interest shortfall exceeds the prepayment interest excess for the preceding prepayment period, referred to as the related net prepayment interest shortfall, will reduce the amount of available funds that will be paid on certificates on that payment date.

         Any net prepayment interest shortfall for any mortgage loan group will be covered by available funds attributable to that mortgage loan group and by certain excess funds from other mortgage loan groups pursuant to the limited cross-collateralization of the mortgage loan groups, in each case to the extent of these excess funds. See "Description of the Certificates -- Distributions -- Allocation of Available Funds" in this prospectus supplement. However, even if covered by these excess funds, net prepayment interest shortfalls will reduce the amount of funds available to create and maintain overcollateralization for the class A certificates, and may result in a shortfall in required principal or interest payments on the class A certificates. Net prepayment interest shortfalls may adversely affect the yield on your certificates. Any amount by which prepayment interest excess exceeds prepayment interest shortfall for any mortgage loan group and prepayment period, referred to as net prepayment interest excess, will be included in available funds.

         Approximately 77.6%, 77.2%, 77.3% and 50.7% of the mortgage loans in mortgage loan group 1, mortgage loan group 2, mortgage loan group 3, and mortgage loan group 4, respectively, provide for prepayment penalties payable by the mortgagors upon prepayment of the mortgage loans. The trust will not be entitled to any of the prepayment penalties collected. The prepayment penalties may be sold to a third party and, in this event, the servicer will not be permitted to waive any prepayment penalty except in certain limited circumstances. As a result, the servicer may waive fewer prepayment penalties than it might otherwise waive and prepayments may occur at a slower rate than they might if such penalties were not required. However, there are also limits on the servicer's right to enforce prepayment penalties and limits on the amount of penalty that may be enforced. There can be no assurance as to the effect of prepayment penalties on the rate of prepayments that will be experienced on the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment penalties, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans. Neither the transferor nor the depositor makes any representations as to the effect that the prepayment penalties, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

         The pass-through rate on each class of class A certificates is subject to a cap equal to the related mortgage loan group's net funds cap rate, which is equal to the weighted average of the interest rates for the mortgage loans in the related loan group, less a percentage to cover the fees of the servicer and insurer. See "Description of the Certificates -- Distributions -- Interest" in this prospectus supplement. To the extent the pass-through rate for any class is limited to the related net funds cap rate, less interest will accrue, and less will be distributed, on the certificates of that class than would otherwise be the case if the pass-through rate were not subject to a cap. The prepayment of mortgage loans with higher mortgage rates in a mortgage loan group will increase the likelihood that the related class of class A certificates will be subject to the applicable net funds cap rate. The holders of the related class A certificates will not be entitled to recover net funds cap shortfalls on any payment date. The surety bonds do not cover any net funds cap shortfalls.

         No representation is made as to the particular factors that will affect the prepayment of the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans. See "Yield and Prepayment Considerations" in the accompanying prospectus.

         Greater than anticipated prepayments of principal on the mortgage loans in the related mortgage loan group will increase the yield on related class of class A certificates purchased at a price less than par. Greater than anticipated prepayments of principal on the mortgage loans in the related mortgage loan group will decrease the yield on related class of class A certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the related mortgage loans occurring at a rate that is faster, or slower, than the rate anticipated by the investor in the period immediately following the issuance of the certificates will not be entirely offset by a subsequent like reduction, or increase, in the rate of principal payments on those mortgage loans. The weighted average life of each class of the class A certificates will also be affected by the amount and timing of delinquencies and defaults on the mortgage loans in the related mortgage loan group and the recoveries, if any, on defaulted mortgage loans and foreclosed properties in the mortgage loan group.

         The balloon loans in the mortgage pool will not be fully amortizing over their terms to maturity, and will, in most cases, require substantial principal payments at their stated maturity. Balloon loans involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make the final payment due upon maturity of a balloon loan typically will depend upon its ability either to refinance the balloon loan fully or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by residential property. Because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the balloon loan or to sell the related mortgaged property, there is a risk that the balloon loans may default at maturity. Any defaulted balloon payment that extends the maturity of a balloon loan may delay distributions of principal on the related class A certificates and thereby extend the weighted average life of those class A certificates and, if the related class A certificates were purchased at a discount, reduce the yield on these class A certificates.

     As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollaterization and the surety bonds, all as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon those liquidations, will result in an earlier return of principal to the class A certificates and will influence the yields on the class A certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yields on the class A certificates. The overcollaterization provisions are intended to result in an accelerated rate of principal distributions to holders of the class A certificates at any time that the overcollaterization provided by the related mortgage loan group is below the required level.

     Due to the cross-collaterization feature of the trust, holders of a particular class of Class A certificates may not receive all of the principal collected on the related mortgage loans during the related due period and principal prepayment period. The amount of principal collections distributed will be limited to the amount necessary to bring the certificate balance of a class of class A certificates into parity with the pool principal balance of the related mortgage loan group. As a result, the weighted average life of a class of class A certificates may be longer than would be the case without this limitation. In addition, this feature may make it more difficult to analyze the likely weighted average life and resulting yield as those attributes may be affected by the relationship of the rate and timing of principal prepayments and the rate, timing and severity of losses on the other mortgage loan groups relative to those on the mortgage loan group related to a particular class of class A certificates.

     The yield on your certificate will likely be affected by the effect of certain provisions in the pooling and servicing agreement, including:

          . the use of funds in the collection account to make advances of delinquent interest payments and the absence of any obligation of the servicer to use its own funds for that purpose;

          . the absence of any obligation of the servicer to make payments with respect to prepayment interest shortfalls and the use of available funds to cover net prepayment interest shortfalls;

          . the absence of an obligation to repurchase a mortgage loan with defective or missing documentation or with respect to which a representation is breached until a loss is realized as result;

          . the repayment of existing advances created prior to the cut-off date; and

          . the use of excess available funds from a mortgage loan group to cover losses and build or maintain overcollateralization in the other mortgage loan groups.

     See "Risk Factors."

     The weighted average life of a class A certificate refers to the average amount of time that will elapse from the date of its issuance to the date each dollar in respect of principal of the certificate is repaid. The weighted average life of any class of the class A certificates will be influenced by, among other factors, the rate at which principal payments are made on the mortgage loans in the related mortgage loan group, including balloon payments.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement with respect to the mortgage loans is the CPR model, which represents an assumed constant per annum rate of prepayment on the mortgage loans. As used in the table below, 12% CPR assumes that 12% of the mortgage loans by principal balance prepay annually, and 36% assumes that 36% of the mortgage loans by principal balance prepay annually. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans. The depositor does not know of any existing statistics that provide a reliable basis for holders of class A certificates to predict the amount or the timing of receipt of prepayments on the mortgage loans.

     There are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the class A certificates set forth in the tables. In addition, because the actual mortgage loans in the trust will have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the class A certificates may be made earlier or later than as indicated in the table.

     The tables below were prepared on the basis of the following assumptions referred to as the Modeling Assumptions:

          . the mortgage loans of each mortgage loan group consist of loans with the weighted average characteristics and amortization methodologies set forth below,

          . the closing date for the class A certificates is December 14, 2001,

          . distributions on the class A certificates are made on the 25th day of each month regardless of the day on which the payment date actually occurs, commencing in January, 2002, in accordance with the priorities described in the Modeling Assumptions,

          . the scheduled monthly payments of principal and interest on the mortgage loans will be timely delivered to the servicer each month with no defaults,

          . all prepayments are prepayments in full received on the last day of each month, commencing on December 31, 2001, and include an accrual of 30 days' interest,

          . optional termination is exercised by the holders of class X certificates or the servicer or the NIMS insurer on the optional purchase date, and

          . each class of class A certificates will have the respective pass-through rate and original principal balance as set forth on page S-4.

                                                                                                        Remaining
                                                                                        Remaining         Term to
                                                               Mortgage   Servicing    Amortization      Maturity
  Amortization Methodolgy               Principal Balance   Interest Rate    Fee       Term (months)     (months)
  -----------------------------------   -----------------   ------------- ---------   ---------------  -----------
  Mortgage Loan Group 1
    Balloon with Remaining Term to
    Maturity * 120 months               $   59,645,849.02       10.256%      0.5%           320              83
    Balloon with Stated Remaining
    Term to Maturity ** 120 months         193,795,545.81       10.423       0.5            345             167
    Fully Amortizing, Remaining
    Amortization Term * 240 months         338,504,387.90       10.737       0.5            178             178
    Fully Amortizing, Remaining
    Amortization Term * 240 months       1,407,240,174.90       10.001       0.5            344             345

  Mortgage Loan Group 2
    Balloon with Remaining Term to
    Maturity * 120 months               $   27,860,749.14        10.77       0.5            318              84
    Balloon with Remaining Term to
    Maturity ** 120 months                 297,858,820.82        9.865       0.5            338             161
    Fully Amortizing, Remaining
    Amortization Term * 240 months         228,307,456.10       10.658       0.5            180             181
    Fully Amortizing, Remaining
    Amortization Term * 240 months         946,741,932.28        9.794       0.5            343             344

  Mortgage Loan Group 3
    Balloon with Remaining Term to
    Maturity * 120 months               $   11,246,494.50       12.187       0.5            320              87
    Balloon with Remaining Term to
    Maturity ** 120 months                 451,745,336.46        9.728       0.5            337             159
    Fully Amortizing, Remaining
    Amortization Term * 240 months         228,768,993.26       10.637       0.5            183             183
    Fully Amortizing, Remaining
    Amortization Term * 240 months         903,914,943.81        9.626       0.5            342             343

  Mortgage Loan Group 4
    Balloon with Remaining Term to
    Maturity * 120 months               $   73,210,626.27       11.487       0.5            308              94
    Balloon with Remaining Term to
    Maturity ** 120 months                 395,760,688.14        9.255       0.5            326             149
    Fully Amortizing, Remaining
    Amortization Term * 240 months         567,962,877.72        10.52       0.5            149             149
    Fully Amortizing, Remaining
    Amortization Term * 240 months         957,302,613.38         9.73       0.5            322             325

*  Denotes less than or equal to
** Denotes greater than

     Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the original principal balance of each such class of class A certificates that would be outstanding after each of the dates shown under various prepayment scenarios based on the assumptions described above, and the corresponding weighted average life of each class of class A certificates.

                Percent of Original Principal Balance Outstanding
                    under the Following Prepayment Scenarios

                                                                          Class A-1
              Payment Date in                   12% CPR       18% CPR      24% CPR      30% CPR        36% CPR
              ---------------                   -------       -------      -------      -------        -------
Initial Percentage.........................      100%           100%         100%         100%          100%
December 25, 2002..........................       84             78           73           67            61
December 25, 2003..........................       72             62           52           44            36
December 25, 2004..........................       62             49           39           30            23
December 25, 2005..........................       53             39           29           21            15
December 25, 2006..........................       45             32           22           14             0
December 25, 2007..........................       39             26           16           10             0
December 25, 2008..........................       33             20           12            0             0
December 25, 2009..........................       28             16            0            0             0
December 25, 2010..........................       24             13            0            0             0
December 25, 2011..........................       20             10            0            0             0
December 25, 2012..........................       17              0            0            0             0
December 25, 2013..........................       15              0            0            0             0
December 25, 2014..........................       12              0            0            0             0
December 25, 2015..........................        0              0            0            0             0
December 25, 2016..........................        0              0            0            0             0
December 25, 2017..........................        0              0            0            0             0
December 25, 2018..........................        0              0            0            0             0
December 25, 2019..........................        0              0            0            0             0
December 25, 2020..........................        0              0            0            0             0
December 25, 2021..........................        0              0            0            0             0
December 25, 2022..........................        0              0            0            0             0
December 25, 2023..........................        0              0            0            0             0
December 25, 2024..........................        0              0            0            0             0
December 25, 2025..........................        0              0            0            0             0
December 25, 2026..........................        0              0            0            0             0
December 25, 2027..........................        0              0            0            0             0
December 25, 2028..........................        0              0            0            0             0
December 25, 2029..........................        0              0            0            0             0
December 25, 2030..........................        0              0            0            0             0
December 25, 2031..........................        0              0            0            0             0

Weighted Average Life (Years)*.............        5.59           3.98         3.00         2.36          1.92

*    The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each distribution in reduction of the related principal balance by the number of years from the date of issuance of the certificate to the related payment date, (ii) adding the results and (iii) dividing the sum by the highest related principal balance of the certificates.

     This table has been prepared based on the Modeling Assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from the actual characteristics and performance of the mortgage loans, and the prepayment scenarios and should be read in conjunction with the related sections that discuss the payment and prepayment characteristics of the mortgage loans.

                Percent of Original Principal Balance Outstanding
                    under the Following Prepayment Scenarios

                                                                              Class A-2
                                                                              ---------
                   Payment Date in                     12% CPR     18% CPR     24% CPR     30% CPR      36% CPR
                   ---------------                     -------     -------     -------     -------      -------
Initial Percentage................................        100         100         100         100         100
December 25, 2002.................................         84          79          73          67          61
December 25, 2003.................................         72          62          52          44          36
December 25, 2004.................................         62          49          39          30          23
December 25, 2005.................................         53          39          29          21          15
December 25, 2006.................................         45          32          22          14           0
December 25, 2007.................................         39          26          16          10           0
December 25, 2008.................................         33          20          12           0           0
December 25, 2009.................................         28          16           0           0           0
December 25, 2010.................................         24          13           0           0           0
December 25, 2011.................................         21          10           0           0           0
December 25, 2012.................................         18           0           0           0           0
December 25, 2013.................................         15           0           0           0           0
December 25, 2014.................................         13           0           0           0           0
December 25, 2015.................................          0           0           0           0           0
December 25, 2016.................................          0           0           0           0           0
December 25, 2017.................................          0           0           0           0           0
December 25, 2018.................................          0           0           0           0           0
December 25, 2019.................................          0           0           0           0           0
December 25, 2020.................................          0           0           0           0           0
December 25, 2021.................................          0           0           0           0           0
December 25, 2022.................................          0           0           0           0           0
December 25, 2023.................................          0           0           0           0           0
December 25, 2024.................................          0           0           0           0           0
December 25, 2025.................................          0           0           0           0           0
December 25, 2026.................................          0           0           0           0           0
December 25, 2027.................................          0           0           0           0           0
December 25, 2028.................................          0           0           0           0           0
December 25, 2029.................................          0           0           0           0           0
December 25, 2030.................................          0           0           0           0           0
December 25, 2031.................................          0           0           0           0           0

Weighted Average Life (Years)*....................          5.62        3.99        3.00        2.37        1.93

*    The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each distribution in reduction of the related principal balance by the number of years from the date of issuance of the certificate to the related payment date, (ii) adding the results and (iii) dividing the sum by the highest related principal balance of the certificates.

     This table has been prepared based on the Modeling Assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from the actual characteristics and performance of the mortgage loans, and the prepayment scenarios and should be read in conjunction with the related sections that discuss the payment and prepayment characteristics of the mortgage loans.

                Percent of Original Principal Balance Outstanding
                    under the Following Prepayment Scenarios

                                                                              Class A-3
                                                                              ---------
                   Payment Date in                     12% CPR     18% CPR     24% CPR     30% CPR      36% CPR
                   ---------------                     -------     -------     -------     -------      -------
Initial Percentage................................       100         100         100         100          100
December 25, 2002.................................        84          78          73          67           61
December 25, 2003.................................        71          61          52          43           36
December 25, 2004.................................        61          49          38          30           23
December 25, 2005.................................        52          39          29          21           14
December 25, 2006.................................        45          31          22          14            0
December 25, 2007.................................        39          25          16          10            0
December 25, 2008.................................        33          20          12           0            0
December 25, 2009.................................        29          16           0           0            0
December 25, 2010.................................        24          13           0           0            0
December 25, 2011.................................        21          10           0           0            0
December 25, 2012.................................        18           0           0           0            0
December 25, 2013.................................        15           0           0           0            0
December 25, 2014.................................        13           0           0           0            0
December 25, 2015.................................         0           0           0           0            0
December 25, 2016.................................         0           0           0           0            0
December 25, 2017.................................         0           0           0           0            0
December 25, 2018.................................         0           0           0           0            0
December 25, 2019.................................         0           0           0           0            0
December 25, 2020.................................         0           0           0           0            0
December 25, 2021.................................         0           0           0           0            0
December 25, 2022.................................         0           0           0           0            0
December 25, 2023.................................         0           0           0           0            0
December 25, 2024.................................         0           0           0           0            0
December 25, 2025.................................         0           0           0           0            0
December 25, 2026.................................         0           0           0           0            0
December 25, 2027.................................         0           0           0           0            0
December 25, 2028.................................         0           0           0           0            0
December 25, 2029.................................         0           0           0           0            0
December 25, 2030.................................         0           0           0           0            0
December 25, 2031.................................         0           0           0           0            0

Weighted Average Life (Years)*....................         5.59        3.97        2.99        2.36         1.92

*    The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each distribution in reduction of the related principal balance by the number of years from the date of issuance of the certificate to the related payment date, (ii) adding the results and (iii) dividing the sum by the highest related principal balance of the certificates.

     This table has been prepared based on the Modeling Assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from the actual characteristics and performance of the mortgage loans, and the prepayment scenarios and should be read in conjunction with the related sections that discuss the payment and prepayment characteristics of the mortgage loans.

                Percent of Original Principal Balance Outstanding
                    under the Following Prepayment Scenarios

                                                                             Class A-4
                                                                             ---------
                   Payment Date in                    12% CPR    18% CPR      24% CPR      30% CPR      36% CPR
                   ---------------                    -------    -------      -------      -------      -------
Initial Percentage................................      100       100           100          100          100
December 25, 2002.................................       84        78            72           66           60
December 25, 2003.................................       70        60            51           43           35
December 25, 2004.................................       59        47            37           29           22
December 25, 2005.................................       50        38            28           20           14
December 25, 2006.................................       43        30            20           14            0
December 25, 2007.................................       36        24            15            9            0
December 25, 2008.................................       31        19            11            0            0
December 25, 2009.................................       25        14             0            0            0
December 25, 2010.................................       21        11             0            0            0
December 25, 2011.................................       17         8             0            0            0
December 25, 2012.................................       14         0             0            0            0
December 25, 2013.................................       11         0             0            0            0
December 25, 2014.................................        7         0             0            0            0
December 25, 2015.................................        0         0             0            0            0
December 25, 2016.................................        0         0             0            0            0
December 25, 2017.................................        0         0             0            0            0
December 25, 2018.................................        0         0             0            0            0
December 25, 2019.................................        0         0             0            0            0
December 25, 2020.................................        0         0             0            0            0
December 25, 2021.................................        0         0             0            0            0
December 25, 2022.................................        0         0             0            0            0
December 25, 2023.................................        0         0             0            0            0
December 25, 2024.................................        0         0             0            0            0
December 25, 2025.................................        0         0             0            0            0
December 25, 2026.................................        0         0             0            0            0
December 25, 2027.................................        0         0             0            0            0
December 25, 2028.................................        0         0             0            0            0
December 25, 2029.................................        0         0             0            0            0
December 25, 2030.................................        0         0             0            0            0
December 25, 2031.................................        0         0             0            0            0

Weighted Average Life (Years)*....................        5.21      3.82          2.91         2.31         1.89

*    The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each distribution in reduction of the related principal balance by the number of years from the date of issuance of the certificate to the related payment date, (ii) adding the results and (iii) dividing the sum by the highest related principal balance of the certificates.

     This table has been prepared based on the Modeling Assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from the actual characteristics and performance of the mortgage loans, and the prepayment scenarios and should be read in conjunction with the related sections that discuss the payment and prepayment characteristics of the mortgage loans.

            The Originators, the Transferor and the Initial Servicer

General

         For a general discussion of the depositor, the initial servicer, the transferor and the originators, see "The Depositors, the Servicer, and the Originators" in the accompanying prospectus. In the discussion that follows, references to EquiCredit include EquiCredit Corporation of America and its subsidiaries, including the other originators. EquiCredit is an indirect wholly-owned subsidiary of Bank of America, N.A.

         As of September 30, 2001, EquiCredit had over 900 employees at its Jacksonville, Florida headquarters.

         On August 15, 2001, Bank of America Corporation announced that it was exiting the subprime real estate lending business and that EquiCredit would cease origination activities. In addition, Bank of America Corporation announced its intention to sell its subprime servicing portfolio. EquiCredit has executed an agreement with Fairbanks Capital Corp. under which Fairbanks has agreed, subject to the satisfaction of certain conditions precedent, to assume the servicing of the mortgage loans on or about January 2, 2002. Servicing of the mortgage loans will continue to be conducted under EquiCredit's name and using EquiCredit's accounts and systems until regulatory approval and consummation of the transfer of servicing is completed. In the event that the conditions to sale are not satisfied or the transfer of servicing to Fairbanks is not consummated and approved, EquiCredit will continue to service the mortgage loans until a sale and transfer of the servicing portfolio is consummated and approved. We cannot provide any assurances that the sale and transfer of the servicing portfolio will be consummated and approved and if so, we cannot provide any assurances as to the terms of any such sale and transfer. See "Risk Factors--Transfer of Servicing May Cause Disruptions in Cashflows to Certificateholders" "--You May have Difficulty Selling Your Certificates" in this prospectus supplement and "The Depositors, the Servicer and the Originators" in the accompanying prospectus.

Loan Origination History

         The dollar amounts of first and second lien mortgage loans originated or purchased and re-underwritten by EquiCredit during the years ended December 31, 2000, 1999 and 1998 were approximately $8.8 billion, approximately $13.2 billion and approximately $7.6 billion, respectively. The dollar amount of the first and second lien mortgage loans originated or purchased and re-underwritten by EquiCredit during the nine months ended September 30, 2001 was approximately $6.5 billion.

EquiCredit's Servicing Portfolio

         At September 30, 2001 and December 31, 2000, EquiCredit serviced a total portfolio of 322,383 and 340,272 mortgage loans, respectively, having aggregate unpaid principal balances of approximately $24.7 billion and approximately $24.5 billion, respectively, for itself and others.

EquiCredit's Delinquency and Loss Experience

         The following table sets forth EquiCredit's delinquency and charge-off experience at the dates indicated on all mortgage loans included in its servicing portfolio, including loans in foreclosure proceedings.

                                                                                                    At or for the
                                                                                                     Nine Months
                                                                 At or for the Year Ended               Ended
                                                                      December 31,                  September 30,
                                                          -------------------------------------    ----------------
                                                                2000                1999                 2001
                                                          -----------------   -----------------    ----------------
                                                                            (Dollars in Thousands)
Portfolio Unpaid Principal Balance                            $24,509,314         $20,621,513         $24,731,517
Average Portfolio Unpaid Principal Balance/(1)/               $23,194,836         $17,901,000         $25,591,873
Period of Delinquency/(2)/:
     30-59 Days                                                      5.54%               5.31%               5.46%
     60-89 Days                                                      2.07%               2.06%               2.07%
     90 Days or More                                                 6.91%               5.54%               7.20%
                                                          -----------------   -----------------    ----------------
Total Delinquencies                                                 14.52%              12.91%              14.73%
Total Credit Losses/(3)/                                      $   247,409         $   235,547         $   242,743
Total Credit Losses as a Percent of Average Portfolio

                  Unpaid Principal Balance                           1.03%               1.32%               1.27%/(4)/


---------------------------
/(1)/ Portfolio unpaid principal balance is the net amount of principal to be paid on each mortgage loan, excluding unearned finance charges and other charges, and excludes the principal balance of each mortgage loan as to which the related mortgaged property has been previously acquired through foreclosure.

/(2)/ Delinquency percentages are calculated as the dollar amount of mortgage loan principal delinquent as a percentage of the portfolio unpaid principal balance. Delinquency percentages include the principal balance of all mortgage loans in foreclosure proceedings. Generally, all mortgage loans in foreclosure proceedings are 90 days or more delinquent. Delinquency percentages do not include the principal balance of mortgage loans which are real estate owned.

/(3)/ Total credit losses includes (a) charge-offs of principal, net of subsequent recoveries, relating to mortgage loans written off as uncollectible or charge-offs relating to properties securing any mortgage loans which have been foreclosed upon and for which, in the opinion of management, liquidation proceeds would not exceed estimated expenses of liquidation plus the unpaid principal balance, (b) expenses associated with maintaining, repairing, and selling foreclosed properties and real estate owned, and (c) losses (gains) on the disposition of foreclosed properties and real estate owned.

/(4)/    Annualized.

         The delinquency percentages set forth in the preceding table are calculated on the basis of the unpaid principal balances of mortgage loans included in the servicing portfolio as of the end of the periods indicated. The charge-off experience percentages set forth above are calculated on the basis of the average outstanding unpaid principal balance of mortgage loans included in the servicing portfolio during the periods indicated. However, because the amount of loans included in the servicing portfolio has increased over these periods as a result of new originations, the servicing portfolio as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency or to have resulted in losses. In the absence of substantial and continual additions of newly originated loans to the servicing portfolio, which will be the case now that EquiCredit has ceased origination, the delinquency and charge-offs percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages and loss experience with respect to the mortgage loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the mortgage pool will not change. There can be no assurance that the performance of the mortgage loans, when serviced by the successor servicer, will be consistent with their performance while serviced by EquiCredit.

EquiCredit's Outstanding Real Estate Owned

         At each of December 31, 2000 and September 30, 2001, 3,630 and 5,930 properties, respectively, acquired through foreclosure were owned by EquiCredit for its own account or on behalf of owners of other mortgage loans included in EquiCredit's servicing portfolio. Such properties, at December 31, 2000 and September 30, 2001, had recorded book values of approximately $226 million and approximately $382 million, respectively.

Legal Proceedings

         Several class action lawsuits have been filed against a number of consumer finance companies alleging violations of various federal and state consumer protection laws. Among the more recent cases filed against EquiCredit on a class action basis are the so-called yield spread premium cases that are commonly referred to as YSP cases or YSP actions. The cases filed against EquiCredit have arisen since June 15, 2001, the date on which the Eleventh Circuit Court of Appeals in the case Culpepper v. Irwin Mortgage ("Culpepper") certified the class in a YSP action. Following the class certification in the Culpepper case, a number of YSP class action lawsuits have been filed against consumer finance companies, including four such lawsuits against EquiCredit which are summarized below.

         (1) Nathan R. Olson and Holly A. Olson v. EquiCredit Corporation, District of Massachusetts (Springfield). The complaint purports to state class claims: (a) that EquiCredit's payment of YSP's violates section 8 of the Real Estate Settlement Procedures Act, referred to as RESPA; (b) that EquiCredit's payment of YSP's constitutes tortious interference with borrowers' contracts by inducing brokers to accept YSP payments for referring borrowers to EquiCredit; and (c) for unjust enrichment.

         (2) Verliler Johnson v. EquiCredit Corporation of America, EquiCredit Corporation of Illinois; Bank of America Corporation, and The Loan Professionals, Inc., Northern District of Illinois, Eastern Division (Chicago). The complaint purports to state the following class claims: (a) that EquiCredit's payment of YSP's violates section 8 of RESPA; (b) that EquiCredit's payment of YSP's resulted in the overpayment of real estate settlement services and was unfair and deceptive in violation of section 2 of the Illinois Consumer Fraud Act; (c) for inducing breach of fiduciary duty; (d) for conspiracy; (e) for violations of the Equal Credit Opportunity Act, referred to as ECOA; (f) for violations of the Civil Rights Act; and (g) for violations of the Fair Housing Act.

         (3) William M. Krest and Ellen M. Diehl v. EquiCredit Corporation of America, Southern District of Ohio (Western Division) (Dayton). The complaint purports to state the following class claims: (a) that EquiCredit's payment of YSP's violates section 8 of RESPA; (b) that EquiCredit's payment of YSP's constitutes tortious interference with borrowers' contracts by inducing brokers to accept YSP payments for referring borrowers to EquiCredit; and (c) for unjust enrichment.

         (4) Carolyn Hunter v. EquiCredit Corporation of America, Northern District of Florida, Western Division (Tallahassee). The complaint purports to state the following class claims: (a) that EquiCredit's payment of YSPs violates
Section 8 of RESPA; (b) that the failure to include YSP in calculations of the finance charge and annual percentage rate resulted in violations of the Federal Truth-in-Lending Act referred to as TILA; and (c) for violations of Home Ownership and Equity Protection of 1994, referred to as HOPEA.

         In addition, two pending class action lawsuits against EquiCredit were amended to add YSP claims, as summarized below.

         (1) Bette Orr v. EquiCredit Corporation of Pennsylvania and Atlantis-II Mortgage Company, Inc., Western District of Pennsylvania (Pittsburgh). The amended complaint purports to state the following class claims against
EquiCredit: (a) for various violations of Pennsylvania's Unfair Trade Practices and Consumer Protection Law; (b) for aiding and abetting breach of fiduciary duty; (c) for civil conspiracy; (d) for tortious interference; (e) that EquiCredit's payment of YSP's violates section 8 of RESPA; (f) that EquiCredit's failure to disclose that its payment of YSP's were illegal referral fees violates TILA; (g) for violations of ECOA; (h) for various violations of HOEPA; and (i) for violations of Pennsylvania's Maximum Interest Rate Law.

         (2) Mildred E. Samuel v. EquiCredit Corporation, U.S. Bank National Association, Trustee, Eastern District of Pennsylvania (Philadelphia). The amended complaint purports to state the following class claims against
EquiCredit: (a) that EquiCredit's payment of YSP's violates section 8 of RESPA;
(b) for violations of Pennsylvania's Consumer Protection Law and Credit Services Act; (c) for violations of ECOA; (d) for violations of TILA; (e) for fraud and breach of fiduciary duty; (f) for various violations of HOEPA; and (g) for violations of Pennsylvania's Maximum Interest Rate Law.

         On October 15, 2001, HUD released its RESPA Statement of Policy 2001-1 in which it stated its disagreement with the judicial interpretation made in the Culpepper case of HUD's prior policy statement regarding yield spread premiums, and reiterated HUD's position that yield spread premiums are not per se illegal and that they can be a useful means to pay some or all of a borrower's settlement costs. EquiCredit believes that it has meritorious defenses and intends to defend the foregoing actions and other class actions and lawsuits outstanding against EquiCredit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims. See "Risk Factors--Legal Actions are Pending against EquiCredit" in this prospectus supplement.

                             The Successor Servicer

General

         Fairbanks Capital Corp. has entered into a contract with EquiCredit to acquire EquiCredit's subprime mortgage loan servicing portfolio. Subject to the satisfaction of certain conditions precedent, it is expected that the servicing of EquiCredit's subprime mortgage loans, including the mortgage loans underlying the class A certificates, will be transferred to, and assumed by, Fairbanks as successor servicer, on or about January 2, 2002. Servicing of the mortgage loans will continue to be conducted under EquiCredit's name and using EquiCredit's accounts and systems until regulatory approval and consummation of the servicing transfer is completed. In the event that the conditions to sale are not satisfied or the transfer of servicing to Fairbanks is not consummated and approved, EquiCredit will continue to service the mortgage loans until a sale and transfer of the servicing portfolio is consummated and approved. We cannot provide any assurances that the sale and transfer of the servicing portfolio will be consummated and approved, nor any assurances as to the terms of any such sale and transfer.

         The discussion in this section assumes that Fairbanks does in fact become the successor servicer as described above. If Fairbanks does not become the successor servicer, then information concerning the successor servicer will be filed with the Securities and Exchange Commission in a Current Report on Form 8-K when and if a different successor servicer assumes the servicing of the mortgage loans.

Fairbanks Capital Corp.

         The information contained herein with regard to Fairbanks Capital Corp. has been provided by Fairbanks. None of the depositor, the transferor, the advancing party, the initial servicer, the trustee, or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

         Fairbanks commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party mortgage loan portfolios since 1994.

         Fairbanks conducts operations in Salt Lake City, Utah and Hatboro, Pennsylvania. If the servicing transfer is completed, Fairbanks will also conduct operations in Jacksonville, Florida.

         Fairbanks is approved by the U.S. Department of Housing and Urban Development as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans. Fairbanks was incorporated on February 24, 1989 under the laws of the State of Utah. Fairbanks' corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84165-0250.

Fairbanks' Collection Procedures and Performance Standards

         Fairbanks' collection procedures do not significantly deviate from EquiCredit's collection procedures described in "The Depositors, the Servicer and the Originators--Collection Procedures" in the accompanying prospectus, except that (i) Fairbanks does not use third-party field collectors, (ii) for tracking and segregating delinquent loans, Fairbanks employs two groups, one comprised of loans less than 90 days delinquent, and one composed of loans that are 90 or more days delinquent, (iii) Fairbanks uses a predictive dialer, but not a Mosaix 9.1 predictive dialer, and (iv) Fairbanks sends foreclosure notices in accordance with applicable laws, but not necessarily by certified mail or on the timing described in the base prospectus. Fairbanks will be required to service the mortgage loans in accordance with the terms of the pooling and servicing agreement, including the servicer performance standards described therein.

Fairbanks' Servicing Portfolio

         At September 30, 2001 and December 31, 2000, Fairbanks serviced a total portfolio of 238,440 and 174,247 mortgage loans and real estate owned, respectively, having aggregate unpaid principal balances of approximately $15.118 billion and approximately $12.058 billion, respectively, for itself and others.

Fairbanks' Delinquency and Foreclosure Experience

         The following table sets forth the delinquency and foreclosure experience of the mortgage loans serviced by Fairbanks as of the date indicated. Fairbanks' portfolio of mortgage loans may differ significantly from the mortgage loans in the mortgage pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. For example, the delinquency and loss experience of Fairbanks' servicing portfolio may include loans and financial assets originated pursuant to different underwriting standards than the mortgage loans in the mortgage pool and loans and financial assets having a geographic distribution that varies from the geographic distribution of the mortgage loans in the mortgage pool. In addition, Fairbanks' consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the mortgage loans in the mortgage pool. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage pool. The actual delinquency experience on the mortgage loans in the mortgage pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced Fairbanks. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool. Finally, the statistics shown below represent the delinquency experience for Fairbanks' mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage pool will depend on the results obtained over the life of the mortgage pool. It should be noted that Fairbanks' business emphasizes, to a certain degree, the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and Fairbanks has been an active participant in the market for such servicing rights over the past several years. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of Fairbanks in the periods ended on December 31, 1999, December 31, 2000 and September 30, 2001.

                    Delinquency and Foreclosure Experience/(1)/
                             (Dollars in Thousands)

                                  As of September 30, 2001           As of December 31, 2000           As of December 31, 1999
                             --------------------------------- ---------------------------------- ---------------------------------
                                                       % by                               % by                              % by
                              No. of    Principal    Principal   No. of    Principal    Principal  No. of     Principal    Principal
                              Loans    Balance/(2)/   Balance    Loans    Balance/(2)/   Balance   Loans     Balance/(2)/   Balance
                            -------   -----------   ---------- ---------  ------------  --------- -------    ------------  ---------
Current Loans.............  163,114   $ 9,927,927    65.67%    124,057    $8,532,766     70.76%    24,987    $2,025,167     68.15%
Period of Delinquency/(3)/
   30-59 Days.............   18,575     1,308,998     8.66%     13,479       951,019      7.89%     2,377       195,139      6.57%
   60-89..................    4,494       324,050     2.14%      3,439       244,210      2.03%       627        53,946      1.82%
   90 Days or more........    5,502       326,187     2.16%      2,275       132,348      1.10%     1,670        94,914      3.19%
                            -------   -----------   ------     -------   -----------    ------    -------    ----------    ------
Total Delinquencies.......   28,571     1,959,235    12.96%     19,193     1,327,577     11.01%     4,674       343,999     11.58%
Foreclosure...............   23,717     1,730,432    11.45%     15,514     1,140,819      9.46%     3,768       311,504     10.48%
Bankruptcies..............   16,913     1,102,877     7.30%     10,426       721,034      5.98%     2,774       189,048      6.36%
                            -------   -----------   ------     -------   -----------    ------    -------    ----------    ------
Total Foreclosures/
   Bankruptcies...........   40,630     2,833,309    18.74%     25,940     1,861,853     15.44%     6,542       500,552     16.84%
Real Estate Owned.........    6,125       397,330     2.63%      5,057       336,219      2.79%     1,340       102,080      3.43%
                            -------   -----------   ------     -------   -----------    ------    -------    ----------    ------
Total Portfolio...........  238,440   $15,117,801   100.00%    174,247   $12,058,415    100.00%    37,543    $2,971,798    100.00%
                            =======   ===========   ======     =======   ===========    ======    =======    ==========    ======

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure or delivery of a deed-in-lieu of foreclosure.

(3) No mortgage loan is included in this section of the table as delinquent until it is one-month past due.

                         Servicing Performance Standards

         The pooling and servicing agreement specifies performance standards designed to measure the servicer's performance in servicing the mortgage loans against measurable benchmarks. The performance standards require the servicer to pay certain financial penalties to the advancing party or, in certain circumstances, to the insurer in the event certain of the performance standards are not met. In addition, the servicer is subject to termination as servicer under the pooling and servicing agreement upon more severe or sustained failures to meet the performance standards, as described in the pooling and servicing agreement.

                         Description of the Certificates

General

     The EQCC Asset Backed Certificates, Series 2001-1F, will consist of eight classes of certificates, designated as (i) the class A-1, class A-2, class A-3 certificates, and class A-4 certificates collectively referred to as the class A certificates, (ii) the class X certificates and (iii) the class R-1, class R-II and class R-III certificates, collectively referred to as the residual certificates. Only the class A certificates are being offered by this prospectus supplement.

     The following summary describes the material terms of the Series 2001-1F certificates and the pooling and servicing agreement, dated as of December 1, 2001, by and among the depositor, EquiCredit as transferor, EquiCredit as initial servicer, Bank of America, N.A. as advancing party, Fairbanks Capital Corp., as the expected successor servicer, and the trustee. Reference is made to the accompanying prospectus for important additional information regarding the terms of the Series 2001-1F certificates and the underlying documents. A form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which the prospectus forms a part. The summary does not purport to be complete and you should read the pooling and servicing agreement in addition to this prospectus supplement and accompanying prospectus for a more complete discussion of the terms of the Series 2000-1F certificates and the provisions of the underlying documents. Where particular provisions or terms used in any of such documents are referred to, the actual provisions, including definitions of terms used in this prospectus supplement, are incorporated by reference as part of these summaries.

     The certificates represent interests in the trust created and held under the pooling and servicing agreement. The trust fund will consist primarily of

          .    the mortgage loans and all proceeds of the mortgage loans;

          .    REO property;

          . amounts on deposit in the collection account, the principal and interest account, and the insurance account, as described in this prospectus supplement, including amounts on deposit in these accounts and all investments of amounts;

          .    rights of the depositor under the transfer agreement; and

          .    the surety bonds;

provided, however, that the trust fund does not include amounts received on or after the cut-off date in respect of interest accrued on the mortgage loans prior to the cut-off date.

         Each class of class A certificates will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess of the minimum amount. Each class A certificate will represent a percentage interest in the class A certificates of the applicable class determined by dividing the original dollar amount represented by such class A certificate by the original aggregate principal amount of all class A certificates of the related class.

         The final scheduled payment date for each class of class A certificates is the distribution date occurring in October 2031. The final scheduled payment date for each class of class A certificates is the payment date in the month following the calendar month in which the stated maturity of the mortgage loan in the related mortgage loan group having the latest stated maturity occurs.

         The date on which the final payment on any class A certificate is distributed could occur significantly earlier than its final scheduled payment date, because, among other things, (i) prepayments on mortgage loans are likely to occur, (ii) defective mortgage loans may be purchased from the trust under certain circumstances as described in this prospectus supplement, (iii) the servicer, the holders of the class X certificates, or the NIMS insurer, if any, may purchase all of the mortgage loans when the aggregate outstanding principal amount of the mortgage loans is less than 10% of the original pool principal balance of all mortgage loan groups and (iv) shortfalls in principal due to losses on the mortgage loans could result in insured payments in respect of principal on the class A certificates.

         The servicer and any successor servicer will service the mortgage loans either directly or through subservicers in accordance with the pooling and servicing agreement and generally in accordance with the first and second mortgage loan servicing standards and procedures accepted by prudent mortgage lending institutions. See "Description of the Offered Certificates--Servicing Standards" and "--Use of Subservicers" in the accompanying prospectus for a further description of the provisions of the pooling and servicing agreement relating to servicing standards and the use of subservicers.

Book-Entry Registration

         Each class of class A certificates will be represented by one or more certificates registered in the name of Cede & Co. or Cede, as the nominee of The Depository Trust Company or DTC, and will constitute book-entry certificates. No person acquiring an interest in the class A certificates will be entitled to receive a physical certificate representing that person's interest referred to as a definitive certificate, except as set forth under "Description of the Certificates--Registration and Transfer of the Certificates" in the accompanying prospectus. Persons acquiring interests in the class A certificates held in book-entry form are referred to as certificate owners. Unless and until definitive certificates are issued for the class A certificates under the limited circumstances described in the prospectus, all references to actions by certificateholders with respect to the class A certificates will refer to actions taken by DTC upon instructions from DTC participants, and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the class A certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the class A certificates, for distribution to certificate owners by DTC in accordance with DTC procedures. Holders of class A certificates may hold their certificates through DTC in the United States, or through Clearstream, Luxembourg or the Euroclear System in Europe. Transfers within DTC, Clearstream, Luxembourg or the Euroclear System, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream, Luxembourg or the Euroclear system, on the other, will be effected in DTC through Citibank N.A. or The Chase Manhattan Bank, the relevant depositaries collectively referred to as the depositaries of DTC. See "Annex I" to this prospectus supplement and "Description of the Certificates--Registration and Transfer of the Certificates" in the accompanying prospectus.

Assignment of the Mortgage Loans

         At the time the Series 2001-1F certificates are issued, EquiCredit, pursuant to a transfer agreement, dated as of December 1, 2001, between EquiCredit as transferor and the depositor as purchaser, will assign the mortgage loans to the depositor together with all principal and interest received on or with respect to the mortgage loans, other than principal and interest received before the cut-off date and interest received on or after the cut-off date but accrued prior to the cut-off date, and not including any prepayment penalties. On the same date, the depositor will assign the mortgage loans to the trust pursuant to the pooling and servicing agreement. Under the transfer agreement, the transferor makes certain representations and warranties to the depositor concerning the mortgage loans, and covenants to deliver certain documents relating to the mortgage loans to the custodian. The transferor is required to repurchase or substitute for mortgage loans as to which representations and warranties are breached, or for which incomplete or defective loan files were delivered to the custodian, but only to the extent such breach or incomplete or defective loan file directly and proximately causes
(i) a loss on the related mortgage loan (including an inability to foreclose on the mortgage loan) or (ii) the mortgage loan not to be a qualified mortgage for REMIC purposes. See "Description of the Certificates--Assignment of the Mortgage Assets" in the accompanying prospectus.

         EquiCredit, the transferor, will suspend mortgage loan origination and servicing operations following the sale by Bank of America Corporation, EquiCredit's parent company, of EquiCredit's subprime servicing portfolio and the cessation of EquiCredit's loan origination activities. Consequently, there can be no assurance that EquiCredit would be available to satisfy any obligation under the transfer agreement to repurchase or substitute for defective mortgage loans. Bank of America, N.A., the ultimate parent of EquiCredit, has guaranteed to the depositor and the trustee EquiCredit's obligation to repurchase or substitute for defective mortgage loans, to the extent required by the terms of the transfer agreement.

Distributions

         Collections on the Mortgage Loans; Available Funds. The servicer will deposit collections on the mortgage loans into an account called the principal and interest account. The collection deposits may include, without limitation, mortgagor payments, insurance proceeds and net liquidation proceeds, but will not include any prepayment charges. The servicer may withhold from these collections its servicing fees and other ancillary items of servicing compensation, including without limitation, late charges, bad check (NSF) charges and assumption fees, to the extent those ancillary items are collected. In addition, the servicer will

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withdraw from the principal and interest account late collections and liquidation proceeds, insurance proceeds and similar items from mortgage loans to reimburse itself and the advancing party for outstanding servicing advances made on those mortgage loans and to reimburse EquiCredit for existing advances and servicing advances made by EquiCredit on those mortgage loans, and the servicer will withdraw and remit to the advancing party or EquiCredit, as appropriate, any collections in the principal and interest account to reimburse the advancing party and EquiCredit for such advances that have become non-recoverable from proceeds of the related mortgage loans. The servicer will also withhold from collections, before deposit to the principal and interest account, any interest paid by mortgagors on servicing advances and existing advances as part of prepayments in full, and these payments will be paid to the advancing party or EquiCredit, as appropriate.

         On the business day prior to each payment date, the servicer will withdraw all amounts on deposit in the principal and interest account, except amounts to be distributed on subsequent payment dates, referred to as amounts held for future payment, and remit them to the trustee. The servicer will also remit amounts held for future payment to the trustee to the extent necessary to cover delinquent interest payments on the mortgage loans from the related due period (to the extent the delinquent interest payments are deemed to be recoverable from late collections on the related mortgage loans). The trustee will deposit these amounts, referred to as the available funds for each mortgage loan group, into a trust account referred to as the collection account for the remittance of payments on the mortgage loans to the certificateholders. The collection account is required to be maintained as an eligible account as described in the pooling and servicing agreement.

         Allocation of Available Funds. On each payment date, commencing in January 2002, the trustee will distribute to each person in whose name a certificate is registered, the portion of the aggregate distribution to which that certificateholder is entitled, if any, based on the percentage interest of the certificates of the appropriate class held by such holder. Initially Cede, the DTC nominee, will be the only name under which the class A certificates will be registered on the related record date. Distributions will be made by wire transfer of immediately available funds to the account of each certificateholder at a bank or other entity having the appropriate facilities to receive wire transfers, if the certificateholder of record owns certificates aggregating in excess of $1,000,000, and shall have provided complete wiring instructions to the trustee at least five business days prior to the related record date, and otherwise by check mailed to the address of the person entitled to receive distributions as it appears on the certificate register. Certificate owners may experience some delays in the receipt of their payments due to the operation of DTC. See "Risk Factors--Book-Entry Certificates" in this prospectus supplement, "Annex I" attached to this prospectus supplement and "Risk Factors--Risks Associated with the Certificates" and "Description of the Certificates--Registration and Transfer of the Certificates" in the accompanying prospectus.

         On each payment date, the trustee shall withdraw from the collection account the available funds related to each mortgage loan group, and shall distribute those amounts, based on the information provided in the most recent trustee's remittance report, to the extent available, in the priority indicated below:

               (i)  first, sequentially (A) for deposit into the insurance

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                    account for the benefit of the insurer, the monthly premium payable to the insurer with respect to that mortgage loan group, and (B) to the trustee its reimbursable expenses and indemnification amounts, subject to a cap for all mortgage loan groups of $100,000 for any calendar year and $500,000 for the duration of the trust (to be allocated by the trustee, to the extent possible, among the mortgage loan groups based upon their relative principal balances);

                         (ii) second, to the related class of class A certificates, the related interest remittance amount, consisting of one month's interest on the principal balance of the class at its pass-through rate, less Relief Act shortfalls for the mortgage loan group for the related due period;

                         (iii) third, to the related class of class A certificates, the related group's basic principal distribution amount;

                         (iv) fourth, to the insurer, to reimburse any previously unreimbursed insured payments, with interest, made with respect to the related class of class A certificates;

                         (v) fifth, to the insurer, to reimburse any previously unreimbursed insured payments, with interest, made with respect to any class of class A certificates related to any other mortgage loan group, to the extent unpaid pursuant to clause (iv) out of available funds from that other mortgage loan group;

                         (vi) sixth, to the class of class A certificates related to any other mortgage loan group, any interest payments payable under clause (ii) above on that other class which were not paid out of available funds from the mortgage loan group related to that other class;

                         (vii) seventh, to any class of class A certificates related to any other mortgage loan group, any principal payments payable under clause (iii) above on that other class which were not paid out of available funds from the mortgage loan group related to that other class;

                         (viii) eighth, to the related class of class A
                    certificates, an amount to reduce the principal balance of that class to the extent necessary to eliminate any overcollateralization deficiency amount with respect to that class;

                         (ix) ninth, to any class of class A certificates related to any other mortgage loan group, an amount to reduce the principal balance of that class to the extent necessary to eliminate any overcollateralization deficiency amount with respect to that other class, to the extent not paid under clause (viii) out of available funds from the mortgage loan group related to that other class;

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                    (x)    tenth, to the servicer, the advancing party, the
               depositor and/or the transferor, an amount equal to the mortgage loan group's allocable share of the amount reimbursable to them under the pooling and servicing agreement but not previously reimbursed (not including advance reimbursements);

                    (xi) eleventh, to the trustee, its expense reimbursements and indemnification amounts as provided in the pooling and servicing agreement, to the extent they exceed the caps referred to in clause (i);

                    (xii) twelfth, to the related class of class A certificates, the amount of any Relief Act shortfalls incurred with respect to the mortgage loan group during the preceding due period, and the amount of any such Relief Act shortfalls incurred during previous due periods that were not paid on earlier payments dates;

                    (xiii) thirteenth, to the advancing party and EquiCredit,
               the amount of all interest accrued on previously unreimbursed servicing advances and existing advances made by the advancing party or EquiCredit on mortgage loans in the mortgage loan group that were liquidated during the preceding prepayment period;

                    (xiv) fourteenth, to the class X certificateholders, to the extent of that class's entitlement under the pooling and servicing agreement; and

                    (xv) fifteenth, to the residual certificateholders, the balance, if any, of remaining available funds in the manner provided in the pooling and servicing agreement.

         The amount available to make the payments described above on a payment date will generally equal the sum of (i) the available funds for the related due period, and (ii) any insured payments deposited into the collection account for the payment date.

         If more than one class of class A certificates requires payments from unrelated mortgage loan groups that exceed the amount available, the amount available will be allocated on a pro rata basis based on the applicable shortfalls. Similarly, if more amounts, in total, are available to cover the required amounts, the amount contributed by each mortgage loan group will be determined on a pro rata basis based on the amounts available from each contributing mortgage loan group.

         The pooling and servicing agreement provides that, to the extent the insurer makes insured payments, the insurer will be entitled to reimbursement for such insured payments, with interest thereon at an interest rate equal to a prime rate, as published in The Wall Street Journal, plus 2%, on each payment date following the making of an insured payment, in the priority specified in "--Allocation of Available Funds" above.

         Interest. Interest payable on each payment date on each class of class A certificates will accrue from the first day of the preceding calendar month through the last day of such preceding

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calendar month. This period is referred to as the accrual period for the class A certificates.

         Interest will accrue on each class of the class A certificates during each accrual period at a pass-through rate equal to the lesser of (i) the fixed rate of 6.55% per annum for each of the class A-1 and class A-2 certificates and 6.24% per annum for each of the class A-3 and class A-4 certificates, and (ii) the net funds cap rate for the related mortgage loan group with respect to the applicable accrual period. This interest will accrue based on an assumed 360-day year comprised of twelve 30-day months. The net funds cap rate for any accrual period and mortgage loan group will be a rate equal to the weighted average of the mortgage interest rates on the mortgage loans in that mortgage loan group, as of the first day of the related due period less the sum of (x) the servicing fee rate of 0.50% per annum and (y) the rate at which the premium on the surety bonds is calculated times a fraction, the numerator of which is the certificate principal balance of the related class of class A certificates and the denominator of which is the related loan group principal balance.

         The amount of interest payable on any payment date on any class of class A certificates will equal (i) interest accrued during the related accrual period at the related pass-through rate on the principal balance of that class immediately prior to that payment date, minus (ii) all Relief Act shortfalls incurred on the mortgage loans in the related mortgage loan group during the related due period. This amount for any class and payment date is referred to in this prospectus supplement as the interest remittance amount for such class of class A certificates. The sum of the interest remittance amounts for each class of class A certificates is referred to in this prospectus supplement as the class A interest remittance amount. See "Description of the Certificates--Distributions" in the accompanying prospectus. The related interest remittance amount will be distributed to each class of class A certificates on each payment date to the extent of available funds, including any insured payments received.

         If on any payment date the interest remittance amount for any class of class A certificates is less than the amount of interest accrued on that class during the related accrual period due to Relief Act shortfalls, this portion of the accrued interest may be paid out of excess funds on that same payment date or subsequent payment dates, after payment of the interest remittance amount and principal remittance amount on all class A certificates, all required principal payments to build overcollateralization, and payments of fees and reimbursement amounts owed to the trustee, the servicer, the insurer and EquiCredit. See "--Allocation of Available Funds" above.

         The surety bonds do not guarantee payment of any Relief Act shortfall or net funds cap shortfall.

         Principal. On each payment date, holders of each class of class A certificates will be entitled to receive their basic principal distribution amount, which will be an amount necessary to reduce the principal balance of that class of class A certificates to the pool balance of the related mortgage loan group. In addition, on each payment date, holders of a class of class A certificates will receive additional principal distribution amounts payable out of and to the extent of excess funds until the overcollateralization target amount for that class has been attained. See "Description of the Certificates -- Overcollateralization and Cross-Collateralization" in this prospectus supplement.

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

     Principal payments on the mortgage loans will be derived from:

          . (i) the principal portion of all scheduled payments, referred to as monthly payments, due on the mortgage loans in the related mortgage loan group during the preceding due period, which is the calendar month preceding the calendar month in which the payment date occurs, and received on or before the determination date,

          . (ii) any principal prepayments in full of any mortgage loans in the related mortgage loan group, which are referred to as principal prepayments, during the preceding prepayment period, and any partial prepayments on any mortgage loan in the related mortgage loan group received during the related due period that are not principal prepayments, which are referred to as curtailments,

          . (iii) the principal portion of (A) the proceeds of any insurance policy relating to a mortgage loan in the related mortgage loan group, a mortgaged property or a REO property, net of proceeds to be applied to the repair of the mortgaged property or released to the mortgagor and net of expenses reimbursable therefrom, including servicing advances and existing advances, such net proceeds being referred to as insurance proceeds, (B) liquidation proceeds received during the related due period in connection with the liquidation of any defaulted mortgage loans, each being referred to as a liquidated mortgage loan, in the related mortgage loan group, whether by trustee's sale, foreclosure sale or otherwise, net of fees and advances reimbursable from the relevant liquidation proceeds, including servicing advances and existing advances, such net proceeds being referred to as net liquidation proceeds, and (C) proceeds received during the related due period in connection with a taking of a related mortgaged property by condemnation or the exercise of eminent domain or in connection with a release of part of any such mortgaged property with respect to a mortgage loan in the related mortgage loan group from the related lien, such proceeds being referred to as the released mortgaged property proceeds, and

          . (iv) the principal portion of all amounts paid by the depositor or the transferor in connection with the purchase of, or the substitution of a substantially similar mortgage loan for, or the indemnification for a loss incurred on, a mortgage loan in the related mortgage loan group as to which there is defective documentation or a breach of a representation or warranty contained in the pooling and servicing agreement, including any amounts paid by Bank of America, N.A., pursuant to its limited guaranty of these obligations.

     As of any payment date, the principal balance for each class of class A certificates will equal the original principal balance for that class, less all amounts previously distributed on account of principal to holders of that class.

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Overcollateralization and Cross-Collateralization

         Overcollateralization. The weighted average of the mortgage interest rates on the mortgage loans in each mortgage loan group is generally expected to be higher than the sum of the pass-through rate on the class of class A certificates related to that mortgage loan group and certain fees and expenses of the trust. As a result, excess interest collections, or excess spread, will be generated to the extent not otherwise applied to cover losses or shortfalls. On each payment date, after payment of all basic principal distribution amounts, excess funds from each loan group may be applied to make additional principal payments on the related class of class A certificates. This acceleration feature creates, with respect to the class of class A certificates related to each mortgage loan group, overcollateralization, measured as an overcollateralized amount, meaning the excess of the principal balance of the mortgage loans in the related mortgage loan group over the principal balance of the related class A certificates. These payments of excess funds with respect to each class of class A certificates will continue until the overcollateralization amount is equal to an amount required by the insurer. Such target amount is referred to as the overcollateralization target amount for the mortgage loan group. In addition, excess funds from a mortgage loan group that has reached its overcollateralization target amount will be applied to reduce the principal balances of class A certificates related to other mortgage loan groups until the overcollateralization target amount has been reached for all mortgage loan groups. Any amount by which the overcollateralization target amount for a mortgage loan group exceeds its overcollateralized amount is referred to in this prospectus supplement as the overcollateralization deficiency amount for that mortgage loan group.

         The amount of excess funds from any mortgage loan group available to generate overcollateralization on any payment date will be reduced by any net prepayment interest shortfalls on that mortgage loan group for the preceding prepayment period and by net prepayment interest shortfalls on the other mortgage loan groups for that prepayment period, to the extent not covered by excess funds from the other mortgage loan groups. See "Risk Factors -- Net Prepayment Interest Shortfalls Will Reduce Overcollateralization" in this prospectus supplement.

         On the later of June 2004 or the first payment date on which the pool balance of a mortgage loan group is equal to or less than 50% of the original pool balance of that mortgage loan group, referred to as the overcollateralization stepdown date, the overcollateralization target amount for any mortgage loan group may be reduced as set forth in the pooling and servicing agreement.

         On each payment date after the overcollateralization target amounts have been met for all mortgage loan groups, excess funds from any mortgage loan group will be distributed, after payment of unreimbursed servicing advances to the servicer and certain reimbursable amounts to the servicer and the transferor, first, to pay any unpaid Relief Act shortfalls on the related class of class A certificates for that payment date and for any prior payment dates, second, to pay interest on servicing advances and existing advances made by the advancing party and EquiCredit on mortgage loans from the related mortgage loan group that were liquidated during the preceding prepayment period, and third, to the holders of the class X certificates.

         Neither the holders of the class X certificates, the transferor nor the advancing party will

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

be required to refund any amounts previously distributed to them properly, regardless of whether there are sufficient funds on a subsequent payment date to make full distributions on the class A certificates of the amounts required to be distributed on such class A certificates.

         Cross-collateralization. On each payment date, certain available funds with respect to each mortgage loan group will be available to make distributions on the class A certificates related to the other mortgage loan groups, to fund any shortfalls between the available funds for distribution on the class A certificates related to such other mortgage loan groups, and the amounts of interest and principal required to be distributed on those class A certificates on that payment date, as described above under "--Distributions--Allocation of Available Funds."

         The overcollateralization and limited cross-collateralization is intended to enhance the likelihood of timely payment to the class A certificateholders of the class A remittance amount and to afford limited protection against losses in respect of the mortgage loans; however, in some circumstances, the amount of excess funds could be depleted and shortfalls could result. Notwithstanding the unavailability of excess funds, the insurer will be obligated to make insured payments on each payment date to fund the full amount of the class A interest remittance amount on the related payment date, and to make principal payments on the class A certificates to the extent necessary to prevent an overcollateralization deficit with respect to the mortgage pool as a whole.

Explanation of Terms

         For purposes of the provisions described above, the following terms have the respective meanings ascribed to them in the discussion immediately below, each determined as of any payment date. The use of any of the following terms with respect to any mortgage loan group shall have the same meaning as set forth below, except that all amounts referred to shall include only the particular mortgage loan group, as applicable.

         Available Funds for a mortgage loan group on a payment date generally equals (a) collections other than principal prepayments in full on or with respect to the mortgage loans in the related mortgage loan group received by the servicer during the related due period, plus prepayments in full on those mortgage loans received by the servicer during the related prepayment period, net of the servicing fee paid to the servicer during the related due period and reimbursements for accrued unpaid servicing fees and for certain expenses paid and advances made by the servicer and EquiCredit, plus (b) the amount of any advances of delinquent interest made by the servicer using amounts held for future payment on deposit in the principal and interest account.

         Insured payment for a payment date means (A) any shortfall in amounts to pay the class A interest remittance amount on the class A certificates and due on that payment date, (B) the amount, if any, by which (1) the principal balance of all the certificates exceeds (2) the aggregate principal balance of all the mortgage loans, after payments of principal on the certificates on such payment date out of mortgage loan collections (such amount being referred to as an overcollateralization deficit), (C) the remaining principal balance of a class of class A certificates that remains unpaid on its final scheduled payment date, and (D) certain amounts previously paid to holders of certificates which have been deemed preferential transfers and been

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required to be returned by the holder pursuant to the United States Bankruptcy
Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

         Mortgage loan losses means the sum of the amount, if any, by which (i) the outstanding principal balance of each mortgage loan that became a liquidated mortgage loan during the related due period, determined immediately before such mortgage loan became a liquidated mortgage loan exceeds (ii)(A) the net liquidation proceeds received during such due period in connection with the liquidation of such mortgage loan minus (B) accrued and unpaid interest on the mortgage loan at its mortgage interest rate to the date at which it became a liquidated loan, which have not theretofore been used to reduce the principal balance of such mortgage loan.

Surety Bonds

         The depositor will obtain the surety bonds in favor of the trustee for the benefit of the holders of the class A certificates. In the event that, on any payment date, the amount available for distribution on any class of class A certificates (net of any insured payments) as interest on that class is less than the interest remittance amount for that class, the trustee will make a draw on the related surety bond for an insured payment, in an amount equal to any such deficiency. Each surety bond provides for 100% coverage of the interest remittance amount due on the related class of class A certificates on each payment date. In addition, to the extent that, after payments of principal on any class of the class A certificates out of mortgage loan collections on a payment date, the aggregate principal balance of the certificates of that class exceeds the aggregate principal balance of the mortgage loans in the related mortgage loan group, the trustee will first apply excess cash flow and overcollateralization from other loan groups. If the overall pool has an overcollateralization deficit, the trustee will effect a draw on the related surety bond providing coverage for that class for an insured payment, in an amount equal to any such overcollateralization deficiency amount. The surety bonds provide protection for credit risk and do not guarantee any specified rate of principal payments or prepayments to the class A certificateholders. The surety bonds do not guarantee payment of any Relief Act shortfalls or any interest shortfalls due to applicability of a net funds cap rate. See "The Surety bonds and the Insurer" in this prospectus supplement.

Payment of Trust Related Expenses

         In order to provide for the payment of the fees of the insurer, the trustee is required to establish and maintain one or more trust accounts, each called an insurance account, into which the trustee is required to deposit on each payment date, from amounts on deposit in the collection account except under certain limited circumstances as provided in the pooling and servicing agreement, before making any required distributions to the class A certificateholders, an amount that is sufficient to pay the monthly premiums on the surety bonds.

         The trustee is entitled to a fee for its services, payable from earnings paid with respect to funds on deposit in the principal and interest account and investments thereof. In addition, the trustee is permitted to pay to itself its reimbursable expenses and indemnification payments owing to the trustee, subject to annual and cumulative caps, from amounts on deposit in the collection account, prior to any required distributions to the class A certificateholders. In addition, the trustee is permitted on each payment date to pay to itself, from amounts on deposit

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in the collection account after making any required distributions to class A certificateholders and any required deposits into the insurance account, any amounts then due and owing representing reimbursable expenses and indemnification payments owing to the trustee in excess of its annual and cumulative caps.

Advances of Delinquent Interest from the Principal and Interest Account

     Not later than the close of business on the second business day prior to each payment date, the servicer will withdraw from amounts on deposit in the principal and interest account and held for future distribution and remit to the trustee for deposit in the collection account an amount, referred to as an advance, to be distributed on the related payment date, equal to the sum of the interest portions of the aggregate amount of monthly payments for each mortgage loan group, net of the related servicing fee accrued during the related due period, but uncollected as of the close of business on the last day of the related due period. The servicer will not be required to make an advance from its own funds, or to make any delinquent interest advance which it reasonably determines would not be recoverable out of late collections on the related mortgage loan.

Other Servicing Advances; Existing Advances; Advancing Party

     The pooling and servicing agreement requires that certain amounts be advanced in connection with the servicing of the mortgage loans, including, without limitation, certain delinquent real property taxes and costs of maintaining hazard insurance on mortgaged properties, and certain expenses of foreclosure, subject to certain eligibility criteria described in the pooling and servicing agreement. These advances are referred to in this prospectus supplement as servicing advances. See "Description of the Certificates--Advances from the Principal and Interest Account; Servicing Advances" in the accompanying prospectus. Bank of America, N.A., and its successors and assignees, has agreed to reimburse the servicer on a daily basis for the servicing advances made by the servicer pursuant to the pooling and servicing agreement (in this capacity, the advancing party), to the extent those servicing advances meet the eligibility criteria set forth in the pooling and servicing agreement. The advancing party will not be a master servicer, and will have no responsibility for the performance, or for oversight of the performance, by the servicer of its obligations under the pooling and servicing agreement.

     EquiCredit has made servicing advances and advances of delinquent interest payments on certain of the mortgage loans prior to the transfer of the mortgage loans to the trust, which are referred to as existing advances. These aggregate $3,651,405, $2,558,470, $2,603,990 and $7,228,068 with respect to mortgage loan group 1, mortgage loan group 2, mortgage loan group 3 and mortgage loan group 4, respectively.

     Pursuant to the pooling and servicing agreement, these servicing advances and existing advances will be reimbursable to the advancing party, the servicer and EquiCredit out of late collections on, and other collections in respect of, the related mortgage loans prior to the inclusion of any such collections in funds distributable on the certificates. See "Risk Factors--EquiCredit Existing Advances" in this prospectus supplement and "--Distributions-- Collections on the Mortgage Loans; Available Funds" above. If not recoverable out of collections in respect of the related mortgage loans, these servicing advances and existing

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advances will be reimbursable out of collections on all mortgage loans, as nonrecoverable advances, before such collections are available to certificateholders, as described above under "--Distributions-- Collections on the Mortgage Loans; Available Funds." The advancing party and EquiCredit will be entitled to interest on servicing advances and existing advances from excess funds, after the overcollateralized amount for each mortgage loan group equals or exceeds its overcollateralization target amount, as described under "--Distributions-- Allocations of Available Funds" and from payments of such interest made directly by mortgagors.

Servicing Compensation

     As compensation for servicing and administering the mortgage loans, the servicer is entitled to a fee, called the servicing fee, payable monthly from the interest portion of monthly payments on the mortgage loans, liquidation proceeds, released mortgaged property proceeds, insurance proceeds and certain other late collections on the mortgage loans in an amount equal to 0.50% per annum of the aggregate outstanding principal balance of the mortgage loans at the beginning of the month. In addition to the servicing fee, the servicer is entitled under the pooling and servicing agreement to retain as additional servicing compensation any assumption and other administrative fees, including but not limited to bad check charges, late payment fees and similar fees and similar items to the extent collected. Any such additional items that were assessed or accrued prior to the cut-off date will be paid to EquiCredit.

     The advancing party will be entitled to a portion of the interest paid on funds on deposit in the principal and interest account and earnings paid on permitted instruments in which funds in the principal and interest account are invested.

Termination; Purchase of Mortgage Loans

     The pooling and servicing agreement will terminate upon notice to the trustee of either: (a) the later of the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or advances of such payment or collection by the servicer), or the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement and the payment of all amounts due and payable to the insurer and the trustee or (b) mutual consent of the servicer, the insurer and all certificateholders in writing.

     Subject to provisions in the pooling and servicing agreement concerning the adoption of a plan of complete liquidation, the holders of a majority of the class X certificates or the servicer may, at their option, terminate the pooling and servicing agreement on any date on or following the first payment date, referred to as the optional purchase date, on which the pool principal balance as of the last day of the related due period is less than 10% of the original pool principal balance, by purchasing, on such payment date, all of the outstanding mortgage loans and REO properties then remaining in the trust at a price, referred to as the termination price, equal to the greater of (A) the fair market value of the mortgage loans, determined by averaging the bid prices for the mortgage loans taken as a whole, provided by two independent, nationally-recognized dealers in loans similar to the mortgage loans, and (B)(i) the sum of (a) 100% of the aggregate outstanding principal balances of the mortgage loans and REO properties, (b) accrued and unpaid interest at a rate equal to the weighted average mortgage interest rate and (c) any unpaid interest carryovers minus (ii) any amounts on deposit in the principal and interest account representing collections on the mortgage loans and REO properties not yet applied to reduce the related principal balance or related to interest. If neither the holders of the class X certificates nor the servicer exercises this option, the NIMS insurer, if any, may do so. In connection with such purchase, the terminating purchaser is required to pay any unpaid fees and expenses of the trustee and the insurer, and all unreimbursed servicing advances and existing advances.

     In connection with a purchase by a terminating purchaser as described above in this section, the servicer is required to remit to the trustee all amounts then on deposit in the principal and interest account that would have constituted part of the available funds for subsequent payment dates absent such purchase. Any purchase described above in this section is required to be accomplished by deposit of the termination price into the collection account.

Amendments to the Pooling and Servicing Agreement

     The pooling and servicing agreement may be amended from time to time by the servicer, the depositor, the transferor and the trustee by written agreement, upon the prior written consent of the certificate insurer and consent of the NIMS insurer, if any, which may not be unreasonably withheld, without notice to, or consent of, the certificateholders, to cure any ambiguity or mistake, to correct or supplement any provisions in the pooling and servicing agreement, to comply with any changes in the Internal Revenue Code, or to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which is not inconsistent with the provisions of the pooling and servicing agreement or any custodial agreement, provided that such action does not adversely affect in any material respect the interests of any certificateholder as evidenced by an opinion of counsel or written notification from each rating agency to the effect that such amendment will not cause such rating agency to lower or withdraw the then current ratings on the certificates without regard to the surety bonds; and provided, further, that no such amendment is permitted to reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of the holder of such certificate, or change the rights or obligations of any other party to the pooling and servicing agreement without the consent of such party.

     The pooling and servicing agreement also may be amended from time to time by the depositor, the transferor, the servicer and the trustee, with the consent of the certificate insurer and consent of the NIMS insurer, if any, which may not be unreasonably withheld, the majority in aggregate voting interest, as defined in the immediately following paragraph, and the holders of the majority of the percentage interest in the class R certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment is permitted to reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of the holder of each such certificate or reduce the percentage for each class the holders of which are required to consent to any such amendment without the consent of the holders of 100% of each class of certificates affected by any amendment.

     The majority in aggregate voting interest represents class A and class X certificates voting together as a single class evidencing an aggregate voting interest of at least 51%. For purposes of determining the majority in aggregate voting interest, the class X certificates will be deemed to hold 5% of the aggregate voting interests and the class A certificates will be deemed to hold in the aggregate 95% of the aggregate voting interests. So long as it is not in default under any surety bond, the insurer will have the right to exercise all the voting rights of the class A certificates. The voting interest of each class of class A certificates will be its pro rata portion of the aggregate voting interest of the class A certificates based on the respective outstanding principal balances of the classes of class A certificates.

     Notwithstanding any contrary provision of the pooling and servicing agreement, the trustee is not permitted to consent to any amendment to the pooling and servicing agreement unless it has first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the servicer, the representative, any depositor, the insurer or the trustee in accordance with such amendment will not result in the imposition of tax on the trust or cause the trust fund, other than certain rights under the surety bond, to fail to qualify as a REMIC at any time that any certificate is outstanding.

NIMS Insurer

     The NIMS insurer, if any, will be a third party beneficiary of the pooling and servicing agreement to the extent set forth in the pooling and servicing agreement. The NIMS insurer shall be consulted by the certificate insurer prior to any termination of the servicer or appointment of a successor servicer by the certificate insurer pursuant to the pooling and servicing agreement. The NIMS insurer shall also be entitled to receive copies of all reports, certificates and statements furnished by the servicer to the certificate insurer or any certificateholders.

                                   The Trustee

     The Bank of New York, organized under the laws of the State of New York with its principal place of business in the State of New York, will be named trustee under the pooling and servicing agreement. Any notices to the trustee relating to the certificates or the pooling and servicing agreement should be sent to 5 Penn Plaza, 16/th/ Floor, New York, New York 10001, Attention:
Corporate Trust Administration, EQCC Series 2001-1F.

     The pooling and servicing agreement provides that any corporation into which the trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the trustee shall be a party, or any corporation to which the trustee may sell or transfer all or substantially all of its corporate trust business, shall be the successor trustee provided that such corporation meets the requirements described below in the following discussion in this section.

     Under the pooling and servicing agreement, the trustee is required at all times to be a banking association organized and doing business under the laws of the United States of America or of any state authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, whose long-term deposits, if any, are rated at least "BBB" by Standard & Poor's and Fitch Inc. and "Baa2" by Moody's Investors Service, or such lower rating as may be approved in writing by the insurer, Standard & Poor's, Fitch and

Moody's, subject to supervision or examination by federal or state authority and reasonably acceptable to the insurer. If at any time the trustee shall cease to be eligible in accordance with the provisions described in this paragraph, the trustee shall give notice of such ineligibility to the insurer and shall resign, upon the request of the insurer or the majority in aggregate voting interest, in the manner and with the effect specified in the pooling and servicing agreement.

     Any resignation or removal of the trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by such successor trustee.

     The trustee, or any successor trustee or trustees, may resign at any time by giving written notice to the servicer, the insurer and to all certificateholders in the manner set forth in the pooling and servicing agreement. Upon receiving notice of resignation, the servicer, with the consent of the insurer, is required to promptly appoint a successor trustee or trustees meeting the eligibility requirements set forth above in the manner set forth in the pooling and servicing agreement. The servicer will deliver a copy of the instrument used to appoint a successor trustee to the certificateholders. If no successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. A court of competent jurisdiction may, after such notice, if any, as it may deem proper, prescribe and appoint a successor trustee.

     The majority in aggregate voting interest or, if the trustee fails to perform in accordance with the terms of the pooling and servicing agreement, the insurer, may remove the trustee under the conditions set forth in the pooling and servicing agreement and appoint a successor trustee in the manner set forth in the pooling and servicing agreement.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the trust fund or property securing the same may at the time be located, the servicer and the trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the trustee to act as co-trustee or co-trustees, jointly with the trustee, or separate trustee or separate trustees, of all or any part of the trust fund, and to vest in such person or persons, in such capacity, such title to the trust fund, or any part thereof, and, subject to the provisions of the pooling and servicing agreement, such powers, duties, obligations, rights and trusts as the servicer and the trustee may consider necessary or desirable.

                        The Surety Bonds and the Insurer

     The information set forth in this section has been provided by Ambac Assurance Corporation. No representation is made by EquiCredit, the depositors, any originator or any of their affiliates as to the accuracy or completeness of any of the insurer's information.

The Insurer

     The insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The insurer primarily insures newly-issued municipal and structured finance obligations. The insurer is a wholly owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a 100% publicly-held company. Moody's, S&P and Fitch, Inc. have each assigned a triple-A financial strength rating to the insurer.

     The consolidated financial statements of the Insurer and subsidiaries as of December 31, 2000 and December 31, 1999 and for each of the years in the three-year period ended December 31, 2000 prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Commission on March 28, 2001, Commission File Number 1-10777, and the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of September 30, 2001 and for the periods ending September 30, 2001 and September 30, 2000, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc., for the period ended September 30, 2001 (which was filed with the Securities and Exchange Commission on November 14, 2001), are hereby incorporated in this Prospectus Supplement. Any statement contained in a document incorporated in this Prospectus Supplement by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement by reference also modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates will be deemed to be incorporated by reference into this Prospectus Supplement and to be a party hereof from the respective dates of filing the documents.

     The following table sets forth the capitalization of the insurer as of December 31, 1999, December 31, 2000, and September 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
                              Capitalization Table
                              (dollars in millions)

                                                              December 31,     December 31,     September 30,
                                                                  1999             2000              2001
                                                              ------------     ------------     -------------
                                                                                                 (unaudited)
Unearned premiums.......................................         $ 1,442          $ 1,556          $ 1,730
Other liabilities.......................................             524              581              954
                                                                 -------          -------          -------
   Total liabilities                                             $ 1,966          $ 2,137          $ 2,684
                                                                 =======          =======          =======

Stockholder's equity:
   Common Stock.........................................         $    82          $    82          $    82
   Additional paid-in capital...........................             752              760              760
   Accumulated other comprehensive income (loss)........             (92)              82              135
   Retained earnings....................................           1,674            2,002            2,271
                                                                 -------          -------          -------
Total stockholder's equity..............................           2,416            2,926            3,248
                                                                 -------          -------          -------
Total liabilities and stockholder's equity..............         $ 4,382          $ 5,063          $ 5,932
                                                                 =======          =======          =======

     For additional financial information concerning the insurer, see the audited and unaudited financial statements of the insurer incorporated by reference. Copies of the financial statements of the insurer incorporated herein by reference as stated above and copies of the insurer's annual statement for the year ended December 31, 2000 prepared in accordance with statutory accounting standards are available, without charge, from the insurer. The address of the insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

     The insurer makes no representation regarding the certificates or the advisability of investing in the certificates, and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the insurer and presented under this heading "The Surety Bonds and the Insurer" and in the financial statements incorporated herein by reference.

The Surety Bonds

     The insurer will issue four separate surety bonds, one for each class of the class A certificates. Each surety bond unconditionally guarantees the payment of insured payments on the related class of the class A certificates. The insurer will make each required insured payment on a surety bond to the trustee on the later of (i) the payment date on which such insured payment is distributable to the holders of the related class of class A certificates under the pooling and servicing agreement and (ii) the business day next following the day on which the insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the trustee, specifying that an insured payment is due in accordance with the terms of the surety bond.

     The insurer's obligation under the surety bond will be discharged to the extent that funds are received by the trustee for distribution to the class A certificateholders, whether or not such funds are properly distributed by the trustee.

     The insurer insures only the timely receipt of the class A interest remittance amount on the class A certificates, the ultimate payment of the principal amount of the class A certificates, and the payment of any overcollateralization deficit amount that may exist from time to time with respect to all mortgage loan groups. Each surety bond does not guarantee to the holders of the related class of class A certificates any rate of principal payments on that class. The surety bonds do not guarantee payment of any Relief Act shortfall or net funds cap shortfall. Each surety bond expires and terminates without any action on the part of the insurer or any other person on the date that is one year and one day following the date on which the related class of class A certificates has been paid in full.

     In the absence of payments under the related surety bond, holders of any class of class A certificates will directly bear the credit and other risks associated with their undivided interest in the trust fund.

     Each surety bond is non-cancelable.

     Each surety bond is issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of

New York.

     NONE OF THE SURETY BONDS IS COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                         Federal Income Tax Consequences

     The following discussion represents the opinion of Hunton & Williams, special tax counsel to the depositors, and takes into account the assumptions and qualifications discussed in this disclosure.

     Assuming compliance with all provisions of the pooling and servicing agreement for federal income tax purposes, the trust fund, exclusive of certain rights under the surety bonds, will qualify as three separate REMICs, REMIC I, REMIC II and REMIC III, respectively, under the code. REMIC I will hold the mortgage loans, proceeds therefrom, and any REO property, and will issue (i) specified uncertificated classes of regular interests, or REMIC I regular interests, to REMIC II and (ii) the class R-I certificates, which will represent the sole class of residual interests in REMIC I. REMIC II will hold the REMIC I regular interests and will issue (i) specified uncertificated classes of regular interests, REMIC II regular interests, to REMIC III, and (ii) the class R-II certificates, which will represent the sole class of residual interests in REMIC
II. REMIC III will hold the REMIC II regular interests and will issue (i) classes of regular interests represented by the class A and class X certificates and (ii) the class R-III certificates, which will represent the sole class of residual interests in REMIC III. The regular interests in each REMIC generally will be treated as debt for federal income tax purposes, and the residual interests generally will not be treated as debt for federal income tax purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC.

Taxation of Class A Regular Interests

     It is anticipated that the class A certificates will be issued with original issue discount only to the extent that the initial certificate principal balance of such certificate exceeds the issue price of the related class A certificate by more than a de minimis amount. The prepayment assumption that will be used with respect to the class A certificates in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption, called the prepayment assumption, that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 24% CPR. No representation is made that the mortgage loans will prepay at the prepayment assumption or at any other particular rate. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Original Issue Discount" in the accompanying prospectus.

     To the extent described in this section, the class A certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust fund would be so treated. In addition, interest on the class A certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that such class A certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the class A certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the class A certificates, see "Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" in the accompanying prospectus.

                              ERISA Considerations

     As described in the accompanying prospectus under "ERISA Considerations," Title I of ERISA and Section 4975 of the Internal Revenue Code impose certain duties and restrictions on employee benefit plans and certain other retirement plans and arrangements subject thereto, collectively referred to as plans, and on persons who have certain specified relationships to the plans, including fiduciaries and service providers, or who invest the assets of a plan (collectively, "plan investors"). Comparable duties and restrictions may exist with respect to any "governmental plan," as defined in Section 3(32) of ERISA, subject to a federal, state or local law, collectively referred to as similar law, which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. There are certain exemptions issued by the United States Department of Labor, or the DOL, that may be applicable to an investment by a plan in the class A certificates.

     Before purchasing a class A certificate, a plan investor should make its own determination as to the availability of any prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the class A certificates, and any fiduciary of a governmental plan should make its own determination as to the need for an availability of any exemptive relief under similar law. Any plan investor or governmental plan considering whether to purchase a class A certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA, the Internal Revenue Code or similar law to such investment. See "ERISA Considerations" in the accompanying prospectus.

     Investments by plan investors are subject to ERISA's general fiduciary requirements. Accordingly, before investing in a certificate, a plan investor should determine whether such an investment is permitted in accordance with the documents governing the plan and is prudent for the plan in view of its overall investment policy and the composition and diversification of its portfolio. In addition, any plan investor contemplating an investment in the class A certificates should note that the duties and obligations of the trustee and the servicer are limited to those expressly set forth in the pooling and servicing agreement, and such specified duties and obligations may not comport with or satisfy the provisions of ERISA setting forth the fiduciary duties of plan fiduciaries. A plan investor may purchase the class A certificates only if such certificate has been the subject of an ERISA "qualifying underwriting" and such certificate is rated in one of the two highest generic rating categories at the time of such transfer. Each purchaser of a class A certificate will be deemed to have represented to the trustee and the servicer, by virtue of its acquisition of this certificate, either that (i) it is not a plan investor or (ii)(A) it is a plan investor, (B) the class A certificates have been the subject of an ERISA "qualifying underwriting" and (C) the class A certificates are rated in one of the two highest generic rating categories at the time of purchase. ERISA "qualifying underwriting" means a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765
(2000), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the Department of Labor.

                                Legal Investment

     Although upon their initial issuance the class A certificates will be rated "AAA" by Standard & Poor's and Fitch Inc. and "Aaa" by Moody's Investors Service, the class A certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     Prospective purchasers whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the class A certificates and we recommend that you consult your own legal, tax and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and disposition of the class A certificates.

                                 Use of Proceeds

     The cash proceeds received by the issuer, less the expenses of sale, will be paid to EquiCredit Corporation of America in partial consideration for the mortgage loans. The depositor will not receive any cash proceeds in exchange for the mortgage loans. Instead, the depositor will transfer all the certificates relating to the trust to an affiliate.

                              Plan of Distribution

     The class A certificates will initially be sold to Bank of America, an affiliate of the depositor. This affiliate may hold some or all of the class A certificates, sell some or all of the class A certificates or deposit some or all of the class A certificates into a trust that may issue additional publicly registered certificates evidencing beneficial ownership interests in class A certificates. Any sales may be made in one or more negotiated secondary market transactions, at varying prices to be determined at the time of such sale. Any underwriters or agents that participate in the distribution of the certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of those certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                Secondary Market

     There will not be any market for class A certificates prior to the issuance of the class A certificates. There can be no assurance that a secondary market for the class A certificates will develop or, if it does develop, that it will continue. Further, no application will be made to list the class A certificates on any securities exchange. Accordingly, the liquidity of the class A certificates may be limited. The primary source of information available to investors concerning the class A certificates will be the monthly statements discussed under "Description of the Certificates--Reports to Holders" in the accompanying prospectus. There can be no assurance that any additional information regarding the class A certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the class A certificates will be generally available on an ongoing basis. The limited nature of such information regarding the class A certificates may adversely affect the liquidity of the class A certificates, even if a secondary market for the class A certificates becomes available.

                                     Experts

     The consolidated financial statements of the insurer, as of December 31, 2000 and December 31, 1999, and for each of the years in the three-year period ended December 31, 2000 are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.

                                     Ratings

     The class A certificates will be rated at their initial issuance "AAA" by each of Standard & Poor's and Fitch Inc. and "Aaa" by Moody's Investors Service. These ratings are the highest long-term ratings that such rating agencies assign to securities. The ratings assigned to the class A certificates will be based primarily on the financial strength of the insurer.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and other asset-backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any certificate, and, accordingly, there can be no assurance that the ratings assigned to the certificates upon initial issuance will not be lowered or withdrawn by a rating agency at any time following the initial issuance. The ratings do not represent any assessment of the likelihood or rate of principal prepayments or that holders of the class A certificates may receive a lower than anticipated yield. The ratings do not address the likelihood of interest shortfalls on the class A certificates resulting from Relief Act shortfalls or net funds cap shortfalls with respect to any mortgage loan group.

                                  Legal Matters

     The material legal matters relating to the class A certificates will be passed upon for the depositor by Hunton & Williams.

                           Index of Significant Terms


accrual period, .....................................   S-85
advance, ............................................   S-90
advancing party, ....................................   S-90
amounts held for future payment, ....................   S-82
available funds,....................................    S-82
Available Funds, ....................................   S-88
Cede, ...............................................   S-80
certificate owners, .................................   S-80
class A certificates, ...............................   S-79
class A interest remittance amount, .................   S-85
class A remittance amount, ..........................   S-88
collection account, .................................   S-82
combined loan-to-value ratio, .......................   S-31
CPR, ................................................   S-65
curtailments, .......................................   S-86
cut-off date, .......................................    S-7
depositaries, .......................................   S-81
DOL, ................................................   S-98
DTC, ................................................   S-80
due period, .........................................   S-86
ERISA, ..............................................   S-98
excess spread, ......................................   S-87
existing advances, ..................................   S-90
final scheduled payment date, .......................   S-80
insurance account, ..................................   S-89
insurance proceeds, .................................   S-86
Insured payment, ....................................   S-88
interest remittance amount, .........................   S-85
liquidation mortgage loan, ..........................   S-86
liquidated proceeds, ................................   S-86
majority in aggregate voting interest, ..............   S-93
Modeling Assumptions, ...............................   S-65
monthly payments, ...................................   S-86
Mortgage Loan Group 1, ..............................   S-27
Mortgage Loan Group 2, ..............................   S-36
Mortgage Loan Group 3, ..............................   S-44
Mortgage Loan Group 4, ..............................   S-52
Mortgage loan losses, ...............................   S-89
net funds cap rate, .................................   S-85
net liquidation proceeds, ...........................   S-86
net prepayment interest excess, .....................   S-62
net prepayment interest shortfall, ..................   S-62
NIMS Insurer, .......................................   S-12
optional purchase date, .............................   S-91
overcollateralization, ..............................   S-87
overcollateralization deficiency amount, ............   S-87
overcollateralization deficit, ......................   S-88
overcollateralization target amount, ................   S-87
overcollateralized amount, ..........................   S-87
overcollaterizlation stepdown date, .................   S-87
owner occupied mortgaged property, ..................   S-34
pass-through rate,..................................    S-63
plan investors, .....................................   S-98
plans, ..............................................   S-98
pooling and servicing agreement, ....................   S-79
prepayment assumption, ..............................   S-98
prepayment interest excess, .........................   S-62
prepayment interest shortfalls, .....................   S-62
principal and interest account, .....................   S-81
principal balance, ..................................   S-86
principal prepayments, ..............................   S-86
released mortgaged property proceeds, ...............   S-86
REMIC I, ............................................   S-97
REMIC I regular interests, ..........................   S-97
REMIC II, ...........................................   S-97
REMIC II regular interests, .........................   S-97
REMIC III, ..........................................   S-97
residual certificates,...............................   S-79
servicing advances, .................................   S-90
servicing fee, ......................................   S-91
similar law, ........................................   S-98
surety bond, ........................................   S-96
weighted average life, ..............................   S-65

                                                                         ANNEX I

                        Global Clearance, Settlement and
                          Tax Documentation Procedures

         Except in certain limited circumstances, the globally offered EQCC 2001-1F Class A-l Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of the DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice.

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and investors holding interests in Global Securities through DTC Participants will be effected on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and other DTC participants.

         Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations, their participants or other intermediary through which they hold their certificates.

Initial Settlement

         The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in Global Securities through DTC Participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their interests in Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC Participants will be settled using the DTC procedures applicable to similar issues of pass through notes in same-day funds.

         Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or the Euroclear operator will instruct the respective Depositary, as the case may be, to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of an interest in the Global Securities. After settlement has been completed, the interest in the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, assuming they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC is taking place during New York business hours, DTC participants are subject to DTC procedures for transferring Global Securities to the respective depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling a sale through a DTC participant, a cross-market transaction will settle no differently than a trade to a person settling through a DTC participant.

         Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to credit an interest in the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant on the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the proceeding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in Global Securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action was taken. At least three techniques should be available to eliminate this potential problem:

              . borrowing interests in Global Securities through Clearstream, Luxembourg or Euroclear for one intra-day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

              . borrowing interests in Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

              . staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) signed under penalties of perjury that provides the name and address of the beneficial owner and a statement that such owner is not a U.S. Person.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) signed under penalties of perjury with the beneficial owner's name and address and a statement that the income is effectively connected to a trade or business in the U.S.

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificateholders or owners of beneficial interests in certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) signed under penalties of perjury with the beneficial owner's name and address and a statement that such owner is entitled to a reduced rate under a tax treaty. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files one of the other forms listed above.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The holder of a beneficial interest in a Global Security [or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent], files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Each of Form W-8BEN and Form W-8ECI is effective for three calendar years from the date the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Prospectus

                         EQCC Receivables Corporation

                         EQCC Asset Backed Corporation
                                  Depositors

                           Asset Backed Certificates
                              Issuable in Series

                               -----------------


 You should carefully consider the risk factors beginning on page 5 of this prospectus.

 Neither the certificates of any series nor the related underlying mortgage loans or other mortgage assets will be insured or guaranteed by any governmental agency or instrumentality.

 The certificates of each series will represent interests in the related trust only and will not represent interests in or obligations of any other entity.

 This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.
Each trust--

 . Will issue a series of asset backed certificates that will consist of one or more classes of certificates; and

 .  May own--

    . pool or pools of fixed and/or adjustable rate mortgage loans that are secured by first or second liens on one- to four-family residential properties, or asset backed securities representing interests in similar mortgage loans, which securities may be previously acquired from a depositor or another party; and

    . other assets described in this prospectus and the accompanying prospectus supplement.

Each pool of mortgage assets--

 . Will be sold to the related trust by a depositor, who will have in turn purchased them from EquiCredit Corporation of America or an affiliate; and

 . Will be serviced by EquiCredit Corporation of America or one or more other servicers specified in the prospectus supplement.

Each series of certificates--

 .  Will represent interests in the related trust;

 . May be entitled to one or more of the other types of credit support, as described in this prospectus and the accompanying prospectus supplement; and

 .  Will be entitled to distributions paid only from the assets of the related trust.
Neither the SEC nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is December 13, 2001

             Important Notice about Information Presented in this
             Prospectus and the Accompanying Prospectus Supplement

   Information is provided to you about the certificates in two separate documents that progressively provide more detail. This prospectus provides general information, some of which may not apply to a particular series of certificates, including your series, and the accompanying prospectus supplement will describe the specific terms of your series of certificates, including:

    .  the principal balances and interest rates of each class,

    .  the timing and priority of interest and principal payments,

    . statistical and other information about the underlying mortgage loans or asset backed securities,

    .  information about credit enhancement, if any, for each class,

    .  the ratings for each class, and

    .  the method for selling the certificates.

   If the terms of a particular series of certificates are more specific in the accompanying prospectus supplement than in this prospectus, then you should rely on the information in the prospectus supplement.

   You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The certificates are not being offered in any state where the offer is not permitted. The depositors do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

   Cross references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

   You can find a listing of the pages where capitalized and other significant terms used in this prospectus are defined under the caption "Index of Significant Terms" in this prospectus.

   If you require additional information, the depositors' principal executive office is located at 10401 Deerwood Park Boulevard, Jacksonville, Florida 32256 and the depositors' telephone number is (800) 944-1212.

                               Table of Contents

                                  Prospectus

                                             Page
                                             ----
Risk Factors................................   5
  Risks Associated with the Certificates....   5
  Risks Associated with the Mortgage Loans..   7
Description of the Mortgage Assets..........  10
  General...................................  10
  Payments on the Mortgage Loans............  11
  Asset Backed Securities...................  13
Yield and Prepayment Considerations.........  15
  General...................................  15
  Pass Through Rate.........................  15
  Timing of Payment of Interest.............  15
  Payments of Principal; Prepayments........  15
 Other Factors Affecting Weighted Average
   Life.....................................  16
The Trusts..................................  18
The Depositors, the Servicer and the
  Originators...............................  19
  General...................................  19
  Loan Origination History..................  20
  General Loan Underwriting.................  20
  Income Verification.......................  21
 Appraisals; Title Companies and Closing
   Agents...................................  22
  Specific Underwriting Criteria............  22
  Balloon Mortgage Loans....................  25
 Calculations Relating to Combined Loan-to-
   Value Ratios.............................  25
  Quality Control Procedures................  26
  Collection Procedures.....................  27
  Delinquency and Loss Experience...........  28
  Outstanding Real Estate Owned.............  28
Description of the Certificates.............  28
  General...................................  28
  Interest..................................  29
  Principal.................................  30
  Categories of Classes of Certificates.....  31
  Assignment of the Mortgage Assets.........  34
 Representations and Warranties of the
   Originators and the Depositors...........  36
  Payments on the Mortgage Assets...........  38
 Advances from the Principal and Interest
   Account; Servicing Advances..............  40
  Prepayment Premiums.......................  40
  Distributions.............................  40
  Optional Disposition of Mortgage Assets...  41
                                                  Page
                                                  ----
  Mandatory Disposition of Mortgage Assets.......  42
  Forward Commitments; Prefunding................  42
  Cash Flow Agreements...........................  42
  Reports to Holders.............................  43
  Payment of Expenses............................  44
  Servicing Compensation.........................  44
  Servicing Standards............................  44
  Use of Subservicers............................  46
  Servicing Certificates and Audits..............  46
 Limitations on Liability of the Servicer and
   Its Agents....................................  47
  Removal and Resignation of Servicer............  47
  Registration and Transfer of the Certificates..  49
  Rights of NIMS Insurers........................  52
Description of Credit Enhancement................  53
  General........................................  53
  Financial Guaranty Insurance Policy............  53
  Letter of Credit...............................  54
  Mortgage Pool Insurance Policy.................  54
  Special Hazard Insurance Policy................  54
  Spread Account and Reserve Fund................  54
  Cash Collateral Account........................  55
  Subordination..................................  55
  Cross Support Provisions.......................  56
  Swaps and Yield Supplement Agreements..........  56
  Primary Mortgage Insurance Policies............  56
  Purchase Obligation............................  57
  Other Credit Enhancement.......................  57
Legal Aspects of the Mortgage Loans..............  57
  General........................................  57
  Types of Mortgage Instruments..................  58
  Interest in Real Property......................  58
  Cooperative Loans..............................  58
  Land Sale Contracts............................  59
  Foreclosure....................................  60
  Junior Mortgages...............................  63
  Rights of Redemption...........................  63
 Anti-Deficiency Legislation, the Bankruptcy
   Code and Other Limitations on Lenders.........  64
 Enforceability of Provisions Regarding Late
   Charges and Prepayment Fees...................  66
  Due-on-Sale Clauses............................  66
  Subordinate Financing..........................  67
  Applicability of Usury Laws....................  67
  Environmental Considerations...................  68

                                              Page
                                              ----
 Soldiers' and Sailors' Civil Relief Act of
   1940......................................  70
  Forfeitures in Drug and RICO Proceedings...  70
Federal Income Tax Consequences..............  70
  General....................................  70
 Federal Income Tax Consequences for
   REMIC Certificates........................  72
   REMIC Elections...........................  72
   Status of REMIC Certificates..............  72
   Tiered REMIC Structures...................  73
   Regular Certificates......................  73
   Taxation of Residual Certificates.........  78
 Residual Certificates Transferred to or Held
   by Disqualified Organizations.............  82
   Mark to Market Regulations................  83
 Other Matters Relating to REMIC
   Certificates..............................  83
 Federal Income Tax Consequences for
   Certificates as to Which No REMIC
   Election Is Made..........................  86
                                           Page
                                           ----
   General................................  86
   Tax Status.............................  86
   Premium and Discount...................  87
   Recharacterization of Servicing Fees...  87
   Sale or Exchange of Certificates.......  88
   Stripped Certificates..................  89
   Reporting Requirements and Backup
     Withholding..........................  91
   Taxation of Foreign Investors..........  92
State Tax Consequences....................  92
ERISA Considerations......................  92
Legal Investment..........................  94
Use of Proceeds...........................  94
Plan of Distribution......................  94
Ratings...................................  95
Legal Matters.............................  95
Where You Can Find More Information.......  96
Incorporation of Information by Reference.  96
Index of Significant Definitions..........  97

                                 Risk Factors

   You should consider, among other things, the following material risks associated with the purchase of the certificates.

Risks Associated with the Certificates

   Certificates May Not be Liquid. The liquidity of your certificates may be limited. You should consider that:

    . a secondary market for your certificates may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of your certificates,

    .  the securities may not be listed on any securities exchange,

    . certificates issued in book-entry form may enjoy less liquidity in the secondary trading market because investors may not be willing to purchase certificates for which they cannot obtain a physical certificate,

    . EquiCredit is exiting the subprime mortgage loan lending business, which will limit the amount of new certificates than can be ultimately issued and may impair the liquidity of outstanding certificates in the secondary market.

   The Depositors, any Originator and the Servicer Will Have Limited Obligations. Your certificates will not represent an interest in or obligation of the depositors, any originator, the servicer or any of their affiliates. You will not have any right or access to any other assets. If the mortgage assets are not sufficient to make distributions on your certificates, you may suffer a loss. The only obligations of these companies with respect to your certificates or the related mortgage assets will be:

    . the servicer's servicing obligations under the pooling and servicing agreement, and

    . the obligations of the depositors to purchase, or substitute substantially similar mortgage assets for, or cause the originators to purchase or substitute, any mortgage assets as to which there is defective documentation or a breach of representations and warranties.

   Your certificates and the underlying mortgage assets will not be guaranteed or insured by any governmental agency or instrumentality, or by the depositors, any originator, the servicer or any of their affiliates.

   Credit Enhancement is Limited in Amount and Coverage. A limited amount of credit enhancement may be provided, as described in the accompanying prospectus supplement. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to subordination of other classes of certificates of the same series, letters of credit, financial guaranty insurance policies, mortgage pool insurance policies, special hazard insurance policies, reserve funds, spread accounts, cash collateral accounts, or other types of credit enhancement. Because credit enhancement features will not protect you from all risks of loss, you could experience credit losses on your certificates even if your certificates have a credit enhancement feature. See "Description of Credit Enhancement" in this prospectus.

   Regardless of the form of credit enhancement provided:

    . the amount of coverage will be limited in amount and may be subject to periodic reduction in accordance with a schedule or formula as will be described in the accompanying prospectus supplement,

    . may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses as will be described in the accompanying prospectus supplement, and

    . all or a portion of the credit enhancement for your certificates may be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then current ratings will not be adversely affected.

   Rate of Prepayment on Mortgage Assets May Adversely Affect Average Lives and Yields on Certificates. The yield on your certificates will depend in part on the rate and timing of principal payment on the mortgage assets, including voluntary principal prepayments of underlying mortgage loans, liquidations due to defaults, and mortgage loan repurchases. The yield may be adversely affected, depending upon whether your certificates are purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage assets. In particular:

    . the yield on principal only or interest only certificates will be extremely sensitive to the rate of prepayments on the related mortgage assets, and

    . the yield on some classes of certificates may be relatively more sensitive to the rate and timing of prepayments of specified mortgage assets than other classes of certificates.

   The rate of prepayments on mortgage loans is influenced by a number of factors, including but not limited to:

    .  prevailing mortgage market interest rates,

    .  local, regional and national economic conditions,

    .  homeowner mobility, and

    .  the ability of the borrower to obtain financing.

   In addition, your yield may be adversely affected by interest shortfalls that may result from the timing of the receipt of prepayments or liquidations, to the extent that these interest shortfalls are not covered by aggregate servicing fees or other mechanisms. Your yield also will be adversely affected to the extent that losses on the mortgage assets in the trust are allocated to your certificates and may be adversely affected to the extent of unadvanced delinquencies on the mortgage assets in the trust. Subordinated certificates are more likely to be affected adversely by delinquencies and losses than more senior certificates. See "Yield and Prepayment Considerations" in this prospectus.

   Ratings Assigned to the Certificates Will Have Limitations. The ratings assigned to your certificates do not:

    . assess the likelihood that principal prepayments, including those caused by defaults, on the mortgage loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood of early optional termination or redemption of your certificates, and

    . address the possibility that prepayments at higher or lower rates than anticipated may result in lower than anticipated yields, or that distributions on certificates purchased at a premium may not equal their purchase price under some prepayment scenarios.

   In addition, the ratings of any certificates may be lowered following their initial issuance. The lowering of a rating on your certificates may adversely affect the market value of these certificates and their liquidity. None of the depositors, the servicer or any of their affiliates will have any obligation to maintain any rating of your certificates.

   Book-Entry Certificates May Experience Problems. Because transactions in certificates issued in book-entry form can be effected only through DTC, Clearstream, Luxembourg, and Euroclear, including participating organizations, indirect participants and certain banks:

    . you may experience delays in your receipt of payments of interest and principal, and

    . you may not be able to pledge these certificates to persons or entities that do not participate in the DTC, Clearstream, Luxembourg or Euroclear systems due to the lack of a physical certificate.

   See "Description of the Certificates--Registration and Transfer of the Certificates" in this prospectus.

   Risk of Loss May Be Greater on Subordinated Certificates. The rights of holders of subordinated certificates to receive distributions to which they would otherwise be entitled will be subordinate:

    . to the rights of the servicer, to the extent of its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and its specified reimbursement rights for unreimbursed advances and unreimbursed liquidation expenses, and

    . the holders of senior certificates to the extent described in the related prospectus supplement.

   As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinated certificates. See "Description of the Certificates--General" and "Description of Credit Enhancement--Subordination" in this prospectus.

   The yields on the subordinated certificates may be extremely sensitive to the loss experience of the mortgage loans and the timing of these losses. If the actual rate and amount of losses experienced by the mortgage loans exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the subordinated certificates may be lower than anticipated.

Risks Associated with the Mortgage Loans

   Subprime Mortgage Loans May Experience Greater Rates of Delinquency and Foreclosure. All or a portion of the mortgage assets may consist of mortgage loans and certificates evidencing interests in mortgage loans underwritten in accordance with the underwriting standards for subprime mortgage loans. Subprime mortgage loans are primarily made to borrowers who do not qualify for loans conforming to customary Fannie Mae or Freddie Mac underwriting guidelines. As a consequence:

    . delinquencies and foreclosures may be expected to be more likely with respect to subprime mortgage loans than with respect to mortgage loans underwritten to Fannie Mae or Freddie Mac conforming underwriting guidelines, and

    . changes in the values of the mortgaged properties may have a greater effect on the loss experience of subprime mortgage loans than on mortgage loans underwritten to Fannie Mae or Freddie Mac conforming underwriting guidelines.

   General Economic Conditions Affect Mortgage Loan Performance. General economic conditions influence the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a mortgage loan, you may experience a loss with respect to that mortgagor's mortgage loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to the mortgage loan, delaying the amount received by you. Moreover, if a bankruptcy court prevents the transfer of the mortgaged property to the trust, any remaining balance on the mortgage loan may not be recoverable.

   The accompanying prospectus supplement provides information regarding the rates of delinquency and net losses experienced on the mortgage loans included in the servicing portfolio of EquiCredit Corporation of America. See "The Depositors, the Servicer, and the Originators--Delinquency and Loss Experience" in this prospectus and "The Originators and the Servicer--Origination, Foreclosure and Delinquency Experience" in the accompanying prospectus supplement.

   Real Estate Market Conditions Affect Mortgage Loan Performance. An investment in the certificates may be adversely affected by, among other things, a decline in real estate values. We can provide no assurance that the values of the mortgaged properties will remain at the levels existing on the dates of origination of the mortgage loans.

   If the residential real estate market experiences a decline in property values, and the outstanding balances of the mortgage loans become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses on the mortgage loans could be higher than those now generally experienced in the mortgage lending industry. If these market conditions occur, you may experience losses on your certificates. The accompanying prospectus supplement contains information regarding the rates of delinquency and net losses experienced on the mortgage loans included in the servicer's servicing portfolio. See "The Depositors, the Servicer and the Originators--Delinquency and Loss Experience" in this prospectus and "The Originators and the Servicer" in the accompanying prospectus supplement.

   Geographic Concentration May Increase Rates of Loss and Delinquency. Geographic regions of the United States from time to time experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans relating to your certificates in such a region may result in losses on your certificates that may not be present for similar asset backed securities without a similar concentration. In addition, properties in certain geographic locations may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, wildfires, mudslides and other natural disasters. The accompanying prospectus supplement contains geographic concentration disclosure regarding the mortgage loans underlying your certificates. See "Description of the Mortgage Pool" in the accompanying prospectus supplement.

   Risk of Loss May Be Greater on Second Lien Mortgage Loans. Some mortgage loans underlying your certificates may be secured by mortgages junior or subordinate to one or more other mortgages, and the related senior liens may not be included in the mortgage pool. Although little data is available, the rate of default of second or more junior mortgage loans may be greater than that of mortgage loans secured by senior liens on comparable properties. A primary risk to holders of mortgage loans secured by junior mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. In such case, you would bear:

    . the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

    .  the risk of loss if the deficiency judgment is not realized upon.

   Moreover, deficiency judgments may not be available in some jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage, unless it forecloses subject to the senior lien.

   In servicing second mortgages, it is generally the servicer's practice to advance funds to keep the senior lien current if the mortgagor is in default. The servicer intends to advance these amounts in accordance with its normal servicing procedures, but only to the extent that it determines these advances will be recoverable from future payments and collections on that mortgage loan or otherwise. This practice may not be followed in servicing loans more junior than second mortgages or may be modified at any time. Your trust will have no source of funds to satisfy any senior lien or make payments due to any senior mortgagee. The junior mortgages securing the mortgage loans are subject and subordinate to any senior liens affecting the mortgaged property, including limitations and prohibitions which may be contained in the related senior liens upon subordinate financing. If the trust related to your certificates contains any junior mortgage loans, the risk of loss on your certificates may be higher than would otherwise be the case if that trust contained only senior mortgage loans.

   Risk of Loss May be Greater on Some Types of Mortgage Loans and Loans Subject to Bankruptcy Proceedings. Some mortgage loans that may be included in or underlie the assets of your trust may involve additional uncertainties not present in other types of mortgage loans. Mortgage loans may provide for escalating or variable payments that may be larger than the initial payment amount. However, the borrowers under these mortgage loans are generally approved on the basis of the initial payment amount and the borrower's income may not be sufficient to enable them to pay the increased payment amounts. Therefore, in such cases the likelihood of default may increase.

   Some mortgage loans underlying your certificates may be delinquent in respect of the payment of principal and interest. In addition, some of the mortgagors under the mortgage loans may be subject to personal bankruptcy proceedings. Credit enhancement provided with respect to your certificates may not cover all losses related to these mortgage loans. You should consider the risk that the inclusion of delinquent mortgage loans and mortgage loans with respect to which the mortgagor is the subject of bankruptcy proceedings may cause the rate of the defaults and prepayments on the mortgage loans to increase and, in turn, may cause losses to exceed the available credit enhancement for a series and adversely affect the yield on your certificates. See "Description of the Mortgage Assets" in this prospectus and "Description of the Mortgage Pool" in the accompanying prospectus supplement.

   Defaulted Mortgage Loans May Experience Delays in Liquidation. Even assuming the mortgaged properties provide adequate security for the mortgage loans underlying your certificates, substantial delays could result in connection with the liquidation of defaulted mortgage loans. This could result in corresponding delays in the receipt of the related proceeds by your trust and you could experience delays in payments or distributions on your certificates. See "Legal Aspects of the Mortgage Loans--Foreclosure," "--Rights of Redemption" and "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in this prospectus.

   Liquidation Expenses May be Disproportionate. Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the mortgage loans at the time of default. Therefore, assuming that the servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small mortgage loan than would be the case with the defaulted mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is small relative to the size of the average outstanding principal balance of the loans in a typical pool consisting only of conventional purchase-money mortgage loans, net liquidation proceeds on liquidated mortgage loans may also be smaller as a percentage of the principal balance of the mortgage loan than would be the case in a typical pool consisting only of conventional purchase money mortgage loans, which could result in higher losses to investors.

   Defaults May Be More Likely on Newer Loans. Some of the mortgage loans may be recently originated as of the date of the inclusion of the mortgage loans or mortgage assets backed by those mortgage loans in your trust. Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in their early years. If the trust assets underlying your certificates contain a large percentage of recently originated mortgage loans, you may experience an increase of loss on your investment in the certificates.

   Balloon Mortgage Loans May Have a Greater Default Risk at Maturity. Some of the mortgage loans, referred to as balloon loans, underlying your certificates may provide for a lump sum payment of their unamortized principal balance at the time of maturity. See "Description of the Mortgage Assets" in this prospectus and "Description of the Mortgage Pool" in the accompanying prospectus supplement.

   Because borrowers under balloon loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with balloon loans is greater than that associated with fully-amortizing mortgage loans. The ability of a mortgagor on a balloon loan to repay the mortgage loan upon maturity frequently depends upon the mortgagor's ability:

    . to refinance the mortgage loan, which will be affected by a number of factors, including the level of mortgage rates available in the primary mortgage market at the time, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the condition of the mortgaged property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit, or

    . to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the lump sum payment.

   See "Description of the Mortgage Assets" in this prospectus and "Description of the Mortgage Pool" in the accompanying prospectus supplement.

                      Description of the Mortgage Assets

General

   Each segregated mortgage pool will consist of mortgage loans or asset backed securities representing interests in mortgage loans, including asset backed securities that were previously registered by and acquired from a depositor under this prospectus. The original pool principal balance of the mortgage assets will be determined as of the related cut-off date specified in the accompanying prospectus supplement, after giving effect to payments due or received prior to that date. Each pool will consist of fixed- or adjustable-rate mortgage loans, including fully amortizing mortgage loans and balloon loans, originated and underwritten by EquiCredit Corporation of America, referred to as EquiCredit, or by subsidiaries of EquiCredit or purchased and re-underwritten by EquiCredit or by subsidiaries of EquiCredit.

   To the extent specified in the related prospectus supplement, the mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments, each referred to as a mortgage in this prospectus, creating a first or junior lien on properties that may include one- to four-family dwellings, units in condominium developments, units in planned unit developments, shares of stock in cooperative housing corporations, manufactured housing units and long term residential leasehold interests. In addition, the mortgage loans may include mortgage loans evidenced by contracts referred to as land sale contracts, for the sale of properties pursuant to which the related mortgagor promises to pay the amount due to the holder of the sale contract with fee title to the related property held by the land sale contract holder until the mortgagor has made all of the payments required pursuant to such land sale contract, at which time fee title is conveyed to the mortgagor.

   The related prospectus supplement will describe the characteristics of the related mortgage loans, including without limitation:

    (i) the range of dates of origination and the latest scheduled maturity date,

    (ii)the minimum remaining term to maturity, the weighted average original term to maturity and the weighted average remaining term to maturity,

   (iii)the weighted average of the annual rates of interest on the mortgage loans and the range of mortgage interest rates,

    (iv)in the case of mortgage loans with adjustable interest rates, which are often referred to as ARMs, the weighted average outstanding current mortgage interest rates, gross margins, maximum mortgage rates and minimum mortgage rates and periodic caps, if any, as these terms are described below under "--Payments on the Mortgage Loans,"

    (v) the range of principal balances outstanding, the range of original principal balances and the weighted average outstanding principal balance,

    (vi)the percentages of mortgage loans secured by first mortgages, second mortgages and more junior mortgages, respectively,

   (vii)the maximum combined loan-to-value ratio as described in the next paragraph at origination and the weighted average combined loan-to-value ratio,

  (viii)the percentage of mortgage loans secured by fee simple interests in single-family dwelling units, attached or detached two- to four-family dwelling units, units in planned unit developments and condominiums, respectively, the percentage of mortgage loans secured by leasehold interests, the percentage of mortgage loans secured by manufactured housing units and the percentage of mortgage loans secured by units in cooperatives,

    (ix)the percentage of mortgage loans as to which the related mortgagor represented at the time of origination that the related mortgaged property would be occupied by such mortgagor as a primary or secondary residence,

    (x) summary information relating to the geographic concentration of the mortgaged properties securing the mortgage loans,

    (xi)the percentage of mortgage loans which are balloon loans and the dates after origination the balloon payment is due, and

   (xii)the percentage of mortgage loans which are bankruptcy mortgage loans, as described below in this prospectus, the percentage of bankruptcy mortgage loans which are 30 days or more contractually delinquent and the percentages of mortgage loans other than bankruptcy mortgage loans which are 30 days and 60 days or more contractually delinquent, respectively.

   If so specified in the related prospectus supplement, such information may be approximate based on the expected characteristics of the mortgage loans to be included in the related mortgage pool and any significant variations will be provided in the related Current Report on Form 8-K.

   For purposes of the foregoing, except to the extent otherwise specified in the related prospectus supplement, the combined loan-to-value ratio of any mortgage loan is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the related senior lien mortgage loan, if any, divided by (ii) the lesser of (a) the value of the related mortgaged property, based upon the appraisal made at the time of origination of the mortgage loan and (b) the purchase price of the mortgaged property if the mortgage loan proceeds were used to purchase the mortgaged property. The combined loan-to-value ratios of the mortgage loans also reflect judgments of the loan underwriters made at the time the mortgage loans were originated or acquired and other policies of EquiCredit. See "The Depositors, the Servicer and the Originators--Specific Underwriting Criteria--Balloon Mortgage Loans" and "--Calculations Relating to Combined Loan-to-Value Ratios" in this prospectus.

   A bankruptcy mortgage loan is a mortgage loan on which the related mortgagor is making payments pursuant to a personal bankruptcy plan or proceeding. The entire principal balance and the right to receive interest accrued after the cut-off date with respect to each bankruptcy mortgage loan will generally be included in the assets of the related segregated trust, while the right to interest accrued but unpaid prior to the related cut-off date under each bankruptcy mortgage loan will generally be retained by the originator. The originator's right to collect interest accrued on a bankruptcy mortgage loan prior to the date of the related bankruptcy plan filing will generally be subordinate to the related trust's right to receive timely payments of principal and interest with respect to such bankruptcy mortgage loan.

   In addition, the related prospectus supplement or, if specified in the prospectus supplement, the Current Report on Form 8-K to be filed within fifteen days after the delivery of a series of certificates, will set forth in tabular form more detailed information relating to the characteristics of the related mortgage assets, including the related or underlying mortgage loans by number and outstanding principal balance and by percentage of the mortgage pool including, without limitation, the outstanding principal balances of the mortgage loans, the geographic distribution, by state, of the related mortgaged properties, the combined loan-to-value ratios, the mortgage interest rates, the remaining months to stated maturity and the number of months since origination, in each case, except for geographic distribution, within the ranges specified in the related prospectus supplement.

Payments on the Mortgage Loans

   A substantial portion of the mortgage loans underlying a series of certificates will be actuarial mortgage loans and provide for level monthly installments, except, in the case of balloon loans, the final payment, consisting of interest equal to one-twelfth of the applicable mortgage interest rate times the unpaid principal balance, with the remainder of such payment applied to principal. No adjustment is made if a payment is made earlier or later than the due date, although the mortgagor may be subject to a late payment penalty. If such mortgage loan is prepaid, the borrower is required to pay interest only to the date of prepayment. No mortgage loan will provide amortization.

   The mortgage loans may have mortgage interest rates which are fixed or may be ARMs on which the mortgage interest rates are adjusted periodically based on an index or otherwise, as specified in the related prospectus supplement. ARMs generally provide for a fixed initial mortgage interest rate until the first date on which such mortgage interest rate is to be adjusted. Thereafter, the mortgage interest rate is subject to periodic adjustment generally equal to the index plus a fixed percentage spread, or gross margin, over the index established contractually for each ARM at the time of its origination. The initial mortgage interest rate for an ARM may be lower than the sum of the then-applicable index and the gross margin for such ARM. An ARM may be convertible into a fixed rate mortgage loan. To the extent specified in the related prospectus supplement, any ARM so converted may be subject to repurchase upon conversion by the party specified in the related prospectus supplement.

   An ARM may provide that its mortgage interest rate may not exceed a rate above a maximum interest rate, called a maximum mortgage rate, or be less than a minimum interest rate, called a minimum mortgage rate, established at the time of origination. In addition, if so specified in the related prospectus supplement, an ARM may provide for limitations, referred to as a periodic cap, on the maximum amount by which the mortgage interest rate may adjust for any single adjustment period.

   Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty, collectively referred to in this prospectus as a prepayment premium, in connection with a prepayment, in each case as described in the related prospectus supplement. Any such prepayment premiums will generally be retained by the servicer or EquiCredit. However, in the event that holders of any class or classes of certificates offered by the accompanying prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which any such amounts will be allocated.

   The mortgage pool may include simple interest mortgage loans, which provide for the amortization of the amount financed under the mortgage loan over a series of equal monthly payments, other than the final payment in the case of balloon loans. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by the stated mortgage interest rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date.

   Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date the mortgage loan will amortize more slowly than scheduled. If a simple interest mortgage loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

Asset Backed Securities

  General

   Asset backed securities, or ABS, may collectively consist of mortgage pass through certificates, agency certificates or EQCC certificates, as described later in this section, evidencing a direct or indirect undivided interest in a pool of mortgage loans, or collateralized mortgage obligations secured by mortgage loans. The ABS will consist of EQCC certificates or, if not EOCC Certificates, then ABS that (1) either will have been (a) previously registered or exempt from registration under the Securities Act of 1933, as amended, or
(b) are eligible for sale under rule 144(k); and (2) will be acquired in bona fide secondary market transactions not from the issuer or an affiliate. The ABS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement, referred to as an ABS agreement. The servicer, referred to as a ABS servicer, of the underlying mortgage loans will have entered into the ABS agreement with the trustee, referred to as a ABS trustee, under the ABS agreement. The ABS trustee or its agent, or a custodian, will possess the mortgage loans underlying the ABS. Mortgage loans underlying the ABS will be serviced by the ABS servicer directly or by one or more sub-servicers who may be subject to the supervision of the ABS servicer. The ABS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA loans underlie the ABS, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the prospectus supplement specifies. The ABS in your trust may include a class or classes of securities that are callable at the option of another class or classes of securities or the ABS servicer.

   The ABS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling mortgage loans to such trusts and selling beneficial interests in such trusts. If the prospectus supplement specifies, the ABS issuer may be a depositor or an affiliate of depositor. The obligations of the ABS issuer generally will be limited to representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The ABS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the ABS issued under the ABS agreement. Additionally, although the mortgage loans underlying the ABS may be guaranteed by an agency or instrumentality of the United States, the ABS themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the ABS on the dates specified in the prospectus supplement. The ABS may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The ABS trustee or the ABS servicer will make principal and interest distributions on the ABS. The ABS issuer or the ABS servicer may have the right to repurchase assets underlying the ABS after a certain date or under other circumstances specified in the prospectus supplement.

  Underlying Loans

   The mortgage loans underlying the ABS may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. In general, the underlying loans will be similar to the mortgage loans that may directly be included in a trust.

  Credit Support Relating to Private Asset Backed Securities

   Credit support in the form of subordination of other private mortgage certificates issued under the ABS, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the ABS or with respect to the ABS.

  Additional Information

   The accompanying prospectus supplement shall include at least the following information concerning any ABS included in your trust:

    1. the aggregate approximate principal amount and type of the ABS to be included in the trust,

    2. the characteristics of the mortgage loans which comprise the underlying assets for the ABS including, to the extent available:

       .  the payment features of the mortgage loans,

       . the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

       . the servicing fee or range of servicing fees with respect to the mortgage loans,

       . the minimum and maximum stated maturities of the underlying mortgage loans at origination, and

       .  delinquency experience with respect to the mortgage loans,

    3. the pass through or certificate rate of the ABS or the method of determining this rate,

    4. the ABS issuer, the ABS servicer and the ABS trustee for each ABS,

    5. characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the ABS or to the ABS, and

    6. the terms on which the underlying mortgage loans for such ABS, or such ABS themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the ABS.

  Agency Certificates

   The ABS may include agency certificates. Agency certificates are certificates that will be guaranteed by Fannie Mae, Freddie Mac or other agencies or instrumentalities created by or of the United States Government. The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include agency certificates will specify or disclose, to the extent available:

    . the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and the types of the agency certificates to be included in the trust fund;

    . the original and remaining terms to stated maturity of the agency certificates;

    . whether the agency certificates are entitled to interest payments only, principal payments only or both;

    . the interest rates of the agency certificates or the formula to determine these rates, if any, or the applicable payment provisions for the agency certificates;

    .  the issuer of the agency certificates and any guarantor;

    .  generally, the assets that collateralize the agency certificates; and

    . to what extent, if any, the obligation evidenced is backed by the full faith and credit of the United States.

  EQCC Certificates and Transactions Between the Depositors

   The depositors may enter into transactions with each other pursuant to which EQCC certificates are issued by a trust formed by one depositor and sold or transferred to the other depositor. The EQCC certificates are asset backed securities that have been previously registered under this prospectus. The depositor that acquires and purchases the EQCC certificates from the other depositor may either hold the EQCC certificates, sell the EQCC certificates in secondary market transactions or deposit the EQCC certificates in a trust that issues additional publicly registered classes of certificates evidencing beneficial ownership interests in the EQCC certificates. An offering by the depositor of certificates that represent interests in EQCC certificates that it acquires and purchases from the other depositor will be registered under this prospectus and the accompanying prospectus supplement will describe the material terms of the EQCC certificates previously registered under this prospectus and the transaction between the two depositors in which the EQCC certificates were issued and acquired.

                      Yield and Prepayment Considerations

General

   The yield on any offered certificate will depend on the price paid by the holder of the certificate, the pass through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average remaining term to maturity of the mortgage loans in the related trust or underlying the mortgage assets in the related trust, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors" in this prospectus.

Pass Through Rate

   The pass through rate which may be applicable to any class within a series may be fixed, variable or adjustable, and may or may not be based upon the weighted average mortgage interest rate of the mortgage loans in the related trust or underlying the mortgage assets in the related trust. The prospectus supplement with respect to any series of certificates will specify the pass through rate for each class of such certificates or, in the case of a variable or adjustable pass through rate, the method of determining such pass through rate; the effect, if any, of the prepayment of any mortgage loan on the pass through rate of one or more classes of certificates; and whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract, interest rate exchange agreement, interest rate cap or floor agreement or similar agreement provided to reduce the effects of interest rate fluctuations.

   If so specified in the related prospectus supplement, the effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass through rate and purchase price of such certificate because, while interest may accrue on each mortgage loan or other mortgage asset during the interest accrual period specified in the prospectus supplement, the distribution of such interest will be made on a day which may be several days, weeks or months following such accrual period.

Timing of Payment of Interest

   Each payment of interest on the certificates, or addition to the principal balance of a class of accrual certificates, on a payment date will include interest accrued during the accrual period for such payment date. As indicated above under "--Pass Through Rate," if the accrual period ends on a date other than the day before a payment date for the related series, the yield realized by the holders of such certificates may be lower than the yield that would result if the accrual period ended on such day before the payment date.

Payments of Principal; Prepayments

   The rate of principal payments on each class of certificates of a series entitled to principal, the aggregate amount of each interest payment on each class of certificates of a series entitled to interest and the yield to maturity of each class of certificates of a series will be related to the rate and timing of payments of principal on the related mortgage loans in the related trust or underlying the mortgage assets in the related trust, which may be in the form of scheduled and unscheduled payments, including principal prepayments on the mortgage loans in the related trust or underlying the mortgage assets in the related trust resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Prepayments, liquidations and purchases of the mortgage loans in the related trust or underlying the mortgage assets in the related trust will result in distributions to the holders of amounts of principal which would otherwise be distributed over the remaining terms of the mortgage loans.

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   As described above, the rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for comparable mortgage loans. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans in the related trust or underlying the mortgage assets in the related trust underlying any series of certificates, as to the relative importance of such factors, as to the percentage of the principal balance of these mortgage loans that will be paid as of any date or as to the overall rate of prepayment on these related mortgage loans.

   The yield to maturity of classes of certificates of a series may be particularly sensitive to the rate and timing of principal payments, including prepayments, of the mortgage loans in the related trust or underlying the mortgage assets in the related trust, which may fluctuate significantly from time to time. The prospectus supplement relating to such certificates will provide additional information with respect to the effect of such payments on the yield to maturity of such certificates under varying rates of prepayment, including the rate of prepayment, if any, which would reduce the holder's yield to zero.

   Greater than anticipated prepayments of principal will increase the yield on certificates purchased at a price less than par. Conversely, greater than anticipated prepayments of principal will decrease the yield on certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the mortgage loans in the related trust or underlying the mortgage assets in the related trust occurring at a rate that is faster, or slower, than the rate anticipated by the investor in the period immediately following the issuance of the certificates will not be entirely offset by a subsequent like reduction, or increase, in the rate of principal payments. The weighted average life of each class of certificates of a series will also be affected by the amount and timing of delinquencies and defaults on the mortgage loans in the related trust or underlying the mortgage assets in the related trust and the recoveries, if any, on these defaulted mortgage loans and foreclosed properties in the mortgage pool.

   The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such certificate is repaid. The weighted average life of each class of certificates of a series will be influenced by, among other factors, the rate at which principal payments are made on the related mortgage assets, including final payments made upon the maturity of balloon loans.

Other Factors Affecting Weighted Average Life

  Type of Mortgage Loan

   If so specified in the related prospectus supplement, mortgage loans may have balloon payments due at maturity, which, based on the amortization schedule of such mortgage loans, may be a substantial amount. Further, because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that a number of balloon loans may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. Neither the depositors, the servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property except to the extent provided in the related prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer of the related mortgage loans may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.

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Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates and may thereby lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   With respect to some mortgage loans, including ARMs, the mortgage interest rate at origination may be below the rate that would result if the index and gross margin relating thereto were applied at origination. Under the underwriting procedures of EquiCredit, the mortgagor under each mortgage loan generally will be qualified on the basis of the mortgage interest rate in effect at origination. The repayment of any such mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage interest rate.

   In addition, and as may be described in the related prospectus supplement, the related pooling and servicing agreement may provide that all or a portion of such collected principal may be retained by the trustee, and held in temporary investments, for a specified period prior to being used to fund payments of principal to holders of certificates.

   The result of such retention and temporary investment by the trustee of such principal would be to slow the amortization rate of the related certificates relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related certificates to an amortization schedule established at the time such certificates are issued. Any such feature applicable to any certificates may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in the current funding of principal payments to the related holders of the certificates and an acceleration of the amortization of such certificates.

  Termination

   In addition, the servicer, the depositors or the holders of the class of certificates of any series specified in the related prospectus supplement may, at their option, cause the related trust to sell all of the outstanding mortgage loans, all mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, and all other mortgage assets underlying the related series of certificates, and thus effect the early retirement of the related certificates, after the date on which the pool principal balance, as defined in this prospectus, is less than the percentage of the original pool principal balance specified in the related prospectus supplement. See "Description of the Certificates--Optional Disposition of Mortgage Assets" in this prospectus. Further, if so specified in the related prospectus supplement, the servicer or such other entities as may be specified in such prospectus supplement may be required to effect early retirement of a series of certificates by soliciting competitive bids for the purchase of the assets of the related trust or otherwise. See "Description of the Certificates--Mandatory Disposition of Mortgage Assets" in this prospectus.

  Defaults

   The rate of defaults on the mortgage loans in the related trust or underlying the mortgage assets in the related trust will also affect the rate, timing and amount of principal payments on these mortgage loans and thus the yield on the related certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on second mortgage loans. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high combined loan-to-value ratios may be higher than for other types of mortgage loans. In addition, the rate of default on second or more junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

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  Foreclosures

   The number of foreclosures or repossessions and the principal amount of the mortgage loans in the related trust or underlying the mortgage assets in the related trust that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans and that of the related series of certificates.

  Refinancing

   At the request of a mortgagor, the servicer may allow the refinancing of a mortgage loan serviced by it by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related trust and, therefore, such refinancing would have the same effect as a prepayment in full. The servicer or other parties may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, the servicer may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such mortgage loans.

  Due-on-Sale Clauses

   Acceleration of mortgage payments on a mortgage loan as a result of certain transfers of the underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans in the related trust or underlying the mortgage assets in the related trust may include "due-on-sale" clauses that allow the holder of these mortgage loans to demand payment in full of the remaining principal balance upon sale, transfer or conveyance of the related mortgaged property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. See "Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses" and "Description of the Certificates--Servicing Standards--Enforcement of Due-on-Sale Clauses" in this prospectus.

  Prefunding Accounts

   If the pooling and servicing agreement for a series of certificates provides for a prefunding account or other means of funding the transfer of additional mortgage assets to the related trust, as described under "Description of the Certificates--Forward Commitments; Prefunding" in this prospectus, and the trust is unable to acquire such additional mortgage loans within any applicable time limit, the amounts set aside for such purpose may be required to effect the retirement of all or a portion of one or more classes of certificates of such series.

                                  The Trusts

   Each trust will be formed under a pooling and servicing agreement among a depositor, the servicer and the trustee named in the pooling and servicing agreement or a trust agreement between a depositor and a trustee and, if specified in the related prospectus supplement, a trust administrator. References in this prospectus to a pooling and servicing agreement shall be deemed to include a trust agreement unless otherwise provided in this prospectus. No trust will engage in any activity other than (i) acquiring, holding and managing the mortgage assets of the trust and the proceeds therefrom, (ii) issuing the related certificates, (iii) making payments on the related certificates and (iv) engaging in other activities necessary or incidental to these activities.

   The property of each trust will include:

    (i) the related mortgage loans or ABS, as from time to time are subject to the related pooling and servicing agreement, and all proceeds thereof,

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    (ii)such assets as from time to time are identified as REO property or are deposited in the collection account, principal and interest account, or other accounts established under any of the documents governing the trust or the related certificates, including amounts on deposit in such accounts and invested in permitted investments,

   (iii)the trustee's rights under all insurance policies with respect to the related mortgage loans or other mortgage assets required to be maintained pursuant to the pooling and servicing agreement and any related insurance proceeds,

    (iv)any liquidation proceeds received with respect to the mortgage assets,

    (v) any released mortgaged property proceeds received in connection with a taking or similar event with respect to mortgaged property, and

    (vi)certain other property; provided, however, that the assets of a trust generally will not include prepayment premiums or amounts received on or after the cut-off date in respect of interest accrued on the mortgage loans prior to the cut-off date.

   The servicer will service the mortgage loans either directly or through subservicers in accordance with the pooling and servicing agreement and generally in accordance with the first and second mortgage loan servicing standards and procedures accepted by prudent mortgage lending institutions for loans similar to the mortgage loans included in a trust. See "Description of the Certificates--Servicing Standards" and "--Use of Subservicers" below for a further description of the provisions of the pooling and servicing agreement relating to servicing standards and the use of subservicers.

               The Depositors, the Servicer and the Originators

General

   EquiCredit Corporation of America, which is referred to in this prospectus as EquiCredit and as a servicer and an originator, was incorporated under the laws of the State of Delaware on September 4, 1991. EquiCredit is a wholly-owned subsidiary of EquiCredit Corporation, which in 1998 became a subsidiary of Bank of America Corporation. On September 15, 1999, EquiCredit Corporation became a subsidiary of Bank of America, N.A., and at the same time NationsCredit Home Equity Services Corporation, or NationsCredit was merged into EquiCredit. Prior to the merger, NationsCredit was a wholly owned subsidiary of Bank of America Corporation. NationsCredit originated and serviced subprime mortgage loans having similar characteristics to those originated and serviced by EquiCredit.

   On August 15, 2001, Bank of America Corporation announced that it was exiting the subprime real estate lending business because it did not fit the bank's strategic objectives. As a result, EquiCredit has ceased originating new mortgage loans and intends to liquidate its subprime loan portfolio through securitizations and loan sales. Additionally, Bank of America Corporation announced its intention to sell EquiCredit's existing subprime servicing portfolio upon finding a purchaser. A transfer of EquiCredit's servicing portfolio will likely cause disruptions in the servicing of the mortgage loans. See "Risk Factors" in the prospectus supplement.

   The depositors were incorporated in the State of Delaware on February 26, 1993 for the limited purposes of receiving the mortgage loans from one or more originators, transferring such mortgage loans to third parties, forming trusts and engaging in related activities. Each depositor is a wholly-owned or indirect wholly-owned subsidiary of EquiCredit.

   The transactions contemplated hereby have been structured to make the voluntary or involuntary application for relief under the United States Bankruptcy Code or similar applicable laws by a depositor unlikely and that such application by an originator would not result in consolidation of the assets and liabilities of the depositors

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with those of such originator. If, notwithstanding the measures so taken, a court concluded that the assets and liabilities of the depositors should be so consolidated with those of an originator, delays in distributions on the certificates and possible reductions in the amount of such distributions could occur.

   In the discussion that follows, references to EquiCredit include EquiCredit and its subsidiaries, including the other affiliated originators. It is anticipated presently that the mortgage loans will have been originated or acquired by EquiCredit, and underwritten generally under EquiCredit's underwriting guidelines described below. However, a depositor may acquire mortgage loans from one or more affiliates of EquiCredit, which mortgage loans will have been originated or acquired by those affiliates using underwriting guidelines that differ from EquiCredit's underwriting guidelines described below. In this event, the related prospectus supplement will include a description of those mortgage loans, including the underwriting guidelines that were used with respect to those mortgage loans.

Loan Origination History

   Prior to ceasing its origination operations, EquiCredit originated mortgage loans on residential dwellings nationwide; it continues to assemble and sell pools of its existing mortgage loans to major commercial banks and other financial institutions; and it currently services mortgage portfolios placed with such investors and mortgage loans held in portfolio, although it has announced its intention to sell its servicing portfolio. EquiCredit has primarily made loans on suburban and urban single-family homes in major metropolitan areas. See "The Originators and the Servicer--Loan Origination History" in the accompanying prospectus supplement for a listing of the states in which EquiCredit most recently conducted loan origination operations. In addition to its loan origination operations, EquiCredit historically had purchased mortgage loans from lenders, mortgage bankers and brokers on a wholesale basis, however, in June 2001 EquiCredit announced that it was discontinuing its wholesale and correspondent loan purchase operations.

General Loan Underwriting

   EquiCredit originated and acquired first and junior lien mortgage loans using standard underwriting procedures based upon an applicant's general creditworthiness and the extent of real estate equity used as collateral security. The following is a general discussion of the underwriting standards and procedures that were utilized by EquiCredit, subject to such variations as are specified in the related prospectus supplement.

   Each borrower applicant completed an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. EquiCredit's underwriting guidelines required a credit report on each applicant from a national credit bureau. The report typically contained information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. In general, the borrower should have resided at the property that will secure the loan for at least six months and should have been employed for not less than two years with the same employer or have established comparable stability in a particular field of work.

   All mortgage loan applications were underwritten, and collateral properties appraised, prior to the closing or acquisition of a mortgage loan by EquiCredit. Loan underwriting and approval was centralized at EquiCredit's headquarters in Jacksonville, Florida. Loans were reviewed and approved by one of EquiCredit's underwriters, each of whom were granted specific credit approval limits based on experience and seniority, which approval limits could be waived at the discretion of management. Approval by EquiCredit's Senior Vice President of Underwriting was generally required for all loan applications over a dollar limit established from time to time, except that such approval was not always obtained for loans acquired as part of a portfolio acquisition.

   Prior to ceasing origination activities, EquiCredit was not originating or acquiring mortgage loans that resulted in a lien position more subordinate than a second lien on real estate and, generally no loan secured by a

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more subordinate mortgage will be included in a mortgage pool. EquiCredit did consider making a second mortgage loan in a subordinate position to a first mortgage loan held by a party other than a bank, savings association or a supervised lender, if a copy of the recorded security instrument and note were reviewed prior to credit approval. Second mortgage loans could also be made behind adjustable rate first mortgage loans if the maximum payment, calculated at the fully indexed rate or maximum rate of such adjustable rate mortgage loan at the end of the 5th year, as evidenced in the related note and mortgage, was used when calculating the overall debt ratio with respect to the second mortgage loan.

   With respect to EquiCredit's loan and loan portfolio acquisition activities, which were generally discontinued in June 2001, EquiCredit reviewed procedures and calculations used by each individual seller to achieve a level of confidence that the process used is correct and pragmatic. This was done by reviewing a sample size of loans under each seller's pool. EquiCredit's goal in underwriting loan purchases was to follow EquiCredit's published underwriting guidelines for each individual loan. However, flexibility was used to some extent to include some loans outside of the guidelines to successfully price and acquire the majority of the loan pool being considered. This flexibility was only used on loans that are believed to be acceptable by strong compensating factors, and exceptions to the underwriting guidelines were reviewed on a case by case basis. Therefore, the references to application to the underwriting guidelines to purchased loan portfolios assumed the possibility of any of the aforementioned exceptions.

Income Verification

   Loan applications were considered through a combination of reviews of credit bureau reports and/or individual certifications. Income was verified through various means, including, but not limited to, applicant interviews, written verification, review of paycheck stubs, tax returns, and so forth, and the potential borrower's demonstration of sufficient levels of disposable income to satisfy debt repayment requirements. The following were some of the key factors considered by EquiCredit.

   Employment. A loan applicant's employer was always contacted to verify employment in addition to receipt of the potential borrower's W-2s, last two to four paycheck stubs or other similar items of verification as could be required by the underwriter. With respect to any acquired loan, EquiCredit relied upon the supporting documentation in the loan application file relating to the applicant's employment status.

   Self-Employed Applicants--Commissions/Bonuses/Tax Returns. Federal tax returns for at least the most recent two years, with schedules, signed by the potential borrower were required from self-employed applicants and applicants who derived 100% of their income from commissions or 50% or more of their total income from commissions and/or bonuses. Consistency in commission and/or bonus income were required to be established. EquiCredit's underwriters could, in the exercise of their judgment, either accept personal and business related financial statements prepared by the borrower or require financial statements prepared by a certified public accountant. Checking account statements were used solely as additional verification of income.

   Rental Income. Rental income was required to be documented by leases, rental agreements, tenant letters, or tax returns for the two most recent years. EquiCredit calculated 75% of total rents received and subtracted from that figure the total mortgage payments on rental property to derive a cash flow, if any, which amount was then treated as additional income in the credit review process. If the subtraction of the mortgage payment from the rental income resulted in a negative cash flow, such amount was subtracted from the applicant's monthly income.

   Social Security and Veterans Compensation. Compensation from the Social Security Administration or the Department of Veterans Affairs was required to be supported by an awards letter from the appropriate agency. If such a letter was unavailable, copies of checks received from the appropriate agency or six to twelve months of checking account statements indicating equal deposit amounts were required.

   Retirement Income. Retirement income was required to be supported by an annuity letter or similar awards document describing all details of income. If such a letter or document is unavailable, copies of checks received

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from the source of income or six to twelve months of checking account statements indicating equal deposit amounts were required.

   Child and/or Spousal Support. When an applicant relies upon alimony, child support, or separate maintenance payments in applying for credit, the loan applicant was required to submit to EquiCredit a copy of the final decree of divorce specifically setting forth the amount and term, if any, of support and copies of provider's canceled checks or receipts from the applicable public service office for court-ordered alimony and/or child support payments for at least 6 months.

   No Income Verification Program. EquiCredit had a No Income Verification Program, referred to as the NIV program for self-employed and salaried borrowers. Both first and second lien loans were available on owner occupied properties, while non-owner occupied properties were limited to first liens only. Under the NIV program, applicants were qualified based on monthly income as stated on the mortgage application. Under the NIV program, the borrower was required to be self-employed for at least two years or a wage earner for at least two years. The maximum loan amount for loans under the NIV program was $350,000 for one- to four-family detached residences and $200,000 for all other property types. The NIV program had a minimum credit score requirement of 575 and the maximum combined loan-to-value ratio was 85%.

Appraisals; Title Companies and Closing Agents

   All properties were required to be appraised by independent fee appraisers. Each appraiser was required to be state certified with a copy of their current license or certification with date of expiration attached to each report. Appraisers were required to be independent from borrowers, referral brokers used by EquiCredit and any other mortgage loan originator from which EquiCredit acquired mortgage loans. If an appraisal with respect to a mortgaged property appeared to be inconsistent with appraisals previously conducted on comparable properties by the same or other appraisers, EquiCredit required the appraiser to explain the discrepancies. If the problems continued or were not resolved to EquiCredit's satisfaction, the appraisal firm was placed on EquiCredit's exclusionary listing of appraisers. See "--Quality Control Procedures" below.

   Appraisals were required to be completed on standard Fannie Mae/Freddie Mac forms and conform to current Fannie Mae/Freddie Mac secondary market requirements for one- to four-family residential appraisals. Each of these appraisals were required to include, among other things, an inspection of the interior and exterior of the subject property, obtaining front, rear and street view photographs and obtaining data from three recent sales of similar properties within the same general location as such subject property; provided, interior inspections were not required to be included for owner occupied, second mortgage refinances with a combined loan-to-value ratios of 85% or less and balances of $50,000 or less. The appraisals could take into account any increased value in the residence due to improvements proposed to be made with the proceeds of the mortgage loan. In such cases, EquiCredit would escrow a portion of the loan proceeds until such improvements are made.

   Loans were generally closed by personnel at the respective branches of EquiCredit, the related approved originator, approved attorneys, title insurers or agents of title insurers, and title insurance was issued by one of several nationally recognized title companies.

Specific Underwriting Criteria

   EquiCredit originates and has purchased loans under the underwriting criteria summarized below, which criteria has changed over time. Management has permitted deviations from the specific underwriting criteria to reflect local economic trends and real estate valuations, as well as other credit factors specific to each loan application and/or each portfolio acquired. From time to time, EquiCredit made or purchased loans where the borrower's creditworthiness may not have coincided with the underwriting criteria. In such circumstances, EquiCredit has strived to maintain the overall integrity of these programs and simultaneously provide its lending officers with the flexibility to consider the specific circumstances of the loan application or purchase.

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   The following is a description of EquiCredit's underwriting guidelines that were generally applicable to the mortgage loans immediately prior to EquiCredit ceasing its origination operations. EquiCredit's underwriting guidelines have changed over time and older mortgage loans included in a mortgage pool may have been originated under different underwriting guidelines than described below. Under its previous underwriting guidelines, EquiCredit generally assigned credit grades primarily based on the borrowers' credit histories (i.e., mortgage and other credit delinquencies and deficiencies), loan-to-value ratios and debt-to-income ratios.

   Credit Bureau Risk Scores. Beginning in November 1998, EquiCredit revised its underwriting criteria to utilize credit bureau risk scores in conjunction with loan-to-value ratios to assist it in evaluating the credit quality of borrowers and to simplify the origination process. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies and deficiencies, EquiCredit's revised underwriting policies generally relied upon a borrower's credit bureau risk score to determine a borrower's likely future credit performance.

   Credit Bureau Risk Scores are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness as of the time the score is obtained. The credit bureau risk scores are generated by models developed by Fair, Isaac & Company and the three national credit bureaus--Equifax, TransUnion and Experian. The models were derived by analyzing data on consumers to establish patterns which are believed to be indicative of the borrower's probability of default. The credit bureau risk score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, bankruptcy experience and other serious derogatory information. Credit bureau risk scores range from approximately 350 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit bureau risk score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, meaning that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit bureau risk scores were developed to indicate a level of default probability over a two year period, which does not correspond to a life of a mortgage loan. Furthermore, credit bureau risk scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit bureau risk score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The depositors do not make any representations or warranties as to the actual performance of any mortgage loan or that a particular credit bureau risk score will not change over time or should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

   A credit bureau risk score generally was required to be obtained from the credit bureau identified in EquiCredit's zip code preference table, which was based on an empirical comparison of each credit bureau in the relevant three digit zip code area. Generally, the minimum credit bureau risk score allowed by EquiCredit was 525 for mortgage loans to be included in a trust, although in certain limited cases lower scores may be permitted if mitigating factors are present. Although the credit bureau risk score was based solely on the information at the particular credit bureau, such credit bureau risk scores were calibrated to indicate the same level of credit risk regardless of which credit bureau is used. The credit bureau risk score has been used as an aid to, not a substitute for, the underwriter's judgment.

   Credit Grade Matrix. EquiCredit has graded borrower applicants based on an accept/reject matrix, referred to as a credit grade matrix, that classifies borrowers based on a minimum credit bureau risk score and maximum combined loan-to-value ratio. The credit grade matrix reflects the highest grade permitted under EquiCredit's underwriting guidelines, although as described below, applicants may not qualify for such credit grade depending on the property type, occupancy status, loan type, loan amount and other factors. Subject to the qualifications contained herein, EquiCredit's credit grade matrix follows:

                              Credit Grade Matrix

                                            Combined Loan-to-Value Ratio
                         ------------------------------------------------------------------
Credit Bureau Risk Score 75% or Less 75.01-80% 80.01-85% 85.01-90% 90.01-95%(1)  95.01-100%
------------------------ ----------- --------- --------- --------- ------------  ----------
675+                          A+         A+        A+        A+           A+
650-674                       A+         A+        A+        A+           A+
625-649                       A          A         A         A            A
600-624                       A          B+        B+        B+         B+(2)       Not
575-599                       B+         B         B         B            D       Offered
550-574                       B          C+        C+        D            D
525-549                       B          C+        D         D            D
Unscored                      C          C                           Not Offered

--------
(1)First lien mortgage loans only and, effective July 23, 2001, first lien purchase money mortgage loans only.
(2)Purchase money mortgage loans only; no refinancing mortgage loans.

   Notwithstanding the foregoing, for applicants whose current mortgage history was not reported in the credit bureau report used for determining the credit bureau risk score, the following credit grades were assigned to the applicant based on the mortgage history if such grade was lower than the grade assigned under the credit grade matrix:

                                                                                             Credit
Mortgage History                                                                             Grade
----------------                                                                             ------
No more than one 30-day delinquency during the most recent 12-month period..................   A+
No more than one 30-day delinquency during the most recent 12-month period..................   A
No more than two 30-day delinquencies during the most recent 12-month period................   B+
No more than three 30-day delinquencies during the most recent 12-month period..............   B
No more than four 30-day delinquencies and no more than one 60-day delinquency during
  the most recent 12-month period...........................................................   C+
No more than 180 days delinquent and no certified breach notice during the most recent
  12-month period...........................................................................   C
Greater than 180 days delinquent with either a certified breach notice or foreclosure during
  the most recent 12-month period...........................................................   D

   The related prospectus supplement will set forth the distribution of the mortgage loans in the related trust among the relevant credit grades.

   Maximum Loan Amounts. In general, the maximum loan amount for mortgage loans originated or purchased by EquiCredit was most recently $350,000, except in California where the maximum loan amount was $500,000 on Credit Bureau Risk Scores of 600 and higher, reduced to $200,000 for applicants with credit bureau risk scores under 575 and for property types other than one-to-four family detached residences, modular homes over a certain size and two-to-four family dwellings. EquiCredit could permit loan amounts with balances higher than the foregoing amounts with appropriate underwriter approval.

   Maximum Combined Loan-to-Value Ratios. The maximum combined loan-to-value ratio for a borrower could vary based on the credit grade, the property type and other factors. See "--Credit Grade Matrix" above. A maximum combined loan-to-value ratio of 90% generally is permitted for an owner occupied single family property, reduced by 5% for certain condominiums and townhomes and properties with rural characteristics and at least 10% for two- to four-family dwellings and manufactured homes. For non-owner occupied properties and second homes, the maximum combined loan-to-value ratio generally was 80%, with similar reductions depending on property type as described above. A maximum loan-to-value ratio of 90% was permitted for non-purchase money first and second lien mortgage loans and a maximum combined loan-to-value ratio of 95% was permitted for first lien mortgage loans made to borrowers with credit bureau risk scores greater than 600. The maximum loan-to-value ratio for loans under the NIV program was 85%. Exceptions to the foregoing maximum combined loan-to-value ratios could be made by EquiCredit where there were appropriate compensating factors, subject to approval from the appropriate level of the underwriting department.

   Debt-to-Income Ratio. In underwriting any loan, a determination was made by EquiCredit whether a prospective borrower had sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property and (ii) to meet other financial obligations and living expenses. Such determination was made by use of a debt-to-income ratio, generally calculated as that ratio, stated as a percentage, which resulted from dividing a mortgagor's fixed monthly debt by his or her gross monthly income. Fixed monthly debt includes:

    (i)in the case of second mortgages, the monthly payment under the first lien which generally includes an escrow of real estate taxes and insurance,

   (ii)the related mortgage loan monthly payment, which in the case of an adjustable rate mortgage was calculated based on a rate per annum equal to the fully adjusted index rate,

  (iii)other installment debt service payments, including, in respect of revolving credit debt, the required monthly payment or the installment debt, or, if no such payment was specified, the greater of the amount equal to 3% of the balance, or $10.00.

   Fixed monthly debt does not include any of the debt, other than revolving credit debt, described above that matured within less than six months from the date of the calculation, or in the case of revolving debt, the minimum $10.00 monthly payment on accounts that showed a zero balance.

   The maximum debt-to-income ratio generally permitted was 55% for loans with a credit grade of A, 50% for loans with a credit grade of B and 45% for loans with a lower credit grade. EquiCredit could permit a maximum debt-to-income ratio of up to 60% when the applicant's disposable income and past credit history compensated for a higher ratio, subject to approval from the appropriate level of the underwriting department.

Balloon Mortgage Loans

   Notwithstanding the criteria described above, generally no balloon loan could be originated or acquired if (i) the amount of the loan was less than the dollar limit established from time to time, (ii) the loan-to-value ratio was in excess of 95% on a first lien loans or the combined loan-to-value ratio was in excess of 85% on second lien loans and (iii) the loan was an adjustable rate mortgage loan; all subject to exceptions on a case-by-case basis.

Calculations Relating to Combined Loan-to-Value Ratios

   Under EquiCredit's underwriting criteria relating to junior lien mortgage loans, the balance of the related senior lien mortgage, if any, used to determine the combined loan-to-value ratio for the mortgage loan was based on the judgment of EquiCredit's underwriters. In determining the combined loan-to-value ratio in cases where the related senior lien, if any, secures an adjustable rate mortgage loan, EquiCredit's underwriters also considered the historical performance of the index from which the mortgage interest rate was derived under the first mortgage and other credit factors. In addition, the maximum amount of any revolving credit line prior and superior to any mortgage loan was included in any calculation to determine the combined loan-to-value ratio.

Quality Control Procedures

   EquiCredit's quality control procedures consisted of pre- and post-funding appraisal reviews and post-funding reviews of legal documentation, credit documentation and underwriting.

  Pre-Funding Appraisal Review

   EquiCredit's loan underwriters completed an appraisal review on all mortgage loans prior to final approval. Appraisal reports that had questionable values or adjustments were referred to the appraisal review department for further review. A variance in the appraised values of a property were accepted or rejected based on an administrative desk review by the appraisal manager or a designee.

  Post-Funding Reviews

   Following the origination or purchase of each mortgage loan, EquiCredit's post-closing and quality control departments conducted a review and verification of the loan with specific attention to legal and credit documentation.

   Loan and Credit File Review. For each mortgage loan, the mortgage note, mortgage, deed of trust, Truth-in-Lending disclosures, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act documents, title abstracts, affidavits, riders, and all other documents required pursuant to statutory law were reviewed for existence, accuracy, and proper signatures. In addition, credit verifications, such as verification of mortgage, verification of employment and verification of deposits, credit applications and credit reports were reviewed for existence and accuracy.

   Detailed Loan Review. A detailed loan review was performed on each loan in the quality control sample selected by EquiCredit. This detailed review included a review for adherence to EquiCredit's underwriting standards and verification of the appropriateness of the credit grade under which the loan was originated or acquired. The review also included an examination for compliance with the Real Estate Settlement Procedures Act, Home Mortgage Disclosure Act and required Truth-in-Lending documentation. In addition to the credit and compliance reviews, a review of appraisal information was conducted on loans selected in the loan sample. The quality control department's sampling methodology is comprised of two components: (i) a statistically representative sample of mortgage loans and (ii) a stratified sample based on risk, as measured by credit score and loan-to-value ratio. This two-tiered approach facilitated testing loans in direct proportion to the loan production portfolio, while also providing increased review and risk mitigation for EquiCredit's higher risk loans.

   Reports, with any major exceptions noted, were forwarded to a senior management representative for review and distribution to appropriate senior management.

   Appraisal Review. The appraisal review department performed an administrative desk review on all appraisals with questionable values, adjustments, or other inconsistencies identified by loan review department personnel. The appraisal review department also conducted an in-depth review of a statistical sample of loans selected on a risk weighted basis by credit score and loan-to-value ratio. If additional review or reappraisal was deemed necessary, a field review appraisal or drive-by appraisal was conducted by an independent firm.

   If the review appraisal indicated that the value in the original appraisal report was not supported and indicates a lower value than was supported, the following action was taken:

    .  if the variance was 10% or less, the appraisal was deemed acceptable; and

    . if the variance was over 10%, the original appraiser was notified of the discrepancy. If the original appraiser was unable to justify his/her position, depending on the seriousness of the issue, the appraiser was either placed on probation or on EquiCredit's exclusionary list of appraisers.

   Customer files, including both original appraisal information and review appraisal information, were reviewed on all questionable appraisals. In the majority of cases, a review of the file and an appraisal review analysis was sufficient. A third appraisal may be ordered in any case where discrepancies were still unexplained to EquiCredit's satisfaction. If an appraiser's market value or other appraisal data was deemed to be consistently inaccurate, or discrepancies were not resolved to EquiCredit's satisfaction, the appraiser was placed on EquiCredit's exclusionary list of appraisers.

   Information concerning appraisal review findings, including appraisers on probation and appraisers on EquiCredit's exclusionary list of appraisers was submitted in a monthly report to a senior management representative for review and distribution to appropriate senior management.

Collection Procedures

   If EquiCredit is the servicer, the related prospectus supplement will set forth the number and aggregate principal amount of mortgage loans serviced by EquiCredit as of the end of the prior year and any completed calendar quarters in the current year, for itself and for investors, primarily major commercial banks, savings and loan associations, brokerage houses and Fannie Mae. Such statistics may include loans that were not originated or acquired and re-underwritten by EquiCredit but are serviced, principally for Fannie Mae, on a contractual basis.

   The following describes collection procedures generally employed by EquiCredit. Any significant deviations from these procedures with respect to a pool of mortgage loans will be described in the related prospectus supplement. Collections are conducted by EquiCredit's Service Center at its corporate headquarters located in Jacksonville, Florida. EquiCredit utilizes additional collection assistance from third party field collectors located in selected areas of the country. Delinquent accounts are segmented into groups of accounts:

    .  less than 30,

    .  30-59,

    .  60-89,

    .  90-119, and

    .  120 or more days past due.

   All collection activity on these accounts is handled by Service Center collectors. These collectors are grouped in teams headed by experienced mortgage collection supervisors. EquiCredit utilizes a Mosaix 9.1 predictive dialer in conjunction with adaptive behavioral controls. Collection procedures will commence on a mortgage loan when it is between four and eighteen days delinquent, based on the adaptive control strategy and associated risk level. The mortgagor is generally called by phone with simultaneous notices mailed. Accounts that are greater than sixty days delinquent, and as to which no successful customer contact was made may be assigned to a third party representative for a field call. Prior to submitting an account for foreclosure, a 30 day breach notice is sent by certified mail to the customer. If the breach is not cured, the account is managed by a loss mitigation team in parallel to the ensuing foreclosure process. Other parallel processes in support of the collection function include bankruptcy, post charge-off recovery, insurance, short sales, property tax collection and general support processing. Branch offices are not responsible for the management of accounts in foreclosure, bankruptcy, litigation or otherwise designated for special consideration, all of which are the responsibility of either EquiCredit's risk operations group or its legal department.

   If foreclosure is necessary, EquiCredit's loan asset control department supervises and monitors all related procedures, including bankruptcy proceedings, conducted by the foreclosure attorneys. If title to the mortgaged property is taken in the name of the trustee, EquiCredit's real estate owned division attempts to insure that the property is preserved and protected. After review and analysis, a disposition strategy is developed and the property is marketed for sale.

Delinquency and Loss Experience

   If EquiCredit is the servicer, the related prospectus supplement will set forth EquiCredit's delinquency and charge-off experience at the dates indicated on mortgage loans included in its servicing portfolio, including loans in foreclosure proceedings. If EquiCredit is not the servicer, the prospectus supplement will include similar information about the related servicer to the extent such information is available.

Outstanding Real Estate Owned

   If EquiCredit is the servicer, each prospectus supplement will set forth the number and value of properties acquired by EquiCredit through foreclosure which were owned by EquiCredit for its own account or on behalf of owners of mortgage loans included in EquiCredit's servicing portfolio as at the end of the immediately preceding calendar year and as at the end of the most recent complete calendar quarter for which such information is available. If EquiCredit is not the servicer, the prospectus supplement will include similar information about the related servicer to the extent such information is available.

                        Description of the Certificates

General

   The following summary, in conjunction with the accompanying prospectus supplement, describes the material terms of the certificates common to each pooling and servicing agreement. Forms of the pooling and servicing agreement and the transfer agreement providing for the transfer of mortgage loans and other mortgage assets have been filed as exhibits to the registration statement of which this prospectus forms a part. The summary does not purport to be complete. You should read all of the provisions of the certificates contained in the pooling and servicing agreement and the transfer agreement for each trust and the related prospectus supplement for a complete discussion of the terms of the certificates. Where particular provisions or terms used in any of such documents are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summaries.

   The certificates will represent beneficial interests in the assets of the related trust, including:

    (i)the mortgage loans and any other mortgage assets, including ABS, and all proceeds thereof,

   (ii)REO property,

  (iii)amounts on deposit in the funds and accounts established with respect to the related trust, including all investments of amounts on deposit in the funds and accounts established with respect to the trust,

   (iv)rights of the depositors under the transfer agreement, and

    (v)other property, as described in the related prospectus supplement.

   If specified in the related prospectus supplement, one or more classes of certificates of a series may have the benefit of one or more of a letter of credit, financial guaranty insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other form of credit enhancement. If so specified in the related prospectus supplement, a series of certificates may have the benefit of one or more of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy of similar credit enhancement. Any such credit enhancement may be included in the assets of the related trust. See "Description of Credit Enhancement" in this prospectus.

   A series of certificates may include one or more classes entitled to distributions of principal and disproportionate, nominal or no interest distributions or distributions of interest and disproportionate, nominal or no principal distributions. The principal amount of any certificate may be zero or may be a notional amount as specified in the related prospectus supplement. A class of certificates of a series entitled to payments of interest may receive interest at a specified pass through rate, which may be fixed, variable or adjustable and may differ from other classes of the same series, may receive interest based on the weighted average mortgage interest rate on the related mortgage loans, if applicable, or the weighted average interest rate on the related ABS, or may receive interest as otherwise determined, all as described in the related prospectus supplement. One or more classes of a series may be certificates upon which interest will accrue but not be currently paid until other classes have received principal payments due to them in full or until the occurrence of identified events, as set forth in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive principal payments pursuant to a planned amortization schedule or may be entitled to receive interest payments based on a notional principal amount which reduces in accordance with a planned amortization schedule. A series may also include one or more classes of certificates entitled to payments derived from a specified group or groups of mortgage assets held by the related trust. The rights of one or more classes of certificates may be senior or subordinate to the rights of one or more of the other classes of certificates. A series may include two or more classes of certificates which differ as to the timing, sequential order, priority of payment or amount of distributions of principal or interest or both.

   To the extent specified in the related prospectus supplement, distributions on a class of certificates may be based on a combination of two or more different components. To such extent, the descriptions set forth under ''Interest" and "--Principal" below also relate to components of such a class of certificates. In such case, reference in such sections to pass through rate refers to the pass through rate, if any, on any such component, respectively.

   Each class of certificates of a series will be issued in the denominations specified in the related prospectus supplement. Each certificate will represent a percentage interest in the certificates of the respective class, determined by dividing the original dollar amount, or a notional principal amount in the case of certificates entitled to receive interest only, represented by such certificate by the original principal balance or original notional balance of such class.

   One or more classes of certificates of a series may be issuable in the form of fully registered definitive certificates or, if so specified in the related prospectus supplement, one or more classes of certificates of a series may initially be represented by one or more book-entry certificates registered in the name of Cede & Co., or Cede, the nominee of The Depository Trust Company or DTC. If so specified in the related prospectus supplement, holders of certificates may hold beneficial interests in book-entry certificates through DTC, in the United States, or Clearstream, Luxembourg or Euroclear, in Europe, directly if they are participants of such systems, or indirectly through organizations which are participants in such systems. Certificates representing the book-entry certificates will be issued in definitive form only under the limited circumstances described herein and in the related prospectus supplement. With respect to book-entry certificates, all references herein to holders of certificates shall reflect the rights of owners of the book-entry certificates, as they may indirectly exercise such rights through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations, except as otherwise specified herein. See "--Registration and Transfer of Certificates" in this prospectus.

   Generally, on each payment date, there shall be paid to each person in whose name a certificate is registered on the related record date, the portion of the aggregate payment to be made to holders of such class to which such holder is entitled, if any, based on the percentage interest, held by such holder of such class, which in case of the book-entry certificates initially will be only Cede, as nominee of DTC.

Interest

   Generally, interest will accrue on each class of certificates of a series, other than a class of certificates entitled to receive only principal, during each accrual period specified in the related prospectus supplement at the pass through rate for such class specified in the related prospectus supplement. Interest accrued on each class of certificates at the applicable pass through rate during each accrual period will be paid, to the extent monies are available for payment, on each payment date, commencing on the day specified in the related prospectus supplement and will be distributed in the manner specified in such prospectus supplement, except for any class of accrual certificates on which interest is to accrue and not be paid until the principal of some other classes has been paid in full or the occurrence of events as specified in such prospectus supplement. If so described in the related prospectus supplement, interest that has accrued but is not yet payable on any accrual certificates will be added to the principal balance thereof on each payment date and will thereafter bear interest at the applicable pass through rate. Payments of interest with respect to any class of certificates entitled to receive interest only or a disproportionate amount of interest and principal will be paid in the manner set forth in the related prospectus supplement. Payments of interest, or accruals of interest, in the case of accrual certificates, with respect to any series of certificates or one or more classes of certificates of such series, may be reduced to the extent of interest shortfalls not covered by advances by the servicer or by any applicable credit enhancement.

Principal

   On each payment date, commencing with the payment date specified in the related prospectus supplement, principal with respect to the related mortgage assets during the due period specified in the related prospectus supplement will be paid to holders of the certificates of the related series, other than a class of certificates of such series entitled to receive interest only, in the priority, manner and amount specified in such prospectus supplement, to the extent funds are available therefor. Such principal payments generally will include the following, or in the event a trust includes asset backed securities, a portion of the following corresponding to the interest such securities have in the underlying mortgage loans:

    (i)the principal portion of all scheduled monthly payments received on the related mortgage loans during the related due period,

   (ii)any principal prepayments of any mortgage loans paid in full, referred to as principal prepayments, and partially paid, referred to as curtailments, received during the related due period or such other prepayment period specified in the related prospectus supplement,

  (iii)the principal portion of (A) the proceeds of any insurance policy relating to a mortgage loan, a mortgaged property or a REO property, net of any amounts applied to the repair of the mortgaged property or released to the mortgagor, and net of reimbursable expenses, such net proceeds referred to as insurance proceeds, (B) proceeds received in connection with the liquidation of any defaulted mortgage loans, referred to as the liquidation proceeds, net of fees and advances reimbursable from the liquidation proceeds, referred to as the net liquidation proceeds and (C) proceeds received in connection with a taking of a related mortgaged property by condemnation or the exercise of eminent domain or in connection with any partial release of any such mortgaged property from the related lien, such proceeds referred to as the released mortgaged property proceeds,

   (iv)the principal portion of all amounts paid by the related depositor (which, in the case of mortgage loans deposited into a trust by a depositor, generally are limited to amounts paid by EquiCredit or an originator pursuant to the related transfer agreement) in connection with the purchase of or substitution for a mortgage loan as to which there is defective documentation or a breach of a representation or warranty contained in the transfer agreement and assigned to the related trust under the related pooling and servicing agreement, and

    (v)the principal balance of each defaulted mortgage loan or REO property as to which the servicer has determined that all amounts expected to be recovered have been recovered, each referred to as a liquidated mortgage loan, to the extent not included in the amounts described in clauses (i) through (iv) above.

   The aggregate of the amounts described in clauses (i) through (v) above is referred to as the basic principal amount.

   Payments of principal with respect to a series of certificates or one or more classes of such series may be reduced to the extent of delinquencies or losses not covered by advances or any applicable credit enhancement.

Categories of Classes of Certificates

   The certificates of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines some of the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise such series by reference to the following categories or another category specified in the applicable prospectus supplement.

Categories of Classes                               Description
---------------------                               -----------
                                                  Principal Types
accretion directed class A class that receives principal payments from the accreted interest from specified accrual classes. An accretion
                         directed class also may receive principal payments from
                         principal paid on the mortgage assets for the related series.

component class......... A class consisting of two or more specified components as described in the applicable prospectus supplement. The
                         components of a class may have different principal and/or
                         interest payment characteristics but together constitute a single class and do not represent severable interests. Each component may be identified as falling into one or more of the categories in this chart.

lockout class........... A class of senior certificates that is designed not to participate in or to participate to a limited extent in (i.e., to be "locked out" of), for a specified period, the receipt of (1)
                         principal prepayments on the mortgage assets that are
                         allocated disproportionately to the senior classes of such series as a group pursuant to a "shifting interest" structure and/or (2) scheduled principal payments on the mortgage
                         assets that are allocated to the senior classes as a group. A lockout class will typically not be entitled to receive, or will be entitled to receive only a restricted portion of,
                         distributions or principal prepayments and/or scheduled
                         principal payments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a "lockout" structure will be distributed in reduction of the principal balances of other senior classes.
                         Lockout classes are designed to minimize weighted average
                         life volatility during the lockout period.

notional amount class... A class having no principal balance and bearing interest on the related notional amount. The notional amount is used
                         for purposes of the determination of interest distributions.

pass through class...... A class of senior certificates that is entitled to receive all or a specified percentage of the principal payments that are
                         distributable to the senior certificates or applicable group of senior certificates, other than any ratio strip class, in the aggregate on a payment date and that is not designated as a sequential pay class.


Categories of Classes                                       Description
---------------------                                       -----------

planned amortization class, or PAC A class that is designed to receive principal payments using a predetermined principal balance schedule derived by
                                   assuming two constant prepayment rates for the underlying
                                   mortgage assets. These two rates are the endpoints for the
                                   "structuring range" for the planned amortization class. The planned amortization classes in any series of certificates may be subdivided into different categories (e.g., planned amortization class I, planned amortization class II and so forth) derived using different structuring ranges. A PAC is designed to provide protection against volatility of weighted average life if prepayments occur at a constant rate within the structuring range.

ratio strip class................. A class that is entitled to receive a constant proportion, or
                                   "ratio strip," of the principal payments on the underlying mortgage assets.

scheduled amortization class...... A class that is designed to receive principal payments using a predetermined principal balance schedule but is not
                                   designated as a planned amortization class or targeted
                                   amortization class. The schedule is derived by assuming
                                   either two constant prepayment rates or a single constant
                                   prepayment rate for the underlying mortgage assets. In the former case, the two rates are the endpoints for the
                                   "structuring range" for the scheduled amortization class and such range generally is narrower than that for a planned
                                   amortization class. Typically, any support classes for the applicable series of certificates generally will represent a smaller percentage of the scheduled amortization class than a support class generally would represent in relation to a planned amortization class or a targeted amortization class.
                                   A scheduled amortization class is generally less sensitive to weighted average life volatility as a result of prepayments than a support class but more sensitive than a planned
                                   amortization class or a targeted amortization class.

senior certificates............... Classes that are entitled to receive payments of principal and interest on each payment date prior to the classes of
                                   subordinated certificates.

sequential pay class.............. A class that is entitled to receive principal payments in a prescribed sequence, that does not have a predetermined
                                   principal balance schedule and that, in most cases, is
                                   entitled to receive payments of principal continuously from the first payment date on which it receives principal until it is retired. A single class is entitled to receive principal payments before or after other classes in the same series of certificates may be identified as a sequential pay class.


Categories of Classes                                         Description
---------------------                                         -----------
subordinated certificates.......... classes that are entitled to receive payments of principal and interest on each payment date only after the senior
                                    certificates and some classes of subordinated certificates with higher priority of distributions have received their full principal and interest entitlements.

super senior class................. A class of senior certificates that will not bear its share of some losses after the classes of subordinated certificates are no longer outstanding for so long as one or more specified classes of senior certificates are outstanding.

super senior support class......... A class of senior certificates that bears some losses allocated to one or more super senior classes.

support class, or companion class.. A class that is entitled to receive principal payments on any payment date only if scheduled payments have been made
                                    on specified planned amortization classes, targeted
                                    amortization classes and/or scheduled amortization classes.

targeted amortization class, or TAC A class that is designed to receive principal payments using a predetermined principal balance schedule derived by
                                    assuming a single constant prepayment rate for the
                                    underlying mortgage assets. A TAC is designed to provide
                                    some protection against shortening of weighted average life if prepayments occur at a rate exceeding the assumed
                                    constant prepayment rate used to derive the principal
                                    balances schedule of such class.

                                                             Interest Types

accrual class...................... A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable payment date. Such accretion may continue
                                    until some specified event has occurred or until such
                                    accrual class is retired.

fixed rate class................... A class with an interest rate that is fixed throughout the life of the class.

floating rate class................ A class with an interest rate that resets periodically based upon a designated index and that varies directly with
                                    changes in such index.

interest only class................ A class that is entitled to receive some or all of the interest payments made on the mortgage assets and little or no
                                    principal. Interest only classes have either no principal
                                    balance, a nominal principal balance or a notional amount.
                                    A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional
                                    amount is the amount used as a reference to calculate the
                                    amount of interest due on an interest only class that is not entitled to any distributions in respect of principal.


Categories of Classes                                Description
---------------------                                -----------
inverse floating rate class A class with an interest rate that resets periodically based upon a designated index and that varies inversely with
                            changes in such index and with changes in the interest rate payable on the related floating rate class.

principal only class....... A class that does not bear interest and is entitled to receive only distributions in respect of principal.

step coupon class.......... A class with a fixed interest rate that is reduced to a lower fixed rate after a specific period of time. The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the
                            closing date.

variable rate class........ A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest
                            applicable to the mortgage assets.

Assignment of the Mortgage Assets

   Assignment of Mortgage Loans. At the time of issuance of a series of certificates, EquiCredit, as the transferor, pursuant to a transfer agreement between EquiCredit and the related depositor, will assign the mortgage loans to the depositor together with all principal and interest received on or with respect to the mortgage loans, other than (i) principal and interest received before the related cut-off date, and interest received on or after the cut-off date but accrued prior to the cut-off date. On such date, the depositor will assign the mortgage loans to the trust pursuant to a pooling and servicing agreement.

   Each mortgage loan will be identified in a mortgage loan schedule included as an exhibit to the related transfer agreement and the related pooling and servicing agreement. The mortgage loan schedule will set forth information with respect to each related mortgage loan, including, among other things, the principal balance as of the cut-off date, the mortgage interest rate, the scheduled monthly payment of principal and interest, the maturity of the mortgage note and the combined loan-to-value ratio at origination.

   In addition, EquiCredit will, with respect to each mortgage loan, deliver to the applicable depositor the mortgage note endorsed to the order of the depositor, the trustee or a custodian or in blank, the mortgage with evidence of recording thereon, an assignment of the mortgage to the depositor, the trustee or a custodian or in blank, evidence of title insurance (except in the case of any second or more junior priority lien mortgage loan with a principal balance not in excess of $50,000 and any mortgage loan secured by property in Oklahoma with an original principal balance less than $50,000), intervening assignments of the mortgage, assumption and modification agreements and, in the case of mortgage loans secured by mortgaged property improved by a manufactured housing unit, the certificate of title, if any. The depositor shall simultaneously deliver such mortgage note, mortgage, assignment of mortgage and other documents, collectively referred to in this prospectus as the mortgage file, to the trust, endorsed as set forth in the related pooling and servicing agreement. It is expected that each such transfer will be effected by delivery to a custodian, which custodian may be an affiliate of EquiCredit if so specified in the related prospectus supplement. The custodian shall hold such instruments and documents for the trust, as their interests may appear. With respect to a loan on a unit in a cooperative, the related mortgage note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate evidencing the ownership interest in the cooperative association and blank stock powers and a copy of the original filed financing statement and assignments thereof in form sufficient for filing shall be so delivered and, where required, filed.

   Notwithstanding the preceding paragraph, with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, or its designee, the originator will not be required to deliver an assignment of mortgage in favor of the trustee to the depositor. Instead, the trustee and the servicer will be required to take all actions as are necessary to cause the applicable trust to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

   In addition, EquiCredit shall deliver an assignment of the mortgage to the depositor with respect to any mortgage loan secured by a mortgaged property located in the State of Illinois held in a trust formed under a trust agreement between a trustee and one or more beneficiaries named therein pursuant to which such trustee holds legal and equitable title to the mortgaged property and such beneficiaries are the owners of the beneficial interest in such trust referred to as an Illinois Land Trust, and shall deliver or cause to be delivered to the depositor or the trustee the original assignment of beneficial interest executed by the beneficiaries of the Illinois Land Trust assigning to the originator or the trustee all of such beneficiaries' rights in the Illinois Land Trust, or a copy of the original assignment certified by the related trustee, under some circumstances, an original reassignment of the assignment of beneficial interest to the depositor or the trustee, all originals of intervening reassignments of beneficial interest, together with a certified copy of the instrument creating the Illinois Land Trust, a copy of the financing statement evidencing the assignment of the mortgagor's beneficial interest in the Illinois Land Trust, with evidence of filing thereon and the original personal guaranty of the mortgage note executed by each beneficiary of the Illinois Land Trust, all of which shall also constitute part of the mortgage file with respect to mortgage loans secured by mortgaged property held in an Illinois Land Trust.

   Assignments of mortgage to the trustee are required to be in recordable form, but generally are not required to be recorded in the appropriate public recording office unless such recording is required by the rating agencies rating the related series of certificates or in connection with servicing the related mortgage loan pursuant to the related pooling and servicing agreement. If, with respect to any mortgage loan, EquiCredit is unable to deliver to the depositor on the closing date the mortgage or any assignment with evidence of recording thereon, if recording is required, because they have not yet been returned from the public recording office, EquiCredit is required to deliver or cause to be delivered on the closing date a certified true copy of such mortgage or assignment, which certification may be that of an officer of the respective originator or EquiCredit. If, with respect to any mortgage loan for which title insurance is required, the depositor is unable to deliver an original policy of title insurance because such policy has not yet been delivered by the title insurer, the depositor is required to deliver or cause to be delivered the commitment or binder to issue the title insurance. Unless otherwise provided in the accompanying prospectus supplement, the depositor is required to deliver or cause to be delivered the mortgage or assignment with evidence of recording thereon, if recording is required, and an original title insurance policy, if required, within five business days after receipt thereof and in any event within one year after the closing date, provided, however, that if a mortgage or assignment has not been returned from the appropriate public recording office, the depositor is required to deliver a certified copy of the mortgage and a receipted copy of the assignment from the appropriate public recording office prior to the expiration of such one year period. With respect to loans on units in cooperatives, the trustee or the servicer, as specified in the related prospectus supplement, will also be required to use its best efforts to file continuation statements.

   Under the pooling and servicing agreement, the trustee will agree, for the benefit of the holders of the related certificates to review, or cause to be reviewed, each mortgage file within 45 days after the closing date, or such other time period as may be specified in the related prospectus supplement, to ascertain that all required documents have been executed and received.

   If the trustee, or if specified in the related prospectus supplement, any credit enhancement provider, during such 45-day period finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the delivery requirements described above or to the description of the mortgage loan as set forth in the mortgage loan schedule, other than descriptive items set forth in the mortgage loan schedule, the trustee, or the credit enhancement provider, is required to promptly so notify the depositor, the servicer, EquiCredit, if not the servicer, the credit enhancement provider, if any, and the trustee. EquiCredit is required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified. If EquiCredit has not caused the defect to be remedied within 60 days, or other time period as may be specified in the related prospectus supplement, after notice thereof and the defect materially and adversely affects the interests of the holders of the certificates in the related mortgage loan or the interests of the credit enhancement provider, EquiCredit is required, by the applicable date, to either
(i) substitute, or cause the depositor to substitute in lieu of such mortgage loan a qualified substitute mortgage loan that meets criteria set forth in the pooling and servicing agreement and, if the then outstanding principal balance of such qualified substitute mortgage loan plus accrued and unpaid interest on the qualified substitute mortgage loan is less than the outstanding principal balance of the substituted mortgage loan as of the date of the substitution plus accrued and unpaid interest on the qualified substitute mortgage loan and the amount of any unreimbursed servicing advances, deliver or cause the depositor to deliver to the servicer, to become part of the amount remitted by the servicer on the related payment date, the amount of any such shortfall, referred to as a substitution adjustment or (ii) purchase, or cause the depositor to purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase plus all accrued and unpaid interest on the mortgage loan computed at the mortgage interest rate, net of the servicing fee if EquiCredit is the servicer, plus the amount of any unreimbursed servicing advances made by the servicer, which purchase price is required to be deposited in the principal and interest account on the applicable date under the pooling and servicing agreement, after deducting from the purchase price any amounts received in respect of such repurchased mortgage loan or loans being held in the principal and interest account for future distribution. Unless otherwise specified in the prospectus supplement, repurchase or substitution will generally only be required if a document defect or deficiency, or a breach of representation directly and proximately results in a loss on the released mortgage loan, or renders foreclosure on the related mortgage impossible.

   Unless otherwise specified in the prospectus supplement, Bank of America, N.A. will guaranty the obligation of EquiCredit and the related depositor to repurchase or replace any mortgage loan with a material document defect that is not cured as described to in this section. The terms of and limitations on any such guarantee will be described in the related prospectus supplement.

   Assignment of ABS. The related depositor will cause any ABS being transferred to a trust to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its nominee or correspondent, will have possession of any certificated ABS. The trustee generally may not be in possession of or be assignee of record of any underlying assets relating to the ABS. Each ABS will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass through rate or interest rate and maturity date for each ABS conveyed to the trust. In the applicable pooling and servicing agreement, the related depositor will represent and warrant to the trustee regarding the ABS that:

    (a)the information contained in the applicable schedule is true and correct in all material respects;

    (b)immediately prior to the conveyance of the ABS, the depositor had good title to the ABS, and was the sole owner of the ABS, subject to any retained interest;

    (c)there has been no other sale by it of the ABS; and

    (d)there is no existing lien, charge, security interest or other encumbrance, other than any retained interest, on the ABS.

Representations and Warranties of EquiCredit and the Depositors

   EquiCredit, as the transferor, will represent, among other things, that as to each mortgage loan conveyed by EquiCredit to a depositor as of the related closing date:

    1. The information with respect to each mortgage loan set forth in the mortgage loan schedule is true and correct;

    2. All of the original or certified documentation constituting the mortgage files, including all material documents, has been or will be delivered to the trustee or the custodian appointed to hold the mortgage files, if any, on the closing date or as otherwise provided in the pooling and servicing agreement;

    3. Each mortgage loan is principally secured by the related mortgaged property. Each mortgaged property is improved by a one- to four-family residential dwelling, including, if and to the extent specified in the related prospectus supplement, cooperatives or mobile homes;

    4. All of the balloon loans, if any, provide for monthly payments based on an amortization schedule specified in the related mortgage note and have a final balloon payment no earlier than the number of months following the date of origination set forth in the related prospectus supplement and no later than at the end of the year following the date of origination set forth in the related prospectus supplement. Each other fixed rate mortgage note will provide for a schedule of substantially equal monthly payments which are, if timely paid, sufficient to fully amortize the principal balance of such mortgage note on or before its maturity date;

    5. Each mortgage is a valid and subsisting first, second or, if so specified in the related prospectus supplement, more junior lien of record on the mortgaged property subject, in the case of any second or more junior mortgage loan, only to the senior lien or liens on such mortgaged property and subject in all cases to the exceptions to title set forth in the title insurance policy, or the other evidence of title delivered pursuant to the transfer agreement, with respect to the related mortgage loan, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such mortgage. If the mortgaged property is held in an Illinois Land Trust, (a) a natural person is the beneficiary of such Illinois Land Trust, and either is a party to the mortgage note or is a guarantor thereof, in either case, in an individual capacity and not in the capacity of trustee or otherwise, and, if a party to the mortgage note, is jointly and severally liable under the mortgage note and (b) the mortgagor is the trustee of such Illinois Land Trust, is a party to the mortgage note and is the mortgagor under the mortgage in its capacity as such trustee and not otherwise;

    6. Except with respect to liens released immediately prior to the transfer contemplated in the transfer agreement, immediately prior to the transfer and assignment contemplated in the transfer agreement, EquiCredit held good and indefeasible title to, and was the sole owner of, each mortgage loan conveyed by the originator subject to no liens, charges, mortgages, encumbrances or rights of others; and immediately upon the transfer and assignment herein contemplated, the related depositor will hold good and indefeasible title to, and be the sole owner of, each mortgage loan (other than prepayment premiums and amounts received on or after the cut-off date in respect of interest accrued prior to the cut-off date), subject to no liens, charges, mortgages, encumbrances or rights of others; and

    7. With respect to each mortgage loan secured by a second or more junior mortgage, the related senior lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related senior lien may adjust, but not more frequently than every six months.

   EquiCredit will also make representations as to the percentage of mortgage loans which are secured by an owner occupied mortgaged property, the percentage of mortgage loans which are balloon loans, and the percentage of the mortgage loans which were 30 or more days contractually delinquent and 60 or more days contractually delinquent. For purposes of this representation, "30 or more days contractually delinquent" means that a monthly payment due on a due date was unpaid as of the end of the month in which occurred the next succeeding due date and "60 or more days contractually delinquent" means that a monthly payment due on a due date was unpaid as of the end of the month in which occurred the second due date following the due date on which such monthly payment was due.

   In addition, EquiCredit will, with respect to each bankruptcy mortgage loan, make representations regarding (i) the number of payments made under the related bankruptcy plan and (ii) the ratio of (a) the outstanding principal balance of the bankruptcy mortgage loan (plus the outstanding principal balance of any senior lien mortgage) divided by (b) the current appraised value of the related mortgaged property, as determined within 60 days of the closing date. If there is a breach of these representations as to any bankruptcy mortgage loan which is not waived by the trustee or any credit enhancement provider, EquiCredit may, as described below, be required to repurchase such bankruptcy mortgage loan. Such repurchases would have the effect of increasing the rate of prepayment of the mortgage loans.

   Pursuant to the related pooling and servicing agreement, the appropriate depositor will make substantially identical representations and warranties with respect to the mortgage loans conveyed by the depositor thereunder. Upon the discovery by the related depositor, EquiCredit, the servicer, any subservicer, the custodian, the credit enhancement provider, if any, the trustee or any other party specified in such pooling and servicing agreement that any of the representations and warranties described above with respect to the mortgage loans or the ABS have been breached in any material respect as of the closing date, with the result that the interests of the holders of the related certificates or the interests of the credit enhancement provider or any party specified in such pooling and servicing agreement are materially and adversely affected with respect to a mortgage asset, the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days, or such other period as may be specified in the related prospectus supplement, of the earlier to occur of its discovery or its receipt of notice of any such breach, EquiCredit or the related depositor is required to:

    (i)cure or cause the cure of such breach in all material respects,

   (ii)in the case of mortgage loans, substitute one or more qualified substitute mortgage loans and, if the outstanding principal balance of such qualified substitute mortgage loans plus accrued and unpaid interest thereon as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon and any unreimbursed servicing advances, of the replaced mortgage loans as of the date of substitution, deliver a substitution adjustment to the servicer, to become part of the amount remitted by the servicer to the trustee on the related payment date, or

  (iii)purchase or cause the purchase of the related mortgage asset at a price equal to the outstanding principal balance of such mortgage asset as of the date of purchase plus all accrued and unpaid interest on such outstanding principal balance computed at the mortgage interest rate on such mortgage asset, net of the servicing fee if EquiCredit is the servicer, plus the amount of any unreimbursed servicing advances made by the servicer, and deposit such purchase price into the principal and interest account on the applicable date under the pooling and servicing agreement; provided, however, that if a REMIC election has been made with respect to the related series of certificates, a substitution may only be made if it occurs within the maximum period permitted therefor by the Internal Revenue Code or applicable regulations of the Department of Treasury.

   The obligation of the respective depositor and EquiCredit to cure, substitute or purchase any mortgage asset as described above will constitute the sole remedy respecting a material breach of any such representation or warranty to the holders of the related certificates or the trustee. The depositors will have no substantial assets other than certificates retained by them issued by trusts formed by the depositors. Unless otherwise specified in the prospectus supplement, repurchase or substitution will generally only be required if a document defect or deficiency, or a breach of representation directly and proximately results in a loss on the released mortgage loan, or renders foreclosure on the related mortgage impossible.

   Unless otherwise specified in the prospectus supplement, Bank of America, N.A. will guaranty the obligation of EquiCredit and the related depositor to repurchase or replace any mortgage loan in connection with a breach of the representations and warranties described in this section. The terms of and limitations on any such guarantee will be described in the related prospectus supplement.

Payments on the Mortgage Assets

   The pooling and servicing agreement will require the servicer to cause to be established and maintained a segregated principal and interest account, which shall be an eligible account maintained at an institution meeting ratings and other criteria set forth in the pooling and servicing agreement, into which it is required to deposit payments received in respect of the mortgage assets, as more fully described below. All funds in the principal and interest account are required to be held (1) uninvested, either in trust or insured by the Federal Deposit Insurance Corporation up to the limits provided by law, (2) invested in permitted investments, which are generally limited to United States government securities and other high-quality investments and repurchase agreements or similar arrangements with respect to such investments, (3) invested in asset management accounts maintained by the trustee or (4) invested in such other investments which the credit enhancement provider and the rating agencies requested to provide credit ratings on the offered certificates may approve. Generally, investment earnings on funds held in the principal and interest account will be for the account of the servicer.

   The servicer will be required to use its reasonable efforts to deposit into the principal and interest account within one business day of receipt in available funds all monthly payments received on or after the related cut-off date, other than amounts received on or after the cut-off date in respect of interest accrued on the mortgage loans prior to the cut-off date, and all principal prepayments and curtailments collected on or after the cut-off date (net of the prepayment penalties, unless otherwise provided in the related prospectus supplement, and the servicing fee with respect to each mortgage loan and other servicing compensation payable to the servicer as permitted by the pooling and servicing agreement), all net liquidation proceeds, insurance proceeds, released mortgaged property proceeds, any amounts paid in connection with the repurchase of any mortgage loan, the amount of any substitution adjustments, the amount of any losses incurred in connection with investments in permitted investments and amounts relating to insufficient insurance policies and REO property. Notwithstanding the foregoing, for so long as EquiCredit is acting as the servicer and Bank of America Corporation, the ultimate parent of EquiCredit, (i) has a rating acceptable to each rating agency rating the certificates of the applicable series and (ii) guarantees the deposits required to be made by EquiCredit from the principal and interest account to the collection account, the principal and interest account is not required to be an eligible account or invested in permitted investments, but may be a commingled account containing other servicer funds.

   The servicer may make withdrawals from the principal and interest account only for the following purposes:

    (i) for deposit to the collection account no later than the business day preceding each payment date, the excess spread, if any, and the available payment amount for the related monthly period. Excess spread means generally the aggregate excess, if any, of interest received on the related mortgage loans during the due period over interest accrued on the related certificates at the applicable pass through rates on the related payment date. A monthly period is the calendar month preceding the month in which the related monthly deposit date or payment date occurs and, if payment dates for a series of certificates occur monthly, may be identical to the due period;

    (ii)to reimburse itself for any accrued unpaid servicing fees and unreimbursed servicing advances and interest advances made by the servicer out of its own funds, and interest on advances to the extent provided in the related prospectus supplement. Except as provided below under "--Advance from the Principal and Interest Account; Servicing Advances," the servicer's right to reimburse itself for unpaid servicing fees and unreimbursed servicing advances and interest advances will be limited to late collections on the related mortgage loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the servicer from the related mortgagor or otherwise relating to the mortgage loan in respect of which such unreimbursed amounts are owed;

   (iii)to withdraw any amount received from a mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

    (iv)to make investments in permitted investments and, after effecting the remittance described in clause (i) above, to pay itself interest earned in respect of permitted investments or on funds deposited in the principal and interest account;

    (v) to withdraw any funds deposited in the principal and interest account that were not required to be deposited in the principal and interest account, such as servicing compensation, or were deposited in the principal and interest account in error, including reversals of amounts deposited due to the insufficient funds;

    (vi)to pay itself the servicing fee and any other permitted servicing compensation to the extent not previously retained or paid;

   (vii)to withdraw funds necessary for the conservation and disposition of REO property;

  (viii)to make interest advances, as more fully described below;

    (ix)with respect to a bankruptcy mortgage loan, to remit to the applicable depositor payments as provided in the pooling and servicing agreement; and

    (x) to clear and terminate the principal and interest account upon the termination of the pooling and servicing agreement.

   The servicer is required to wire transfer to the collection account the amount described in clause (i) above no later than the business day preceding each monthly deposit date, if any, and each payment date.

   In the case of a trust that contains ABS, the ABS trustee will remit payments on those securities to the trustee of the related trust on the underlying trust's payment date.

Advances from the Principal and Interest Account; Servicing Advances

   Not later than the close of business on the business day prior to each payment date, the servicer is required to withdraw from amounts on deposit in the principal and interest account and held for future distribution and remit for deposit in the collection account an amount, called an advance, to be distributed on the related payment date, equal to the sum of the interest portions of the aggregate amount of monthly payments, net of the servicing fee and if so specified in the related pooling and servicing agreement, the excess spread, accrued during the related monthly period, but uncollected as of the close of business on the last day of the related monthly period. Unless otherwise provided in the related prospectus supplement, the servicer will not be required to make an advance from its own funds or be liable for the recovery of an advance from collections on the related mortgage loans or otherwise.

   In the course of performing its servicing obligations, the servicer will pay all reasonable and customary out-of-pocket costs and expenses, referred to in this prospectus as servicing advances, incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) maintaining REO properties, (2) any enforcement or judicial proceedings, including foreclosures, and (3) the management and liquidation of mortgaged property acquired in satisfaction of the related mortgage. The servicer may pay all or a portion of any servicing advance out of excess amounts on deposit in the principal and interest account and held for future distribution on the date on which such servicing advance is made. Any such excess amounts so used will be required to be replaced by the servicer by deposit to the principal and interest account no later than the date specified in the related pooling and servicing agreement.

   The servicer may recover servicing advances to the extent permitted by the mortgage loans or, if not theretofore recovered from the mortgagor on whose behalf such servicing advance was made, from late collections on the related mortgage loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. To the extent the servicer, in its good faith business judgment, determines that servicing advances, as described in the pooling and servicing agreement, will not be ultimately recoverable from late collections, insurance proceeds, liquidation proceeds on the related mortgage loans or otherwise, and thus constitute nonrecoverable advances, the servicer may reimburse itself from amounts available in the principal and interest account prior to distributions to the holders of certificates.

   The servicer is not required to make any servicing advance which it determines would be a nonrecoverable advance.

Prepayment Premiums

   Unless otherwise provided in the related prospectus supplement, the servicer or EquiCredit will be entitled to receive an amount equal to the sum of all prepayment penalties and premiums, referred to as prepayment premiums, collected by the servicer with respect to any mortgage loan. These prepayment premiums will be retained and will be freely transferable and will not constitute a portion of the assets of the related trust.

Distributions

   The trustee is required to establish a trust account, called a collection account, but which may have such other designation as is set forth in the related prospectus supplement, into which there shall be deposited amounts

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transferred by the servicer from the principal and interest account, or transferred by the trustee for the related ABS. The collection account is required to be maintained as an eligible account. Amounts on deposit in the collection account may be invested in permitted investments and other investments specified in the related prospectus supplement.

   On each payment date the trustee is required to withdraw from the collection account and distribute the amounts set forth in the related prospectus supplement, to the extent available, in the priority set forth therein, which generally will include, in no particular order of priority:

    (i)deposits into any account established for the purpose of paying credit enhancement fees and premiums;

   (ii)if a spread account, reserve fund or similar account is established with respect to a series of certificates, deposits into such fund or account of the excess spread or other amounts required to be deposited in such fund or account;

  (iii)payments to the holders of the certificates on account of interest and principal, in the order and manner set forth in the related prospectus supplement;

   (iv)reimbursement of the servicer for amounts expended by the servicer and reimbursable to the servicer under the related pooling and servicing agreement but not previously reimbursed;

    (v)payments to the servicer of an amount equal to nonrecoverable advances previously made by the servicer and not previously reimbursed; and

   (vi)after the payments and deposits described above and in the related prospectus supplement, the balance, if any, to the persons specified in the related prospectus supplement.

   The amount available to make the payments described above will generally equal (a) the sum of (i) the available payment amount for the related due period and (ii) the amount available under any credit enhancement, including amounts withdrawn from any spread account or reserve fund, less (b) the amount of the premiums or fees payable to the credit enhancement provider, if any, during the related due period.

   Generally, to the extent a credit enhancement provider makes payments to holder of certificates, such credit enhancement provider will be subrogated to the rights of such holders with respect to such payments and shall be deemed, to the extent of the payments so made, to be a registered holder of such certificates.

   The "available payment amount" with respect to a payment date generally equals (a) collections on or with respect to the mortgage assets received by the servicer or the trustee during each month in the related due period, net of the servicing fee paid to the servicer during each month in the related due period and reimbursements for accrued unpaid servicing fees and for some expenses paid by the servicer, or, in the case of mortgage assets that are ABS, amounts received by the trustee for those securities on the related payment date for these securities, plus (b) the amount of any advances made by the servicer, less, (c) if so specified in the related prospectus supplement, the excess spread or other amounts specified in such prospectus supplement.

Optional Disposition of Mortgage Assets

   If so specified in the related prospectus supplement, the servicer, the depositors or the holders of a specified class of certificates or such other person specified in such prospectus supplement may cause a trust holding mortgage assets to sell all of the mortgage loans, all REO properties and other mortgage assets in the trust when the pool principal balance declines to the percentage of the original pool principal balance specified in the related prospectus supplement, when the outstanding principal balance of one or more classes of certificates specified in the related prospectus supplement decline to the percentage of the original principal balance of such classes specified in the related prospectus supplement or at such other time as is specified in the related prospectus supplement. The related pooling and servicing agreement will establish a minimum price at which such mortgage assets may be sold, generally equal to the aggregate principal balance of such assets plus accrued interest on such

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assets. Such minimum price may include some trust-related expenses and other amounts or such party as is specified in the related prospectus supplement may be required to pay all or a portion of such expenses or other amounts at the time of sale. The proceeds of any such sale will be distributed to holders of the certificates issued by the related trust on the payment date next following the date of disposition.

Mandatory Disposition of Mortgage Assets

   If so specified in the related prospectus supplement, the servicer, the depositors or such other entities as may be specified in such prospectus supplement may be required to effect early retirement of a series of certificates by soliciting competitive bids for the purchase of the assets of the related trust or otherwise, under the circumstances set forth in such prospectus supplement. The procedures for the solicitation of such bids will be described in the related prospectus supplement. The servicer, the originator and any underwriter of the certificates will be permitted to submit bids. If so specified in the related prospectus supplement, a minimum bid or reserve price may be established. If so specified in the related prospectus supplement, the underwriter or such other entity specified in such prospectus supplement will be required to confirm that the accepted bid will result in the sale of the assets of the trust at their fair market value.

Forward Commitments; Prefunding

   If so specified in the related prospectus supplement, a pooling and servicing agreement or other agreement may provide for the transfer by a depositor of additional mortgage loans to the related trust after the closing date for the related certificates. In such case, it is expected that the related transfer agreement will provide for a concurrent transfer of such additional mortgage loans from the transferor to the depositor. Such additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for such transfer. As specified in the related prospectus supplement, such transfer may be funded by the application for a specified period of all or a portion of payments on the mortgage loans originally included in the related mortgage pool or by the establishment of a prefunding account. If a prefunding account is established, all or a portion of the proceeds from the sale of one or more classes of certificates of the related series will be deposited in such account. To the extent additional eligible mortgage loans are available, the depositor will be obligated to sell at a predetermined price, and the trust for the series of certificates will be obligated to purchase, additional mortgage loans called subsequent mortgage loans, from time to time, as frequently as daily, within the prefunding period, generally not to exceed three months, specified in the related prospectus supplement after the issuance of such series of certificates having an aggregate principal balance approximately equal to the amount on deposit in the prefunding account for such series on the date of such issuance. The prefunding amount with respect to a series is not expected to exceed 25% of the aggregate initial principal balance of the related certificates. Any subsequent mortgage loans will be required to satisfy eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the mortgage loans initially included in the trust, subject to such exceptions as are expressly stated in the prospectus supplement. For example, the subsequent mortgage loans will be subject to the same underwriting standards and representations and warranties as the mortgage loans initially included in the trust. A prefunding account will be required to be maintained as an eligible account.

   Amounts set aside to fund such transfers, whether in a prefunding account or otherwise, and not so applied within a period of time not to exceed six months will be deemed to be principal prepayments and applied in the manner set forth in such prospectus supplement. In addition, if specified in the related prospectus supplement, the depositor may be required to deposit cash into a capitalized interest account maintained by the trustee, for the purpose of assuring the availability of funds to pay interest with respect to the certificates during the prefunding period. Any amount remaining in the capitalized interest account at the end of the prefunding period will be remitted as specified in the related prospectus supplement.

Cash Flow Agreements

   If so provided in the related prospectus supplement, the trust may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a

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specified rate. The trust fund may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements or similar agreements provided to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of certificates. The principal terms of any such guaranteed investment contract or other agreement, referred in to this prospectus as a cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination of such agreement, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any type of cash flow agreement.

Reports to Holders

   On each payment date, there will be forwarded to each holder a statement setting forth, among other things, the information as to such payment date required by the related pooling and servicing agreement, which generally will include, except as otherwise provided in the applicable agreement, if applicable:

    (i) the available payment amount and any portion of the available payment amount that has been deposited in the collection account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
         Section 362 of the United States Bankruptcy Code;

    (ii) the principal balance of each class of certificates as reported in the report for the immediately preceding payment date, or, with respect to the first payment date for a series of certificates, the original principal balance of such class;

    (iii)the number and principal balances of all related mortgage loans which were the subject of principal prepayments during the related due period;

    (iv) the amount of all curtailments which were received during the related due period;

    (v) the principal portion of all monthly payments received during the related due period;

    (vi) the amount of interest received on the mortgage loans during the related due period;

    (vii)the aggregate amount of the advances to be made by the servicer with respect to the payment date;

   (viii)the amount received in respect of any other mortgage assets with respect to the payment date;

    (ix) delinquency and foreclosure information as described more fully in the related pooling and servicing agreement, and the amount of mortgage loan losses during the related due period;

    (x) the amount of interest and principal due to the holders of each class of certificates of the related series on such payment date;

    (xi) the amount then available in any spread account or reserve account;

    (xii)the amount of the payments, if any, to be made from any credit enhancement on the payment date;

   (xiii)the amount to be distributed to the holders of any subordinated or residual certificates on the payment date;

    (xiv)the principal balance of each class of certificates of such series after giving effect to the payments to be made on the payment date;

    (xv) with respect to the mortgage pool, the weighted average maturity and the weighted average mortgage interest rate of the mortgage loans as of the last day of the related due period;

    (xvi)the amount of all payments or reimbursements to the servicer for accrued unpaid servicing fees, unreimbursed servicing advances and interest in respect of permitted investments or funds on deposit in the principal and interest account and other amounts during the related due period;

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
   (xvii)the pool principal balance as of the immediately preceding payment date, the pool principal balance after giving effect to payments received and mortgage loan losses incurred during the related due period and the ratio of the pool principal balance to the original pool principal balance, and the outstanding principal balance of any other mortgage asset. As of any payment date, the pool principal balance equals the aggregate outstanding principal balance of all mortgage loans, as reduced by the aggregate mortgage loan losses, at the end of the related due period;

  (xviii)information with respect to the funding, availability and release of monies from any spread account or reserve fund;

    (xix)the number of mortgage loans outstanding at the beginning and at the end of the related due period;

    (xx) the amounts that are reimbursable to the servicer or the depositors, as appropriate;

    (xxi)during the prefunding period, the remaining prefunded amount and the portion of the amount used to acquire subsequent mortgage loans since the preceding payment date;

   (xxii)during the prefunding period, the amount remaining in the capitalized interest account; and

  (xxiii)other information as the holders may reasonably require.

Payment of Expenses

   If so specified in the related prospectus supplement, in order to provide for the payment of the fees of the credit enhancement provider, if any, the trustee may be required to establish a credit enhancement account and to deposit therein on the dates specified in the related prospectus supplement, from amounts on deposit in the collection account, in the priority indicated, an amount that is sufficient to pay the premiums or fees due to the credit enhancement provider.

   Each pooling and servicing agreement will require the servicer or another party specified in that agreement to pay to the trustee from time to time its respective fees and the reasonable expenses, disbursements and advances incurred or made by the trustee. The trustee will be permitted under the pooling and servicing agreement on each payment date to pay, from amounts on deposit in the collection account and after making any required distributions to holders, any amounts then due and owing applicable party representing fees of the trustee that have not been paid by the after written demand for payment of amounts due and owing.

Servicing Compensation

   As compensation for servicing and administering the mortgage loans, the servicer is entitled to a servicing fee, payable monthly from the interest portion of monthly payments on the related mortgage loans, liquidation proceeds, released mortgaged property proceeds, insurance proceeds and other late collections on the related mortgage loans. In addition to the servicing fee, the servicer will generally be entitled under the related pooling and servicing agreement to retain as additional servicing compensation any assumption and other administrative fees, including bad check charges, late payment fees and similar fees, prepayment premiums, charges or fees, the excess of any net liquidation proceeds over the outstanding principal balance of a liquidated mortgage loan, to the extent not otherwise required to be remitted to the trustee for deposit into the collection account or to another party under the pooling and servicing agreement, and interest paid on funds on deposit in the principal and interest account.

Servicing Standards

   General Servicing Standards. The servicer will agree to service the mortgage loans in accordance with the pooling and servicing agreement and, in servicing and administering the mortgage loans, to employ or cause to be employed procedures, including collection, foreclosure and REO property management procedures, and exercise the same care it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted first and second mortgage servicing practices of prudent lending institutions and giving due consideration to the holders', and any credit enhancement provider's reliance on the

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servicer. The interests of the holders of each class of certificates of any series and the credit enhancement provider, if any, may differ with respect to servicing decisions which may affect the rate at which prepayments are received. For example, holders of some classes of certificates may prefer that "due-on-sale" clauses be waived in the event of a sale of the underlying mortgaged property, that delinquent mortgagors be granted extensions or other accommodations and that liquidations of mortgage loans be deferred, if an increase in the rate of principal prepayments would have an adverse effect on the yield to investors in such certificates.

   Depending on the timing of such prepayments, holders of other classes of certificates may prefer that "due-on-sale" clauses be enforced or that other actions be taken which would increase prepayments. No holder of a certificate will have the right to make any decisions with respect to the underlying mortgage loans. The servicer will have the right and obligation to make such decisions in accordance with its normal servicing procedures and the standards set forth in the related pooling and servicing agreement. In some cases, the consent or approval of the credit enhancement provider, if any, may be permitted or required. The interests of the credit enhancement provider, if any, with respect to, among other things, matters which affect the timing of payments and prepayments may not be the same as those of the holders of each class of certificates of such series.

   Hazard Insurance. The servicer will cause to be maintained fire and hazard insurance with extended coverage, sometimes referred to as standard hazard insurance, customary in the area where the mortgaged property is located, in an amount which is at least equal to the least of (i) the outstanding principal balance owing on the mortgage loan, (ii) the full insurable value of the premises securing the mortgage loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. Generally, if (1) the mortgaged property is in an area identified in the Federal Register by the Flood Emergency Management Agency as Flood Zone "A", (2) flood insurance has been made available and (3) the servicer determines that such insurance is necessary in accordance with accepted first and second mortgage servicing practices of prudent lending institutions, the servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the mortgage loan, (b) the full insurable value of the mortgaged property, and (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended.

   The servicer will also be required to maintain on REO property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the servicer determines that such insurance is necessary in accordance with accepted first and second mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the servicer under any such policies, other than amounts to be applied to the restoration or repair of the mortgaged property, or to be released to the mortgagor in accordance with customary first and second mortgage servicing procedures, will be deposited in the principal and interest account, subject to retention by the servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the related pooling and servicing agreement.

   If the servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the mortgage loans, then, to the extent such policy names the servicer as loss payee and provides coverage in an amount equal to the aggregate outstanding principal balance on the mortgage loans without co-insurance, the servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

   Enforcement of Due on Sale Clauses. When a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer, on behalf of the trustee, is required, to the extent it has knowledge of such conveyance or prospective conveyance, to enforce the rights of the trustee as the mortgagee of record to accelerate the maturity of the related mortgage loan under any "due-on-sale" clause contained in the related mortgage or mortgage note; provided, however, that the servicer will not be permitted to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the servicer, is not enforceable under applicable law. In

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such event, the servicer will be required to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and, unless prohibited by applicable law or the mortgage note or mortgage, the mortgagor remains liable thereon. The servicer will also be authorized, with the prior approval of any credit enhancement provider, if required, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the mortgage note.

   Realization Upon Defaulted Mortgage Loans. The servicer is required to foreclose upon or otherwise comparably effect the change of the ownership of mortgaged properties relating to defaulted mortgage loans as to which no satisfactory arrangements can be made for collection of delinquent payments into the name of the trustee on behalf of the holders of the related certificates; provided, however, that the servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the certificateholders or any credit enhancement provider. In connection with such foreclosure or other conversion, the servicer is required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs.

   The servicer will not be permitted to foreclose on any mortgaged property which it knows to be located within a one mile radius of any site contaminated with or affected by hazardous wastes or hazardous substances without the prior written consent of the trustee and, if applicable, the credit enhancement provider. See "Legal Aspects of the Mortgage Loans--Environmental Considerations" in this prospectus. In addition, the servicer will not be obligated to foreclose on any mortgaged property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. If a servicer does not foreclose on a mortgaged property, the holders of certificates of the related series may experience a loss on the related mortgage loan. The servicer will not be liable to holders of certificates if it fails to foreclose on a mortgaged property which it believes may be so contaminated or affected, even if such mortgaged property is, in fact, not so contaminated or affected. Conversely, the servicer will not be liable to holders of certificates if, based on its belief that no such contamination or effect exists, the servicer forecloses on a mortgaged property and takes title to such mortgaged property, and thereafter such mortgaged property is determined to be so contaminated or affected.

   Collection of Mortgage Loan Payments. Each applicable pooling and servicing agreement will require the servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans. Consistent with the foregoing, the servicer may at its own discretion waive any late payment charge, assumption fee or any penalty interest in connection with the prepayment of a mortgage loan or any other fee or charge which the servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any mortgagor, subject to the limitations set forth in the related pooling and servicing agreement.

Use of Subservicers

   The servicer will be permitted under each pooling and servicing agreement to enter into subservicing agreements for any servicing and administration of mortgage loans with one or more third party servicers. Notwithstanding any subservicing agreement, the servicer will not be relieved of its obligations under a pooling and servicing agreement, and the servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the mortgage loans. The servicer will be entitled to enter into any agreement with a subservicer for indemnification of the servicer by such subservicer and nothing contained in any pooling and servicing agreement shall be deemed to limit or modify such indemnification.

Servicing Certificates and Audits

   The servicer is required to deliver, not later than the last day of the fourth month following the end of the servicer's fiscal year, commencing in the year specified in the related pooling and servicing agreement, an officers' certificate stating that:

    (i) the servicer has fully complied with the provisions of the pooling and servicing agreement which relate to the servicing and administration of the mortgage loans,

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    (ii)a review of the activities of the servicer during such preceding year and of performance under the pooling and servicing agreement has been made under such officers' supervision, and

   (iii)to the best of such officers' knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the servicer to remedy such default.

   The servicer is required to cause to be delivered, not later than the last day of the fourth month following the end of the servicer's fiscal year, commencing in the year set forth in the related pooling and servicing agreement, a letter or letters of a firm of independent certified public accountants reasonably acceptable to the trustee stating that such firm has, with respect to the servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating to such examination.

Limitations on Liability of the Servicer and Its Agents

   Each pooling and servicing agreement will provide that the servicer and any director, officer, employee or agent of the servicer may rely on any document of any kind that is reasonably and in good faith believed to be genuine and adopted or signed by the proper authorities respecting any matters arising under the pooling and servicing agreement. In addition, the servicer will not be required to appear with respect to, prosecute or defend any legal action that is not incidental to the servicer's duty to service the mortgage loans in accordance with the related pooling and servicing agreement, other than claims made by third parties with respect to such pooling and servicing agreement.

   The servicer will not be under any liability to the trust or the certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties under the applicable agreement. Each pooling and servicing agreement will provide that the servicer and any director, officer, employee or agent of the servicer will be entitled to indemnification by the trust and will be held harmless to the extent provided in the pooling and servicing agreement against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the applicable agreement, and any loss, liability or expense incurred by the servicer by reason of its willful misfeasance, bad faith or negligence in the performance of its duties under the applicable agreement or by reason of the servicer's reckless disregard of its obligations and duties under the applicable agreement.

Removal and Resignation of Servicer

   For trusts that include mortgage loans, unless otherwise provided in the related prospectus supplement, any credit enhancement provider for the related certificates, or the holders of certificates representing a majority in principal amount of the related certificates, or majority of such other voting interests as are provided for in the applicable pooling and servicing agreement, voting as a single class referred to as a majority in aggregate voting interest, with the consent of any credit enhancement provider, may, pursuant to the related pooling and servicing agreement, remove the servicer upon the occurrence and continuation beyond the applicable cure period of any of the following servicer termination events:

    (i)(A) the failure by the servicer to make any required servicing advance, to the extent such failure materially and adversely affects the interests of any credit enhancement provider or the holders of the certificates of such series; or (B) any other failure by the servicer to remit to holders of the certificates of such series or to the trustee for the benefit of the holders of the certificates of such series, any payment required to be made under the terms of the related pooling and servicing agreement which

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       continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer; or

   (ii)failure by the servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the servicer as set forth in the related pooling and servicing agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer; or

  (iii)a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

   (iv)the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

    (v)the servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

   (vi)the servicer shall fail for 60 days to pay, or bond against, an unappealable, undischarged, unvacated and unstayed final judgment by a court of competent jurisdiction in an aggregate amount set forth in the related pooling and servicing agreement; or

  (vii)under certain circumstances, and to the extent required by any credit enhancement provider, the aggregate mortgage loan losses, in the next paragraph, and delinquencies on the related mortgage pool shall exceed thresholds described in the related pooling and servicing agreement and, to the extent described in a pooling and servicing agreement, the failure by the servicer to comply with performance standards set forth in such agreement.

   Mortgage loan losses generally means, for mortgage loans that become liquidated mortgage loans during the related due period, the amount, if any, by which (i) the sum of the outstanding principal balance of each such mortgage loan, determined immediately before such mortgage loan became a liquidated mortgage loan exceeds (ii) the net liquidation proceeds received during such due period in connection with the liquidation of such mortgage loan which have not theretofore been used to reduce the principal balance of such mortgage loan minus (B) accrued and unpaid interest thereon at the mortgage interest rate from the date interest was last paid (or advanced and not reimbursed) to the date on which such mortgage loan became a liquidated mortgage loan.

   Unless otherwise provided in the prospectus supplement, the servicer may assign its rights and delegate its duties and obligations under the related pooling and servicing agreement if the successor servicer accepting the assignment or delegation:

    (a)services similar loans in the ordinary course of its business,

    (b)is reasonably satisfactory to the trustee for the related series,

    (c)would not cause any rating agency's rating of the certificates for the series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of that assignment, sale or transfer, and

    (d)executes and delivers to the trustee and the credit enhancement provider, if any, an agreement, in form and substance reasonably satisfactory to the trustee and the credit enhancement provider, if any, which contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related pooling and servicing agreement from and after the date the appointments of the successor servicer becomes effective.

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   Except as provided below and in the preceding paragraph, the servicer may not assign the related pooling and servicing agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the trustee, the credit enhancement provider and, if there is not a credit enhancement provider, the majority in aggregate voting interest, or upon the determination that the servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the servicer. No such resignation or assignment shall become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement. Subject to the limitations described in the related pooling and servicing agreement, the servicer may pledge or assign as collateral its rights to servicing compensation.

   Upon removal or resignation of the servicer for a pool of mortgage loans other than as described in the second preceding paragraph, the trustee for the trust owning these mortgage loans will be the successor servicer. This trustee, as successor servicer, is obligated to make servicing advances and other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the majority in aggregate voting interest or any credit enhancement provider so requests in writing, the trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to such credit enhancement provider having a net worth of not less than the amount set forth in the related pooling and servicing agreement and which is approved as a servicer by Fannie Mae or Freddie Mac as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer.

   The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and other servicing compensation as the servicer. See "Servicing Compensation" above.

Registration and Transfer of the Certificates

   If so specified in the related prospectus supplement, one or more classes of certificates of a series will be issued in definitive certificated form and will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. No service charge will be made for any such registration or transfer of such certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

   If so specified in the related prospectus supplement, book-entry certificates may be initially represented by one or more certificates registered in the name of DTC and be available only in the form of book-entries. If specified in the related prospectus supplement, persons acquiring beneficial interests in the certificates may hold beneficial interests in book-entry certificates through DTC, in the United States, or Clearstream, Luxembourg or Euroclear, in Europe, directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

   Clearstream, Luxembourg, and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

   Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg, participants and Euroclear participants may not deliver instructions directly to the European depositaries.

   Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the Clearstream, Luxembourg participants or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of certificates by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

   DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members, called DTC participants, and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the certificates of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, and are called indirect DTC participants. The rules applicable to DTC and DTC participants are on file with the Securities and Exchange Commission.

   Beneficial owners, referred to as owners, that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through DTC participants and indirect DTC participants. DTC participants who are owners of book-entry certificates will receive a credit for such certificates on DTC's records. The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate. Unless and until definitive certificates are issued, it is anticipated that the only "holder" of book-entry certificates of any series will be Cede, as nominee of DTC. Owners will only permitted to exercise the rights of holders indirectly through DTC participants and DTC.

   Owners of book-entry certificates will receive all distributions of principal and interest on the book-entry certificates from the trustee through DTC and DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. DTC participants and indirect DTC participants with which owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective owners. Accordingly, although owners will not possess certificates, the DTC rules provide a mechanism by which owners will receive distributions and will be able to transfer their interests.

   DTC has advised the servicer and the depositors that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by a holder of book-entry certificates only at the direction of one or

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
more DTC participants to whose DTC accounts the book-entry certificates are credited. DTC has advised the servicer and the depositors that DTC will take such action with respect to any percentage interests of the book-entry certificates of a series only at the direction of and on behalf of such DTC participants with respect to such percentage interests of the book-entry certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

   Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations referred to as Clearstream, Luxembourg participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any class or series of certificates offered hereby. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for its participants referred to as Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, or the Euroclear operator, under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation referred to as the Euroclear cooperative. All operations are conducted by the Euorclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear cooperative. The Euroclear cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of certificates offered hereby. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euorclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, collectively referred to as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts

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
of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

   Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Payments and distributions with respect to book-entry certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of Clearstream, Luxembourg and Euroclear, respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book- entry form may reduce the liquidity of such securities in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

   Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   Book-entry certificates of a series will be issued in registered form, as definitive certificates, to owners or their nominees, rather than to DTC, only under the circumstances provided in the related pooling and servicing agreement, which generally will include, except if otherwise provided therein, if (1) DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates of such series and the servicer is unable to locate a qualified successor, (2) the servicer, at its sole option, elects to terminate the book-entry system through DTC or (3) after the occurrence of a servicer termination event, a majority of the aggregate percentage interest of any class of certificates of such series advises DTC in writing that the continuation of a book-entry system through DTC, or a DTC successor, to the exclusion of any physical certificates being issued to owners is no longer in the best interests of owners of such class of certificates. Upon issuance of definitive certificates of a series to owners, such book-entry certificates will be transferable directly, and not exclusively on a book-entry basis and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

   Monthly and annual reports on each trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

   None of the servicer, the depositors or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Rights of NIMS Insurers

   If specified in the prospectus supplement, a financial guaranty insurance policy may be issued by one or more insurance companies, referred to as NIMS insurers, covering certain payments to be made on net interest margin securities, or NIMS, which may be issued by an affiliate of the depositors on or after the related closing date for the related certificates. The NIMS would not be offered by this prospectus and the prospectus

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
supplement and, if issued, the NIMS would be backed only by cashflow received on certain non-offered classes of certificates. The NIMS, if issued, would not be backed by the trust (other than by the interests represented by the non-offered certificates providing cashflow on the NIMS) or by any of the offered certificates.

   Notwithstanding the foregoing, the NIMS insurer will be entitled to exercise certain rights of the holders of the offered certificates, without the consent of such holders, as further described in the related prospectus supplement. These rights may include (i) the right to provide notices of servicer defaults and the right to direct the trustee to terminate the rights and obligations of the servicer under the pooling and servicing agreement in the event of a default by the servicer; (ii) the right to remove the trustee or any co-trustee or custodian pursuant to the pooling and servicing agreement and (iii) the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement. In addition, a NIMS insurer's consent may be required prior to, among other things (i) the removal of the servicer, any successor servicer or the trustee; (ii) the appointment of any subservicer or co-trustee; or (iii) any amendment to the pooling and servicing agreement.

                       Description of Credit Enhancement

General

   To the extent specified in the related prospectus supplement, credit enhancement for one or more classes of a series of certificates may be provided by one or more of a letter of credit, financial guaranty insurance policy, reserve fund, spread account, cash collateral account, mortgage pool insurance policy, special hazard insurance policy or other type of credit enhancement. Credit enhancement may also be provided by overcollateralization or by subordination of one or more classes of certificates of a series to one or more other classes of certificates of such series. Any credit enhancement will be limited in amount and scope of coverage. In general, credit enhancement for a series of certificates will not be available for losses incurred with respect to any other series of certificates. To the extent credit enhancement for any series of certificates is exhausted, or losses are incurred which are not covered by such credit enhancement, the holders of the certificates will bear all further risk of loss.

   The amounts and types of credit enhancement, as well as the credit enhancement provider, if applicable, with respect to each series of certificates will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the related pooling and servicing agreement, any credit enhancement may be periodically modified, reduced or substituted for as the aggregate principal balance of the related mortgage pool decreases, upon the occurrence of events or otherwise. To the extent permitted by the applicable rating agencies and provided that the then current rating of the affected certificates is not reduced or withdrawn as a result thereof, any credit enhancement may be canceled or reduced in amount or scope of coverage or both.

   The descriptions of credit enhancement arrangements included in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which will be available upon request.

Financial Guaranty Insurance Policy

   If so specified in the related prospectus supplement, a financial guaranty insurance policy or surety bond, referred to in this prospectus as a securities insurance policy, may be obtained and maintained for a class or series of certificates. The issuer of the securities insurance policy, referred to as the certificate insurer, will be described in the related prospectus supplement and a copy of the form of securities insurance policy will be filed with the related Current Report on Form 8-K.

   A securities insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable certificates that an amount equal to the full amount of distributions due to such holders will be received by the trustee or its agent on behalf of such holders for distribution on each payment date.

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
   The specific terms of any securities insurance policy will be set forth in the related prospectus supplement. A securities insurance policy may have limitations and generally will not insure the obligation of the depositors or any originator to purchase or substitute for a defective mortgage loan and will not guarantee any specific rate of principal prepayments.

   The certificate insurer will be subrogated to the rights of each holder to the extent the certificate insurer makes payments under the securities insurance policy.

Letter of Credit

   If so specified in the related prospectus supplement, all or a component of credit enhancement for a class or a series of certificates may be provided by a letter of credit issued by a bank or other financial institution identified in the related prospectus supplement. Each letter of credit will be irrevocable. A letter of credit may provide coverage with respect to one or more classes of certificates or the underlying mortgage assets or, if specified in the related prospectus supplement, may support a specified obligation or be provided in lieu of the funding with cash of a reserve fund or spread account. The amount available, conditions to drawing, if any, and right to reimbursement with respect to a letter of credit will be specified in the related prospectus supplement. A letter of credit will expire on the date specified in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Mortgage Pool Insurance Policy

   If so specified in the related prospectus supplement, credit enhancement with respect to a series of certificates may be provided by a mortgage pool insurance policy issued by an insurer, called a pool insurer, specified in the related prospectus supplement. Each pool insurance policy will, subject to limitations described in such prospectus supplement, insure against losses due to defaults in the payment of principal or interest on the underlying mortgage loans up to the amount specified in such prospectus supplement, or in a Current Report on Form 8-K. The pooling and servicing agreement with respect to any series of certificates for which a pool insurance policy is provided will require the servicer or other party specified therein to use reasonable efforts to maintain the pool insurance policy and to present claims to the pool insurer in the manner required thereby. No pool insurance policy will be a blanket policy against loss and will be subject to the limitations and conditions precedent described in the related prospectus supplement.

Special Hazard Insurance Policy

   If so specified in the related prospectus supplement, credit enhancement with respect to a series of certificates may be provided in part by an insurance policy, called a special hazard policy, covering losses due to physical damage to a mortgaged property other than a loss of the type covered by a standard hazard insurance policy or flood insurance policy or losses resulting from the application of co-insurance clauses contained in standard hazard insurance policies. The prospectus supplement relating to a series of certificates for which a special hazard policy is provided will identify the issuer of such policy and any limitations on coverage. No special hazard policy will cover extraordinary losses such as those due to war, civil insurrection, governmental action, errors in design or workmanship, chemical contamination or similar causes. Each special hazard policy will contain an aggregate limit on claims specified in the related prospectus supplement. No claim will be paid under any special hazard policy unless hazard insurance on the mortgaged property is in force and protection and preservation expenses have been paid.

Spread Account and Reserve Fund

   If so specified in the related prospectus supplement, all or any component of credit enhancement for a series of certificates may be provided by a reserve fund, or a spread account. A reserve fund or spread account may be funded by a combination of cash, one or more letters of credit or one or more permitted investments provided by the depositors or other party identified in the related prospectus supplement, amounts otherwise distributable

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to one or more classes of certificates subordinated to one or more other classes of certificates or all or any portion of excess spread. If so specified in the related prospectus supplement, a reserve fund for a series of certificates may be funded in whole or in part on the applicable closing date. If so specified in the related prospectus supplement, cash deposited in a reserve fund or a spread account may be withdrawn and replaced with one or more letters of credit or permitted investments. A reserve fund or spread account may be pledged or otherwise made available to a credit enhancement provider. If so specified in the related prospectus supplement, a reserve fund or spread account may not be deemed part of the assets of the related trust or may be deemed to be pledged or provided by one or more of the depositors, the holders of the class of certificates otherwise entitled to the amounts deposited in such account or such other party as is identified in such prospectus supplement.

Cash Collateral Account

   If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of an account, called a cash collateral account. A cash collateral account will be similar to a reserve fund or spread account except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The cash collateral account will be required to be maintained as an eligible account. The loan from the cash collateral lender will be repaid from excess spread, if any, or such other amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a spread account or reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

Subordination

   If so specified in the related prospectus supplement, distributions of scheduled principal, principal prepayments, curtailments, interest or any combination thereof otherwise payable to one or more classes of certificates of a series, called the subordinated certificates, may instead be payable to holders of one or more other classes of certificates of such series, called the senior certificates, under the circumstances and to the extent specified in such prospectus supplement. A class of certificates may be subordinated to one or more classes of certificates and senior to one or more other classes of certificates of a series. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on related mortgage assets and losses on defaulted mortgage assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in such prospectus supplement. The aggregate losses in respect of defaulted mortgage assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificates that will be distributable to senior certificates on any payment date may be limited as specified in the related prospectus supplement or the availability of subordination may otherwise be limited as specified in the related prospectus supplement. If losses or delinquencies were to exceed the amounts payable and available to holders of subordinated certificates of a series or if such amounts were to exceed any limitation on the amount of subordination available, holders of senior certificates of such series could experience losses.

   In addition, if so specified in the related prospectus supplement, amounts otherwise payable to holders of subordinated certificates on any payment date may be deposited in a reserve fund or spread account, as described above. Such deposits may be made on each payment date, on each payment date for a specified period or to the extent necessary to cause the balance in such account to reach or maintain a specified amount, as specified in the related prospectus supplement, and thereafter, amounts may be released from such reserve fund or spread account in the amounts and under the circumstances specified in such prospectus supplement.

   Distributions may be allocated as among classes of senior certificates and as among classes of subordinated certificates in order of their final scheduled payment dates, in accordance with a schedule or formula or

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otherwise, as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to holders of senior certificates on account of delinquencies or losses and deposits to any reserve fund or spread account will be allocated as specified in the related prospectus supplement. Principal prepayments and curtailments may be paid disproportionately to classes of senior certificates pursuant to a "shifting interest" structure or otherwise, as specified in the related prospectus supplement.

Cross Support Provisions

   If the mortgage assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinated certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross support provision will describe the manner and conditions for applying such provisions.

Swaps and Yield Supplement Agreements

   The trustee on behalf of a trust may enter into interest swaps and related caps, floors and collars to minimize the risk to certificateholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

   Any interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

   Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

   There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate or swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Primary Mortgage Insurance Policies

   If so provided in the prospectus supplement for a series, mortgage loans may be covered by one or more primary mortgage insurance policies. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

   As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

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    .  advance or discharge hazard insurance premiums and as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

    . in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

    . tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

Purchase Obligation

   Some types of mortgage assets and some classes of certificate of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable certificateholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to mortgage assets may apply to those mortgage assets or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to mortgage assets will be payable solely to the trustee for the benefit of the certificateholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which that obligation relate.

Other Credit Enhancement

   Credit enhancement may also be provided for a series of certificates in the form of overcollateralization, surety bond, insurance policy or other type of credit enhancement approved by the applicable rating agencies to cover one or more risks with respect to the mortgage loans or the certificates, as specified in the related prospectus supplement.

                      Legal Aspects of the Mortgage Loans

   The following discussion contains summaries of the material legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state laws, which laws may differ substantially from one another, the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the mortgage properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

General

   All of the mortgage loans are loans evidenced by a note or other contractual payment obligation and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing instruments will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

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Types of Mortgage Instruments

   A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor, also commonly known as the borrower and usually the owner of the subject property, and a mortgagee, or the lender. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-homeowner called the trustor, which is similar to a mortgagor, a lender called the beneficiary, which is similar to a mortgagee, and a third party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor, which is similar to a mortgagor and a grantee, which is similar to a mortgagee. Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, federal laws, including, without limitation, the Soldiers' and Sailors' Cure Relief Act of 1940, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

   The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of his interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. EquiCredit will make representations and warranties to the depositors, and substantially similar representations and warranties will be made by the depositors pursuant to the related pooling and servicing agreement with respect to any mortgage loans that are secured by an interest in a leasehold estate. These representations and warranties, if applicable, will be set forth in the related prospectus supplement.

Cooperative Loans

   If so specified in the related prospectus supplement, a mortgage pool may include loans on units in cooperatives referred to as cooperative loans. Cooperative loans are evidenced by notes secured by security interests in shares issued by cooperatives, which are corporations entitled to be treated as housing cooperatives under federal tax law, and in the related proprietary leases or occupancy agreements granting rights to occupy specific dwelling units within the cooperative buildings. The security agreement will create a lien upon or grant a title interest in the property which it covers, the priority of which lien will depend on the terms of the agreement and the order of recordation in the appropriate recording office. Ownership of a unit in a cooperative is held through the ownership of stock in the corporation, together with the related proprietary lease or occupancy agreement. This cooperative ownership interest is generally financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the proprietary lease or occupancy agreement and a security interest in the related cooperative shares.

   Each cooperative owns in fee or has a leasehold interest in the real property and improvements, including all separate dwelling units in the cooperative. The cooperative is directly responsible for property management and generally for the payment of real estate taxes, insurance and similar charges. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily

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incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

   Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

   The cooperative is owned by tenant stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed in this prospectus, upon default of the tenant stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

Land Sale Contracts

   Under an installment land sale contract for the sale of real estate, referred to as a land sale contract, the contract seller, who is referred to as the contract lender, retains legal title to the property and enters into an agreement with the contract purchaser, who is referred to as the contract borrower, for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the contract lender under an installment contract varies on a state by state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in such a situation

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does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under such statutes, a land sale contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Foreclosure

  General

   Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

   Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in limited circumstances, such as strict foreclosure.

  Judicial Foreclosure

   A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating parties having an interest of record in the real property. When the lender's right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
Such sales are made in accordance with procedures that vary from state to state.

  Equitable Limitations on Enforceability of Foreclosure Provisions

   United States courts have traditionally imposed equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to

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it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

  Non-Judicial Foreclosure/Power of Sale

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the applicable state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

  Public Sale as a Result of Foreclosure

   A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

   A junior mortgagee may foreclose on the property securing the junior mortgage but such foreclosure will be subject to senior mortgages and any other prior liens, and in such case the junior mortgagee may be obligated to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and some governmental liens.

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   The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

   Under the REMIC regulations currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year after the year in which such property is acquired by the REMIC. With respect to a series of certificates for which an election is made to qualify the trust or a part of the trust as a REMIC, the pooling and servicing agreement will permit foreclosed property to be held for more than three years if the IRS grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for an additional period is permissible under the REMIC regulations. The applicability of these limitations if a FASIT election is made with respect to all or a part of the trust will be described in the applicable prospectus supplement.

  Cooperative Loans

   The cooperative shares owned by the tenant stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by the tenant stockholder, including mechanics' liens against the cooperative building incurred by such tenant stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant stockholder under the proprietary lease or occupancy agreement, and usually stipulates that a default by the tenant stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant stockholder.

   The recognition agreement generally provides that, in the event that the tenant stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of and accrued and unpaid interest on the cooperative loan.

   Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant stockholders.

   In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

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   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant stockholder is generally responsible for the deficiency.

   In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in a building so converted.

   Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in this prospectus.

Junior Mortgages

   Some of the mortgage loans may be secured by second or more junior mortgages or deeds of trust, which are subordinate to first or more senior mortgages or deeds of trust held by other lenders. The rights of the holders, as the holders of a junior deed of trust or a junior mortgage, are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior mortgagee satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "Foreclosure."

   Furthermore, the terms of the second or more junior mortgage or deed of trust are subordinate to the terms of the first or senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage. See "Risk Factors--Risks Associated with the Mortgage Loans--Risk of Loss May Be Greater on Second Lien Mortgage Loans" in this prospectus for a further discussion of the material risks associated with junior mortgage loans.

Rights of Redemption

   The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to end the period of time in which the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, may exercise their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay some costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

   The doctrine of "equity of redemption" is a common-law, nonstatutory, right which exists prior to completion of the foreclosure sale, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the postforeclosure sale statutory rights of redemption. In some states, after a

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sale of the property pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a statutory redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the statutory redemption period has expired. In some states, a postsale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
Lenders

   Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender at the time of the sale. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C Sections 101 et seq. referred to as the Bankruptcy Code, and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, a subordinate lender secured by a mortgage on the property, may stay a senior lender from taking action to foreclose.

   A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in," i.e., bid up to the amount of the debt, at the sale of the asset. See "--Foreclosure" in this prospectus. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

   The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided some substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan,

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thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In some circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

   A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court, provided no sale of the property had yet occurred, prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

   Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Some courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

   The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan, which date could be up to five years after the debtor emerges from bankruptcy. Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a mortgage loan, it is possible that the mortgage loan could be modified.

   State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

   In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. Moreover, the laws of some states also give priority to tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans in a trust have been considered by Congress. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

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   The Internal Revenue Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both lenders and assignees of the obligations to monetary penalties and could result in mortgagors rescinding loans against either lenders or assignees.

   In addition, certain of the mortgage loans are also subject to the Home Ownership and Equity Protection Act of 1994, referred to as HOEPA. Typically, the mortgage loans subject to HOEPA were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. HOEPA requires additional disclosures, specifies the timing of the additional disclosure and limits or prohibits inclusion of some of the provisions contained in mortgages subject to HOEPA. Remedies available to the mortgagor include monetary penalties, as well as recission rights, if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. HOEPA also provides that any purchaser or assignee of a mortgage covered by HOEPA is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by HOEPA or other law, which the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of HOEPA. The maximum damages that may be recovered under HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

Enforceability of Provisions Regarding Late Charges and Prepayment Fees

   Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees to the extent permitted by law and not waived by the servicer, are expected to be retained by the servicer or EquiCredit.

Due-on-Sale Clauses

   The mortgage loans will generally contain "due-on-sale" clauses, which permit the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers, or conveys the related mortgaged property. The enforceability of these clauses has been the subject of legislation or litigation in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982, or the Garn Act, which purports to preempt state laws that prohibit the enforcement of "due-on-sale" clauses by providing, among other matters, that "due-on-sale" clauses in some loans, which loans may include the mortgage loans made after the effective date of the Garn Act are enforceable, within limitations, as set forth in the Garn Act and the regulations under the Garn Act. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision, or the OTS, as successor to the Federal Home Loan Bank Board, or the FHLBB, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively. Regulations under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a "due-on-sale" clause.

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   By virtue of the Garn Act, the servicer may generally be permitted to accelerate any conventional mortgage loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to some types of transfers, including:

    (i)the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

   (ii)a transfer to a relative resulting from the death of a borrower, or transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property,

  (iii)a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property,

   (iv)the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property, provided that such lien or encumbrance is not created pursuant to a contract for deed,

    (v)a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety,

   (vi)a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy, and

  (vii)other transfers as set forth in the Garn Act and the regulations under the Garn Act.

   The effect of the Garn Act on the average lives and delinquency rates of the mortgage loans cannot be predicted. See "Yield and Prepayment Considerations" in this prospectus.

   Each pooling and servicing agreement will provide that the servicer, on behalf of the trustee, will enforce any right of the trustee as the mortgagee of record to accelerate a mortgage loan in the event of a sale or other transfer of the related mortgaged property unless, in the servicer's reasonable judgment, doing so would materially increase the risk of default or delinquency on, or materially impair the security for, the mortgage loan.

Subordinate Financing

   Where a mortgagor encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March, 1980, and referred to as Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by

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the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges. The depositors will represent and warrant in each pooling and servicing agreement that each related mortgage loan was originated in compliance with applicable state law in all material respects.

Environmental Considerations

   A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things:

    .  emissions of air pollutants,

    .  discharges of wastewater or storm water,

    . generation, transport, storage or disposal of hazardous waste or hazardous substances,

    . operation, closure and removal of underground or aboveground storage tanks,

    .  management, removal and disposal of asbestos-containing materials, or

    . management of electrical or other equipment containing polychlorinated biphenyls.

   Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of some states, environmental contamination on a property may give rise to a lien on the property, referred to as a superlien, to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to these superliens. In the latter states, the security interest of the trustee in a property that is subject to a superlien could be adversely affected.

   Under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, or CERCLA, and under state laws in some states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes some types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the costs of investigation, removal and remedial action, referred to as cleanup costs, if hazardous wastes or hazardous substances have been released or disposed at, on, under or to the property. The cleanup costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict as well as joint and several liability for environmental remediation and damage costs on several classes of "potentially responsible parties", including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other off-site locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

   Relevant legal principles and precedents do not address precisely all of those circumstances in which cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the trust. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even through the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [t]he facility, holds indicia of ownership primarily to protect his security interest," which exclusion is referred to as the secured creditor exemption. This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated

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facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances including, among others, when it holds the facility or property as an investment, including leasing the facility or property to a third party, fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

   The Resource Conservation and Recovery Act, as amended, referred to as RCRA, contains a similar secured creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank, or UST, or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured creditor exemption may be deemed to be unavailable.

   A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day to day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re ergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent some actual management of the facility on the part of the lender.

   These and other court decisions taking varying views of the scope of the secured creditor exemption led to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. These efforts failed to provide substantial guidance until the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996, referred to as the Asset Conservation Act. The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of participation in management that would trigger liability under CERCLA and specified activities that would not constitute participation in management or otherwise result in a forfeiture of the secured creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized some regulatory clarifications of the scope of the secured creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have had few opportunities thus far to interpret the new statutory provisions (see, e.g., United States v. Pesses, Civ. A. No. 90-0654, 1998 U.S. Dist. Lexis 7902, at *60 (W.D. Pa., May 6,
1998)), the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

   If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust and occasion a loss to the trust and to holders of certificates in some circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on owners or operators but do not incorporate the secured creditor exemption.

   See "Description of the Certificates--Servicing Standards--Realization Upon Defaulted Mortgage Loans" above.

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Soldiers' and Sailors' Civil Relief Act of 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, referred to as the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's mortgage loan including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans in a trust. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances. Such shortfalls will be covered by the credit enhancement provided in connection with such certificates only to the extent provided in the related prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period following the mortgagor's active duty status. Thus, in the event that such a mortgage loan which is subject to the Relief Act goes into default, there may be delays and losses occasioned by the provisions under the Relief Act.

Forfeitures in Drug and RICO Proceedings

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, or the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

   A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                        Federal Income Tax Consequences

General

   The following discussion represents the opinion of Hunton & Williams as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered hereunder. This discussion addresses issues solely with respect to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See "State Tax Consequences" in the discussion that follows later in this section. We recommend that holders of certificates consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

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   The tax consequences of the purchase, ownership and disposition of the certificates will depend in large part on whether or not an election is made to treat the issuing trust or any segregated pool of assets of a trust as one or more real estate mortgage investment conduits, or REMICs, within the meaning of section 860D of the Code. A trust or any segregated pool of assets therein as to which one or more REMIC elections will be made will be referred to as a REMIC pool and its related certificates will be referred to as REMIC certificates. The discussion below assumes that no election will be made to treat the trust, or any portion of the trust, as a "financial asset securitization investment trust, or a FASIT under sections 860H through 860L of the Code. If a FASIT election is made for a particular series, the prospectus supplement for that series will address the material federal income tax consequences of such election.

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            Federal Income Tax Consequences for REMIC Certificates

REMIC Elections

   Upon issuance of each series of certificates for which one or more REMIC elections are made, Hunton & Williams, the issuer's tax counsel, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the agreement, each related REMIC pool will qualify as a REMIC, and the related REMIC certificates will be treated either as (1) regular interests in the REMIC, which are referred to as regular certificates or (2) residual interests in the REMIC, which are referred to as residual certificates. Regular certificates generally will be treated as debt instruments issued by the REMIC. The holder of a residual certificate, however, will be subject to the special rules described below under which the holder generally will take into account for federal income tax purposes its pro rata share of the net income or loss of the REMIC.

   If a REMIC pool fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the REMIC pool will not be treated as a REMIC for that tax year and the tax years following. In that event, the REMIC pool may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in the discussion below in this section. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period in which the requirements for such status are not satisfied. The related pooling and servicing agreement will include provisions designed to maintain the REMIC pool's status as a REMIC. It is not anticipated that the status of any REMIC pool as a REMIC will be terminated.

Status of REMIC Certificates

   In general, the REMIC certificates will be treated as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and as assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC pool underlying such REMIC certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC certificates will be treated as such assets in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the class of residual certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code. The Treasury regulations pertaining to the REMIC provisions of the Code are referred to in this prospectus as the REMIC regulations and provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under section 856(c)(4)(A) of the Code. In addition, the regular certificates generally will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code for another REMIC and "permitted assets" within the meaning of section 860L(c)(1)(G) of the Code for a FASIT. The determination as to the percentage of the REMIC pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC pool during such calendar quarter. The REMIC will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996, referred to as the SBJPA of 1996, repealed the reserve method of accounting for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a portion of their assets are maintained in "residential loans" under section 7701(a)(19)(C)(v) of the Code, but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

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Tiered REMIC Structures

   For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC certificates, tax counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC with the meaning of the REMIC provisions of the Code. The regular interests in each REMIC generally will be treated as debt for federal income tax purposes, and the residual interests generally will not be treated as debt for federal income tax purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC.

   Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income on such REMIC certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Regular Certificates

   General. In general, stated interest, original issue discount and market discount received or accrued on a regular certificate will be ordinary income, and principal payments on a regular certificate will be a return of capital to the extent of the certificateholder's basis in the regular certificate allocable to those payments. A holder of a regular certificate must use the accrual method of accounting with respect to that certificate regardless of the method of accounting otherwise used.

   Original Issue Discount. Some REMIC regular certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code.

   A holder of a regular certificate having original issue discount generally must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount regardless of the method of accounting otherwise used. Section 1272(a)(6) of the Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; those regulations have not been issued. The legislative history of the REMIC provisions indicates that the regulations will provide that the prepayment assumption used with respect to a regular certificate must be the same as that used in pricing the initial offering of the regular certificate. The prepayment assumption used by the REMIC in reporting original issue discount for each series of regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. Neither EquiCredit nor the trustee makes any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

   The amount of original issue discount, if any, on a regular certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a regular certificate in a particular class is the first price at which a substantial amount of the regular certificates of that class is first sold to the public, excluding bond houses, brokers and underwriters. Unless specified otherwise in the prospectus supplement, the REMIC will determine original issue discount by including the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate in the issue price of a regular certificate and will include in the stated redemption price at maturity any interest paid on the first payment date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first payment date. The stated redemption price of a regular certificate is equal to the total of all payments due on the regular certificate other than payments of qualified stated interest. "Qualified stated interest" includes

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interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on the regular certificate.

   Regular certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of certain objective rates measured by or based on lending rates for newly borrowed funds. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

   The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate. Regular certificates may provide for interest payable at least annually based on a weighted average of the interest on some or all of the assets held by the related REMIC. Although the treatment of such certificates is not entirely clear under the OID regulations, it appears that such certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of such certificates, or unless otherwise specified in the related prospectus supplement, the REMIC intends to account for such certificates as described above for variable rate regular certificates.

   The treatment of a variable rate certificate that is issued at an excess premium or any other variable rate certificate that does not qualify as a variable rate certificate is unclear under current law. The OID regulations contain provisions referred to as the contingent payment regulations that address the federal income tax treatment of debt obligations that provide for one or more contingent payments, referred to as contingent payment obligations.

   Under those regulations, any variable rate debt instrument that is not a variable rate debt instrument is classified as a contingent payment obligation. However, the contingent payment regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to section 1272(a)(6) of the Code. In the absence of further guidance, the REMIC will account for non-variable rate certificates, and other regular certificates that are contingent payment obligations in accordance with Code section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the closing date. The projected payment schedule will take into account the pricing prepayment assumptions and the interest payments that are expected to be made based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year.

   The method described in the foregoing paragraph for accounting for non-variable rate certificates and other regular certificates that are contingent payment obligations is consistent with Code section 1272(a)(6) and the legislative history thereto. Because of the uncertainty with respect to the treatment of such certificates under the OID regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to certificateholders should apply. In view of the complexities and the current uncertainties as to income inclusions with respect to regular certificates that are contingent payment obligations, each investor should consult his own tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.

   Notwithstanding the general definition, under a statutory de minimis rule, original issue discount on a regular certificate will be treated as zero if such discount is less than 0.25 percent of the stated redemption price

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at maturity of the regular certificate multiplied by its weighted average life.
The weighted average life of a regular certificate is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the regular certificate, of the amounts determined by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the date on which each such distribution is scheduled to be made, taking into account the prepayment assumption by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the regular certificate's stated redemption price at maturity.

   The Treasury regulations pertaining to original issue discount, referred to as the OID regulations, provide a special application of the de minimis rule for some debt instruments where the interest payable for the first period is at a rate less than that which applies in all other periods. In such cases, the OID regulations provide that the regular certificate would be treated as having de minimis original issue discount if the greater of (i) the excess of its stated principal amount over its issue price or (ii) the amount of the "foregone interest" does not exceed the amount that would otherwise be treated as de minimis original issue discount under the rules described above, but treating as the stated redemption price at maturity for that purpose, the sum of the issue price and the greater of the amounts in clauses (i) or (ii). Foregone interest for this purpose is the amount of additional stated interest that would be required to be payable on the regular certificate during the period of the teaser rate, interest holiday or other shortfall so that all stated interest would be qualified stated interest. If original issue discount is treated as zero under these rules, all stated interest payments are treated as qualified stated interest and the actual amount of original issue discount must be allocated to the principal distributions on the regular certificate and, when each such distribution is received, income equal to the discount allocated to such distribution will be recognized.

   One or more classes of regular certificates, referred to as the Stripped REMIC certificates, may entitle the holder to payments of a portion of the interest but not a corresponding portion of the principal of mortgage loans held in the REMIC pool or otherwise provide for interest that is disproportionately high relative to the principal amount. Although the matter is not free from doubt, the REMIC intends to treat all of the payments on such certificates as part of their stated redemption price at maturity and to accrue income on these certificates based on a constant yield that is derived from a projected payment schedule as of the closing date that takes into account the prepayment assumption. To the extent that actual payments differ from projected payments, appropriate adjustments to interest income and expense accruals will be made. If these certificates are not treated as having original issue discount, it is likely that these certificates will be treated as having been issued at a premium. See "Regular Certificates--Premium" in the discussion below in this section. In addition, the holder of such a certificate may be entitled to recognize a loss, which may be treated as a capital loss, at such time and in such amount as it is determined that the certificateholder's adjusted basis exceeds all future payments to be received on such REMIC certificates, assuming no future prepayments occur with respect to the mortgage loans.

   A certificateholder generally must include in gross income for any taxable year the sum of the "daily portions" of the original issue discount that accrue on the regular certificate for each day during the certificateholder's taxable year in which the regular certificate is held. A calculation will be made of the portion of the original issue discount that accrues on each regular certificate during each "accrual period," which in general is the period corresponding to the period between payment dates or other interest compounding periods. Under the OID regulations, the accrual periods may be of any length and may vary in length over the term of the debt instrument, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day of an accrual period or on the first day of an accrual period. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

   For a regular certificate, original issue discount accruing in an accrual period is the excess, if any, of (i) the sum of (a) the present value of the remaining payments to be made on the regular certificate as of the end of that accrual period and (b) the payments made on the regular certificate during the accrual period that are included in the stated redemption price at maturity of the regular certificate, over (ii) the adjusted issue price of the regular certificate at the beginning of the accrual period. For this purpose, the present value of the remaining payments to be made on a regular certificate is calculated based on (i) the prepayment assumption, (ii) the yield to maturity of

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the regular certificate as of the closing date, taking into account the prepayment assumption, and (iii) events, including actual prepayments, that have occurred prior to the end of the accrual period. The adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate increased by the aggregate amount of original issue discount that accrued on that regular certificate in all such prior periods and reduced by the amount of payments included in the stated redemption price at maturity of the regular certificate in prior accrual periods. In general, the daily portions of original issue discount required to be included in income by the holder of a regular certificate other than a Stripped REMIC certificate will increase if prepayments on the mortgage loans exceed the prepayment assumption, and generally will decrease, but not below zero for any period, if those prepayments are slower than the prepayment assumption.

   A subsequent purchaser of a regular certificate at a price greater than the regular certificate's "adjusted issue price" but less than its remaining stated redemption price also will be required to include in gross income the daily portions of the original issue discount on the regular certificate. With respect to such a purchaser, the daily portion for any day is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the regular certificate exceeds the adjusted issue price and the denominator of which is the excess of the sum of all amounts payable on the regular certificate after the purchase date, other than payments of qualified stated interest, over the regular certificate's adjusted issue price. The adjusted issue price of a regular certificate on any given day is equal to its issue price, increased by all original issue discount previously includible with respect to such regular certificate and reduced by the amount of all previous distributions with respect to such regular certificate included in such regular certificate's stated redemption price at maturity.

   Because of concerns that taxpayers might be able to structure debt instruments or transactions, or apply the bright-line or mechanical rules of the OID regulations, in a way that produces unreasonable tax results, the OID regulations contain an anti-abuse rule. The anti-abuse rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

   Market Discount. The holder of a regular certificate purchased at a market discount will be subject to the market discount provisions of the Code. In general, market discount is the amount by which the stated redemption price at maturity or, in the case of a regular certificate issued with original issue discount, the adjusted issue price of the regular certificate exceeds the purchaser's basis in a regular certificate. The holder of a regular certificate that has market discount generally will be required to include accrued market discount in ordinary income to the extent payments includible in the stated redemption price at maturity of such regular certificate are received. The purchaser of a regular certificate that has market discount also will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount that accrued to the date of disposition and was not previously included in ordinary income. Unless otherwise provided in Treasury regulations that have not yet been issued, it is anticipated that market discount on a regular certificate will accrue at the holder's option (i) on the basis of a constant interest rate, (ii) ratably based on the ratio of stated interest payable in the current period to all interest remaining to be paid in the case of a regular certificate issued without original issue discount, or (iii) ratably based on the ratio of the amount of original issue discount accrued in the current period to all remaining original issue discount in the case of a regular certificate issued with original issue discount, in each case computed taking into account the prepayment assumption.

   A purchaser of a regular certificate that has market discount may be required to defer recognition of a portion of interest expense attributable to any indebtedness incurred or continued to purchase or carry the regular certificate. The amount of this deferred interest expense in any taxable year generally would not exceed the accrued market discount for the year, and the deferred expense generally is allowed as a deduction not later than

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the year in which the related market discount income is recognized.
Alternatively, a certificateholder may elect to include market discount in income currently as it accrues on all market discount obligations that the certificateholder acquires in that taxable year or thereafter, in which case the rules described above relating to the treatment of market discount, as well as the interest deferral rule will not apply. Notwithstanding the above rules, market discount on a regular certificate will be considered to be zero under a de minimis rule that is similar to the de minimis rule applied for purposes of determining whether a regular certificate has original issue discount.

   Premium. A regular certificate purchased at a cost greater than its remaining stated redemption price at maturity is considered to be purchased at a premium. The holder of a regular certificate purchased at a premium may elect under section 171 of the Code to amortize the premium under the constant interest method. That election will apply to all premium obligations that the holder owns or subsequently acquires. In addition, it appears that the same rules that apply to the accrual of market discount on installment obligations are intended to apply in amortizing premium on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant interest method described above under the section "Market Discount"are available. The portion of the premium deductible pursuant to an election under section 171 of the Code and allocable to a particular period will be treated as a reduction in interest payments on the regular certificate during that period. A certificateholder who neither has in place nor makes an election to amortize bond premium could be required to allocate that premium among the principal payments to be received on that instrument and recognize the premium as a loss, which would be a capital loss if the certificate is held as a capital asset, as those principal payments are received.

   Interest Election. Under the OID regulations, regular certificateholders generally may elect to include all accrued interest on a regular certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any premium. If a certificateholder makes such an election and (i) the regular certificate has amortizable bond premium, the certificateholder is deemed to have made an election to amortize bond premium or (ii) the regular certificate has market discount, the certificateholder is deemed to have made an election to include market discount in income currently. See the "Premium" and "Market Discount" sections. We recommend that a regular certificateholder consult its tax adviser before making this election.

   Sale or Exchange of Regular Certificates. If a holder sells or exchanges a regular certificate, the certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by the payments previously received on the regular certificate, other than payments of qualified stated interest, by any amortized premium and by previously recognized losses.

   In general, except as described above with respect to market discount, and except for some financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a regular certificate recognized by an investor who holds the regular certificate as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long term or short term depending on whether the regular certificate has been held for more than one year. Gain from the disposition of a regular certificate that otherwise might be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the gross income of the holder if the yield on the regular certificate were 110% of the applicable federal rate under section 1274(d) of the Code as of the date of purchase, over (ii) the amount of income actually includible in the gross income of such holder with respect to the regular certificate. Furthermore, such gain will be treated as ordinary income
(i) if a regular certificate is held as part of a "conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as

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part of such transaction, or (ii) in the case of a non corporate taxpayer, to the extent such taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary rates. Long term capital gains of some noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

   Treatment of Subordinated Certificates. As described above under "Description of the Certificates--Credit Enhancement--Subordination," some series of REMIC certificates may contain one or more classes of regular REMIC certificates that are subordinate to one or more other classes of regular REMIC certificates, referred to as the subordinated certificates and senior certificates, respectively. Holders of subordinated certificates will be required to report income with respect to such certificates on the accrual method of accounting without giving effect to delays or reductions in distributions attributable to defaults and delinquencies on the mortgage loans, except to the extent it can be established that such amounts are uncollectible. In addition, holders of subordinated certificates will be required to treat amounts transferred to any reserve fund as having been distributed to them. As a result, the amount of income reported by a holder of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder generally will be allowed a loss, or will be allowed to report less income where either principal or previously accrued interest are determined to be uncollectible with respect to the subordinated certificate, although the timing and character of such losses, or reductions in income, are uncertain.

Taxation of Residual Certificates

   General. Generally, holders of residual certificates, referred to as residual certificateholders, will take into account as ordinary income or loss for federal income tax purposes, the "daily portions" of REMIC taxable income or net loss. The daily portions of REMIC taxable income or net loss for a residual certificateholder are determined by allocating to each day in any calendar quarter its ratable portion of the REMIC's taxable income or net loss for such calendar quarter, and by allocating such daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates of a series on that day. A residual certificateholder also must include in income any distributions from the REMIC in excess of the residual certificateholder's adjusted basis in the residual certificate. Some adjustments to the income of a subsequent holder of a residual certificate may be required when the residual certificate was purchased at a price that is greater or less than the adjusted basis, determined in the manner discussed in the following sections, that the residual certificate would have if held by an initial holder. Nevertheless, in the absence of Treasury regulations or clarifying legislation, it is uncertain whether any adjustments would be required.

   Method of Computing REMIC Taxable Income. In general, REMIC taxable income is determined in the same manner as the taxable income of an individual having the calendar year as its taxable year and using the accrual method of accounting, with some exceptions. For these purposes, REMIC taxable income generally means the excess of (i) the REMIC's gross income, including interest, original issue discount and market discount, if any, on the mortgage loans owned by the REMIC, plus income on reinvestment of cash flows and investment of assets in the reserve fund and amortization of any premium with respect to the regular certificates, over (ii) deductions, including interest and original issue discount on the regular certificates, servicing fees on the mortgage loans, other administrative expenses, and deduction or amortization of premium, if any, with respect to the mortgage loans. Under the REMIC regulations, section 163(d) of the Code does not apply to limit a REMIC's deductions for any interest expense, and for purposes of determining a REMIC's bad debt deduction, debt owed to the REMIC is not treated as nonbusiness debt under section 166(d) of the Code. In addition, under the REMIC regulations, any gain or loss from the disposition of any asset, including a qualified mortgage, as defined in section 860G(a)(3) of the Code, or a permitted investment, as defined in section 860G(a)(5) of the Code, is treated as ordinary gain or loss. For purposes of determining REMIC taxable income or net loss, the REMIC's aggregate basis in the collateral is the fair market value thereof immediately after transfer to the REMIC. Under the REMIC regulations, that fair market value is equal to the aggregate of the issue prices of all regular and residual interests in the REMIC.

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   Generally, the REMIC's deductions for original issue discount will be determined in the same manner as original issue discount income on regular certificates as described above under "Regular Certificates--Original Issue Discount," without regard to the de minimis rule described in those sections. The REMIC will have discount income in respect of a mortgage loan if, in general, the basis of the REMIC allocable to the mortgage loan is exceeded by the unpaid principal balance of the mortgage loan. In respect of mortgage loans that have discount, REMIC taxable income will take into account discount that accrues during the taxable year as it accrues under a constant yield method. Generally, if the REMIC's basis allocable to a mortgage loan exceeds the unpaid principal balance thereof, the REMIC will be considered to have acquired the mortgage loan at a premium equal to the amount of the excess, which premium may be amortized under a constant interest method as described above under "Regular Certificates--Premium."

   The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount and market discount income, or amortization of premium, with respect to mortgage loans, and the timing of deductions for interest, including original issue discount on the regular certificates. Where the mortgage loans bear interest at a fixed rate, mismatching of that timing may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the regular certificates, will increase over time as the earlier classes of regular certificates are paid, whereas interest income with respect to any given mortgage loan generally will remain constant over time as a percentage of the outstanding principal amount of that loan. When there is more than one class of regular certificates that pay principal sequentially, this mismatching of income and deductions is likely to occur in the early years following issuance of the REMIC certificates when principal payments are being made in respect of the earlier classes of regular certificates particularly if the mortgage loans were acquired at a discount. In those circumstances, residual certificateholders may require sufficient other sources of cash to pay any federal, state or local income or franchise taxes due as a result of the mismatching. The mismatching of income and deductions described in this paragraph, if present with respect to a series of REMIC certificates, may have a significant adverse effect upon a residual certificateholder's after tax rate of return.

   Losses. The amount of any net loss of the REMIC that may be taken into account by a residual certificateholder is limited to the residual certificateholder's adjusted basis of the residual certificate as of the close of the quarter, or time of disposition of the residual certificate, if earlier, determined without taking into account the net loss for the quarter. Any loss so disallowed may be carried over indefinitely, and may be used only to offset any income generated by the residual certificate. The adjusted basis of a residual certificate is equal to the amount paid for a residual certificate, increased by the amount of any income allocated to the residual certificateholder and decreased, but not below zero, by the amount of cash distributed, the fair market value of property distributed and any loss allocated to the residual certificateholder. The ability of a residual certificateholder that is an individual or a closely held corporation to take into account losses from the REMIC also may be subject to other limitations under the Code.

   Limitations on Offset or Exemption of REMIC Income. A portion of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess, if any, of the residual certificateholder's allocable share of REMIC taxable income for a calendar quarter, over the sum of the daily accruals with respect to the residual certificate for days during the calendar quarter that the residual certificateholder held the residual certificate. The daily accruals for each day during a calendar quarter generally are determined by allocating to each day in the calendar quarter its ratable portion of the product of (i) 120% of the long-term applicable federal rate that would have applied to the residual certificate (if it were a debt instrument issued on the day the REMIC was formed) under section 1274(d) of the Code, and (ii) the adjusted issue price of the residual certificate at the beginning of the quarterly period. The adjusted issue price of the residual certificate at the beginning of a quarter is the issue price of the residual certificate (generally determined as if the residual certificate were a debt instrument), increased by the amount of the daily accruals of such excess inclusion income for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate prior to the beginning of the quarterly period.

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   The portion of a residual certificateholder's REMIC taxable income consisting of the "excess inclusion" may not be offset by other deductions, including net operating losses or net operating loss carryforwards, on the residual certificateholder's federal income tax return. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by section 511 of the Code, the residual certificateholder's excess inclusion will be treated as unrelated business taxable income of the residual certificateholder. Under the REMIC regulations, if a residual certificateholder is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests held by the members of the affiliated group. In addition, under Treasury regulations that have not yet been issued, if a real estate investment trust owns a residual certificate, a portion of dividends paid by the real estate investment trust would be treated as excess inclusions in the hands of its shareholders with the same consequences as excess inclusions attributed directly to a residual certificateholder. Similar rules will apply to residual certificates that are held by regulated investment companies, common trust funds or some cooperative corporations. Finally, residual certificateholders who are not U.S. persons or Non-U.S. Persons, will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC.

   Prohibited Transactions and Other Taxes on the REMIC. Income from some transactions by the REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, no loss or deduction allocable to a prohibited transaction is taken into account in determining the taxable income or net loss of the REMIC. Prohibited transactions generally include (i) subject to limited exceptions (which exceptions include the liquidation of the REMIC, a clean-up call of one class of interests and the repurchase of a defective mortgage loan), the disposition of any mortgage loan; (ii) the receipt of income attributable to any asset that is not the type of mortgage loan or other investment that the REMIC is permitted to hold; (iii) the receipt of compensation for services; or (iv) the receipt of gain from disposition of temporary investments between payment dates other than pursuant to a qualified liquidation. In addition, a 100% tax is imposed on the amount of any contribution of property made to the REMIC after its initial formation, excluding specified contributions such as cash payments in the nature of guarantees. An additional tax at the highest corporate rate will be imposed on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year after the year in which the trust fund acquires the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

   Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "--Losses" of the REMIC residual certificate at the time of the sale or exchange. In addition, a cash distribution to a residual certificateholder from the REMIC is treated as gain from the sale or exchange of the residual certificate to the extent that the amount of the distribution exceeds such adjusted basis. For corporate taxpayers, there is no preferential rate afforded to long term capital gains. For individual taxpayers, long term capital gains generally are subject to a lower maximum tax rate than the ordinary income of such taxpayers. In addition, in some circumstances, if a residual certificate is transferred to a "Disqualified Organization," as defined below in the section "Residual Certificates Transferred to or Held by Disqualified Organizations," a tax will be imposed on the transferor.

   Under the REMIC regulations, a transfer of a "noneconomic residual interest" to a U.S. Person is disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A residual certificate is treated as constituting a noneconomic residual interest for this purpose unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual certificate is no less than the product of the present value of the "anticipated excess inclusions" with respect to the residual certificate and the highest rate applicable to domestic corporations for the year in which

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the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in an amount sufficient to satisfy the income tax liability on any "excess inclusions" at or after the time the liability accrues. The anticipated excess inclusions are the excess inclusions that are anticipated to accrue to each calendar quarter, or portion thereof, following the transfer of the residual certificate, determined as of the date the residual certificate is transferred and based on events that have occurred up to the time of the transfer and on the prepayment assumption and any required or permitted clean up calls or required liquidation. See "Regular Certificates--Original Issue Discount" and "Limitations on Offset or Exemption of REMIC Income."

   A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known, which is referrd to as improper knowledge, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, which are referred to as the Original Requirements.

   Proposed Treasury regulations issued on February 4, 2000, which are referred to as the Proposed Regulations, modify that safe harbor. Under the Proposed Regulations, a transfer of a noneconomic residual interest would not qualify under the safe harbor unless, in addition to the requirements noted above, the present value of anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (i) any consideration given to the transferee to acquire the interest, (ii) the expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses, which requirements are referred to as the Present Value Requirement. For purposes of that calculation, present value generally is calculated using a discount rate equal to the applicable federal rate.

   In addition, on December 8, 2000, the IRS issued Revenue Procedure 2001-12, which is referred to as the Revenue Procedure, which provides an alternative safe harbor to the Present Value Requirement. Under the Revenue Procedure, a transfer of a noneconomic residual interest will qualify for the safe harbor if the Original Requirements are met and either the Present Value Requirement is met or a specified asset test, referred to as the Asset Requirement, is met.

   In general, to satisfy the Asset Requirement:

    (i)the transferee must have, at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, gross assets and net assets for financial reporting purposes of more than $100 million and $10 million, respectively;

   (ii)the transferee must be an "eligible corporation" as defined in Code section 860L(a)(2), generally, a taxable domestic "C" corporation, and must agree, in writing, to transfer the residual interest only to another eligible corporation that satisfies the Original Requirements; and

  (iii)the transferor must not know of any facts or circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid.

   For purposes of satisfying clause (iii), the Present Value Requirement need not be met, but if the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay. The safe harbor provided by the Revenue Procedure will be available for transfers of residual interests occurring on or after

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February 4, 2000. We recommend that you consult your tax advisor with respect to the applicability of the Revenue Procedure safe harbor to any transfer of a residual interest, and any other restrictions on the transfer of such interests.

   Limitations also exist with respect to transfers of some residual interests to foreign investors. Under the REMIC regulations, a transfer of a residual certificate that has "tax avoidance potential" to a person who is not a U.S. Person is disregarded for all federal tax purposes. For this purpose a residual certificate has tax avoidance potential unless at the time of the transfer the transferor reasonably expects that, for each excess inclusion, the REMIC will distribute to the transferee residual certificateholder an amount that will equal at least thirty percent of the excess inclusion, and that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. The REMIC regulations provide that a transferor has a reasonable expectation if the thirty percent test would be satisfied were the REMIC's qualified mortgages to prepay at each rate within a range of rates from fifty percent to two hundred percent of the rate assumed under section 1272(a)(6) of the Code with respect to the qualified mortgages, or the rate that would have been assumed had the mortgages been issued with original issue discount. A transfer of a residual certificate to a person who is not a U.S. Person, however, is not disregarded if income from the residual certificate is subject to tax under section 871(b) or section 882 of the Code in the hands of the transferee. Moreover, if a person who is not a U.S. Person transfers a residual certificate to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual certificate for purposes of sections 871(a), 881, 1441 and 1442 of the Code. As used in this section, a U.S. Person is (i) a citizen or resident of the United States, (ii) a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership, provided that none of the interests in such partnership are held directly or indirectly through one or more intermediate entities by a person that is not a U.S. Person for federal income tax purposes,
(iii) an estate that is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more such U.S. Persons have the authority to control all substantial decisions of the trust, or, to the extent provided in applicable Treasury regulations, some trusts in existence on August 20, 1996 which have a valid election in place to be treated as U.S. Persons. See "Limitations on Offset or Exemption of REMIC Income" and "Other Matters Relating to REMIC Certificates--Taxation of Foreign Investors--Residual Certificates."

   Except as provided in Treasury regulations that have not yet been issued, the wash sale rules of section 1091 of the Code will apply to the disposition of a residual certificate where, during the period beginning six months before the sale or disposition of the REMIC residual certificate and ending six months after the sale or disposition, the seller of the residual certificate acquires, or enters into any other transaction that results in the application of Code section 1091, any residual interest in any REMIC or any interest in a taxable mortgage pool, such as a non REMIC owner trust that is comparable to a residual certificate. Application of these wash sale rules would result in the deferral of recognition of any loss on the sale of the residual certificate.

Residual Certificates Transferred to or Held by Disqualified Organizations

   Regardless of whether any gain or loss is recognized on the transfer of a residual certificate, a tax is imposed on the transferor of a residual certificate where the transfer is to certain specified entities, generally including governmental entities or any other entities that are exempt from U.S. tax including the tax on unrelated business income, collectively referred to as, Disqualified Organizations. If a transfer of a residual certificate to a Disqualified Organization is made through an agent for the Disqualified Organization, including a nominee, broker or middleman, then the tax is imposed on the agent. The tax is imposed at the highest rate applicable to domestic corporations based on the present value of expected excess inclusions. See "Limitations on Offset or Exemption of REMIC Income" in the section above. The REMIC regulations provide that the anticipated excess inclusions must be determined as of the date the residual certificate is transferred and must be based on (i) events that have occurred up to the time of the transfer, (ii) the prepayment assumption, and (iii) any required or

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permitted clean up calls, or required qualified liquidation. In addition, the
REMIC regulations provide that the present value of the anticipated excess inclusions is determined by discounting the anticipated excess inclusions from the end of each remaining calendar quarter in which those excess inclusions are expected to accrue to the date the Disqualified Organization acquires the residual certificate. The discount rate to be used for this present value computation is the applicable federal rate as specified in section 1274(d)(1) of the Code that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the residual certificate. The transferor is relieved of the tax liability if it receives in good faith from the transferee (i) an affidavit stating that the transferee is not a Disqualified Organization or
(ii) the transferee's social security number and an affidavit stating that the social security number is that of the transferee. Because a requirement for qualification as a REMIC is that reasonable efforts must be made to ensure that residual certificates are not held by Disqualified Organizations, the ability of a residual certificate to be transferred may be conditioned upon the trustee's receipt of an affidavit representing that the proposed transferee is not a Disqualified Organization.

   If a residual certificate is held by a pass through entity (such as a partnership, trust, real estate investment trust, regulated investment company, or common trust fund), a tax is imposed at the highest rate applicable to domestic corporations on the pass through entity if a record holder of interest in the entity is a Disqualified Organization. The tax would be imposed on the portion of the excess inclusion income relating to the residual certificate allocable to the Disqualified Organization interest holder. If a nominee holds an interest in a pass through entity for a Disqualified Organization, then the tax is imposed on the nominee. Any tax imposed on a pass through entity is deductible against the gross amount of ordinary income of the pass through entity. No tax, however, will be imposed during any period if (i) the record holder of an interest in the pass through entity furnishes to the pass through entity an affidavit that the record holder is not a Disqualified Organization,
(ii) the record holder provides its social security number and an affidavit stating that the social security number is that of the record holder, and (iii) during such period, the pass through entity does not have actual knowledge that the affidavit is false.

   If an "electing large partnership" holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass through entity by section 860E(c) of the Code. The exception to this tax, otherwise available to a pass through entity that is furnished affidavits as described above, is not available to an electing large partnership.

Mark to Market Regulations

   Final regulations referred to as the Mark to Market Regulations under section 475 of the Code, relating to the requirement that a securities dealer mark to market securities held for sale to customers, apply to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a residual certificate is not treated as a security and thus may not be marked to market.

Other Matters Relating to REMIC Certificates

   Liquidation of the REMIC. If a REMIC adopts a plan of complete liquidation, and sells all of its assets, other than cash, within the 90 day period beginning on the date of the adoption of the plan of liquidation, then the REMIC will not be subject to a tax on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims to holders of all REMIC certificates within the 90 day period. It is unclear whether the termination of the REMIC will be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, a residual certificateholder would be entitled to recognize a gain, or loss, at that time equal to the amount of the excess, or shortfall, of the cash or fair market value of other property distributed in liquidation over the adjusted basis in the residual certificate remaining upon termination of the REMIC. The amount of such gain, or loss, may be treated as a capital gain, or loss, for some taxpayers, although not for financial institutions subject to the provisions of section 582(c) of the Code.

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   Reporting and Other Administrative Matters. For federal income tax purposes, the REMIC must adopt a calendar year as its taxable year and must file annual federal information and tax returns and other reports with the IRS and furnish reports to certificateholders as specified in temporary Treasury regulations referred to as the Temporary Regulations and Treasury regulations. Under Treasury regulations, reports will be made annually to the IRS and to holders of record that are not excepted from the reporting requirements regarding information with respect to the interest paid or accrued on the regular certificates, original issue discount, if any, accrued on the regular certificates, the portion of the regular certificates, and income therefrom, that is eligible for each special tax status described above, and information necessary to compute the accrual of any market discount or the amortization of any premium on the regular certificates. Quarterly reports will be made to the holders of residual certificates with regard to REMIC taxable income, excess inclusions and allocable investment expenses of the REMIC required to be taken into account by the holder of the residual certificate. These quarterly reports will be filed with the IRS on an annual basis. The Temporary Regulations also provide that quarterly reports must be made of the REMIC's investment expenses to holders of regular certificates where such allocations are required. The REMIC also is subject to the procedural and administrative rules of the Code applicable to partnerships including the determination of any adjustments to, among other things, items of REMIC income gain, loss, deduction or credit by the IRS in a unified administrative proceeding. In this connection, a holder of a residual certificate may be required to act as the "tax matters person" of the REMIC.

   Noncorporate Investors. Under section 67 of the Code, an individual, estate or trust may deduct certain itemized deductions only to the extent that the aggregate of these itemized deductions exceeds two percent of the taxpayer's adjusted gross income, and vary to the extent that the amount of such itemized deductions is not limited further by Code Section 68. These itemized deductions include expenses paid or incurred for the production or collection of income, or the management, conservation or maintenance of property held for the production of income. In the case of a REMIC, these deductions may include deductions for servicing expenses with respect to the mortgage loans, compensation paid to the servicer of a series of certificates, or other administrative expenses, if any, of the REMIC. In the case of a REMIC that is similar to a traditional single class mortgage pass through arrangement, including a pass through arrangement with senior and subordinated interests, a pro rata portion of the expenses that are deductible under section 212 of the Code would be allocated among all of the holders of interests in the REMIC and would be taken into account by holders who are individuals, estates or trusts, where interests are held either directly or indirectly through some pass through entities, as a "gross-up" to income, against which deductions for those expenses would be available subject to the limitations of section 67 of the Code. Nevertheless, for other REMICs, these deductions would be allocated only to holders of the residual certificates.

   Taxation of Foreign Investors--Regular Certificates. For purposes of this discussion, a foreign holder is a certificateholder who holds a REMIC certificate and who is not a U.S. Person. A foreign holder that is not subject to federal income tax as a result of any direct or indirect connection with the United States in addition to its ownership of a regular certificate will not be subject to federal income tax on interest or original issue discount, if any on a regular certificate subject to possible backup withholding of tax, discussed below in the next section, provided the foreign holder does not own actually or constructively a 10% or greater interest in the residual certificates. To qualify for this tax exemption, generally, the foreign holder will be required to provide a statement signed under penalties of perjury certifying that the foreign holder meets the requirements for treatment as a foreign holder and providing the foreign holder's name and address. The statement, which may be made on an IRS Form W-8BEN or substantially similar substitute form, generally must be provided within the three year period prior to the initial payment. If there is any change to the information submitted in the statement, an updated form must be submitted within 30 days.

   The rules regarding this exemption are complex and vary depending on individual situations. They are also subject to change. In addition, special rules apply for some types of foreign holders, including partnerships, trusts, and other entities treated as pass through entities for U.S. Federal income tax purposes and to the related partners and beneficiaries. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

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   Any gain recognized by a foreign holder upon a sale, retirement, or other taxable disposition of a regular certificate generally will not be subject to U.S. Federal income tax unless either (i) the foreign holder is a nonresident alien individual who holds the regular certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition or (ii) the gain is effectively connected with the conduct by the foreign holder of a trade or business within the United States.

   It appears a regular certificate will not be includible in the estate of a foreign holder and would not be subject to U.S. estate taxes. However, we suggest that you consult with your tax advisor concerning the exclusion of a regular certificate in your estate.

   Taxation of Foreign Investors--Residual Certificates. Amounts paid to residual certificateholders who are foreign holders are treated as interest for purposes of the 30% U.S. withholding tax. The Treasury has promulgated regulations that provide that interest payments to the holder of a residual certificate is treated as having been paid with respect to the obligations held by the REMIC for purposes of determining whether the payments are eligible for the portfolio interest exemption. These Treasury regulations do not allow any payments representing the "excess inclusion" portion of the REMIC's income to be eligible for the portfolio interest exemption. In addition, a residual certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts allocable to residual certificateholders who are foreign holders are effectively connected with the conduct of a trade or business within the United States by such foreign holders, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts allocable to such foreign holders will be subject to U.S. federal income tax at regular graduated rates. If 30%, or lower treaty rate, withholding is applicable, such amounts will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the REMIC residual certificate is disposed of, under rules similar to those that govern withholding upon disposition of debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that the amounts includible be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax. This latter rule may apply where the residual certificates do not have significant value.

   Backup Withholding. Under some circumstances, interest and original issue discount, if any, principal or proceeds of the sale of a regular certificate may be subject to "backup withholding" of U.S. federal income tax. Backup withholding does not apply to corporations and some other exempt recipients, which may be required to establish their exempt status. Backup withholding generally applies if, among other circumstances, a non-exempt regular certificateholder who is a U.S. Person fails to furnish its taxpayer identification number or, when applicable, an IRS Form W-9. Backup withholding generally does not apply to a foreign holder if the foreign holder provides the statement necessary to establish the exemption from federal income tax on interest on the regular certificate. Special backup withholding rules may apply when a payment is made through one or more financial institutions or by a custodian, nominee, broker or other agent of the beneficial owner of a regular certificate.

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            Federal Income Tax Consequences for Certificates as to
                        Which No REMIC Election is Made

General

   In the event that no election is made to treat a trust, or a trust's segregated pool of assets with respect to a series of certificates as a REMIC, in the opinion of Hunton & Williams, the trust will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning Code section 7701(i). Where such certificates are not designated as "Stripped Certificates," the holder of each such certificate in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust represented by its certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its certificate, including interest at the coupon rate on such mortgage loans, original issue discount, if any, market discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with such certificateholder's method of accounting. A certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust. However, investors who are individuals, estates or trusts who own certificates, either directly or indirectly through some pass through entities, will be subject to limitations with respect to some itemized deductions described in Code section 67, including deductions under Code section 212 for the servicing fee and all such administrative and other expenses of the trust, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, those deductions may be limited further by Code section 68. As a result, such investors holding certificates, directly or indirectly through a pass through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such certificates with respect to interest at the pass through rate or as discount income on such certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," respectively.

Tax Status

   In the opinion of Hunton & Williams, except as described below with respect to Stripped Certificates:

    1. A certificate owned by a "domestic building and loan association" within the meaning Code section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning Code section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that certificate is of the type described in such section of the Code.

    2. A certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning Code section 856(c)(4)(A) to the extent that the assets of the related trust consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning Code section 856(c)(3)(B).

    3. A certificate owned by a REMIC will be considered to represent an "obligation, including any participation or certificate of beneficial ownership therein, which is principally secured by an interest in real property" within the meaning Code section 860G(a)(3)(A) to the extent that the assets of the related trust consist of "qualified mortgages" within the meaning Code section 860G(a)(3).

    4. A certificate owned by a "financial asset securitization investment trust" within the meaning Code section 860L(c) will be considered to represent "permitted assets" within the meaning Code section

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       860L(c) to the extent that the assets of the trust consist of "debt instruments" or other permitted assets within the meaning Code section 860L(c).

Premium and Discount

   We recommend that certificateholders consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of certificates or thereafter.

  Premium

   The treatment of premium incurred upon the purchase of a certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Method of Computing REMIC Taxable Income."

  Original Issue Discount

   The original issue discount rules Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under some circumstances, by the presence of "teaser" rates on the mortgage loans. See "--Stripped Certificates" below regarding original issue discount on Stripped Certificates.

   Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

  Market Discount

   Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates--Regular Certificates--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

   If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing

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compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan by loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans, would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation, called "excess servicing", will cause the mortgage loans to be treated under the "stripped bond" rules. The IRS guidance provides safe harbors for servicing fees deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

   If the Internal Revenue Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules Code section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the certificates, and the original issue discount rules of the Code would apply to the holder thereof. While certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Certificates

   Upon sale or exchange of a certificate, a certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the certificate. In general, the aggregate adjusted basis will equal the certificateholder's cost for the certificate, increased by the amount of any income previously reported with respect to the certificate and decreased by the amount of any losses previously reported with respect to the certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Code section 582(c), any such gain or loss generally would be capital gain or loss if the certificate was held as a capital asset. However, gain on the sale of a certificate will be treated as ordinary income (i) if a certificate is held as part of a "conversion transaction" as defined in Code section 1258(c), up to the amount of interest that would have accrued on the certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of some noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

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Stripped Certificates

  General

   Pursuant to Code section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as Stripped Certificates. The certificates will be subject to those rules if (i) the depositors or any of their affiliates retain, for its own account or for purposes of resale, an ownership interest in a portion of the payments on the mortgage loans, (ii) the depositors or any of their affiliates are treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Recharacterization of Servicing Fees" above), and (iii) certificates are issued in two or more classes representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

   In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to a servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--General," subject to the limitation described therein.

   Code section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in some respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable rate mortgage loans, in the opinion of Hunton & Williams, (i) the trust will be treated as a grantor trust under subpart E,
Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning Code section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship Code section 1286, Code sections 1272 through 1275, and the OID regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuers to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The pooling and servicing agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described in the sections following, at a de minimis original issue discount, or presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide

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that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates--Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

  Status of Stripped Certificates

   No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Hunton & Williams, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning Code section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning Code section 7701(a)(19)(C)(v) and "permitted assets" within the meaning Code section 860L(c), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment. See "--Tax Status" in the discussion above.

  Taxation of Stripped Certificates

   Original Issue Discount. Except as described above under "--General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate, in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Regular Certificates--Original Issue Discount." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped certificateholder, presumably under the prepayment assumption, other than qualified stated interest.

   If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss, which may be a capital loss, equal to such portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with

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respect to the Stripped Certificates apply the same principles as the OID regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. We suggest that investors consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

   Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped certificateholder's adjusted basis in such Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped certificateholder other than an original Stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of the subsequent purchase.

   Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code section 1286.

   Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

   The servicer will furnish, within a reasonable time after the end of each calendar year, to each certificateholder or Stripped certificateholder at any time during such year such information, prepared on the basis described above, as is necessary to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amount required to be reported by the servicer may not be equal to the proper amount of original issue discount required to be reported

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as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The servicer will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Other Matters Relating to REMIC Certificates--Backup Withholding."

Taxation of Foreign Investors

   To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to foreign holders generally will be subject to 30% United States withholding tax or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a foreign holder evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Other Matters Relating to REMIC Certificates--Taxation of Foreign Investors--Regular Certificates."

                            State Tax Consequences

   Each holder of a certificate may be liable for state and local income taxes payable in the state or locality in which it is a resident or conducts or is deemed to conduct business and where an election is not made to treat the trust as a REMIC, a holder of a certificate representing an ownership interest in the related trust may also be liable for such taxes in any state or locality in which the trust conducts or is deemed to conduct business. The income tax laws of each state and locality may differ from the above discussion of federal income tax laws so each prospective purchaser of a certificate should consult its own tax counsel with respect to potential state and local income taxes payable as a result of its purchase of a certificate.

                             ERISA Considerations

   ERISA and the Code impose requirements on employee benefit plans and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such "plans," accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code, and on persons who are fiduciaries with respect to these plans in connection with the investment of plan assets. Some employee benefit plans such as governmental plans, as defined in ERISA Section 3(32), and, if no election has been made under Section 410(d) of the Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in certificates without regard to the ERISA considerations described in the following sections below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

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   ERISA generally imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a plan and persons referred to as "parties in interest" who have specified relationships to the plan unless a statutory or administrative exemption is available. Some parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

   A plan's investment in certificates may cause the mortgage loans and other assets included in a related trust to be deemed plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor, referred to as the "Plan Asset Regulations", provides that when a plan acquires an equity interest in an entity, the plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., plans and some employee benefit plans not subject to ERISA) is not "significant," both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust will be "significant" on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors. Prior to purchasing a certificate, we recommend that a plan consult with its counsel to determine whether any exception to the Plan Asset Regulations would apply to the purchase of the certificates.

   Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage loans and other assets included in a trust constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the servicer, may be deemed to be a plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing plan. In addition, if the mortgage loans and other assets included in a trust constitute plan assets, the purchase of certificates by a plan, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA and the Code.

   The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code. Those exemptions include, but are not limited to (a) Prohibited Transaction Class Exemption, or PTCE 92-23, regarding investment decisions made by in house asset managers, (b) PTCE 95-60, regarding investments by insurance company general accounts, (c) PTCE 91-38, regarding investments by bank collective investment funds, (d) PTCE 90-1, regarding investments by insurance company pooled separate accounts, (e) PTCE 84-14, regarding investment decisions made by a qualified professional asset manager,
(f) PTCE 83-1, regarding acquisitions by plans of interests in the mortgage pools and (g) various underwriter exemptions. Before purchasing any certificate, we recommend that a plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(i) of the Code consult with counsel to determine whether the conditions of any exemption would be met. A purchaser of certificates should be aware, however, that certain of the exemptions do not apply to the purchase, sale, and holding of certain classes of subordinated securities. Moreover, a purchaser of certificates also should be aware that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

   The purchase of a residual certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860B. Furthermore, prior to the purchase of residual certificates, a prospective transferee will be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Code Section 511 such as some governmental

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plans, as discussed above under the caption "Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Residual Certificates Transferred to or Held by Disqualified Organizations."

   The sale of certificates to a plan is in no respect a representation by the depositors or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any particular plan.

   We recommend that any plan fiduciary or other investor considering whether to purchase any certificates on behalf of or with "plan assets" of any plan consult with its counsel and refer to the applicable prospectus supplement for guidance regarding the ERISA considerations applicable to the certificates offered thereby.

                               Legal Investment

   The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject 130 to legal restrictions we recommend that you consult your own legal advisors to determine whether and to what extent such certificates constitute a legal investment for you.

                                Use of Proceeds

   Substantially all of the net proceeds to be received from each sale of the series of certificates will be received, directly or indirectly, by the depositors. EquiCredit will contribute or otherwise transfer the related mortgage loans to a depositor in return for cash, stock or other property as specified in the related prospectus supplement.

                             Plan of Distribution

   The certificates offered by this prospectus and by the supplements to this prospectus will be offered in different series. The distribution of the certificates may be effected from time to time in one or more transactions, including firm commitment underwritten transactions, best efforts transactions or negotiated transactions not involving any underwriter or agent (some of which may include transactions among the depositors and affiliates). The certificates may be offered at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for the sale of the certificates. If so specified in the related prospectus supplement, the certificates that will be distributed in a firm commitment underwriting will be subject to the terms and conditions of the underwriting agreement by the underwriters identified in the prospectus supplement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositors. In connection with the sale of the certificates, underwriters may receive compensation from the depositors or from purchasers of the certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositors.

   Alternatively, the prospectus supplement may specify that the certificates will be distributed by the named underwriters, acting as agent or in some cases as principal with respect to certificates which it has previously purchased or agreed to purchase. If an underwriter acts as agent in the sale of certificates, that underwriter will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage loans as of the cut-off date.

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The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that an underwriter elects to purchase certificates as principal, that underwriter may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositors and purchasers of certificates of such series.

   The depositors will indemnify any underwriters against some civil liabilities, including liabilities under the Securities Act, to the extent permitted under the Securities Act, or will contribute to payments any underwriters may be required to make with respect to these liabilities.

   The depositors anticipate that the certificates will be sold primarily to institutional investors or affiliates of the depositors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be statutory underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of certificates. We recommend that holders of certificates consult with their legal advisors in this regard prior to any such reoffer or sale.

   As to each series of certificates, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositors, and may be sold by the depositors at any time to one or more institutional investors.

                                    Ratings

   Each class of offered certificates of a series will be rated at their initial issuance in one of the four highest categories by at least one rating agency.

   Ratings on mortgage pass through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage assets. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass through certificates and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any certificate, and, accordingly, there can be no assurance that the ratings assigned to a certificate upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

                                 Legal Matters

   The material legal matters relating to the certificates, including the material federal income tax consequences of the certificates, will be passed upon for the depositors and EquiCredit by Hunton & Williams.

                      Where You Can Find More Information

   The depositors filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

   Copies of the registration statement may be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Information on the operation of the public reference facilities can be obtained at (800) SEC-0330. The SEC also maintains a site on the World Wide Web at http://www.sec.gov at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system. The depositors have filed the registration statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the SEC's Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to EQCC Receivable Corporation and EQCC Asset Backed Corporation, 10401 Deerwood Park Blvd., Jacksonville, Florida 32256, telephone number (904) 457-5000.

   This prospectus does not contain all the information set forth in the registration statement and exhibits relating thereto which the depositors have filed with the SEC in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the SEC and may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC. Copies of the pooling and servicing agreement for a series will be filed by the depositors with the SEC, without exhibits, on a Current Report on Form 8-K within 15 days after the applicable closing date.

   Each trust will fill periodic reports with the SEC in compliance with the requirements of the Securities Exchange Act of 1934, as amended.

   The depositors and the servicer will not be obligated with respect to the certificates of any series. Accordingly, the depositors have determined that financial statements of the depositors and the servicer are not material to the offerings to be made by the prospectus and any accompanying prospectus supplement.

                   Incorporation of Information by Reference


   The SEC allows the depositors to incorporate by reference information it files with the SEC, which means that the depositors can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the depositors file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information to the extent that it varies, but not contradicts the information included in this prospectus or the accompanying prospectus supplement. The depositors incorporate by reference any future annual, monthly and special SEC reports filed by or on behalf of the trust.


   As a recipient of this prospectus, you may request, orally or in writing, a copy of any document the depositors incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling the Treasurer at EQCC Receivable Corporation and EQCC Asset Backed Corporation, 10401 Deerwood Park Blvd., Jacksonville, Florida 32256, telephone number (904) 457-5000. You may also obtain the SEC filings of the depositors from the SEC directly. See "Where You Can Find More Information" above.

                       Index of Significant Definitions

Term                                  Page
----                                  ----
ABS..................................  13
Accrual Certificates.................  30
Agency Certificates..................  14
Advance..............................  40
ARMs.................................  10
Available Payment Amount.............  41
Bankruptcy Code......................  64
Bankruptcy Mortgage Loan.............  11
Basic Principal Amount...............  30
Benefit Plan Investors...............  91
Book-Entry Certificates..............  29
Capitalized Interest Account.........  42
Cash Collateral Account..............  55
Code.................................  70
Collection Account...................  40
Combined Loan-to-Value Ratio.........  11
Credit Bureau Risk Scores............  23
Credit Grade Matrix..................  24
Debt-to-Income Ratio.................  24
Disqualified Organizations...........  82
Due Period...........................  30
Eligible Account.....................  38
EquiCredit...........................  10
FASIT................................  71
Illinois Land Trust..................  35
Insurance Proceeds...................  30
Land Sale Contracts..................  10
Liquidated Mortgage Loan.............  30
Liquidation Proceeds.................  30
Majority in Aggregate Voting Interest  47
MERS.................................  34
Term                                 Page
----                                 ----
Net Liquidation Proceeds............  30
Non-U.S. Persons....................  80
Owners..............................  50
Plans...............................  92
Pool Principal Balance..............  44
Pooling and Servicing Agreement.....  18
Prefunding Account..................  42
Prefunding Period...................  42
Prepayment Period...................  30
Prepayment Premium..................  12
Principal and Interest Account......  38
Qualified Substitute Mortgage Loan..  36
Regular Certificates................  72
Released Mortgaged Property Proceeds  30
Relief Act..........................  70
REMIC Certificates..................  71
REMIC Pool..........................  71
REMIC Regulations...................  72
REMICS..............................  71
Reserve Fund........................  54
Residual Certificates...............  72
Securities Insurance Policy.........  53
Senior Certificates.................  55
Servicer Termination Events.........  47
Servicing Advances..................  40
Servicing Fee.......................  44
Spread Account......................  54
Subordinated Certificates...........  55
Subsequent Mortgage Loans...........  42
Tiered REMICs.......................  73

                         EQCC ASSET BACKED TRUST 2001-1F
                                     Issuer

                          EQCC Receivables Corporation
                                    Depositor

                             EquiCredit Corporation
                                   of America
                                   as Servicer

                                 $7,089,867,488
                                  (Approximate)

                         EQCC Asset Backed Certificates
                                 Series 2001-1F
                              Class A Certificates

                               ___________________


                              PROSPECTUS SUPPLEMENT

                               ___________________

                  You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. No one has been authorized to provide you with different information.

                  The offered Certificates are not being offered in any state where the offer is not permitted.

                  The Depositors do not claim the accuracy of the information in this Prospectus Supplement and the accompanying Prospectus as of any date other than the dates stated on their respective covers.

                  Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered Certificates will deliver a Prospectus Supplement and Prospectus until ninety days following the date of this Prospectus Supplement.

                                DECEMBER 13, 2001